  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 1998.


                                                        FILE NO. 333-44041
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                            AMENDMENT NO. 1 TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                          VIALOG CORPORATION (ISSUER)
                       TELEPHONE BUSINESS MEETINGS, INC.
                     CONFERENCE SOURCE INTERNATIONAL, INC.
                               CALL POINTS, INC.
                     KENDALL SQUARE TELECONFERENCING, INC.
                      AMERICAN CONFERENCING COMPANY, INC.
                                      AND
              COMMUNICATION DEVELOPMENT CORPORATION (GUARANTORS)
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                ---------------
      MASSACHUSETTS                                          04-3305282
         DELAWARE                                            52-1555751
         GEORGIA                                             58-1982276
         DELAWARE                                            04-3346499
      MASSACHUSETTS                                          04-2956637
         DELAWARE                                            04-3345059
       CONNECTICUT                   4813                    06-1327493
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL      (IRS EMPLOYER
       JURISDICTION       CLASSIFICATION CODE NUMBER)  IDENTIFICATION NUMBER)
   OF INCORPORATION OR
      ORGANIZATION)
                   10 NEW ENGLAND BUSINESS CENTER, SUITE 302
                               ANDOVER, MA 01810
                                (978) 975-3700
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                                GLENN D. BOLDUC
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              VIALOG CORPORATION
                   10 NEW ENGLAND BUSINESS CENTER, SUITE 302
                               ANDOVER, MA 01810
                                (978) 975-3700
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:
         DAVID L. LOUGEE, ESQ.                LAWRENCE A. LAROSE, ESQ.
      JEFFREY L. DONALDSON, ESQ.            CADWALADER, WICKERSHAM & TAFT
 MIRICK, O'CONNELL, DEMALLIE & LOUGEE,             100 MAIDEN LANE
                  LLP                         NEW YORK, NEW YORK 10038
         1700 BANKBOSTON TOWER                     (212) 504-6000
           100 FRONT STREET
  WORCESTER, MASSACHUSETTS 01608-1477
            (508) 791-8500
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the Registration Statement becomes effective.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
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
                                            PROPOSED       PROPOSED
                               AMOUNT       MAXIMUM        MAXIMUM
  TITLE OF EACH CLASS OF        TO BE    OFFERING PRICE   AGGREGATE       AMOUNT OF
SECURITIES TO BE REGISTERED  REGISTERED     PER UNIT    OFFERING PRICE REGISTRATION FEE
---------------------------------------------------------------------------------------
 12 3/4% Senior Notes due
  2001..................     $75,000,000      100%       $75,000,000      $22,728(1)
---------------------------------------------------------------------------------------
 Guarantees(2)..........         --            --             --              --

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Previously filed.

(2) Guarantees by subsidiaries of the Registrant of the payment of the principal and interest on the 12 3/4% Senior Notes due 2001. Pursuant to Rule 457(n), no additional fee is required.

                                ---------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED FEBRUARY 10, 1998

PROSPECTUS


                                     LOGO

                               OFFER TO EXCHANGE

              $75,000,000 12 3/4% SENIOR NOTES DUE 2001, SERIES B
                                      FOR
              $75,000,000 12 3/4% SENIOR NOTES DUE 2001, SERIES A

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON MARCH 26,
                           1998, UNLESS EXTENDED

 THE 12 3/4% SENIOR NOTES DUE 2001, SERIES B WILL BE FULLY AND UNCONDITIONALLY
     GUARANTEED ON A JOINT AND SEVERAL BASIS BY THE SUBSIDIARIES OF VIALOG
                                  CORPORATION

                                  -----------

  VIALOG Corporation, a Massachusetts corporation (the "Company"), is hereby offering (the "Offering"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount of its 12 3/4% Senior Notes due 2001, Series B (the "Exchange Notes"), the offer and sale of which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (defined below) of which this Prospectus constitutes a part, for each $1,000 principal amount of its outstanding 12 3/4% Senior Notes due 2001, Series A (the "Old Notes"), of which $75,000,000 in principal amount are outstanding. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes except for certain transfer restrictions and registration rights relating to the Old Notes. The Exchange Notes will evidence the same debt as the Old Notes and will be issued under and be entitled to the benefits of the Indenture (defined below). The Exchange Notes and the Old Notes are collectively referred to as the "Notes."

                                                  (Cover continued on next page)

                                  -----------

  SEE "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  -----------


                  THE DATE OF THIS PROSPECTUS IS       , 1998.

                               ----------------

  VIALOG Group Communications is a service mark of VIALOG Corporation. ProShare is a registered trademark of Intel Corporation. NetMeeting is a registered trademark of Microsoft Corporation. All other trademarks or trade names referred to in this Prospectus are the property of their respective owners.

  The Notes will be senior unsecured obligations of the Company, ranking pari passu in right of payment with all Senior Indebtedness (defined below) of the Company and senior to all future Subordinated Indebtedness (defined below) of the Company. The Notes will be unconditionally and fully guaranteed (the "Subsidiary Guarantees") on a senior unsecured basis by the Company's principal operating subsidiaries, which comprise all of the Company's direct and indirect subsidiaries (the "Subsidiary Guarantors"), and the Subsidiary Guarantees will rank pari passu in right of payment with all Senior Indebtedness of the Subsidiary Guarantors and senior to all future Subordinated Indebtedness of the Subsidiary Guarantors. The Subsidiary Guarantees may be released only in the event of a sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a particular Subsidiary Guarantor to an entity which is not a subsidiary of the Company. The Notes and Subsidiary Guarantees will be effectively subordinated to Secured Indebtedness of the Company and the Subsidiary Guarantors, respectively, to the extent of any security interest in assets of the Company and Subsidiary Guarantors, including any Indebtedness under the Senior Credit Facility (defined below), which is secured by liens on substantially all of the assets of the Company and the Subsidiary Guarantors. At September 30, 1997, giving pro forma effect to the Acquisitions (defined below) and the related financings (but not giving effect to the financing under the Senior Credit Facility), the Notes and the Subsidiary Guarantees would have been effectively subordinated to approximately $1.3 million of Secured Indebtedness of the Company and the Subsidiary Guarantors. The indenture governing the Notes (the "Indenture") will permit the Company and its subsidiaries to incur additional Indebtedness in the future, subject to certain limitations. In the event of a Change of Control, the Company will be required, subject to certain conditions, to make an offer to purchase all of the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase. There can be no assurance that in the event of a Change of Control the Company will have or will have access to sufficient funds to repurchase the Notes. See "Description of Notes--Ranking and Guarantees," "--Change of Control" and "--Certain Definitions."

  The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the date the Exchange Offer expires, which will be March 26, 1998, unless the Exchange Offer is extended. See "The Exchange Offer--Expiration Date; Extensions; Amendments." Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date (defined below), unless previously accepted for exchange. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreement (defined below). Old Notes may be tendered only in denominations of $1,000 principal amount and integral multiples thereof. The Company has agreed to pay the expenses of the Exchange Offer. See "The Exchange Offer."

  The Exchange Notes will bear interest at the rate of 12 3/4% per annum, payable semi-annually on May 15 and November 15 of each year, commencing May 15, 1998. Holders of Exchange Notes of record on May 1, 1998 will receive interest on May 15, 1998 from the date of the exchange of the Exchange Notes for the Old Notes, plus an amount equal to the accrued interest on the Old Notes from the date of issuance of the Old Notes (November 12, 1997) to the date of exchange thereof. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

  The Old Notes were sold by the Company on November 12, 1997 to the Initial Purchaser (defined below) in a transaction not registered under the Securities Act in reliance upon Section 4(2) of the Securities Act. The Old Notes were thereupon offered and sold by the Initial Purchaser only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and to a limited number of institutional "accredited investors" (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act), each of whom agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Old Notes may not be offered, resold or otherwise transferred unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement entered into with the

Initial Purchaser in connection with the offering of the Old Notes. See "The Exchange Offer," "Description of Notes," and "Registration Rights; Additional Interest."

  Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission" or "SEC") to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13,
1988), Morgan Stanley & Co. Inc., SEC No-Action Letter (available June 5,
1991) (the "Morgan Stanley Letter") and Mary Kay Cosmetics, Inc., SEC No-Action Letter (available June 5, 1991), the Company believes that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the respective holders thereof (other than a "Restricted Holder," being (i) a broker-dealer who purchased Old Notes exchanged for such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of such Exchange Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Holders who tender Old Notes in the Exchange Offer with the intention to participate in a distribution of the Exchange Notes may not rely upon the Morgan Stanley Letter or similar no-action letters. See "The Exchange Offer-- General." Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations). This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus and any amendment or supplement to this Prospectus available to any broker-dealer for use in connection with any such resale for a period of up to 180 days after consummation of the Exchange Offer. See "Plan of Distribution."

  The Company will not receive any proceeds from the Exchange Offer.

  The Exchange Notes will constitute a new issue of securities with no established trading market, and there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes or as to the ability of or price at which the holders of Exchange Notes would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including, among others, prevailing interest rates, the Company's operating results and the market for similar securities. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange. Jefferies & Company, Inc. (the "Initial Purchaser") has informed the Company that it currently intends to make a market for the Exchange Notes. However, it is not so obligated, and any such market making may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND ONE TO
US.

                             AVAILABLE INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-4 (which term shall encompass any amendment thereto) under the Securities Act, for the registration of the Exchange Notes offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the financial statement schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including the financial statement schedules and exhibits filed as a part thereof. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits thereto filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661-2511. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition the Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information filed electronically by the Company with the Commission which can be accessed over the Internet at http://www.sec.gov.

  As a result of this Exchange Offer the Company will be subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith will file reports and other information with the Commission. As long as the Company is subject to such periodic reporting and informational requirements, it will furnish all reports and other information required thereby to the Commission and pursuant to the Indenture will furnish copies of such reports and other information to the Trustee (defined below) and the holders of Notes.

  The Company has agreed that, whether or not it is required to do so by the rules and regulations of the SEC (and within 15 days of the date that is or would be prescribed thereby), for so long as any of the Notes remain outstanding, it will furnish to the holders of Notes (excluding exhibits which will be available upon request) and file with the SEC (unless the SEC will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available, upon request, to any prospective purchaser of the Notes and beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act. Information may be obtained from the Company at 10 New England Business Center, Suite 302, Andover, Massachusetts 01810 (telephone number: (978) 975-3700), Attention: Corporate Treasurer.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE EXCHANGE AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR

THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               PROSPECTUS SUMMARY

  On November 12, 1997, VIALOG Corporation acquired, in separate transactions (the "Acquisitions"), six private conference service bureaus (each, an "Acquired Company" and, collectively, the "Acquired Companies") in exchange for cash and shares of its Common Stock. Unless otherwise indicated, (i) all information in this Prospectus gives effect to the Acquisitions and the transactions described under "Organization and Acquisition of the Acquired Companies"; (ii) all references to "VIALOG Corporation" mean VIALOG Corporation as a stand alone entity and (iii) all references to "VIALOG" or the "Company" refer to VIALOG Corporation and include its consolidated subsidiaries. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the pro forma combined and individual historical financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, all share, per share and financial information set forth in this Prospectus has been adjusted to give effect to the Acquisitions. Investors are urged to read this Prospectus in its entirety, including, without limitation, the information set forth under "Risk Factors."

                                  THE COMPANY

  VIALOG is a leading independent provider of electronic group communications services, consisting primarily of operator-assisted audio teleconferencing, as well as video, data and unattended audio teleconference services. The Company has one of the largest and most geographically diverse networks of sales and operations centers focused solely on the electronic group communications market, and has approximately 6,500 ports of teleconferencing capability (one "port" is required for each conference participant) and state-of-the-art digital conferencing technology. The Company believes it differentiates itself from its competitors by providing superior customer service and support, as well as an extensive range of enhanced and customized communications solutions. Combining these capabilities with targeted marketing and relationship selling has allowed the Company to capitalize on the growth in the developing teleconferencing services industry and to build a large, stable client base of approximately 5,000 customers representing what the Company estimates to be over 30,000 accounts. The Company's customer base is diverse, ranging from Fortune 500 companies to medium and small businesses and institutions. Customers also include certain major long distance telecommunications providers which have outsourced their teleconferencing services to VIALOG.

  The Company facilitates effective teleconferences through a combination of technology, enhanced services and superior customer service. Operator-assisted audio teleconferencing is the cornerstone of the Company's business and the principal service which builds customer loyalty. The Company also offers enhanced services such as digital replay of teleconferences, broadcast fax and fulfillment services such as follow-up mailings or calls. Additionally, the Company offers customized communications solutions, which include event planning, auction formats, coaching and event rehearsal services. The Company derived approximately 97% and 3% of its 1996 net revenues from audio teleconference services and related customized and enhanced services, respectively.

  The Acquired Companies had a combined compound annual growth rate in net revenues of 27.3% during the three-year period ended December 31, 1996 and pro forma combined net revenues of $28.3 million in 1996. The Company believes that the combination of the Acquired Companies offers a number of significant synergies that will contribute to VIALOG's continued growth in net revenues and cash flow. These synergies include operating efficiencies such as reduced costs for long distance charges, equipment and employee benefits. The Company also expects to benefit from significantly enhanced marketing power by creating the critical mass necessary to develop a brand name effectively, implement a national selling strategy and offer a wide range of teleconference services. The Company intends to establish its brand, VIALOG, as synonymous with superior electronic group communications services. The Company also intends to capitalize on strong industry fundamentals by leveraging its service capabilities, targeted selling approach and unique industry position to continue to increase penetration of its existing customer base and to attract new customers, including those long distance service providers that decide to outsource their teleconferencing services. In addition to internal growth, the Company believes there is substantial opportunity to consolidate the industry further through future acquisitions.

  The Company's executive offices are located at 10 New England Business Center, Suite 302, Andover, Massachusetts 01810, and its telephone number is
(978) 975-3700.

INDUSTRY OVERVIEW

  According to estimates from industry sources, the market for domestic audio teleconferencing services was approximately $1.7 billion in 1996, having more than doubled in size from $700 million in 1992. Prior to 1984, audio teleconferencing was generally considered ineffective because only one person could speak at a time. With the introduction of Multipoint Control Unit ("MCU" or "bridge") technology in 1984, the industry then began to develop rapidly. Demand for audio teleconferencing has continued to grow due to technological advances that have increased the quality and number of available conferencing features, the globalization of business operations and the increased acceptance of audio teleconferencing as an effective business tool. Audio teleconferencing remains the most effective method to facilitate multiparty communications with participants in different locations, particularly since the only hardware required of consumers is the telephone.

  A future driver of industry growth is expected to be video and data teleconferencing. According to industry sources, total video and data teleconferencing service revenues were estimated to be $99 million and $150 million, respectively, in 1996. The adoption of new international standards, rapid deployment of new technology and hardware, increased availability of bandwidth and introduction of new Internet applications are all expected to drive significant growth in these markets.

  Competitors in the teleconferencing services industry include (i) the inter-exchange carriers ("IXCs"), or long distance telephone companies, which are the largest service providers in the industry and do not generally market teleconferencing services separately, but rather offer such services in conjunction with long distance service sales, (ii) approximately 25 private conference service bureaus ("PCSBs") (excluding the Acquired Companies), which are generally smaller companies that focus on audio teleconferencing, and (iii) the independent local exchange carriers ("LECs") which, like the IXCs, offer teleconferencing as one of many services. The IXCs have generally been de-emphasizing operator-assisted services and are increasingly implementing automated systems. The Company believes this trend offers opportunity for those companies which are focused solely on teleconferencing and which can obtain lower labor costs and offer higher levels of customer service.

  In addition, it is expected that certain or all of the Regional Bell Operating Companies ("RBOCs") will be allowed to provide long distance services under the Telecommunications Act of 1996. The Company believes that the entry of the RBOCs represents a significant opportunity for VIALOG's outsourcing business as these companies may choose to outsource their teleconferencing requirements in order to gain rapid market entry and to avoid development of internal teleconferencing capabilities. The Company has received requests for proposals from four of the five RBOCs and believes that it is well-positioned to be competitive in obtaining outsourced teleconferencing business since it
(i) is not a competitor with IXCs or LECs in the long distance markets or with the RBOCs, (ii) has the capacity and resources to handle significant teleconferencing volume, and (iii) already has experience in providing services on an outsourced basis.

COMPETITIVE STRENGTHS

  The Company believes that several characteristics differentiate it from many of its competitors, including:

  Diverse and stable customer base. The Company has a diverse base of customers that numbered approximately 5,000 in 1996, with only one customer (at less than 11%) representing greater than 10% of net revenues and the Company's top ten customers representing less than 28% of net revenues. The Company believes that it has created strong customer loyalty for its services through its emphasis on superior customer service and the importance of such service to its clients. This loyalty is demonstrated by VIALOG's record of attracting and retaining significant clients, with low customer turnover. The Company estimates that it experienced a "churn" rate of less than 3% during 1995 and 1996 and that approximately 65% of its revenue growth in 1996 came from existing customers.

  Unique industry position. VIALOG believes that it is positioned as one of the largest and most geographically diverse companies in the industry which focuses solely on electronic group communications. The Company's largest competitors are long distance service providers for whom teleconferencing represents only a small fraction of their total revenues. Therefore, VIALOG can focus its capabilities and resources solely on teleconferencing, including its information systems, capital equipment, hiring practices, training and marketing. The Company believes this focus offers significant flexibility and competitive advantages in responding to the needs of customers. VIALOG is also well situated to obtain future outsourcing contracts from long distance service providers which the Company believes are reluctant to outsource to a long distance service competitor, and would prefer to outsource to a larger, independent group communications company with experience in managing the outsourcing process.

  Superior customer service capabilities. The Company believes that it has a core competency in its customer service capabilities, which stress operator training, personalized service and anticipation of customer needs. VIALOG has developed and refined the technological capabilities, procedures and management information systems necessary to provide superior customer service, a factor that is critical to both customer retention and new business. An example of these capabilities is the Company's proprietary billing system for outsourced services. The Company believes that no competitor can currently match the flexibility of this system in meeting customer needs.

  Broad range of services. The Company believes that it offers the most comprehensive selection of audio, video and data teleconferencing services in its industry, providing it with significant marketing advantages. VIALOG offers the features and pricing options to meet a wide variety of customer needs. The Company intends to remain at the forefront of the electronic group communications industry by continuing to augment its existing service offerings through the development and introduction of additional enhanced services and customized communications solutions.

  Experienced management team. VIALOG has one of the most experienced management teams in the teleconferencing industry. The top 10 managers of the Company have on average 14 years of experience within the teleconferencing/telecommunications industry. This experience is critical to the Company's ability to implement its business strategy, respond to industry trends and to identify and consummate acquisition opportunities.

STRATEGY

  The Company's objective is to build upon its position as a leading independent provider of electronic group communications services. Management plans to achieve this goal by implementing the following initiatives:

  Create a national brand identity. The Company intends to establish its brand, VIALOG, as synonymous with expertise in, and a focus on, electronic group communications. The Company intends to distinguish its brand from those of the IXCs and other competitors through the Company's responsive customer service, focused service offerings and selling strategy.

  Establish a national sales network. VIALOG's regional salesforce and targeted selling approach have been very successful and the Company believes that substantial opportunity exists to develop new accounts and increase usage at existing accounts through expanded coverage and establishment of a new national accounts group. The Company intends to expand its current salesforce to establish a national sales network of approximately 40 salespeople to be deployed throughout the United States. The Company also intends to leverage this salesforce to market its services vertically within select industries, such as pharmaceutical, finance, and technology, in order to capitalize on its industry-specific knowledge.

  Capitalize on opportunities to provide outsourced services. The Company intends to expand its customer base for outsourced services to include additional IXCs and independent LECs. VIALOG currently provides outsourcing services for several long distance providers and believes the broad trend among long distance providers generally to outsource services such as telemarketing and billing is likely to extend to teleconferencing as these companies continue to move away from labor-intensive activities due to their relatively high labor costs. Additionally, management intends to capitalize on its outsourcing experience, service capabilities and position as an independent service provider to obtain outsourcing contracts from the RBOCs should they become long distance providers.

  Expand through acquisitions. One element of the Company's strategy is to continue consolidating the electronic group communications services industry in order to increase market share, broaden geographic coverage and add new service offerings. The Company will seek to acquire companies that provide high quality service, have a significant customer base and utilize high quality technology. The Company believes its acquisition experience and its knowledge of the industry will be instrumental in identifying and successfully negotiating additional acquisitions.

  Capitalize on consolidation benefits. The Company expects to capitalize on the benefits of its increased size, the combined experience of the Acquired Companies and its diverse customer base. The Company believes the combination will offer significant marketing benefits by creating a critical mass that will enhance the Company's capacity and appeal to customers. The Company believes that its increased size will also result in stronger bargaining power in areas such as long distance telecommunications, equipment, employee benefits and marketing. The Company intends to improve allocation of personnel and equipment and to streamline internal practices through coordination among the Acquired Companies. Management also intends to cross-market, maximize capacity utilization and integrate pricing strategies.

  There can be no assurance that the Company will achieve its objective or be successful in integrating the operations of the Acquired Companies. See "Risk Factors."

                                THE ACQUISITIONS

  On November 12, 1997, VIALOG acquired (i) by merger, all of the issued and outstanding stock of five Acquired Companies, and (ii) by purchase, the assets of one Acquired Company. The aggregate consideration paid by VIALOG Corporation for the Acquisitions was 559,330 shares of Common Stock, approximately
$53.0 million in cash and approximately $925,000 in cash related to tax reimbursements.

                   THE PRIVATE PLACEMENT AND USE OF PROCEEDS

  The Old Notes were sold by the Company on November 12, 1997 to the Initial Purchaser (the "Private Placement") and were thereupon offered and sold by the Initial Purchaser only to certain qualified buyers. The $72.0 million net proceeds received by the Company in connection with the sale of the Old Notes and warrants (the "Warrants") to purchase an aggregate of 756,645 shares of the Company's common stock, $.01 par value ("Common Stock") were used to finance the cash portion of the purchase price for the Acquisitions and certain related expenses, to repay outstanding indebtedness, make capital expenditures and provide working capital for the Company. The Warrants have an exercise price of $.01 per share, and are exercisable at any time prior to the maturity date of the Notes. The Warrants are not being registered in the Exchange Offer, but are subject to a registration rights agreement. See "Private Placement," "Capitalization" and "Description of Capital Stock and Warrants." The Company has accepted a proposal for a commitment for senior bank financing consisting of a revolving credit, term loan and capital expenditures facility in the aggregate principal amount of $15.0 million (the "Senior Credit Facility"), the terms of which are presently under negotiation. The Senior Credit Facility will be used to provide liquidity and fund future working capital requirements of the Company. See "Description of Senior Credit Facility."

                               THE EXCHANGE OFFER

  The Exchange Offer relates to the exchange of up to $75.0 million principal amount of Exchange Notes for up to $75.0 million principal amount of Old Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes except that the Exchange Notes have been registered under the Securities Act and will not contain certain transfer restrictions and hence are not entitled to registration rights. The Exchange Notes will evidence the same debt as the Old Notes and will be issued under and be entitled to the benefits of the Indenture governing the Old Notes. See "Description of Notes."

The Exchange Offer..........  Pursuant to a registration rights agreement (the
                              "Registration Rights Agreement") by and among the Company, the Subsidiary Guarantors and the Ini-tial Purchaser, the Company agreed to (i) file a registration statement with the Commission (the "Exchange Offer Registration Statement") with re-spect to an offer to exchange the Old Notes (the "Exchange Offer") for senior debt securities of the Company with terms substantially identical to the Old Notes (the "Exchange Notes") (except that the Exchange Notes generally will not contain terms with respect to transfer restrictions) within 60 days after the date of original issu-ance of the Old Notes and (ii) use its best ef-forts to cause such registration statement to be-come effective under the Securities Act within 120 days after such issue date. The Registration Statement of which this Prospectus is a part con-stitutes such Exchange Offer Registration State-ment. If applicable law or interpretations of the staff of the Commission do not permit the Company to consummate the Exchange Offer, or if certain holders of the Old Notes notify the Company that they are not permitted to participate in, or would not receive freely tradable Notes pursuant to, the Exchange Offer, the Company will use its best efforts to cause to become effective a reg-istration statement (the "Shelf Registration Statement") with respect to the resale of the Old Notes and to keep the Shelf Registration State-ment effective until three years after the date of original issuance of the Old Notes. The inter-est rate on the Old Notes is subject to increase under certain circumstances if the Company is not in compliance with its obligations under the Reg-istration Rights Agreement. See "Registration Rights; Additional Interest."

                              Each $1,000 principal amount of Exchange Notes will be issued in exchange for each $1,000 prin-cipal amount of outstanding Old Notes. As of the date hereof, $75.0 million principal amount of Old Notes are issued and outstanding. The Company will issue the Exchange Notes to tendering hold-ers of Old Notes on or promptly after the Expira-tion Date.

Resale......................  The Company believes that the Exchange Notes is-
                              sued pursuant to the Exchange Offer generally will be freely transferable by the holders thereof without registration or any prospectus delivery requirement under the Securities Act. See "The Exchange Offer--General" and "Plan of Distribution."

                              The Old Notes were not registered under the Secu-rities Act and unless so registered many not be offered or sold except pursuant to an exemption from, or in a transaction not sub-ject to, the registration requirements of the Se-curities Act. See "Transfer Restrictions on the Old Notes".

Expiration Date.............
                              5:00 p.m., New York City time, on March 26, 1998, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date to which the Exchange Offer is extended. See "The Exchange Offer--Expiration Date; Extensions; Amendments."

Procedures for Tendering      Each holder of Old Notes wishing to accept the
 Old Notes..................  Exchange Offer must complete, sign and date the
                              Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, to-gether with the Old Notes to be exchanged and any other required documentation to the Exchange
                              Agent at the address set forth herein and there-in. Certain brokers, dealers, commercial banks, trust companies and other nominees may effect tenders by book-entry transfer, including an Agent's Message (defined below) in lieu of a Let-ter of Transmittal. See "The Exchange Offer--Pro-cedures for Tendering."

Special Procedures for
 Beneficial Holders.........  Any beneficial holder whose Old Notes are regis-
                              tered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender in the Exchange Offer should contact such registered holder promptly and in-struct such registered holder to tender on bene-ficial holder's behalf. If such beneficial holder wishes to tender directly, such beneficial holder must, prior to completing and executing the Let-ter of Transmittal and delivering the Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time. See "The Exchange Offer--Procedures for Tendering."

Guaranteed Delivery           Holders of Old Notes who wish to tender their Old
 Procedures.................  Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, or who cannot complete the pro-cedure for book-entry transfer on a timely basis, must tender their Old Notes according to the guaranteed delivery procedures set forth in "The
                              Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights...........  Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date, unless previously accepted for exchange. See "The Ex-change Offer--Withdrawal of Tenders."

Termination of the Exchange   The Company may terminate the Exchange Offer if
 Offer......................  it determines that the Exchange Offer violates any applicable law or interpretation of the staff of the SEC. Holders of Old Notes will have cer-tain rights against the Company under the Registration Rights
                              Agreement should the Company fail to consummate the Exchange Offer. See "The Exchange Offer--Ter-mination" and "Registration Rights; Additional
                              Interest."

Acceptance of Old Notes and
 Delivery of Exchange         Subject to certain conditions (as summarized
 Notes......................  above in "Termination of the Exchange Offer" and described more fully in "The Exchange Offer--Ter-mination"), the Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New
                              York City time, on the Expiration Date. The Ex-change Notes issued pursuant to the Exchange Of-fer will be delivered promptly following the Ex-piration Date. See "The Exchange Offer--General."

Exchange Agent..............  State Street Bank and Trust Company is serving as exchange agent (the "Exchange Agent") in connec-tion with the Exchange Offer. The mailing and hand delivery address of the Exchange Agent is:
                              State Street Bank and Trust Company, Corporate Trust Department, Two International Place, Boston Massachusetts 02110 Attention: Sandy Wong. For information with respect to the Exchange Offer, the telephone number for the Exchange Agent is
                              (617) 664-5665 and the facsimile number for the Exchange Agent is (617) 664-5150. See "The Exchange Offer--Exchange Agent."

Use of Proceeds.............  There will be no cash proceeds payable to the
                              Company from the issuance of the Exchange Notes pursuant to the Exchange Offer. See "Use of Pro-ceeds." For a discussion of the use of the net proceeds received by the Company from the sale of the Old Notes, see "Private Placement."

THE NOTES:

Maturity Date...............  November 15, 2001

Interest Rate and Payment     The Notes will bear interest at the rate of 12
 Dates......................  3/4% per annum. Interest will accrue from the Is-
                              sue Date and will be payable semi-annually in cash on May 15 and November 15 of each year, com-mencing on May 15, 1998.

                              Holders of Exchange Notes of record on May 1, 1998 will receive interest on May 15, 1998 from the date of the exchange of the Exchange Notes for the Old Notes, plus an amount equal to the accrued interest on the Old Notes from the date of issuance of the Old Notes (November 12, 1997) to the date of exchange thereof. Consequently, assuming the Exchange Offer is consummated prior to the record date in respect of the May 15, 1998 interest payment for the Old Notes, holders who exchange their Old Notes for Exchange Notes will receive the same interest payment on May 15, 1998 that they would have received had they not ac-cepted the Ex-change Offer. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes. See "The Exchange Offer-- Interest on the Exchange Notes."

Optional Redemption.........  The Notes will be redeemable, in whole or in part, at the option of the Company at any time on or after November 15, 1999 at the redemption prices set forth herein, plus accrued and unpaid interest thereon, if any, to the redemption date. Prior to November 15, 1999, the Company may re-deem up to 35% of the aggregate principal amount of Notes originally issued, in whole or in part, from time to time, at 112.75% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net pro-ceeds of a Public Equity Offering; provided that at least 65% in aggregate principal amount of Notes originally issued remains outstanding imme-diately after such redemption. In addition, at any time prior to November 15, 1999, the Company may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes plus the appli-cable premium. See "Description of Notes--Op-tional Redemption."

Change of Control...........  In the event of a Change of Control, each Holder of the Notes will have the right to require the Company, subject to certain conditions, to make an offer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase. See "Description of Notes-- Change of Control."

Ranking and Guarantees......  The Notes will be senior unsecured obligations of the Company that will rank senior in right of payment to all Subordinated Indebtedness (defined below) of the Company. The Notes will rank pari passu in right of payment to all existing and fu-ture Senior Indebtedness (defined below) of the Company. The Notes are unsecured, and holders of secured Indebtedness of the Company or its Sub-sidiaries will effectively rank prior to Holders of the Notes with respect to the assets securing such Indebtedness. The Notes will be uncondition-ally guaranteed on a senior basis by each of the Company's Subsidiary Guarantors. The guarantee of each such Subsidiary Guarantor will rank pari passu in right of payment to all existing and fu-ture Senior Indebtedness of such Subsidiary Guar-antor. The Indenture will permit the Company and its subsidiaries to incur additional indebtedness under certain circumstances. See "Description of Notes--Ranking and Guarantees" and "Description of Senior Credit Facility."

                              The Subsidiary Guarantees may be released under the following circumstances: A Subsidiary Guaran-tee may be terminated upon the sale or disposi-tion (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor to an entity which is not a subsidiary of the Compa-ny, provided that (i) such transaction complies with the Indenture (including, without limita-tion, provi-sions relating to asset sales, and sale leaseback transactions, and additional subsidiary guaran-
                              tees) and (ii) such termination shall occur only to the extent that all obligations of such Sub-sidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any other in-debtedness of the Company shall also terminate upon such release, sale or transfer. See "De-scription of Notes--Ranking and Guarantees" and "--Certain Definitions."

Certain Covenants...........
                              The Indenture contains certain covenants that, among other things, limit the ability of the Com-pany and its Subsidiaries to pay dividends or make distributions with respect to the Company's capital stock or make certain other restricted payments, to incur Indebtedness, to create liens, to issue and sell capital stock of Subsidiaries, to sell assets, to permit restrictions on divi-dends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates, or to engage in certain businesses. See "Description of Notes-- Certain Covenants."

Original Issue Discount.....  The Notes will be issued with original issue dis-
                              count for federal income tax purposes. See "Cer-tain Federal Income Tax Consequences."

                                  RISK FACTORS

  An investment in the Notes involves certain risks that should be considered by a potential investor. See "Risk Factors."

                        SUMMARY PRO FORMA FINANCIAL DATA

  On November 12, 1997, VIALOG Corporation consummated agreements to acquire the six Acquired Companies simultaneously with and as a condition to the consummation of the Private Placement. The following summary unaudited pro forma financial data presents certain data for the Company, as adjusted for (i) the effects of the Acquisitions on an historical basis, (ii) the effects of certain pro forma adjustments to the historical financial statements, and (iii) the consummation of the Private Placement. The pro forma combined statement of earnings data and the pro forma combined balance sheet data assume that the Acquisitions occurred on January 1, 1996 and September 30, 1997, respectively, and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results. The pro forma combined financial information (i) is based on preliminary estimates, available information and certain assumptions that management deems appropriate and (ii) should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. See "Selected Financial Data" and the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                     PRO FORMA
                                      ----------------------------------------
                                         YEAR ENDED       NINE MONTHS ENDED
                                      DECEMBER 31, 1996   SEPTEMBER 30, 1997
                                      ----------------- ----------------------
                                               (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA (UNAU-
 DITED) (1):
Net revenues.........................     $ 28,298             $26,351
Gross profit (2).....................       13,487              12,655
Selling, general and administrative
 expenses (3)........................        9,425              10,635
Amortization of intangible assets
 (4).................................        2,809               2,107
                                          --------             -------
Operating income (loss)..............        1,253                 (87)
Interest expense, net................      (12,637)             (9,596)
                                          --------             -------
Loss before income taxes.............      (11,384)             (9,683)
Income tax benefit...................         (540)                --
                                          --------             -------
Net loss.............................     $(10,844)            $(9,683)
                                          ========             =======
OTHER FINANCIAL DATA (UNAUDITED):
EBITDA(5)............................     $  6,036             $ 3,825
Ratio of earnings to fixed charges
 (6).................................        0.10x                 N/A
                                                              PRO FORMA
                                                        SEPTEMBER 30, 1997 (7)
                                                        ----------------------
                                                        (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA (UNAUDITED):
Cash and cash equivalents..............................        $11,829
Working capital........................................         10,641
Total assets...........................................         84,016
Total debt, including current portion (8)..............         71,906
Stockholders' equity (8)...............................          5,674

--------
(1) Computed on the basis described in Notes 4 and 5 to the Unaudited Pro Forma Combined Financial Statements. The pro forma statement of operations data does not include a one-time charge of approximately $8.0 million for in-process research and development expense.
(2) Reflects a reduction of approximately $1.0 million and $1.1 million for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, in long distance charges as a result of

                                         (footnotes continued on following page)
   contracts currently available or recently entered into by certain of the Acquired Companies as if such contracts had been in effect as of January 1, 1996.
(3) Reflects certain reductions of approximately $586,000 and $247,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997 in compensation for the owners and certain key employees and consultants of the Acquired Companies to specified amounts that the individuals agreed to accept subsequent to the Acquisitions. Additionally, the nine month period ended September 30, 1997 includes a non-recurring charge of approximately $2.2 million related to an offering of Common Stock which was terminated in early 1997.
(4) Reflects amortization of intangible assets to be recorded as a result of the Acquisitions over periods ranging from 6 to 20 years and computed on the basis described in Notes 3, 4(b) and 5(f) to the Unaudited Pro Forma Combined Financial Statements.
(5) EBITDA represents income from continuing operations before income taxes, depreciation and amortization. EBITDA is frequently used by securities analysts and is presented here to provide additional information about the Company's operations. EBITDA is not a measurement presented in accordance with generally accepted accounting principles and should not be considered as an alternative to net income as a measure of operating results or as an alternative to cash flows as a better measure of liquidity.
(6) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense.
    Earnings were not sufficient on a pro forma basis for the year ended December 31, 1996 and the nine months ended September 30, 1997 to cover fixed charges. The deficiencies were $11.4 million and $9.7 million for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.
(7) Computed on the basis described in Notes 3 and 4 to the Unaudited Pro
    Forma Combined Financial Statements.
(8) Under generally accepted accounting principles, approximately $4.4 million of the proceeds from the Private Placement has been allocated to the fair value of the Warrants and approximately $70.6 million has been allocated to the Notes. In addition, $1.7 million of the total estimated fair value of certain warrants issued in connection with the Private Placement have been allocated to debt issuance costs.

              SUMMARY HISTORICAL INDIVIDUAL COMPANY FINANCIAL DATA

  The following table presents summary statement of financial data for VIALOG Corporation and each of the Acquired Companies (see "The Company" for the complete names of each).

                                                                   NINE MONTHS
                                                  YEAR ENDED          ENDED
                                                 DECEMBER 31,     SEPTEMBER 30,
                                             -------------------- -------------
                                              1994   1995   1996   1996   1997
                                             ------ ------ ------ ------ ------
                                                                   (UNAUDITED)
                                                   (DOLLARS IN THOUSANDS)
VIALOG CORPORATION
  Net revenues.............................. $  N/A $  N/A $  --  $  --  $  --
  Gross profit..............................    N/A    N/A    --     --     --
  Selling, general and administrative ex-
   penses...................................    N/A    N/A  1,308    703  3,898
ACCESS
  Net revenues.............................. $5,114 $6,508 $9,073 $6,606 $9,261
  Gross profit..............................  2,291  3,089  5,002  3,629  4,679
  Selling, general and administrative ex-
   penses...................................  1,745  2,582  3,455  2,255  2,990
CSI
  Net revenues.............................. $2,331 $3,808 $5,868 $4,483 $4,790
  Gross profit..............................    868  1,934  3,088  2,456  2,780
  Selling, general and administrative ex-
   penses...................................    735    940  1,049    888    686
CALL POINTS
  Net revenues.............................. $8,537 $6,852 $7,509 $5,606 $6,230
  Gross profit..............................  2,397  1,521  1,611  1,214  1,467
  Selling, general and administrative ex-
   penses...................................  2,035  1,820  1,873  1,377  1,160
TCC
  Net revenues.............................. $1,515 $2,329 $3,396 $2,501 $3,003
  Gross profit..............................    699  1,200  1,583  1,150  1,353
  Selling, general and administrative ex-
   penses...................................    510    889  1,329    969  1,015
AMERICO
  Net revenues.............................. $  772 $1,227 $1,679 $1,210 $1,581
  Gross profit..............................    437    602    825    579    530
  Selling, general and administrative ex-
   penses...................................    345    514    889    593    840
CDC
  Net revenues.............................. $1,121 $1,131 $1,480 $1,080 $1,486
  Gross profit..............................    412    366    594    465    720
  Selling, general and administrative ex-
   penses...................................    337    377    655    411    442

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

  This Prospectus contains "forward-looking" statements within the meaning of
Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Such risks, uncertainties and other important factors include, among others, general economic and business conditions; industry trends; competition; costs, ability to develop markets, changes in business strategy or development plans, availability of qualified personnel, changes in government regulations and other factors referenced in this Prospectus. Such forward-looking statements are only as of the date of this Prospectus. Discussions containing such forward-looking statements may be found in the material set forth under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Business," and "Description of Notes", as well as elsewhere in this Prospectus. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in this Prospectus. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. Moreover, the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained in this Prospectus to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should note that initial public offerings are excluded from Section 27A of the Securities Act and Section 21E of the Exchange Act.

                                 RISK FACTORS

  Prospective investors should carefully consider the following risk factors, as well as the other information contained in this Prospectus. This Prospectus contains certain forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of any number of factors, including the risk factors set forth below and factors described elsewhere in this Prospectus.

SUBSTANTIAL LEVERAGE AND ABILITY TO SERVICE DEBT

  The Company is highly leveraged, with substantial debt service in addition to operating expenses and planned capital expenditures. At September 30, 1997, after giving pro forma effect to the Acquisitions and the sale of the Notes, the total non-subordinated Indebtedness of the Company would have been approximately $1.3 million. In addition, the Company has accepted a proposal for a commitment for the Senior Credit Facility (a revolving credit, term loan and capital expenditures facility in the aggregate principal amount of $15.0 million). See "--Senior Credit Facility; Effective Subordination," "Description of Senior Credit Facility," and "Description of Notes--Certain Covenants."

  The Acquired Companies have historically operated at substantially lower levels of debt than that at which the Company currently operates. The Company's level of indebtedness will have several important effects on its future operations, including, without limitation, (i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest and principal on its indebtedness, (ii) covenants contained in the Company's Indenture or the Senior Credit Facility will require the Company to meet certain financial tests, and other restrictions will limit its ability to borrow additional funds or to dispose of assets, and may affect the Company's flexibility in planning for, and reacting to, changes in its business, including possible acquisition activities, (iii) the Company's leveraged position will substantially increase its vulnerability to adverse changes in general economic, industry and competitive conditions, and (iv) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate and other purposes may be limited. The Company's ability to meet its debt service obligations and to reduce its total indebtedness will be dependent upon the Company's future performance, which will be subject to general economic, industry and competitive conditions. There can be no assurance that the Company's business will continue to generate cash flow at or above current levels. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt, it may be required, among other things, to seek additional financing in the debt or equity markets, to refinance or restructure all or a portion of its indebtedness, including the Notes, to sell selected assets, or to reduce or delay planned capital expenditures. There can be no assurance that any such measures would be sufficient to enable the Company to service its debt, or that any of these measures could be effected on satisfactory terms, if at all.

SENIOR CREDIT FACILITY; EFFECTIVE SUBORDINATION

  Following completion of the Offering, the Company anticipates entering into the Senior Credit Facility to provide additional liquidity. The Company has accepted a proposal for a commitment for the Senior Credit Facility (a revolving credit, term loan and capital expenditures facility in the aggregate principal amount of $15.0 million). However, the Company has not yet entered into a binding agreement and, accordingly, there can be no assurance that the Company will be able to obtain the Senior Credit Facility described in this Prospectus, or any similar credit facility. As of the date of this Prospectus the Company is negotiating the terms of such agreement. If the Company is unable to obtain the Senior Credit Facility, it may be required to postpone and/or change significant elements of its business strategy. The terms of the proposed commitment for the Senior Credit Facility require a pledge of substantially all of the assets of the Company and the Subsidiary Guarantors. Accordingly, the Notes and Subsidiary Guarantees will be effectively subordinated to the extent of the collateral used to secure such bank indebtedness. In the event of a default on the Notes, or a bankruptcy, liquidation or reorganization of the Company, such assets will be available to satisfy obligations with respect to the indebtedness secured thereby before any payment therefrom could be made on the Notes. See "Description of Senior Credit Facility."

ABSENCE OF CONSOLIDATED OPERATING HISTORY; DIFFICULTY OF INTEGRATING THE ACQUIRED COMPANIES

  VIALOG Corporation was founded on January 1, 1996 and has only conducted operations and generated revenues since November 12, 1997, the date of the Acquisitions. The Acquired Companies operated as separate, independent businesses prior to the closing of the Acquisitions. Additionally, the Company has used the purchase method of accounting to record the Acquisitions. Consequently, the pro forma combined financial information contained in this Prospectus may not be indicative of the Company's future operating results and financial condition. The successful and timely integration of the operations of the Acquired Companies is critical to the Company's future financial performance. To date, the Acquired Companies have used different accounting practices and procedures and management information systems. Until the Company establishes centralized accounting and other administration systems, it will rely on the separate systems of the Acquired Companies. The Company has only very recently established systems and controls at the parent company level and, prior to the Private Placement, had not attempted to prepare financial statements that consolidated the operations of the six Acquired Companies.

  The integration of the operations of the Acquired Companies will require the Company, among other things, to retain key employees, assimilate diverse corporate cultures and manage geographically dispersed operations, each of which could pose significant challenges to the Company and its management. The Company's senior management team has been in place for only a relatively short period of time. The Company's success will depend on the ability of its executive officers to establish and integrate themselves into the Company's daily operations as well as to gain the confidence of the employees of the Acquired Companies. The Company also proposes to adopt certain new business strategies, such as placing greater emphasis on face-to-face sales as opposed to telephone sales, that may be ineffective or more costly than the Company anticipates. There can be no assurance that the Company will be successful in integrating any of the operations of the Acquired Companies or, if integrated, that such combined operations will not demonstrate significant operating inefficiencies. The failure of the Company to integrate the operations of the Acquired Companies successfully could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Billing and Management Information Systems".

RESTRICTIONS ON ABILITY TO MAKE FUNDAMENTAL CHANGES

  The Acquisition agreements place limitations for a two-year period following the closing of the Private Placement on the Company's ability to change the location of the Acquired Company's facilities, physically merge the Acquired Company's operations with another operation, change the position of those employees who are to receive employment agreements pursuant to the Acquisition agreement, reduce the workforce or terminate employees (except as related to employee performance, the contemplated reorganization of the combined sales and marketing staff and the consolidation of certain accounting functions) without the approval of a majority in interest of the former stockholders of the affected Acquired Company. Such limitations could restrict the Company's ability to integrate the operations of the Acquired Companies successfully and could limit the Company's ability to respond to competitive pressures on its labor costs. See "Organization and Acquisition of the Acquired Companies."

PRETAX LOSSES

  One of the Acquired Companies, Americo (defined below), incurred a pretax loss of approximately $323,000 for the nine months ended September 30, 1997. Three of the Acquired Companies, Call Points, Americo and CDC (all defined below), incurred aggregate pretax losses in 1996 of approximately $456,000. Call Points and CDC incurred aggregate pretax losses in 1995 of approximately $399,000. There can be no assurance that such Acquired Companies will achieve profitability in 1997 or thereafter. The failure of such Acquired Companies to achieve profitability will have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION

  The teleconferencing services industry is highly competitive and subject to rapid change. The Company currently competes with the following categories of companies: (i) IXCs, such as AT&T Corporation ("AT&T"), MCI Communications Corporation ("MCI"), Sprint Corporation ("Sprint"), Frontier Corporation ("Frontier") and Cable & Wireless, Inc. ("Cable & Wireless"), and non-facilities based long distance providers, such as Excel Communications, Inc. ("Excel"), (ii) independent LECs, such as GTE Corporation ("GTE") and Southern New England Telephone Company ("SNET"), and (iii) other PCSBs. According to estimates from industry sources, the IXCs serviced approximately 80% of the audio teleconferencing market in 1995. Under the Telecommunications Act of 1996, the RBOCs will also be allowed to provide long distance services upon the satisfaction of certain conditions, which the Company believes will lead to their entry into the teleconferencing market. If the Company is able to expand its video and data teleconferencing service offerings, it will encounter additional competition, not only from existing providers of audio teleconferencing, but also from competitors dedicated to video and/or data teleconferencing.

  Many of the Company's current and potential competitors have substantially greater financial, sales, marketing, managerial, operational and other resources, as well as greater name recognition, than the Company. As a result, potential competitors may be able to respond more effectively than the Company to new or emerging technologies and changes in customer requirements, to initiate or withstand significant price decreases or to devote substantially greater resources than the Company in order to develop and promote new services. Because MCUs are not prohibitively expensive to purchase or maintain, companies previously not involved in teleconferencing could choose to enter the marketplace and compete with the Company. There can be no assurance that new competitors will not enter the Company's markets or that consolidations or alliances among current competitors will not create significant new competition. In order to remain competitive, the Company will be required to provide superior customer service and to respond effectively to the introduction of new and improved services offered by its competitors. Any failure of the Company to accomplish these tasks or otherwise to respond to competitive threats could have a material adverse effect on the Company's business, financial condition and results of operations.

  The Company currently derives approximately 14% of its net revenues from IXCs and LECs which outsource teleconferencing services provided to their respective customers. These telecommunications companies have the financial capability and expertise to deliver these teleconferencing services internally. There can be no assurance that the Company's current IXC and LEC customers will not insource the teleconferencing services currently provided by the Company and pursue such market actively and in direct competition with the Company. Moreover, the Company expects to derive a portion of its future revenues from RBOCs that enter the long distance market and outsource their teleconferencing services. There can be no assurance that the RBOCs will be able to enter the long distance market on a timely basis, if at all; that any RBOC entering the long distance market will offer teleconferencing services; or that any IXC, LEC or RBOC offering such services will outsource services or choose the Company as the provider of such outsourced teleconferencing services. The failure of any such event to occur could have a material adverse effect on the Company's business, financial condition and results of operations.

  Many of the Company's current and prospective customers have sufficient resources to purchase the equipment and hire the personnel necessary to establish and maintain teleconferencing capabilities sufficient to meet their respective teleconferencing needs. Moreover, technological improvements will further enhance the ability of these customers to establish internal teleconferencing facilities. There can be no assurance that any of the Company's customers will not establish internal teleconferencing facilities or expand existing facilities and cease to use the Company's services. The loss of any one or more of such customers could cause a significant and immediate decline in net revenues, which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Customers" and "Business--Competition."

POTENTIAL ACQUISITIONS

  One element of the Company's business strategy is to acquire additional electronic group communications service businesses. However, the Company is aware of only a limited number of potential acquisition candidates. Certain of the Company's principal competitors have each recently acquired a PCSB, which may increase competition for the remaining acquisition opportunities in the teleconferencing industry. Continued consolidation in the industry, and the potential entry of RBOCs into the teleconferencing industry, may intensify such competition and increase the price which the Company would have to pay in connection with any future acquisitions. The Company currently has no binding agreements to effect any acquisitions, although the Company is currently in discussions with several acquisition candidates. During the course of negotiating and planning the Acquisitions, VIALOG Corporation entered into discussions with a number of PCSBs, including the Acquired Companies, regarding their possible participation in the combination of the Acquired Companies. Discussions with any company which did not participate in the Acquisitions could resume at any time and one or more acquisitions could occur within a short period of time thereafter. However, there can be no assurance that any discussions will in fact resume or that there will be any additional acquisitions. Except for the Acquisitions, the Company's management has limited experience in identifying appropriate acquisitions and has yet to attempt to integrate new businesses or operations into existing operations. The identification, evaluation, negotiation and integration of any such acquisition may divert the time, attention and resources of the Company, particularly its management. There can be no assurance that the Company will be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses, if any, into the Company without substantial costs, delays or other operational or financial problems. The inability of the Company to implement its acquisition strategy successfully or the failure to integrate new businesses or operations into its current operations could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," and "Business--Growth Strategy."

TECHNOLOGICAL CONSIDERATIONS

  The Company currently derives a substantial portion of its net revenues from the sale of audio teleconferencing services. If the manufacturers of private branch exchanges ("PBXs"), the equipment used by most businesses and institutions to handle their internal telephone requirements, develop improved, cost-effective PBX capabilities for handling teleconferencing calls with the quality and functionality of existing MCUs used in the teleconferencing business, the Company's customers could choose to purchase such equipment and hire the personnel necessary to service their teleconferencing needs through internal telephone systems. The loss of such customers could have a material adverse effect on the Company's business, financial condition and results of operations. Additionally, if Internet technology can be modified to accommodate multipoint voice transmission with audio quality comparable to that of MCUs used in the teleconferencing business, the availability of such technology could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Competition."

LONG DISTANCE SERVICES CONTRACTS

  A significant portion of the Company's direct costs are attributable to the purchase of local and long distance telephone services. There can be no assurance that competition in the long distance services market will continue to increase, that any increased competition will reduce the cost of long distance services or that the Company's purchasing strategy will result in cost savings. If the costs of long distance services increase over time, the Company's current purchasing strategy, which calls for shorter-term contracts, may place it at a competitive disadvantage with respect to competitors that have entered into longer-term contracts for long distance services. There can be no assurance that the Company's analysis of the future costs of long distance services will be accurate, and the failure to predict future cost trends accurately could have a material adverse effect on the Company's business, financial condition and results of operations. Certain of the Company's existing contracts have remaining terms in excess of one year and require the Company to pay premiums over current market rates for long distance services. These contracts impose substantial monetary penalties for early termination. Although the Company intends to attempt to renegotiate these contracts to obtain more favorable rates, there can be no assurance that the Company will be able to do so. The failure of the Company to renegotiate these contracts will require the Company to continue to pay premiums over current market rates for long distance services. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business-- Suppliers."

RESTRICTIONS IMPOSED BY LENDERS

  The Indenture contains, and the Senior Credit Facility will contain, a number of covenants that will restrict the ability of the Company to dispose of assets, merge or consolidate with another entity, incur additional indebtedness, create liens, make capital expenditures or other investments or acquisitions and otherwise restrict corporate activities. The ability of the Company to comply with such provisions may be affected by events that are beyond the Company's control. The breach of any of these covenants could result in a default under the Indenture or the Senior Credit Facility, and the terms of the Company's Indebtedness would permit the holders of the Notes and/or the lenders under the Senior Credit Facility, as the case may be, to declare all amounts borrowed thereunder to be due and payable, together with accrued and unpaid interest. If the Company were unable to repay its indebtedness to its lender under the Senior Credit Facility, such lender could proceed against any and all collateral securing such indebtedness. In addition, as a result of these covenants, the ability of the Company to respond to changing business and economic conditions and to secure additional financing, if needed, may be significantly restricted, and the Company may be prevented from engaging in transactions that might otherwise be considered beneficial to the Company. See "Description of Notes" and "Description of Senior Credit Facility."

FRAUDULENT CONVEYANCE CONSIDERATIONS

  If a court, in a lawsuit brought by an unpaid creditor of the Company or a representative of creditors, such as a trustee in bankruptcy, or the Company as a debtor-in-possession, were to find under relevant federal or state fraudulent conveyance statutes that the Company did not receive fair consideration or reasonably equivalent value for incurring debt, including the Notes, and that, at the time of such incurrence, the Company: (i) was insolvent; (ii) was rendered insolvent by reason of such incurrence; (iii) was engaged in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital; or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court could void the Company's obligations under the Notes, subordinate the Notes to other indebtedness of the Company or take other action detrimental to the holders of the Notes.

  The measure of insolvency for these purposes would vary depending upon the law of the jurisdiction being applied. Generally, however, a company would be considered insolvent for these purposes if the sum of such company's liabilities (including a fair estimate of the likely amount payable in respect of contingent liabilities) were greater than the fair saleable value of all such company's property, or if the present fair saleable value of such company's assets were less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and matured. Moreover, regardless of solvency or the adequacy of consideration, a court could void the Company's obligations under the Notes, subordinate the Notes to other indebtedness of the Company or take other action detrimental to the holders of the Notes if such court determined that the incurrence of debt, including the Notes, was made with the actual intent to hinder, delay or defraud creditors.

  Various fraudulent conveyance laws enacted for the protection of creditors may also apply to the Subsidiary Guarantors' issuance of the Subsidiary Guarantees. To the extent that a court were to find that (x) a Subsidiary Guarantee was incurred by a Subsidiary Guarantor with intent to hinder, delay or defraud any present or future creditor or the Subsidiary Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) a Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Subsidiary Guarantee and such Subsidiary Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of such Subsidiary Guarantee,
(iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Subsidiary Guarantor constituted unreasonably small capital to carry on its business, or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Subsidiary Guarantee in favor of the Subsidiary Guarantor's creditors. Among other things, a legal challenge of a Subsidiary Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Subsidiary Guarantor as a result of the Company's issuance of the Notes. The Indenture contains a savings clause, which generally will limit the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee to the maximum amount as will, after giving effect to all of the liabilities of such Subsidiary Guarantor, result in such obligations not constituting a fraudulent conveyance. To the extent a Subsidiary Guarantee of any Subsidiary Guarantor was avoided or limited as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would cease to have any claim against such Subsidiary Guarantor and would be creditors solely of the Company and any Subsidiary Guarantor whose Subsidiary Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the Notes against the issuer of an invalid Subsidiary Guarantee would be subject to the prior payment of all liabilities (including trade payables) of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any avoided portions of any of the Subsidiary Guarantees.

  The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Generally, however, a Subsidiary Guarantor may be considered insolvent either (i) if the sum of its debts, including contingent liabilities, was greater than the fair market value or fair saleable value of all of its assets at a fair valuation or if the present fair market value or fair saleable value of its assets was less than the amount that would be required to pay its total outstanding debts and liabilities including its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or (ii) if it is incurring debts beyond its ability to pay as such debts mature. Based upon financial and other information, the Company and the Subsidiary Guarantors believe that the Subsidiary Guarantees are being incurred for proper purposes and in good faith and that the Company and each Subsidiary Guarantor is solvent and will continue to be solvent after issuing its Subsidiary Guarantee, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such standards would agree with the Company. See "Description of Notes--Ranking and Guarantees."

PREFERENTIAL TRANSFER

  The Indenture requires the Subsidiaries created or acquired after the issue date of the Notes to guarantee the Notes. If bankruptcy or insolvency proceedings were initiated by or against the Company or any Subsidiary Guarantor within 90 days (or, in certain cases, one year) after any such guarantee, or if any such guarantee were made in contemplation of insolvency, such guarantee would be vulnerable to avoidance as a preferential transfer. In addition, a court could require holders of the Notes to return any payments made during the 90-day (or one-year) period.

REGULATION

  In general, the telecommunications industry is subject to extensive regulation by federal, state and local governments. Although there is little or no direct regulation in the United States of the core electronic group communications services offered by the Company, various government agencies, such as the Federal Communications Commission (the "FCC"), have jurisdiction over some of the Company's current and potential suppliers of telecommunications services, and government regulation of those services may have a direct impact on the cost of the Company's electronic group communications services. The Telecommunications Act of 1996 is being contested both administratively and in the courts, and opinions vary widely as to the effects and timing of various aspects of the law. There can be no assurances at this time that the Telecommunications Act of 1996 will create any opportunities for the Company, that local access services will be provided by the IXCs, or that the RBOCs will be able to offer long distance services including teleconferencing. The Telecommunications Act of 1996 has effected significant changes in the telecommunications industry and the Company is unable to predict the extent to which such changes or the implementation of the Telecommunications Act of 1996 by the FCC may ultimately affect its business. There can be no assurance that the FCC or other government agencies will not seek in the future to regulate the prices, conditions or other aspects of the electronic group communications services offered by the Company, that the FCC will not impose registration, certification or other requirements on the provision of those services, or that the Company would be able to comply with any such requirements. In addition, the Company is subject to laws and regulations that affect its ability to provide certain of its enhanced services, such as those relating to privacy and the recording of telephone calls. Changes in the current federal, state or local legislation or regulation could have a material adverse effect on the Company's business, financial condition and results of operations. Moreover, government regulations in countries other than the United States vary widely and may restrict the Company's ability to offer its services in those countries. See "Business--Regulation."

LACK OF PUBLIC MARKET FOR THE NOTES; POSSIBLE VOLATILITY OF NOTE PRICE

  The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system.

  There can be no assurance as to the development or liquidity of any market for the Exchange Notes. If an active market does not develop, the market price and liquidity of the Exchange Notes will be adversely affected. If such a market were to develop, the Notes could trade at prices that may be higher or lower than their initial offering price depending upon many factors, including prevailing interest rates, the Company's operating results and the markets for similar securities. Although the Initial Purchaser has informed the Company that it currently intends to make a market in the Exchange Notes, the Initial Purchaser is not obligated to do so and any such market-making activity may be discontinued at any time without notice. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. See "Registration Rights; Additional Interest."

CONSEQUENCES OF FAILURE TO EXCHANGE

  Untendered Old Notes not exchanged for Exchange Notes pursuant to the Exchange Offer will remain subject to the existing restrictions upon transfer of such Old Notes. See "Transfer Restrictions on Old Notes." Because the Company anticipates that most holders of Old Notes will elect to exchange such Old Notes for Exchange Notes, the Company anticipates that the liquidity of the market for any Old Notes remaining after the consummation of the Exchange Offer may be substantially limited. Additionally, holders (other than Restricted Holders) of any Old Notes not tendered in the Exchange Offer prior to the Expiration Date will not be entitled to require the Company to file the Shelf Registration Statement and the stated interest rate on such Old Notes will remain at its initial level of 12 3/4%.

CHANGE OF CONTROL

  In the event of a Change of Control (as defined in the Indenture), the Company may be required to repurchase all of the outstanding Notes at 101% of the principal amount, as the case may be, of the Notes plus any accrued and unpaid interest thereon, and Additional Interest, if any, to the date of repurchase. The exercise by the holders of the Notes of their rights to require the Company to offer to purchase Notes upon a Change of Control could also cause a default under other indebtedness of the Company, even if the Change of Control itself does not, because of the financial effect of such repurchase on the Company. The Company's ability to pay cash to any of the holders of Notes upon a repurchase may be limited by the Company's then existing capital resources. There can be no assurance that in the event of a Change of Control, the Company will have, or will have access to, sufficient funds, or will be contractually permitted under the terms of outstanding indebtedness, to pay the required purchase price for any Notes. See "Description of Notes--Change of Control."

ORIGINAL ISSUE DISCOUNT; POSSIBLE TAX AND OTHER LEGAL CONSEQUENCES FOR HOLDERS OF NOTES AND THE COMPANY

  The Notes were issued at a discount from their principal amount at maturity. Original issue discount (i.e., the difference between the principal amount of the Notes and the "issue price" of the Notes) will accrue from the issue date of the Notes and will be included periodically in a holder's gross income for federal income tax purposes in advance of receipts of the cash payments to which the income is attributable. See "Certain Federal Income Tax Consequences--Taxation of the Notes--Original Issue Discount." Similar results may apply under state tax laws.

  If a Registration Default occurs prior to the Expiration Date of the Exchange Offer, the offer to exchange the Old Notes for the Exchange Notes pursuant to the Exchange Offer may constitute a material modification of the terms of the Old Notes, thereby causing the holders of the Old Notes to recognize gain or loss on the exchange for federal income tax purposes. The amount of the gain would equal the difference between the holder's basis in the Old Notes prior to the exchange and the issue price of the Exchange Notes received in the exchange. See "Certain Federal Income Tax Consequences-- Exchange Offer."

  If a bankruptcy case were commenced by or against the Company under the United States Bankruptcy Code after the issuance of the Notes, the claim of a holder of the Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price and
(ii) that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the United States Bankruptcy Code. Any original issue discount that had not amortized as of the date of any such bankruptcy filing could constitute "unmatured interest" for purposes of the United States Bankruptcy Code.

                                  THE COMPANY

  VIALOG Corporation was founded on January 1, 1996 with the intention of becoming a leading provider of value-added electronic group communications services. These services include audio, video and data teleconferencing. On November 12, 1997, VIALOG Corporation consummated agreements to acquire the six Acquired Companies, all of which became wholly-owned subsidiaries of VIALOG Corporation. See "Organization and Acquisition of the Acquired Companies." A brief description of each of the Acquired Companies is set forth below.

  TELEPHONE BUSINESS MEETINGS, INC. D/B/A ACCESS CONFERENCE CALL SERVICE ("ACCESS"): Access is headquartered and maintains its operations center in Reston, Virginia. Founded in 1987, Access had net revenues of approximately $9.1 million in 1996 and of approximately $9.3 million for the nine months ended September 30, 1997. Access specializes in providing electronic group communications services to numerous organizations, including financial institutions, government agencies, trade associations and professional service firms. Access is also a leader among the Acquired Companies in the development of video teleconferencing services. As of June 30, 1997, Access had approximately 95 employees and approximately 1,188 ports of teleconferencing capability.

  CONFERENCE SOURCE INTERNATIONAL, INC. ("CSI"): CSI is headquartered and maintains its operations center in Atlanta, Georgia. Founded in 1992, CSI had net revenues of approximately $5.9 million in 1996 and of approximately $4.8 million for the nine months ended September 30, 1997. CSI specializes in providing electronic group communications services to certain facilities-based carriers and non-facilities-based telecommunications providers. As of June 30, 1997, CSI had approximately 60 employees and approximately 1,440 ports of teleconferencing capability.

  CALL POINTS, INC. ("CALL POINTS"): Call Points is headquartered and maintains its operations center in Montgomery, Alabama. Founded in 1988, Call Points had net revenues of approximately $7.5 million in 1996 and of approximately $6.2 million for the nine months ended September 30, 1997. Call Points specializes in providing electronic group communications services to the retail industry. As of June 30, 1997, Call Points had approximately 85 employees and approximately 2,432 ports of teleconferencing capability.

  KENDALL SQUARE TELECONFERENCING, INC. D/B/A THE CONFERENCE CENTER
("TCC"): TCC is headquartered and maintains its operations center in Cambridge, Massachusetts. Founded in 1987, TCC had net revenues of approximately $3.4 million in 1996 and of approximately $3.0 million for the nine months ended September 30, 1997. TCC services a general business clientele. TCC is also a beta test site for a data teleconferencing system which will allow remote sequential modification of shared data or documents during a teleconference. As of June 30, 1997, TCC had approximately 40 employees and approximately 432 ports of teleconferencing capability.

  AMERICAN CONFERENCING COMPANY, INC. D/B/A AMERICO ("AMERICO"): Americo is headquartered and maintains its operations center in Oradell, New Jersey. Founded in 1987, Americo had net revenues of approximately $1.7 million in 1996 and of approximately $1.6 million for the nine months ended September 30, 1997. Americo services a general business clientele. As of June 30, 1997, Americo had approximately 35 employees and approximately 506 ports of teleconferencing capability.

  COMMUNICATION DEVELOPMENT CORPORATION ("CDC"): CDC is headquartered and maintains its operations center in Danbury, Connecticut. Founded in 1990, CDC had net revenues of approximately $1.5 million in 1996 and of approximately $1.5 million for the nine months ended September 30, 1997. CDC specializes in providing a range of electronic group communications services and customized communications solutions to its clients, the majority of whom are in the pharmaceutical industry. As of June 30, 1997, CDC had approximately 20 employees and approximately 248 ports of teleconferencing capability.

                               PRIVATE PLACEMENT

  On November 12, 1997, the Company completed the private sale to the Initial Purchaser of units consisting of $75.0 million principal amount of the Old Notes and the Warrants at a price of 96% of the principal amount of the Old Notes in a transaction not registered under the Securities Act in reliance upon Section 4(2) of the Securities Act. The Initial Purchaser thereupon offered and resold such units only to qualified institutional buyers and a limited number of institutional accredited investors at an initial price to such purchasers of 100% of the principal amount of the Old Notes. The $72.0 million net proceeds received by the Company in connection with the sale of the Old Notes and the Warrants were used to finance the cash portion of the purchase price for the Acquisitions and certain related expenses, repay outstanding indebtedness, make capital expenditures and provide working capital for the Company.

                                USE OF PROCEEDS

  The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange a like principal amount of Old Notes, the terms of which are identical in all material respects to the Exchange Notes. The Old Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in capitalization of the Company.

                                DIVIDEND POLICY

  The Company intends to retain all of its earnings, if any, to finance its business and for general corporate purposes, including possible future acquisitions, and does not anticipate paying any cash dividends on its Common Stock for the foreseeable future. Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other factors, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other considerations that the Company's Board of Directors deems relevant.

                                CAPITALIZATION

  The following table sets forth at September 30, 1997, the cash, short-term debt and capitalization of VIALOG Corporation and the Acquired Companies on a pro forma combined basis to give effect to (i) the sale of the Old Notes and the Warrants and the application of the net proceeds therefrom and (ii) the issuance of $3.2 million of Common Stock in connection with the Acquisitions. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Unaudited Pro Forma Combined Financial Statements" and the individual companies' Financial Statements, including the notes thereto, included elsewhere herein.

                                                                PRO FORMA
                                                          SEPTEMBER 30, 1997(1)
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
                                                               (UNAUDITED)
Cash and cash equivalents................................        $11,829(2)
                                                                 =======
Current maturities of long-term debt.....................        $   423
                                                                 =======
LONG-TERM DEBT:
  Senior Credit Facility(3)..............................        $   --
  Senior Notes due 2001(4)...............................         70,649
  Other indebtedness(5)..................................            834
                                                                 -------
    Total long-term debt.................................        $71,483
                                                                 -------
STOCKHOLDERS' EQUITY:
  Common stock...........................................        $    34
  Additional paid-in capital(4)..........................         10,476
  Accumulated deficit(6).................................         (4,836)
                                                                 -------
    Total stockholders' equity...........................          5,674
                                                                 -------
    Total capitalization.................................        $77,157
                                                                 =======

--------
(1) Computed on a basis described in Notes 3 and 4 to the Unaudited Pro Forma Combined Financial Statements.
(2) Does not reflect S corporation distributions of approximately $751,000 made prior to or upon the consummation of the Acquisitions.
(3) The Company intends to obtain the Senior Credit Facility with availability of $15.0 million following completion of the Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources" and "Description of Senior Credit Facility."
(4) In accordance with generally accepted accounting principles, approximately $4.4 million of the proceeds of the Private Placement has been allocated to the Warrants and approximately $70.6 million has been allocated to the Notes. In addition, $1.7 million of the total estimated fair value of certain warrants issued in connection with the Private Placement have been allocated to debt issuance costs.
(5) Reflects existing indebtedness of the Acquired Companies consisting primarily of capitalized lease obligations with varying terms and conditions. See "Organization and Acquisition of the Acquired Companies."
(6) Changes to accumulated deficit do not include a write-off of in-process research and development costs which is expected to occur during the first quarter subsequent to the closing of the Acquisitions and, based on an independent valuation, is expected to be $8.0 million. The pro forma combined amounts include a valuation allowance of $1.6 million against deferred tax assets.

                            SELECTED FINANCIAL DATA

  On November 12, 1997, VIALOG Corporation consummated agreements to acquire the Acquired Companies simultaneously with and as a condition to the consummation of the Private Placement. The following selected historical financial data of VIALOG Corporation as of December 31, 1996 and September 30, 1997 and for the year ended December 31, 1996 and the nine months ended September 30, 1997 have been derived from the audited financial statements of VIALOG Corporation included elsewhere in this Prospectus. The following selected unaudited pro forma combined financial data presents certain data for the Company as of September 30, 1997 and for the year ended December 31, 1996, and for the nine months ended September 30, 1997 as adjusted for (i) the effects of the Acquisitions on an historical basis, (ii) the effects of certain pro forma adjustments to the historical financial statements, and
(iii) the consummation of the Private Placement. See the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                         NINE MONTHS ENDED
                                         YEAR ENDED        SEPTEMBER 30,
                                        DECEMBER 31, -------------------------
                                            1996           1996         1997
                                        ------------ ----------------- -------
                                                             (UNAUDITED)
                                                (DOLLARS IN THOUSANDS)
VIALOG CORPORATION STATEMENT OF
 OPERATIONS DATA:
  Net revenues........................    $   --          $   --       $   --
  Gross profit........................        --              --           --
  Selling, general and administrative
   expenses...........................      1,308             703        3,898
                                          -------         -------      -------
  Operating loss......................     (1,308)           (703)      (3,898)
  Interest income (expense), net......          1             --          (110)
                                          -------         -------      -------
  Loss before income taxes............     (1,307)           (703)      (4,008)
  Income tax benefit..................       (522)           (281)         --
                                          -------         -------      -------
  Net loss............................    $  (785)        $  (422)     $(4,008)
                                          =======         =======      =======
                                         YEAR ENDED  NINE MONTHS ENDED
                                        DECEMBER 31,   SEPTEMBER 30,
                                            1996           1997
                                        ------------ -----------------
                                                        (UNAUDITED)
                                            (DOLLARS IN THOUSANDS)
VIALOG CORPORATION BALANCE SHEET DATA:
  Working capital deficit.............    $  (249)        $(4,424)
  Total assets........................      1,263             996
  Total debt, including current
   portion ...........................        --              712
  Stockholders' equity................        287          (3,590)

                                                      PRO FORMA
                                       ----------------------------------------
                                          YEAR ENDED       NINE MONTHS ENDED
                                       DECEMBER 31, 1996   SEPTEMBER 30, 1997
                                       ----------------- ----------------------
                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA
 (UNAUDITED)(1)(2):
  Net revenues........................     $ 28,298             $26,351
  Gross profit(3).....................       13,487              12,655
  Selling, general and administrative
   expenses(4)........................        9,425              10,635
  Amortization of intangible
   assets(5)..........................        2,809               2,107
                                           --------             -------
  Operating income (loss).............        1,253                 (87)
  Interest expense, net...............      (12,637)             (9,596)
                                           --------             -------
  Loss before income taxes............      (11,384)             (9,683)
  Income tax benefit..................         (540)                --
                                           --------             -------
  Net loss............................     $(10,844)            $(9,683)
                                           ========             =======
OTHER FINANCIAL DATA (UNAUDITED):
  EBITDA(6) ..........................     $  6,036             $ 3,825
  Ratio of earnings to fixed
   charges(7).........................        0.10x                 N/A
                                                               PRO FORMA
                                                         SEPTEMBER 30, 1997(8)
                                                         ---------------------
                                                         (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA (UNAUDITED)(1):
  Cash and cash equivalents...........                          $11,829
  Working capital.....................                           10,641
  Total assets........................                           84,016
  Total debt, including current
   portion(9).........................                           71,906
  Stockholders' equity(9).............                            5,674

--------
(1) The pro forma combined statement of earnings data and the pro forma combined balance sheet data assume that the Acquisitions occurred on January 1, 1996 and September 30, 1997, respectively, and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results. The pro forma combined financial information (i) is based on preliminary estimates, available information and certain assumptions that management deems appropriate and (ii) should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.
(2) Computed on the basis described in Notes 4 and 5 to the Unaudited Pro Forma Combined Financial Statements. The pro forma statement of operations data does not include a one-time charge of approximately $8.0 million for in-process research and development.
(3) Reflects a reduction of approximately $1.0 million and $1.1 million in long distance charges for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, as a result of contracts available or entered into by certain of the Acquired Companies as if such contracts had been in effect as of January 1, 1996.
(4) Reflects certain reductions of approximately $586,000 and $247,000 million in compensation for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, for the owners and certain key employees and consultants of the Acquired Companies to specified amounts that the individuals have agreed to accept subsequent to the Acquisitions. Additionally, the nine month period ended September 30, 1997 includes a non-recurring charge of approximately $2.2 million related to an offering of Common Stock which was terminated in early 1997.
(5) Reflects amortization of intangible assets to be recorded as a result of the Acquisitions over periods ranging from 6 to 20 years and computed on the basis described in Notes 3, 4(b) and 5(f) to the Unaudited Pro Forma Combined Financial Statements.

                                        (footnotes continued on following page)

(6) EBITDA represents income from continuing operations before income taxes, depreciation and amortization. EBITDA is frequently used by securities analysts and is presented here to provide additional information about the Company's operations. EBITDA is not a measurement presented in accordance with generally accepted accounting principles and should not be considered as an alternative to net income as a measure of operating results or as an alternative to cash flows as a better measure of liquidity.
(7) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense. Earnings were not sufficient on a pro forma basis for the year ended December 31, 1996 and the nine months ended September 30, 1997 to cover fixed charges. The deficiencies were $11.4 million and $9.7 million for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.
(8) Computed on the basis described in Notes 3 and 4 to the Unaudited Pro Forma Combined Financial Statements.
(9) Under generally accepted accounting principles, approximately $4.4 million of the proceeds from the Private Placement has been allocated to the fair value of the Warrants and approximately $70.6 million has been allocated to the Notes. In addition, $1.7 million of the total estimated fair value of certain warrants issued in connection with the Private Placement have been allocated to debt issuance costs.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  VIALOG Corporation was founded on January 1, 1996 with the intention of becoming a leading provider of value-added electronic group communications services. These services include audio, video and data teleconferencing. On November 12, 1997, VIALOG Corporation consummated agreements to acquire the six Acquired Companies, all of which became wholly-owned subsidiaries of VIALOG Corporation. Through the acquisition of six PCSBs, the Company established one of the largest and most geographically diverse networks of sales and operations centers focused solely on the electronic group communications market. The Company intends to establish its brand, VIALOG, as synonymous with superior electronic group communications services. The Company believes it will increase its market share by continuing to emphasize superior customer service, enhanced and customized services, targeted marketing and relationship selling. The Company has approximately 6,500 ports of teleconferencing capability and a skilled staff with which it services customers, which include Fortune 500 companies and several telecommunications providers as well as medium and small businesses and institutions.

  The following discussion should be read in conjunction with the Financial Statements and related notes thereto and "Selected Financial Data" and "Summary--Historical Individual Company Financial Data" appearing elsewhere in this Prospectus.

INTRODUCTION

  The Company's net revenues are primarily derived from fees charged to customers for audio and enhanced teleconferencing services. Cost of revenues consists primarily of long distance telephone charges, salaries and benefits for operators, and depreciation and maintenance of telephone bridging equipment. Selling, general and administrative expenses consist primarily of compensation and benefits to executive officers and certain employees, marketing expenses, occupancy costs and professional fees.

  The Acquired Companies have been managed throughout the periods presented as independent private companies, and, as such, their results of operations reflect different tax structures (S corporations and C corporations) which have influenced, among other things, their levels of historical compensation. Certain officers and employees have agreed to reductions in their compensation and benefits in connection with the organization of the Company and the Acquisitions. The differential between the previous compensation and benefits of these individuals and the compensation and benefits they have agreed to accept subsequent to the Acquisitions is referred to as "Compensation Differential." This Compensation Differential and the related income tax effect have been reflected as pro forma adjustments in the Company's pro forma combined financial statements included elsewhere in this Prospectus. See "Management--Employment and Noncompetition Agreements."

  VIALOG Corporation, which has only conducted operations since November 12, 1997 (other than in connection with the sale of the Old Notes and the Acquisitions), intends to integrate certain operations and administrative functions of the Acquired Companies over a period of time. This integration process may present opportunities to reduce costs through the elimination of duplicative functions and through economies of scale, particularly from expected reductions in long distance telephone charges as existing agreements entered into by the Acquired Companies lapse and are replaced with new contracts negotiated by the Company. The Company is currently unable to quantify these savings. It is anticipated that these savings will be partially offset by the costs related to the Company's new management. In addition, it is anticipated that increased marketing costs will initially be required to establish the Company's brand name in the marketplace. As a result of these various costs and possible cost-savings, comparisons of historical operating results may not be meaningful, and such results may not be indicative of future performance.

  In conjunction with the Acquisitions, the Company arranged for the performance of an independent valuation of intangible assets in order to allocate the purchase price. Included in this valuation is a determination of the value associated with research and development projects that were in process. Under generally accepted accounting principles, the value associated with research and development projects which are in process and which do not have alternative future use is to be expensed in the current period. Based on the valuation, the write-off to expense is expected to be $8.0 million. This write-off is expected to occur during the quarter ended December 31, 1997. The impact of this write-off will include a reduction of the goodwill and goodwill amortization as presented in the pro forma combined financial statements.

 VIALOG Corporation

  VIALOG Corporation was incorporated on January 1, 1996. VIALOG Corporation incurred a net loss of $785,000, $422,000 and $4.0 million for the year ended December 31, 1996 and the nine month periods ended September 30, 1996 and 1997, respectively, from general and administrative expenses. These expenses consisted primarily of legal, travel, salaries and consulting fees related to the organization of VIALOG Corporation and the consummation of business combination agreements and the Acquisition agreements with the Acquired Companies. Additionally, during the nine months ended September 30, 1997, VIALOG Corporation wrote off approximately $2.0 million related to an offering of Common Stock of VIALOG Corporation which was terminated in early 1997.

 Combined Acquired Companies and VIALOG Corporation

  The combined Acquired Companies' and VIALOG Corporation's Statements of Operations data for the years ended December 31, 1994, 1995 and 1996 and for the nine month periods ended September 30, 1996 and 1997 do not purport to present the financial results or the financial condition of the combined Acquired Companies and VIALOG Corporation in accordance with generally accepted accounting principles. Such data represents merely a summation of the net revenues, cost of revenues and selling, general, and administrative expenses of the individual Acquired Companies and VIALOG Corporation on an historical basis, and excludes the effects of pro forma adjustments. This data will not be comparable to and may not be indicative of the Company's post-combination results of operations because (i) the Acquired Companies were not under common control or management and had different tax structures (S corporations and C corporations) and (ii) the Company will use the purchase method of accounting to record the Acquisitions.

RESULTS OF OPERATIONS--COMBINED ACQUIRED COMPANIES AND VIALOG CORPORATION

  The following table sets forth certain unaudited combined data of the Acquired Companies and VIALOG Corporation on an historical basis and such data as a percentage of net revenues, excluding the effects of pro forma adjustments for the periods presented:

                                                                            NINE MONTHS ENDED
                                   YEAR ENDED DECEMBER 31,                 SEPTEMBER 30, 1997
                         -------------------------------------------- -----------------------------
                              1994           1995           1996           1996           1997
                         -------------- -------------- -------------- -------------- --------------
                                                       (IN THOUSANDS)
                                                        (UNAUDITED)
Net revenues............ $19,390 100.0% $21,855 100.0% $29,005 100.0% $21,486 100.0% $26,351 100.0%
Cost of revenues........  12,286  63.4%  13,143  60.1%  16,302  56.2%  11,993  55.8%  14,822  56.2%
                         ------- ------ ------- ------ ------- ------ ------- ------ ------- ------
Gross Profit............   7,104  36.6%   8,712  39.9%  12,703  43.8%   9,493  44.2%  11,529  43.8%
Selling, general and
 administrative ex-
 penses.................   5,707  29.4%   7,122  32.6%  10,558  36.4%   7,196  33.5%  11,031  41.2%
                         ------- ------ ------- ------ ------- ------ ------- ------ ------- ------
Operating Income........   1,397   7.2%   1,590   7.3%   2,145   7.4%   2,297  10.7%     498   1.9%
                         ======= ====== ======= ====== ======= ====== ======= ====== ======= ======

 Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

  Net revenues. All Acquired Companies reflected an increase in net revenues during the nine months ended September 30, 1997 compared to the nine months ended September 30, 1996. Combined net revenues increased $4.9 million, or 22.6%, from $21.5 million for the nine months ended September 30, 1996 to $26.4 million for the nine months ended September 30, 1997. The major components of this increase were (i) an increase in Access' net revenues of $2.7 million, or 40.2%, from $6.6 million for the nine months ended September 30, 1996 to $9.3 million for the nine months ended September 30, 1997, which was primarily attributable to sales of teleconferencing services to existing customers and new customers, (ii) an increase in Call Points' net revenues of $624,000, or 11.1%, from $5.6 million for the nine months ended September 30, 1996 to $6.2 million for the nine months ended September 30, 1997, which was primarily attributable to sales of teleconferencing services to existing customers and sales to new customers, and (iii) an increase in TCC's net revenues of $502,000, or 20.1%, from $2.5 million for the nine months ended September 30, 1996 to $3.0 million for the nine months ended September 30, 1997, which was primarily attributable to sales to existing customers and sales to new customers. This growth was achieved despite the fact that TCC's net revenues for the nine months ended September 30, 1996 included $565,000 of net revenues from a portion of TCC's business that was divested in December 1996.

  Cost of revenues. Cost of revenues increased $2.8 million, or 23.6%, from $12.0 million for the nine months ended September 30, 1996 to $14.8 million for the nine months ended September 30, 1997 and increased as a percentage of net revenues from 55.8% in 1996 to 56.2% in 1997. The dollar increase was primarily attributable to (i) an increase in Access' cost of revenues of $1.6 million, or 53.9%, from $3.0 million for the nine months ended September 30, 1996 to $4.6 million for the nine months ended September 30, 1997 related to the substantial investment made in personnel and related costs associated with video teleconferencing and increased telecommunications and personnel expense associated with the growth in revenues, (ii) an increase in Americo's cost of revenues of $420,000, or 66.6%, from $631,000 for the nine months ended September 30, 1996 to $1.1 million for the nine months ended September 30, 1997 primarily due to telecommunications costs and personnel expenses to support the current and expected call volume, and (iii) an increase in Call Points' cost of revenues of $371,000, or 8.4%, from $4.4 million for the nine months ended September 30, 1996 to $4.8 million for the nine months ended September 30, 1997, which was primarily attributable to increased telecommunications costs and personnel expenses to support the increased call volume.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $3.8 million, or 53.3%, from $7.2 million for the nine months ended September 30, 1996 to $11.0 million for the nine months ended September 30, 1997 and increased as a percentage of net revenues from 33.5% in 1996 to 41.2% in 1997. The dollar increase was primarily attributable to (i) an increase in VIALOG Corporation's selling, general and administrative expenses of $3.2 million from $703,000 for the nine months ended September 30, 1996 to $3.9 million for the nine months ended September 30, 1997, which was primarily attributable to a non-recurring charge of approximately $2.0 million related to an offering of Common Stock that was terminated in early 1997 and increased staffing and associated expenses related to increased activities to consummate business combination agreements and the Acquisition agreements with the Acquired Companies, and (ii) an increase in Access' selling, general and administrative expenses of $735,000, or 32.6%, from $2.3 million for the nine months ended September 30, 1996 to $3.0 million for the nine months ended September 30, 1997, which was primarily attributable to increased personnel, outside services and advertising costs.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Net revenues. All Acquired Companies reflected an increase in net revenues during 1996. Combined net revenues increased by $7.1 million, or 32.7%, from $21.9 million in 1995 to $29.0 million in 1996. The major components of this increase were (i) an increase in Access' net revenues of $2.6 million, or 39.4%, from $6.5 million in 1995 to $9.1 million in 1996 resulting from additional sales of audio teleconferencing services to existing customers and sales to new customers, and (ii) an increase in CSI's revenues of $2.1 million, or 54.1%, from $3.8 million in 1995 to $5.9 million in 1996 resulting from a $2.2 million increase in net revenues from two significant customers, and (iii) an increase in TCC's net revenues of $1.1 million, or 45.8%, from $2.3 million in 1995 to $3.4 million in 1996 resulting from additional sales of audio teleconferencing services to existing customers and sales to new customers.

  Cost of revenues. Cost of revenues increased by $3.2 million, or 24.0%, from $13.1 million in 1995 to $16.3 million in 1996 and decreased as a percentage of net revenues from 60.1% in 1995 to 56.2% in 1996. The dollar increase in cost of revenues was primarily attributable to (i) an increase in CSI's cost of revenues of $906,000, or 48.3%, from $1.9 million in 1995 to $2.8 million in 1996 resulting from increased telecommunications costs associated with increased call volumes and costs associated with the addition of nine operators, (ii) an increase in Access' cost of revenues of $652,000, or 19.1%, from $3.4 million in 1995 to $4.1 million in 1996 resulting from increased telecommunications and occupancy costs associated with increased call volumes, and (iii) an increase in TCC's cost of revenues of $684,000, or 60.6%, from $1.1 million for the nine months ended September 30, 1996 to $1.8 million for the nine months ended September 30, 1997 resulting from increased telecommunications and personnel costs associated with increased call volumes.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased by $3.4 million, or 48.2%, from $7.1 million in 1995 to $10.5 million in 1996 and increased as a percentage of net revenues from 32.6% in 1995 to 36.4% in 1996. The dollar and percentage increases in selling, general and administrative expenses were primarily attributable to
(i) $1.3 million from VIALOG Corporation, which was formed on January 1, 1996 and incurred expenses in connection with the consummation of business combination agreements and the Acquisition agreements with the Acquired Companies, (ii) an increase in Access' selling, general and administrative expenses of $873,000, or 33.8%, from $2.6 million in 1995 to $3.5 million in 1996 resulting primarily from increases in occupancy costs and non-recurring executive compensation and bad debt expenses and (iii) an increase in TCC's selling, general and administrative expenses of $440,000, or 49.5%, from $889,000 in 1995 to $1.3 million in 1996 primarily attributable to the addition of two salespeople, increased commissions and the hiring costs associated with additional staff.

 Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Net revenues. All Acquired Companies, with the exception of Call Points, experienced an increase in net revenues in 1995. Overall net revenues increased by $2.5 million, or 12.7%, from $19.4 million in 1994 to $21.9 million in 1995. This overall increase was primarily due to (i) an increase in CSI's net revenues of $1.5 million, or 63.4%, from $2.3 million in 1994 to $3.8 million in 1995 resulting from a $1.4 million increase in net revenues from CSI's two major existing customers, (ii) an increase in Access' net revenues of $1.4 million, or 27.3%, from $5.1 million in 1994 to $6.5 million in 1995 resulting from additional sales of audio teleconferencing services to existing customers and sales to new customers, and (iii) an increase in TCC's net revenues of $814,000, or 53.7%, from $1.5 million in 1994 to $2.3 million in 1995 resulting from additional sales of audio teleconferencing services to existing customers and sales to new customers. Offsetting these increases was a decrease in Call Points' net revenues of $1.7 million, or 19.7%, from $8.5 million in 1994 to $6.9 million in 1995, primarily attributable to the loss of a significant customer.

  Cost of revenues. Cost of revenues increased by $857,000, or 7.0%, from $12.3 million in 1994 to $13.1 million in 1995 and decreased as a percentage of net revenues from 63.4% in 1994 to 60.1% in 1995. The dollar increase in cost of revenues was primarily attributable to (i) an increase in Access' cost of revenues of $596,000, or 21.1%, from $2.8 million in 1994 to $3.4 million in 1995 resulting primarily from the costs of new equipment and salaries and benefits for 10 additional operators, and (ii) an increase in CSI's cost of revenues of $411,000, or 28.1%, from $1.5 million in 1994 to $1.9 million in 1995 resulting from increased telecommunications and personnel costs to support the increased call volumes. Partially offsetting these increases was an $809,000 decrease in cost of revenues at Call Points, which was attributable to the loss of a significant customer. The decrease in cost of revenues as a percentage of net revenues was attributable to the ability of the Acquired Companies to support the growth in net revenues without adding significant layers of additional costs.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased by $1.4 million, or 24.8%, from $5.7 million in 1994 to $7.1 million in 1995 and increased as a percentage of net revenues from 29.4% in 1994 to 32.6% in 1995. The dollar increase was attributable to
(ii) an increase in Access' selling, general and administrative expenses of $837,000, or 48.0%, from $1.7 million in 1994 to $2.6 million in 1995 resulting primarily from moving and occupancy cost associated with Access' relocation of facilities in 1995, and (ii) an increase in TCC's selling, general and administrative expenses of $379,000, or 74.3%, from $510,000 in 1994 to $889,000 in 1995 resulting primarily from increased marketing and selling expenses to support TCC's growth.

LIQUIDITY AND CAPITAL RESOURCES--COMBINED ACQUIRED COMPANIES AND VIALOG CORPORATION

  The following table sets forth selected financial information from the Acquired Companies' and VIALOG Corporation's cash flows:

                                                               NINE MONTHS
                                    YEAR ENDED DECEMBER      ENDED SEPTEMBER
                                            31,                    30,
                                   ------------------------  ----------------
                                    1994     1995    1996     1996     1997
                                   -------  ------  -------  -------  -------
                                               (IN THOUSANDS)
Net cash provided by (used in):
  Operating activities............ $ 1,729  $2,619  $ 4,610  $ 3,462  $ 4,492
  Investment activities...........  (1,431) (2,014)  (1,076)    (690)  (2,356)
  Financing activities............    (301)     36   (2,821)  (2,670)  (2,256)
                                   -------  ------  -------  -------  -------
Net increase in cash and cash
 equivalents...................... $    (3) $  641  $   713  $   102  $  (120)
                                   =======  ======  =======  =======  =======

  All of the Acquired Companies had positive cash flows from operating activities for all periods presented. Cash used in investing activities related primarily to the acquisition of property and equipment. Net cash provided by financing activities represents borrowings on long-term debt and credit lines and capital lease obligations to finance the acquisition of capital equipment. Cash used in financing activities was applied to the repayment of long-term debt and capital lease obligations and to the payment of dividends to stockholders. The combined Acquired Companies and VIALOG Corporation had a working capital deficit of $4.1 million at September 30, 1997.

  On the closing of the Private Placement, the Company repaid an aggregate of approximately $2.8 million of indebtedness of VIALOG Corporation and the Acquired Companies.

  The Company anticipates that its cash flows from operations will meet or exceed its working capital needs, debt service requirements and planned capital expenditures for property and equipment. On a combined basis, the Acquired Companies made capital expenditures of $1.4 million, $1.9 million, $1.1 million, and $2.4 million for the years ended December 31, 1994, 1995, and 1996, and for the nine months ended September 30, 1997, respectively.

  The Company intends to continue pursuing attractive acquisition opportunities. The timing, size or success of any acquisition and the associated potential capital commitments are unpredictable. The Company plans to fund future acquisitions primarily through a combination of working capital, cash flow from operations and borrowings, as well as issuances of debt and/or equity securities.

  The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to
00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

  The Company will utilize both internal and external resources to identify, correct or reprogram, and test the systems for the year 2000 compliance. The Company has performed a preliminary review of its existing computer programs to address the year 2000 issue. Based on the preliminary review, the Company believes that the year 2000 issue will not have a significant impact on the operations or the financial results of the Company. The internally developed computer programs used in the operations of the Company that are expected to be used beyond the year 1999 are year 2000 compliant. Additionally, as part of the integration of the Acquired Companies discussed elsewhere in this Prospectus, the Company will be implementing common systems in both the operations and financial management areas of the Company within the next two years. The systems implemented or upgraded will all be year 2000 compliant, one of the criteria of the systems integration plan. The Company will continue to assess the impact of the year 2000 issue as a part of the systems integration plan. The Company is in the process of contacting all of its software and hardware suppliers with regard to their respective year 2000 compliant programs.

  Due to the relative low levels of inflation experienced in 1994, 1995 and 1996, inflation did not have a significant effect on the results of the combined Founding Companies in those years.

 Access

  Founded in 1987, Access specializes in providing electronic group communications services to numerous organizations, including financial institutions, government agencies, trade associations and professional service companies. Access is headquartered and maintains its operations center in Reston, Virginia.

RESULTS OF OPERATIONS--ACCESS

  The following table sets forth certain historical financial data of Access and such data as a percentage of net revenues for the periods presented (in thousands):

                                  YEAR ENDED DECEMBER 31,          NINE MONTHS ENDED SEPTEMBER 30,
                         ----------------------------------------- -------------------------------
                             1994          1995          1996           1996            1997
                         ------------- ------------- ------------- --------------- ---------------
                                                                             (UNAUDITED)
Net revenues............ $5,114 100.0% $6,508 100.0% $9,073 100.0% $ 6,606  100.0% $ 9,261  100.0%
Cost of revenues........  2,823  55.2%  3,419  52.5%  4,071  44.9%   2,977   45.1%   4,582   49.5%
                         ------ ------ ------ ------ ------ ------ ------- ------- ------- -------
Gross profit............  2,291  44.8%  3,089  47.5%  5,002  55.1%   3,629   54.9%   4,679   50.5%
Selling, general and
 administrative.........  1,745  34.1%  2,582  39.7%  3,455  38.1%   2,255   34.1%   2,990   32.3%
                         ------ ------ ------ ------ ------ ------ ------- ------- ------- -------
Operating income........ $  546  10.7% $  507   7.8% $1,547  17.0% $ 1,374   20.8% $ 1,689   18.2%
                         ====== ====== ====== ====== ====== ====== ======= ======= ======= =======

 Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

  Net revenues. Net revenues increased $2.7 million, or 40.2%, from $6.6 million for the nine months ended September 30, 1996 to $9.3 million for the nine months ended September 30, 1997. This increase in net revenues resulted primarily from additional sales of teleconferencing services to existing customers and new customers. This increase included a substantial increase in net revenues from unattended and enhanced conferencing services as well as revenues of approximately $183,000 in video teleconferencing in 1997, compared to an insignificant amount of video teleconferencing revenues for the comparable period in 1996.

  Cost of revenues. Cost of revenues increased $1.6 million, or 53.9%, from $3.0 million for the nine months ended September 30, 1996 to $4.6 million for the nine months ended September 30, 1997. As a percentage of revenue, cost of revenues increased 4.4 percentage points, from 45.1% for the nine months ended September 30, 1996 to 49.5 % for the nine months ended September 30, 1997. This percentage increase was due primarily to the substantial investment in personnel and related costs made in video teleconferencing.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $735,000, or 32.6% from $2.3 million for the nine months ended September 30, 1996 to $3.0 million for the nine months ended September 30, 1997. The dollar increase was primarily attributable to increased personnel, outside services and advertising costs. As a percentage of net revenues, selling, general and administrative expenses decreased 1.8 percentage points from 34.1% for the nine months ended September 30, 1996 to 32.3% for the nine months ended September 30, 1997.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Net revenues. Net revenues increased $2.6 million, or 39.4%, from $6.5 million in 1995 to $9.1 million in 1996. This increase was primarily attributable to additional sales of teleconferencing services to existing customers and sales to new customers.

  Cost of revenues. Cost of revenues increased $652,000, or 19.1%, from $3.4 million in 1995 to $4.1 million in 1996. This dollar increase was primarily attributable to increased telecommunications, occupancy costs and the salaries and benefits of 16 additional operators. As a percentage of net revenues, cost of revenues decreased 7.6 percentage points from 52.5% in 1995 to 44.9% in 1996.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $873,000, or 33.8%, from $2.6 million in 1995 to $3.5 million in 1996. As a percentage of net revenues, selling, general and administrative expenses decreased 1.6 percentage points from 39.7% in 1995 to 38.1% in 1996. The dollar increase resulted primarily from increased occupancy costs and non-recurring executive compensation and bad debt expense.

 Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Net revenues. Net revenues increased $1.4 million, or 27.3%, from $5.1 million in 1994 to $6.5 million in 1995. This increase was primarily attributable to additional sales of teleconferencing services to existing customers and sales to new customers.

  Cost of revenues. Cost of revenues increased $596,000, or 21.1%, from $2.8 million in 1994 to $3.4 million in 1995. This dollar increase was primarily attributable to the costs of new equipment and salaries and benefits for 10 additional operators. As a percentage of net revenues, cost of revenues decreased 2.7 percentage points from 55.2% in 1994 to 52.5% in 1995.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $837,000, or 48.0%, from $1.7 million in 1994 to $2.6 million in 1995. The dollar and percentage increases were primarily attributable to moving expenses and increased occupancy costs associated with relocating to a larger facility. As a percentage of net revenues, selling, general and administrative expenses increased 5.6 percentage points from 34.1% in 1994 to 39.7% in 1995.

LIQUIDITY AND CAPITAL RESOURCES--ACCESS

  The following table sets forth selected financial information from Access' statements of cash flows (in thousands):

                                                          NINE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,      SEPTEMBER 30,
                               -------------------------  -------------------
                                1994     1995     1996      1996      1997
                               ------- --------  -------  --------  ---------
                                                             (UNAUDITED)
Net cash provided by (used
 in):
  Operating activities........ $  592  $    821  $ 2,048  $  1,681  $   2,647
  Investing activities........   (557)   (1,432)    (795)     (431)    (1,528)
  Financing activities........     22       771     (839)     (820)      (953)
                               ------  --------  -------  --------  ---------
Net increase in cash and cash
 equivalents.................. $   57  $    160  $   414  $    430  $     166
                               ======  ========  =======  ========  =========

  Access had a positive cash flow from operations in each of 1994, 1995 and 1996. Cash used in investing activities related primarily to the acquisition of property and equipment. Net cash provided by financing activities was primarily the result of borrowings on notes payable to finance the acquisition of capital equipment. Cash used in financing activities consisted of the repayments of notes payable, principal payments under capital leases obligations, payments to a former stockholder and dividends to stockholders. Dividends to stockholders totaled $39,000, $0 and $475,000 for 1994, 1995 and 1996, respectively.

  Access generated positive cash flow from operations of $2.6 million during the nine months ended September 30, 1997. Cash used in investing activities was mainly for property and equipment. Net cash used in financing activities for the nine months ended September 30, 1997 consisted of borrowings on notes payable to finance the acquisition of capital equipment, offset by repayments of notes payable and dividends to stockholders of $797,000.

 CSI

  Founded in 1992, CSI is headquartered and maintains its operations in Atlanta, Georgia. CSI specializes in providing audio teleconferencing services and enhanced services, on an outsourced basis, to certain facilities-based and non-facilities-based telecommunications providers. CSI's customers generally arrange for and directly bear the cost of long distance telephone transmission. As a result, CSI's gross margin as a percentage of net revenues is higher than those of the other Acquired Companies. In addition, CSI is not required to spend significant marketing dollars under its outsourcing arrangement with its customers. This has resulted in CSI having a historically lower selling, general and administrative expense as a percentage of net revenues than most of the other Acquired Companies.

RESULTS OF OPERATIONS--CSI

  The following table sets forth certain historical financial data of CSI and such data as a percentage of net revenues for the periods presented (in thousands):

                                  YEAR ENDED DECEMBER 31,          NINE MONTHS ENDED SEPTEMBER 30,
                         ----------------------------------------- -------------------------------
                             1994          1995          1996           1996            1997
                         ------------- ------------- ------------- --------------- ---------------
                                                                             (UNAUDITED)
Net revenues............ $2,331 100.0% $3,808 100.0% $5,868 100.0% $ 4,483  100.0% $ 4,790  100.0%
Cost of revenues........  1,463  62.8%  1,874  49.2%  2,780  47.4%   2,027   45.2%   2,010   42.0%
                         ------ ------ ------ ------ ------ ------ ------- ------- ------- -------
Gross profit............    868  37.2%  1,934  50.8%  3,088  52.6%   2,456   54.8%   2,780   58.0%
Selling, general and
 administrative
 expenses...............    735  31.5%    940  24.7%  1,049  17.9%     888   19.8%     686   14.3%
                         ------ ------ ------ ------ ------ ------ ------- ------- ------- -------
Operating income........ $  133   5.7% $  994  26.1% $2,039  34.7% $ 1,568   35.0% $ 2,094   43.7%
                         ====== ====== ====== ====== ====== ====== ======= ======= ======= =======

 Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

  Net revenues. Net revenues increased $307,000 or 6.8% from $4.5 million for the nine months ended September 30, 1996 to $4.8 million for the nine months ended September 30, 1997. This increase is primarily due to increased revenues from CSI's two major customers. Net revenues from CSI's two significant customers represented 69.5% and 71.8% of CSI's net revenues for the nine months ended September 30, 1996 and September 30, 1997, respectively.

  Cost of revenues. Cost of revenues was virtually unchanged at $2.0 million for the nine months ended September 30, 1996 and 1997. As a percentage of revenue, cost of revenues decreased 3.2 percentage points from 45.2% for the nine months ended September 30, 1996 to 42.0% for the nine months ended September 30, 1997. The percentage decrease was due primarily to CSI's negotiation of a favorable telecommunications contract which became effective November 1996.

  Selling, general and administrative expenses. Selling, general and administrative expenses decreased $202,000, or 22.7% from $888,000 for the nine months ended September 30, 1996 to $686,000 for the nine months ended September 30, 1997. As a percentage of net revenues, selling, general and administrative expenses decreased 5.5 percentage points from 19.8% for the nine months ended September 30, 1996 to 14.3% for the nine months ended September 30, 1997. The dollar and percentage decreases were due primarily to a reduction in outside services expenses.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Net revenues. Net revenues increased $2.1 million, or 54.1%, from $3.8 million in 1995 to $5.9 million in 1996. Virtually all of this increase was the result of a $2.2 million increase in net revenues from two significant customers of CSI. Net revenues from CSI's two significant customers represented 54.0% and 70.0% of CSI's net revenues for the year ended December 31, 1995 and 1996, respectively.

  Cost of revenues. Cost of revenues increased $906,000, or 48.3%, from $1.9 million in 1995 to $2.8 million in 1996. As a percentage of net revenues, cost of revenues decreased 1.8 percentage points from 49.2% in 1995 to 47.4% in 1996. The dollar increase was primarily attributable to increased telecommunications expenses associated with increased call volumes and costs associated with the addition of nine operators.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $109,000, or 11.6%, from $940,000 in 1995 to $1.0 million in 1996. As a percentage of net revenues, selling, general and administrative expenses decreased 6.8 percentage points from 24.7% in 1995 to 17.9% in 1996. This percentage decrease was primarily attributable to spreading fixed costs over a larger revenue base.

 Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Net revenues. Net revenues increased $1.5 million, or 63.4%, from $2.3 million in 1994 to $3.8 million in 1995. Virtually all of this increase was the result of a $1.4 million increase in net revenues from two significant customers of CSI. Net revenues from CSI's two significant customers represented 28.0% and 54.0% of total net revenues for 1994 and 1995, respectively.

  Cost of revenues. Cost of revenues increased $411,000, or 28.1%, from $1.5 million in 1994 to $1.9 million in 1995. As a percentage of net revenues, cost of revenues decreased 13.6 percentage points from 62.8% in 1994 to 49.2% in 1995. This percentage decrease was primarily attributable to a reduction in local access charges, telecommunications expenses and the termination of a lease for network access.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $205,000, or 27.9%, from $735,000 in 1994 to $940,000 in 1995. As a percentage of net revenues, selling, general and administrative expenses decreased 6.8 percentage points from 31.5% in 1994 to 24.7% in 1995. This percentage decrease was primarily attributable to spreading such costs over a larger revenue base.

LIQUIDITY AND CAPITAL RESOURCES--CSI

  The following table sets forth selected financial information from CSI's statements of cash flows (in thousands):

                                                           NINE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                              ---------------------------  ------------------
                               1994     1995      1996       1996      1997
                              -------  -------  ---------  --------  --------
                                                              (UNAUDITED)
Net cash provided by (used
 in):
  Operating activities....... $    53  $   721  $   2,128  $  1,450  $  2,174
  Investing activities.......    (476)    (225)       (41)      (31)     (317)
  Financing activities.......     426     (144)    (2,144)   (1,713)   (2,163)
                              -------  -------  ---------  --------  --------
Net increase (decrease) in
 cash and cash equivalents... $     3  $   352  $     (57) $   (294) $   (306)
                              =======  =======  =========  ========  ========

  CSI had a positive cash flow from operations in each period presented. Cash used in investing related solely to the acquisition of property and equipment. Cash provided by financing activities consisted of the proceeds of borrowings on long-term debt and from the refinancing of capital lease obligations. Cash used in financing activities consisted of repayments of long-term debt and capital lease obligations and dividends to stockholders. Dividends to stockholders totaled $1.6 million in 1996. There were no dividends to stockholders in 1994 and 1995. Dividends to stockholders totaled $1.3 million and $2.1 million for the nine months ended September 30, 1996 and September 30, 1997, respectively. As of September 30, 1997, CSI had working capital of $327,000.

 Call Points

  Founded in 1988, Call Points specializes in providing operator-attended audio teleconferencing services primarily to the retail industry. Call Points is headquartered and maintains its operations center in Montgomery, Alabama.

RESULTS OF OPERATIONS--CALL POINTS

  The following table sets forth certain historical financial data (in thousands) of Call Points and such data as a percentage of net revenues for the periods presented. In general, Call Points' retail customers are extremely price sensitive for their teleconferencing services and will seek the best price, regardless of the provider. As a result, Call Points has the lowest average price per minute and gross margin as a percentage of net revenues of all the Acquired Companies.

                                   YEAR ENDED DECEMBER 31,             NINE MONTHS ENDED SEPTEMBER 30,
                         --------------------------------------------- ---------------------------------
                             1994           1995            1996             1996             1997
                         ------------- --------------- --------------- ----------------- ---------------
                                                                                 (UNAUDITED)
Net revenues............ $8,537 100.0% $6,852  100.0%  $7,509  100.0%  $ 5,606   100.0%  $ 6,230  100.0%
Cost of revenues........  6,140  71.9%  5,331   77.8%   5,898   78.5%    4,392    78.3%    4,763   76.5%
                         ------ ------ ------  ------- ------  ------- -------  -------- ------- -------
Gross profit............  2,397  28.1%  1,521   22.2%   1,611   21.5%    1,214    21.7%    1,467   23.5%
Selling, general and
 administrative
 expenses...............  2,035  23.8%  1,820   26.6%   1,873   24.9%    1,377    24.6%    1,160   18.6%
                         ------ ------ ------  ------- ------  ------- -------  -------- ------- -------
Operating income
 (loss)................. $  362   4.3% $ (299)  (4.4)% $ (262)  (3.4)% $  (163)   (2.9)% $   307    4.9%
                         ====== ====== ======  ======= ======  ======= =======  ======== ======= =======

 Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

  Net revenues. Net revenues increased $624,000 or 11.1%, from $5.6 million for the nine months ended September 30, 1996 to $6.2 million for the nine months ended September 30, 1997. This increase in net revenues resulted primarily from additional sales of teleconferencing services to existing customers and sales to new customers.

  Cost of revenues. Cost of revenues increased $371,000, or 8.4% from $4.4 million for the nine months ended September 30, 1996 to $4.8 million for the nine months ended September 30, 1997. As a percentage of revenue, costs of revenues decreased 1.8 percentage points from 78.3% for the nine months ended September 30, 1996 to 76.5% for the nine months ended September 30, 1997. The percentage decrease was primarily attributable to a reduction in long distance rates with one of Call Points' long distance providers.

  Selling, general and administrative expenses. Selling, general and administrative expenses decreased $217,000 or 15.8% from $1.4 million for the nine months ended September 30, 1996 to $1.2 million for the nine months ended September 30, 1997. As a percentage of net revenues, selling, general and administrative expenses decreased 6.0 percentage points from 24.6% for the nine months ended September 30, 1996 to 18.6% for the nine months ended September 30, 1997. The dollar and percentage decreases were primarily attributable to a reduced reseller commission structure that went into effect at the end of 1996 and a reduction in the rate of royalty payments.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Net revenues. Net revenues increased $657,000, or 9.6%, from $6.9 million in 1995 to $7.5 million in 1996. This increase in net revenues resulted from additional sales of audio teleconferencing services to existing customers and sales to new customers.

  Cost of revenues. Cost of revenues increased $567,000, or 10.6%, from $5.3 million in 1995 to $5.9 million in 1996. This dollar increase was primarily attributable to increased volume under unfavorable telecommunications contracts. As a percentage of net revenues, cost of revenues remained virtually unchanged between the periods.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $53,000, or 2.9%, from $1.8 million in 1995 to $1.9 million in 1996. As a percentage of net revenues, selling, general and administrative expenses decreased 1.7 percentage points from 26.6% in 1995 to 24.9% in 1996. This percentage decrease was primarily due to the spreading of fixed costs over a larger revenue base and a reduction in executive compensation.

 Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Net revenues. Net revenues decreased $1.7 million, or 19.7%, from $8.5 million in 1994 to $6.9 million in 1995. This decrease was attributable to the loss of a significant customer representing approximately 24.0% of Call Points' net revenues in 1994. This customer elected to provide its own teleconferencing services and ceased to use Call Points' services.

  Cost of revenues. Cost of revenues decreased $809,000, or 13.2%, from $6.1 million in 1994 to $5.3 million in 1995. As a percentage of net revenues, cost of revenues increased 5.9 percentage points from 71.9% in 1994 to 77.8% in 1995. This percentage increase is primarily attributable to a time lapse between the loss of a major customer and related labor reductions and to the spreading of fixed depreciation costs over a smaller revenue base.

  Selling, general and administrative expenses. Selling, general and administrative expenses decreased $215,000, or 10.6%, from $2.0 million in 1994 to $1.8 million in 1995. As a percent of net revenues, selling, general and administrative expenses increased 2.8 percentage points from 23.8% in 1994 to 26.6% in 1995. This percentage increase was due to higher commissions paid to sales agents and the spreading of selling, general and administrative costs over a smaller revenue base.

LIQUIDITY AND CAPITAL RESOURCES--CALL POINTS

  The following table sets forth selected financial information from Call Points' statements of cash flows (in thousands):

                                                            NINE MONTHS ENDED
                                 YEAR ENDED DECEMBER 31,      SEPTEMBER 30,
                                 -------------------------  ------------------
                                  1994     1995     1996      1996      1997
                                 -------  -------  -------  --------  --------
                                                               (UNAUDITED)
Net cash provided by (used in):
  Operating activities.........  $   820  $   841  $   220  $    262  $    769
  Investing activities.........     (148)    (105)     (50)      (39)     (276)
  Financing activities.........     (695)    (677)    (288)     (267)      (43)
                                 -------  -------  -------  --------  --------
Net increase (decrease) in cash
 and cash equivalents..........  $   (23) $    59  $  (118) $    (44) $    450
                                 =======  =======  =======  ========  ========

  Call Points had a positive cash flow from operations in each period presented. Cash used in investing activities related solely to the acquisition of property and equipment. Cash used in financing activities was the result of repayment of notes payable to lenders and related parties. No dividends were paid to stockholders in 1994, 1995 or 1996 or for the nine months ended September 30, 1997. As of September 30, 1997, Call Points had a working capital deficit of $91,000.

 TCC

  Founded in 1987, TCC provides audio teleconferencing services and enhanced services to a general business clientele. TCC is headquartered and maintains its operations center in Cambridge, Massachusetts.

  On December 2, 1996, TCC distributed to its stockholders a line of business ("TCC's Distributed Business") unrelated to its core operations. Revenues associated with these assets were $642,000, $727,000 and

$707,000 for the years ended December 31, 1994 and 1995 and the period January 1, 1996 to December 2, 1996, respectively. Operating income associated with these assets was $75,000, $42,000 and $48,000 in such years and period, respectively. See Note 1(a) to Notes to Financial Statements of Kendall Square Teleconferencing, Inc. included elsewhere in this Prospectus.

RESULTS OF OPERATIONS--TCC

  The following table sets forth certain historical financial data of TCC and such data as a percentage of net revenues for the periods presented (in thousands):

                                  YEAR ENDED DECEMBER 31,          NINE MONTHS ENDED SEPTEMBER 30,
                         ----------------------------------------- -------------------------------
                             1994          1995          1996           1996            1997
                         ------------- ------------- ------------- --------------- ---------------
                                                                             (UNAUDITED)
Net revenues............ $1,515 100.0% $2,329 100.0% $3,396 100.0% $ 2,501  100.0% $ 3,003  100.0%
Cost of revenues........    816  53.9%  1,129  48.5%  1,813  53.4%   1,351   54.0%   1,650   54.9%
                         ------ ------ ------ ------ ------ ------ ------- ------- ------- -------
Gross profit............    699  46.1%  1,200  51.5%  1,583  46.6%   1,150   46.0%   1,353   45.1%
Selling, general and
 administrative
 expenses...............    510  33.7%    889  38.2%  1,329  39.1%     969   38.7%   1,015   33.8%
                         ------ ------ ------ ------ ------ ------ ------- ------- ------- -------
Operating income........ $  189  12.4% $  311  13.3% $  254   7.5% $   181    7.2% $   338   11.3%
                         ====== ====== ====== ====== ====== ====== ======= ======= ======= =======

 Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

  Net revenues. Net revenues increased $502,000 or 20.1% from $2.5 million for the nine months ended September 30, 1996 to $3.0 million for the nine months ended September 30, 1997. The increase in net revenues resulted primarily from additional sales of teleconferencing services to existing customers and sales to new customers and was achieved despite the fact that TCC's net revenues for the nine months ended September 30, 1996 included $565,000 of net revenues from TCC's Distributed Business which was divested in December 1996.

  Cost of revenues. Cost of revenues increased $299,000 or 22.1% from $1.4 million for the nine months ended September 30, 1996 to $1.7 million for the nine months ended September 30, 1997. As a percentage of revenue, cost of revenues increased 0.9 percentage points from 54.0% for the nine months ended September 30, 1996 to 54.9% for the nine months ended September 30, 1997. This increase was due primarily to increased expenses associated with the hiring of personnel working in the operations area.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $46,000 or 4.7% from $969,000 for the nine months ended September 30, 1996 to $1.0 million for the nine months ended September 30, 1997. As a percentage of net revenues, selling, general and administrative expenses decreased 4.9 percentage points from 38.7% for the nine months ended September 30, 1996 to 33.8% for the nine months ended September 30, 1997. The percentage decrease was due primarily to the reduction of selling, general and administrative costs related to TCC's Distributed Business.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Net revenues. Net revenues increased $1.1 million, or 45.8%, from $2.3 million in 1995 to $3.4 million in 1996. This increase resulted from additional sales of audio teleconferencing services to existing customers and sales to new customers. This increase was due, in part, to the addition of two new salespeople in 1996.

  Cost of revenues. Cost of revenues increased $684,000, or 60.6%, from $1.1 million in 1995 to $1.8 million in 1996. As a percentage of net revenues, cost of revenues increased 4.9 percentage points from 48.5% in 1995 to 53.4% in 1996. The dollar and percentage increases resulted primarily from an increase in telecommunications expenses and the addition of 10 operators.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $440,000, or 49.5%, from $889,000 in 1995 to $1.3 million in 1996. As a percentage of net revenues, selling, general and administrative expenses increased 0.9 percentage points from 38.2% in 1995 to 39.1% in 1996. The dollar increase was primarily attributable to the costs of the addition of two salespeople, increased commissions to sales personnel and hiring costs associated with additional staff.

 Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Net revenues. Net revenues increased $814,000, or 53.7%, from $1.5 million in 1994 to $2.3 million in 1995. This increase resulted from additional sales of audio teleconferencing services to existing customers and sales to new customers. This increase was due, in part, to the addition of a salesperson in the Washington, D.C. area.

  Cost of revenues. Cost of revenues increased $313,000, or 38.4%, from $816,000 in 1994 to $1.1 million in 1995. As a percentage of net revenues, cost of revenues decreased 5.4 percentage points from 53.9% in 1994 to 48.5% in 1995. This dollar increase was primarily attributable to increased telecommunications costs and the addition of two operators. This percentage decrease was primarily attributable to the spreading of such costs over a larger revenue base.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $379,000, or 74.3%, from $510,000 in 1994 to $889,000 in 1995. As a percentage of net revenues, selling, general and administrative increased 4.5 percentage points from 33.7% in 1994 to 38.2% in 1995. The additional costs consisted primarily of increased marketing expenses incurred to support TCC's growth and costs associated with the addition of the salesperson in the Washington, D.C. area.

LIQUIDITY AND CAPITAL RESOURCES-TCC

  The following table sets forth selected financial information from TCC's statements of cash flows (in thousands):

                                                           NINE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                              ---------------------------  ------------------
                               1994      1995      1996      1996      1997
                              -------  --------  --------  --------  --------
                                                              (UNAUDITED)
Net cash provided by (used
 in):
  Operating activities....... $    62  $    211  $    159  $     32  $    150
  Investing activities.......     (20)     (231)     (156)     (153)     (144)
  Financing activities.......     (84)       68        40        72      (110)
                              -------  --------  --------  --------  --------
Net increase (decrease) in
 cash and cash equivalents... $   (42) $     48  $     43  $    (49) $   (104)
                              =======  ========  ========  ========  ========

  TCC had a positive cash flow from operations in each period presented. Cash used in investing related solely to the acquisition of property and equipment. Net cash used by financing activities consisted of the repayment of debt and acquisition of treasury stock. Cash provided by financing activities included proceeds from borrowings under a note payable and net proceeds from capital lease obligations. No dividends were paid to stockholders in 1994, 1995 or 1996. Dividends of $61,000 were paid to stockholders during the nine month period ended September 30, 1997. As of September 30, 1997, TCC had a working capital deficit of $15,000.

 Americo

  Founded in 1987, Americo services a general business clientele. Americo is headquartered and maintains its operations center in Oradell, New Jersey.

RESULTS OF OPERATIONS--AMERICO

  The following table sets forth certain historical financial data of Americo and such data as a percentage of net revenues for the periods presented (in thousands):

                               YEAR ENDED DECEMBER 31,              NINE MONTHS ENDED SEPTEMBER 30,
                         ---------------------------------------   -------------------------------------
                            1994         1995          1996              1996                1997
                         ----------  ------------  -------------   -----------------   -----------------
                                                                              (UNAUDITED)
Net revenues............ $772 100.0% $1,227 100.0% $1,679  100.0 % $  1,210    100.0 % $  1,581    100.0 %
Cost of revenues........  335  43.4%    625  50.9%    854   50.9 %      631     52.1 %    1,051     66.5 %
                         ---- -----  ------ -----  ------  -----   --------  -------   --------  -------
Gross profit............  437  56.6%    602  49.1%    825   49.1 %      579     47.9 %      530     33.5 %
Selling, general and
 administrative.........  345  44.7%    514  41.9%    889   52.9 %      593     49.0 %      840     53.1 %
                         ---- -----  ------ -----  ------  -----   --------  -------   --------  -------
Operating income........ $ 92  11.9% $   88   7.2% $  (64)  (3.8)% $    (14)    (1.1)% $   (310)   (19.6)%
                         ==== =====  ====== =====  ======  =====   ========  =======   ========  =======

 Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

  Net revenues. Net revenues increased $371,000 or 30.7% from $1.2 million for the nine months ended September 30, 1996 to $1.6 million for the nine months ended September 30, 1997. This increase in net revenues resulted primarily from additional sales of teleconferencing services to existing customers and sales to new customers.

  Cost of revenues. Cost of revenues increased $420,000 or 66.6% from $631,000 for the nine months ended September 30, 1996 to $1.1 million for the nine months ended September 30, 1997. As a percentage of revenue, cost of revenues increased 14.4 percentage points from 52.1% for the nine months ended September 30, 1996 to 66.5% for the nine months ended September 30, 1997. The dollar and percentage increases were primarily due to the addition of eight employees in the operations area who were hired in anticipation of increased call volume for 1997.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $247,000, or 41.7%, from $593,000 for the nine months ended September 30, 1996 to $840,000 for the nine months ended September 30, 1997. As a percentage of revenue, selling, general and administrative expenses increased 4.1 percentage points from 49.0% for the nine months ended September 30, 1996 to 53.1% for the nine months ended September 30, 1997. The dollar and percentage increases were primarily due to higher levels of compensation paid to administrative and executive personnel.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Net revenues. Net revenues increased $452,000, or 36.8%, from $1.2 million in 1995 to $1.7 million in 1996. This increase was primarily attributable to increases in sales of audio teleconferencing services to existing customers and sales to new customers.

  Cost of revenues. Cost of revenues increased $229,000, or 36.6%, from $625,000 in 1995 to $854,000 in 1996. As a percentage of revenues, cost of revenues remained constant at 50.9% of net revenues.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $375,000, or 73.0%, from $514,000 in 1995 to $889,000 in 1996. As a percentage of revenues, selling, general, and administrative expense increased 11.0 percentage points from 41.9% in 1995 to 52.9% in 1996. The additional costs consisted primarily of increased executive compensation as well as the cost of employee benefit plans established in 1996.

 Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Net revenues. Net revenues increased $455,000, or 58.9%, from $772,000 in 1994 to $1.2 million in 1995. This increase was primarily attributable to increases in sales of audio teleconferencing services to existing customers and sales to new customers.

  Cost of revenues. Cost of revenues increased $290,000, or 86.6%, from $335,000 in 1994 to $625,000 in 1995. As a percentage of sales, cost of revenues increased 7.5 percentage points from 43.4% in 1994 to 50.9% in 1995. This percentage increase is primarily attributable to the increase in long-distance telephone charges and the cost of additional operators.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $169,000, or 49.0%, from $345,000 in 1994 to $514,000 in 1995. As a percentage of net revenues, selling, general and administrative expenses decreased 2.8 percentage points from 44.7% in 1994 to 41.9% in 1995. The additional costs consisted primarily of increased marketing personnel costs.

LIQUIDITY AND CAPITAL RESOURCES--AMERICO

  The following table sets forth selected financial information from Americo's statements of cash flows (in thousands):

                                                          NINE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,      SEPTEMBER 30,
                               -------------------------  -------------------
                                1994     1995     1996      1996      1997
                               -------  -------  -------  --------  ---------
                                                             (UNAUDITED)
Net cash provided by (used
 in):
  Operating activities........ $    43  $    17  $    90  $     19  $    (125)
  Investing activities........     (47)     (17)     (25)      (21)       (47)
  Financing activities........      (1)      17      (43)       (6)       142
                               -------  -------  -------  --------  ---------
Net increase (decrease) in
 cash and cash equivalents.... $    (5) $    17  $    22  $     (8) $     (30)
                               =======  =======  =======  ========  =========

  Americo had a positive cash flow from operations in each of 1994, 1995 and 1996 and the nine months ended September 30, 1996. Americo had a negative cash flow from operations for the nine months ended September 30, 1997. Cash used in investing activities for all periods presented related solely to the acquisition of property and equipment. Cash provided by financing activities for 1994, 1995 and 1996, resulted from borrowings under a line of credit and for the nine months ended September 30, 1997 also included proceeds from the issuance of long-term debt. Cash used in financing activities consisted of principal payments under capital lease obligations and long term debt, and dividends. Dividends paid to stockholders for 1994, 1995 and 1996 were $0, $0 and $19,000, respectively. Dividends paid to stockholders for the nine months ended September 30, 1996 and 1997 were $16,000 and $0, respectively. As of September 30, 1997 Americo had a working capital deficit of $692,000.

 CDC

  Founded in 1991, CDC specializes in providing a range of electronic group communications services and customized communications solutions, primarily to the pharmaceutical and health-care industries. CDC is headquartered and maintains its operations center in Danbury, Connecticut.

RESULTS OF OPERATIONS--CDC

  The following table sets forth certain historical financial data of CDC and such data as a percentage of net revenues for the periods presented (in thousands):

                                    YEAR ENDED DECEMBER 31,               NINE MONTHS ENDED SEPTEMBER 30,
                            -------------------------------------------  ----------------------------------
                                1994          1995            1996             1996              1997
                            ------------  --------------  -------------  ----------------  ----------------
                                                                                    (UNAUDITED)
Net revenues..............  $1,121 100.0% $1,131  100.0 % $1,480  100.0% $  1,080   100.0% $  1,486   100.0%
Cost of revenues..........     709  63.2%    765   67.6 %    886   59.9%      615    56.9%      766    51.5%
                            ------ -----  ------  ------  ------  -----  -------- -------  -------- -------
Gross profit..............     412  36.8%    366   32.4 %    594   40.1%      465    43.1%      720    48.5%
Selling, general and
 administrative expenses..     337  30.1%    377   33.3 %    655   44.2%      411    38.1%      442    29.8%
                            ------ -----  ------  ------  ------  -----  -------- -------  -------- -------
Operating income............$   75   6.7% $  (11)   (.9)% $  (61)   4.1% $     54     5.0% $    278    18.7%
                            ====== =====  ======  ======  ======  =====  ======== =======  ======== =======

 Nine months ended September 30, 1997 compared to nine months ended September 30, 1996

  Net revenues. Net revenues increased $406,000 or 37.6 % from $1.1 million for the nine months ended September 30, 1996 to $1.5 million for the nine months ended September 30, 1997. The increase is a result of increased penetration in sales in the pharmaceutical/medical marketing industries. Increase in revenues also reflects the offerings of new services developed specifically for clients in the pharmaceutical/medical marketing industries to enhance their programs.

  Cost of revenues. Cost of revenues increased $151,000 or 24.6%, from $615,000 for the nine months ended September 30, 1996 to $766,000 for the nine months ended September 30, 1997. The increase in cost of revenue is attributed to the purchase of new computer equipment and network to support additional employees and the growth of the pharmaceutical division and business in general. Reservation and billing systems were upgraded, and customized computer programs have been developed to service clients in the pharmaceutical division. As a percentage of revenue, cost of revenues decreased 5.4 percentage points from 56.9% for the nine months ended September 30, 1996 to 51.5% for the nine months ended September 30, 1997. The percentage decrease is primarily due to reductions in long distance rates and improved utilization of existing capacity.

  Selling, general, and administrative expenses. Selling, general and administrative expenses increased $31,000 or 7.5% from $411,000 for the nine months ended September 30, 1996 to $442,000 for the nine months ended September 30, 1997. As a percentage of revenues, selling, general and administrative expenses decreased 8.3 percentage points from 38.1% for the nine months ended September 30, 1996 to 29.8% for the nine months ended September 30, 1997 due to operating efficiencies and the spreading of fixed costs over a larger revenue base.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Net revenues. Net revenues increased $349,000, or 30.9%, from $1.1 million in 1995 to $1.5 million in 1996. These additional sales were generated, in part, by an increase in net revenues of $183,000 from two significant customers of CDC.

  Cost of revenues. Cost of revenues increased $121,000, or 15.8%, from $765,000 in 1995 to $886,000 in 1996. As a percentage of net revenues, cost of revenues decreased 7.7 percentage points from 67.6% in 1995 to 59.9% in 1996. The percentage decrease was due to reductions in telecommunications expense and improved utilization of existing capacity.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $278,000, or 73.7%, from $377,000 in 1995 to $655,000 in 1996. As a percentage of net revenues, selling, general and administrative expenses increased 10.9 percentage points from 33.3% in 1995 to 44.2% in 1996. This percentage increase was primarily attributable to the addition of a sales manager and increases in executive compensation.

 Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Net revenues. Net revenues remained virtually unchanged from 1994 to 1995. Although CDC experienced increases in net revenues from new and existing customers, CDC's net revenues from its largest two customers declined by $30,000.

  Cost of revenues. Cost of revenues increased $56,000, or 7.9%, from $709,000 in 1994 to $765,000 in 1995. As a percentage of net revenues, cost of revenues increased 4.4 percentage points from 63.2% in 1994 to 67.6% in 1995. The dollar and percentage increases resulted from the addition of two operators and the doubling of office space in anticipation of additional volume.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased by $40,000, or 11.9% from $337,000 in 1994 to $377,000 in 1995. As a percentage of net revenues, selling general and administrative expenses increased 3.2 percentage points from 30.1% in 1994 to 33.3% in 1995. The dollar and percentage increases resulted from the doubling of office space and increased compensation expense for administrative and executive personnel.

LIQUIDITY AND CAPITAL RESOURCES--CDC

  The following table sets forth selected financial information from CDC's statements of cash flows (in thousands):

                                                           NINE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                               --------------------------  ------------------
                                 1994     1995     1996      1996      1997
                               --------  -------  -------  --------  --------
                                                              (UNAUDITED)
Net cash provided by (used
 in):
  Operating activities........ $    159  $    8   $   143  $    137  $     12
  Investing activities........     (183)     (4)       (2)      (13)      (21)
  Financing activities........       31       1       (69)      (63)      (26)
                               --------  ------   -------  --------  --------
Net increase in cash and cash
 equivalents.................. $      7  $    5   $    72  $     61  $    (35)
                               ========  ======   =======  ========  ========

  CDC had a positive cash flow from operations in each period presented. Cash used in investing activities related solely to the acquisition of property and equipment. Cash provided by financing activities included borrowings under a line of credit and long-term debt. Cash used in financing activities included repayments of borrowings under a line of credit and repayments of long-term debt. There were no dividends paid to stockholders during 1994, 1995 and 1996 or for the nine months ended September 30, 1997. As of September 30, 1997, CDC had working capital of $245,000.

                                   BUSINESS

  On November 12, 1997, VIALOG Corporation acquired, in separate transactions (the "Acquisitions"), six private conference service bureaus (each, an "Acquired Company" and, collectively, the "Acquired Companies") in exchange for cash and shares of its Common Stock. Unless otherwise indicated, (i) all information in this Prospectus gives effect to the Acquisitions and the transactions described under "Organization and Acquisition of the Acquired Companies", (ii) all references to "VIALOG Corporation" mean VIALOG Corporation (which was founded on January 1, 1996) as a stand-alone entity and
(iii) all references to "VIALOG" or the "Company" refer to VIALOG Corporation and include its consolidated subsidiaries.

COMPANY OVERVIEW

  VIALOG is a leading independent provider of electronic group communications services, consisting primarily of operator-assisted audio teleconferencing, as well as video, data and unattended audio teleconference services. The Company has one of the largest and most geographically diverse networks of sales and operations centers focused solely on the electronic group communications market, and has approximately 6,500 ports of teleconferencing capability (one "port" is required for each conference participant) and state-of-the-art digital conferencing technology. The Company believes it differentiates itself from its competitors by providing superior customer service and support as well as an extensive range of enhanced and customized communications solutions. Combining these capabilities with targeted marketing and relationship selling has allowed the Company to capitalize on the growth in the developing teleconferencing services industry and to build a large, stable client base of approximately 5,000 customers representing what the Company estimates to be over 30,000 accounts. The Company's customer base is diverse, ranging from Fortune 500 companies to medium and small businesses and institutions. Customers also include certain major long distance telecommunications providers which have outsourced their teleconferencing services to VIALOG.

  The Company facilitates effective teleconferences through a combination of technology, enhanced services and superior customer service. Operator-assisted audio teleconferencing is the cornerstone of the Company's business and the principal service which builds customer loyalty. The Company also offers enhanced services such as digital replay of teleconferences, broadcast fax and fulfillment services such as follow-up mailings or calls. Additionally, the Company offers customized communications solutions, which include event planning, auction formats, coaching and event rehearsal services. The Company derived approximately 97% and 3% of its 1996 net revenues from audio teleconference services and related customized and enhanced services, respectively.

  The Acquired Companies had a combined compound annual growth rate in net revenues of 27.3% during the three-year period ended December 31, 1996 and pro forma combined net revenues of $28.3 million in 1996. VIALOG believes that the consolidation of the Acquired Companies offers a number of significant synergies that will contribute to VIALOG's continued growth in net revenues and cash flow. These synergies include operating efficiencies such as reduced costs for long distance charges, equipment and employee benefits. The Company also expects to benefit from significantly enhanced marketing power by creating the critical mass necessary to develop a brand name effectively, implement a national selling strategy and offer a wide range of teleconference services. The Company intends to establish its brand, VIALOG, as synonymous with superior electronic group communications services. The Company also intends to capitalize on strong industry fundamentals by leveraging its service capabilities, targeted selling approach and unique industry position to continue to increase penetration of its existing customer base and to win new customers, including those long distance service providers that decide to outsource their teleconferencing services. In addition to internal growth, the Company believes there is substantial opportunity to consolidate the industry further through future acquisitions.

INDUSTRY OVERVIEW

 Services

  The electronic group communications industry provides a range of services to facilitate multiparty communications with participants in different locations. Through electronic group communications services, customers conduct routine meetings, run training sessions, and share information where the traveling associated with assembling a group frequently or on short notice makes face-to-face meetings too costly, impractical or inconvenient. The International Teleconferencing Association ("ITCA") estimates that total teleconferencing industry net revenues (including hardware, services and network net revenues) in North America increased from $1.8 billion in 1992 to $4.9 billion in 1996. The primary electronic group communications services available today are audio, video and data teleconferencing.

  Audio teleconferencing. Industry sources estimate that total audio teleconferencing net revenues attributable to the service segment (the segment in which the Company competes) constituted approximately $1.7 billion in 1996.

  An audio teleconference is established through specialized telephone equipment known as a Multipoint Control Unit ("MCU") or "bridge." Prior to 1984, audio teleconferencing was generally considered ineffective because only one person could speak at a time. With the introduction of MCU technology in 1984, the industry then began to develop rapidly. Using MCU technology, the number of participants in an audio teleconference can now vary from three to thousands. The maximum number of participants is limited by the number of conference "ports" available to the operator, with each participant using one port. Calls may be established manually by an operator who places calls to, or receives calls from, conference participants, each of whom occupies a single telephone line and port. These lines are then "bridged" together through an MCU, which permits simultaneous speaking by all participants, filters out the "echo" of each participant's own speech, and equalizes sound volume and clarity. Advances in MCU technology have not only eliminated many of the problems associated with early audio teleconferencing, such as "clipping" (the loss of initial or ending syllables of words) and loss of quality as lines were added, but also have increased the number of available enhanced features. These technological advances, combined with the greater overall awareness and acceptance of audio teleconferencing as a business tool, have contributed to the increased usage of teleconferencing over the last five years.

  The demand for audio teleconferencing services has increased as a result of a wide range of trends, including globalization of operations, increased workforce training requirements, the advent of geographically dispersed work teams, shared decision-making, and the growing role of strategic partnerships. Users of audio teleconferencing are able to replace travel to existing meetings, with attendant savings of actual and opportunity costs, and increase communication with parties with whom they would otherwise not meet, thereby yielding greater organizational productivity. The facilities, network and labor costs associated with audio teleconferencing services, combined with a lack of expertise and a desire to focus on their core businesses, have caused most organizations to outsource audio teleconferencing.

  Video teleconferencing. Total video teleconferencing net revenues were approximately $2.7 billion in 1996. Of the $2.7 billion in 1996, industry sources estimate that approximately $99 million was attributable to the service segment in which the Company competes. The majority of these revenues were attributed to dedicated network services for point-to-point video meetings, which do not require any of the services offered by the Company. The broad adoption of video teleconferencing as a meeting tool has historically been constrained by several factors, including limited access to video sites, expensive and proprietary equipment, limited and costly bandwidth, incompatibility of systems, and poor video quality. Video teleconferencing was also generally limited to small or broadcast meetings at fixed locations, except as implemented using expensive two-way satellite technology.

  The adoption of International Telecommunications Union ("ITU") standard
H.320 in 1991 and ITU standard H.323 in 1996 has facilitated systems compatibility. By 1995, technological advances (which brought down the cost of equipment and required bandwidth) combined with increased processing speed (which improved quality) to permit the development of desktop video. Interactive multipoint video teleconferencing also became feasible in 1995 with the introduction of more cost-effective video MCU technology and low-cost, PC-based video cameras and sound cards. The rapid deployment of compatible hardware, reductions in cost, increases in available bandwidth, and improvements in quality are all expected to accelerate the growth of the market for multipoint video teleconferencing.

  Data teleconferencing. Data teleconferencing, which enables multiple users to collaborate using data and voice over a single, high bandwidth line, is the most recent advance in teleconferencing. Industry sources estimate that total data teleconferencing net revenues constituted approximately $180 million in 1996. Virtually all of these net revenues were related to proprietary software and systems not offered by the Company. The adoption of ITU standard T.120 data protocols and H.323 for multimedia conferencing and new Internet "groupware" services and software are expected to facilitate greater adoption of data teleconferencing.

  Prior to the emergence of data teleconferencing, audio teleconference participants were unable to share computer data during a conference call. New standards allow data to travel over data networks on an interactive basis so that multiple remote computers can manipulate the same program. For instance, Intel's ProShare and Microsoft's NetMeeting allow remotely located personal computers and/or work stations to share video and data interactively over the Internet. These Internet data teleconferencing programs will likely be used in conjunction with audio teleconferencing to allow simultaneous group discussions during editing and display of documents. Also, several manufacturers have announced plans to introduce specialized non-TCP/IP application servers that will provide mixed media teleconferencing with high quality.

SERVICE PROVIDERS

  There are three categories of service providers in the North American electronic group communications industry: (i) the IXCs, such as AT&T, MCI, Sprint, WorldCom, Inc. ("WorldCom"), Frontier and Cable & Wireless, (ii) the PCSBs, a group of over 25 companies, excluding the Acquired Companies, and
(iii) the independent LECs, such as GTE and SNET. In addition, the RBOCs will be allowed to provide long distance services, which the Company believes may lead to their entry into the teleconferencing market, if they individually meet certain requirements under the Telecommunications Act of 1996. See "Business--Regulation."

  The IXCs are currently the largest providers of teleconferencing services, constituting approximately 80% of the audio teleconferencing services market in 1995. The Company believes that the IXCs generate most of their business through their position as the customer's long distance carrier. The IXCs generally do not market teleconferencing services separately, but rather offer such services as part of a "bundled" telecommunications offering. The IXCs have generally not emphasized enhanced services or customized communications solutions to meet individual customer needs. Rather, they have generally de-emphasized operator-involved services (such as directory assistance and collect calls), and are increasingly implementing automated systems and technology as a substitute for traditional operator-intensive services.

  The second category of providers of electronic group communications services are the PCSBs. There are approximately 25 PCSBs, excluding the Acquired Companies. PCSBs began entering the teleconferencing market in the mid-1980s when businesses were beginning to find applications for teleconferencing due to significant technological improvements in teleconferencing equipment. The number of PCSBs increased in the late 1980s, taking advantage of a niche opportunity to provide customized, high quality service and specialized applications. As a result of their scale and limited access to capital, PCSBs tended to develop as regional or industry-specific businesses. Due to technological changes facing the teleconferencing industry, such as the introduction of video and data service, the ability to secure necessary capital has become more critical. Additionally, many PCSBs do not currently have the marketing expertise or teleconferencing capacity to reach the critical mass which will allow them to develop a national brand name and compete for and service large, national accounts.

  The third category of providers of electronic group communications services are the independent LECs. Similar to the IXCs, the LECs have generally not focused on teleconferencing, enhanced services or customized communications solutions.

  A potential new category of providers is the RBOCs. As a result of the Consent Decree entered into by AT&T and the United States Department of Justice in 1982, the RBOCs could not offer long distance services, which drastically limited their teleconferencing potential. Under the Telecommunications Act of 1996, the RBOCs will be allowed to provide in-region long distance services upon the satisfaction of certain conditions. Upon entrance into the long distance market, the Company believes that the ability of an RBOC to gain immediate and significant teleconferencing market share will be enhanced by its status as the incumbent provider of local services to its customers. While each RBOC will determine whether to create a separate teleconferencing business unit or to outsource this service, the Company believes that some of the new entrants will elect to outsource teleconferencing services and focus on entering the long distance market. To date, the Company has received requests for proposals to provide teleconferencing services from four of the five RBOCs.

COMPETITIVE STRENGTHS

  The Company believes that several characteristics differentiate it from many of its competitors, including:

  Diverse and stable customer base. The Company has a diverse base of customers that numbered approximately 5,000 in 1996, with only one customer (at less than 11%) representing greater than 10% of net revenues and the Company's top ten customers representing less than 28% of net revenues. The Company believes that it has created strong customer loyalty for its services through its emphasis on superior customer service and the importance of such service to its clients. This loyalty is demonstrated by VIALOG's record of attracting and retaining significant clients, with low customer turnover. The Company estimates that it experienced a "churn" rate of less than 3% during 1995 and 1996 and that approximately 65% of its revenue growth in 1996 came from existing customers.

  Unique industry position. VIALOG believes that it is positioned as one of the largest and most geographically diverse companies in the industry which focuses solely on electronic group communications. The Company's largest competitors are long distance service providers for whom teleconferencing represents only a small fraction of their total revenues. Therefore, VIALOG can focus its capabilities and resources solely on teleconferencing, including its information systems, capital equipment, hiring practices, training and marketing. The Company believes this focus offers significant flexibility and competitive advantages in responding to the needs of customers. VIALOG is also well situated to obtain future outsourcing contracts from long distance service providers which the Company believes are reluctant to outsource to a long distance service competitor, and would prefer to outsource to a larger, independent group communications company with experience in managing the outsourcing process.

  Superior customer service capabilities. The Company believes that it has a core competency in its customer service capabilities, which stress operator training, personalized service and anticipation of customer needs. VIALOG has developed and refined the technological capabilities, procedures and management information systems necessary to provide superior customer service, a factor that is critical to both customer retention and new business. An example of these capabilities is the Company's proprietary billing system for outsourced services. VIALOG has spent several years developing and revising this software and believes that no competitor can currently match the flexibility of this system in meeting customer needs.

  Broad range of services. The Company believes that it offers the most comprehensive selection of audio, video and data teleconferencing services in its industry, providing it with significant marketing advantages. VIALOG offers the features and pricing options to meet a wide variety of customer needs. The Company intends to remain at the forefront of the electronic group communications industry by continuing to augment its existing service offerings through the development and introduction of additional enhanced services and customized communications solutions.

  Experienced management team. VIALOG has one of the most experienced management teams in the teleconferencing industry. The top 10 managers of the Company have on average 14 years of experience within the teleconferencing/telecommunications industry. This experience is critical to the Company's ability to implement its business strategy, respond to industry trends and to identify and consummate acquisition opportunities successfully.

GROWTH STRATEGY

  The Company's objective is to build upon its position as a leading independent provider of electronic group communications services. Management plans to achieve this goal by implementing the following initiatives:

  Create a brand identity. The Company intends to establish its brand, VIALOG, as synonymous with expertise in, and a focus on, electronic group communications. The Company intends to distinguish its brand from those of the IXCs and other competitors through the Company's responsive customer service, focused service offerings and selling strategy. In conjunction with this strategy, the Company anticipates that it will invest approximately $6.0 million in advertising and promotion during the 24 months following this Offering, with significant expenditures for direct marketing and trade advertising.

  Establish a national sales network. The Company intends to establish a national sales network with a total staff of approximately 40 salespeople, including 25 field salespeople, 5 national accounts salespeople and 10 salespeople dedicated to telemarketing. The field salespeople will form the core of the Company's selling effort. This group is expected to be deployed throughout the United States and will focus on increasing usage at the local level under any national contracts as well as focus on sales to regional accounts. The national accounts salespeople will focus their efforts on obtaining national contracts with the Company's top customers, which include many Fortune 500 companies. The telemarketing specialists will generate sales leads for its field sales force by identifying customers who are using a competitor's service. The Company also intends to market its services vertically within select industries, such as pharmaceuticals, finance and technology, in order to capitalize on its industry-specific knowledge. The Company believes that its national selling strategy, combined with its specialized services and branding, will lead to greater penetration and retention of existing customers as well as increased market share.

  Capitalize on opportunities to provide outsourced services. The Company intends to expand its customer base for outsourced services to include additional IXCs and independent LECs as well as RBOCs. The Company believes the broad trend among long distance providers generally to outsource services such as telemarketing and billing is likely to extend to teleconferencing as these companies continue to move away from labor intensive activities. The Company believes that, should the RBOCs become long distance providers, competition will require that the RBOCs enter the market quickly with a complete package of high quality telecommunications services, including teleconferencing. Consequently, the Company believes that some RBOCs will choose to outsource their electronic group communications requirements. The Company believes that it is well-positioned to be competitive in obtaining outsourced teleconferencing business, since it (i) is not a competitor with IXCs and LECs in the long distance markets or with the RBOCs, (ii) has the capacity and resources to handle significant teleconferencing volume, and
(iii) already has experience in providing services on an outsourced basis.

  Expand through acquisitions. One element of the Company's strategy is to continue consolidating the electronic group communications services industry in order to increase market share, broaden geographic coverage and add new service offerings. The Company will seek to acquire companies that provide high quality service, have a significant customer base and utilize high quality technology. The Company believes its acquisition experience and its knowledge of the industry will be instrumental in identifying and successfully negotiating additional acquisitions. The Company believes that it will be an attractive acquirer for many closely-held PCSBs because of (i) the Company's increased access to financial resources as a larger company, (ii) the Company's decentralized operating structure, and (iii) the ability of the owner of the business being acquired to participate in the Company's on-going business, while at the same time realizing liquidity.

  Capitalize on consolidation benefits. The Company expects to capitalize on the benefits of its increased size, the combined experience of the Acquired Companies and its diverse customer base. The Company believes that its size will result in stronger bargaining power in areas such as long distance telecommunications, equipment, employee benefits and marketing. The Company also intends to improve allocation of personnel and equipment and to streamline internal practices through coordination among the Acquired Companies. The Company believes its combined experience and diverse customer base will allow it to develop and rapidly deploy innovative new services. Management also intends to cross-market services developed by any one of the Acquired Companies to all of the Company's customers, to maximize capacity utilization and to integrate pricing strategy.

THE COMPANY'S ELECTRONIC GROUP COMMUNICATIONS SERVICES

  Audio Teleconferencing. The Company offers a broad range of audio teleconferencing services and related services, primarily to businesses in the financial, professional service and pharmaceutical industries as well as to government agencies and trade associations. The Company generates revenues from this service by charging on a per-line, per-minute basis similar to standard telephone pricing practices.

  The Company's audio teleconference call services may be divided into three major classifications: operator attended calls, unattended calls and enhanced services. Within each major category there are several means of accessing the conference call, as well as a number of operator assisted features and services available upon the request of the customer.

  Operator Attended Conference Calls. On operator attended conference calls, the operator coordinates the call with the customer and provides support on the call as required. Customers are given a choice of three different methods to access an operator attended conference call. In the dial-out method, the operator dials each participant and places each participant in the conference. In the 800 Meet-Me method, the conference participants dial into the conference using the same toll-free number. In the Meet-Me method, the conference call is handled the same as 800 Meet-Me, but the participants dial in via their own long distance service provider. Customers can also decide to mix the access methods for participants. In an operator-attended conference call, the operator greets each caller, conducts a roll call, and places each caller on the conference call. The operator can offer a variety of features and enhanced services. For example, the operator can gather information such as agenda items or weekly sales figures from participants prior to joining a call, arrange for translation services, conduct question and answer (Q&A) sessions, conduct polling sessions, and relay all results back to the customer. If a conference participant disconnects while a call is in session, the operator can immediately call that participant to determine if the disconnect was unintentional and, if necessary, re-establish the link. This feature is generally not offered on unattended calls.

  Unattended Conference Calls. Unattended conference calls refer to calls that are not monitored by a Company operator. Each of the participants joins the conference by dialing into a Company MCU and entering an assigned passcode. This passcode directs participants to the correct conference and allows them to participate in the conference without operator assistance. During certain unattended calls, customers are still able to obtain operator assistance by pressing "0". Customers may use either 800 Meet-Me or Meet-Me access modes to join unattended conference calls.

  Enhanced Services. The Company offers a wide range of enhanced services (some of which were noted above), which allow customers to add value to their conference calls. Enhanced services provided to customers are generally charged on a fee basis. The following are examples of enhanced services.

  . Q&A is often utilized on conference calls with a large number of participants where an orderly forum for accepting questions is required. This feature is appropriate, for example, during a review of a corporation's quarterly financial results with a number of financial analysts.

  . Polling is a type of electronic counting using Touch-tone services and is often provided for focus group sessions or educational applications.

  . Digital recording and replay allows people who were unable to participate in the call to dial in and listen to a recording of the call. Many customers have the digital recording duplicated on tape or audio CD for distribution to interested parties. In some cases, a CD ROM is pressed by another vendor, augmented with interactive graphics, and used by the customer as a marketing or training tool.

  . Broadcast fax and fax on demand services provide distribution of information to facsimile machines during or after a conference using the Company's existing MCU facilities. Broadcast fax services are typically used for the widespread distribution of press releases, earnings reports, and other time-sensitive material.

  . RSVP allows the Company to reserve places for participants on conference calls and to gather information on such participants for its customers.

  . Reminders can be sent to participants prior to a conference call via direct call, fax or e-mail to ensure increased call attendance.

  . Call transcripts of conference calls can be prepared and either printed or downloaded onto a disk.

  Customized Communications Solutions. The Company provides specialized event management, production services and conference support services. Companies wishing to conduct new product announcements, investor relations calls regarding quarterly results, analyst briefings, press conferences, customer satisfaction polls or large sales events use the Company's customized communications services extensively. Large events, which combine many electronic group communications services such as data teleconferencing, audio teleconferencing and digital replay, may require weeks of planning. Training services are billed either on a project or a per diem basis. The following are examples of customized communications solutions.

  . The Company works with clients to design events which maximize participant interaction, provides information retrieval and assists in distributing pre-conference handouts.

  . Coaching and event rehearsal services personnel assist customer spokespersons to prepare for a teleconference, provide public speaking lessons, and arrange for professional speakers to ensure the proper presentation of information and image.

  . During a conference call, private line service allows an advisor to coach a spokesperson privately about points to include or proper responses to questions, without conference call participants hearing those comments.

  . The Company provides customer training services such as introducing a new customer to the effective use of a specific electronic group communications service or to the detailed development of a teletraining application.

  Video Teleconferencing. In 1996, the Company began to offer video teleconferencing services, which enable remote sites equipped with ITU standards-compliant video equipment to conduct interactive multipoint sharing of video images and audio among three or more participants. This service, like audio teleconferencing, is charged on a per-line, per-minute basis, with enhanced services charged on a fee basis. Video teleconferencing requires the use of a video MCU and telecommunications facilities of greater bandwidth than that required for a standard audio teleconference. The Company has one MCU dedicated to video teleconferencing, with approximately 72 ports of capacity. Video teleconferencing services accounted for approximately $13,000 of the Acquired Companies' consolidated net revenues in 1996 and approximately $183,000 for the nine months ended September 30, 1997.

  The Company's video teleconferencing services enable participants at multiple locations to see and hear each other in a video conference. Generally, the current speaker is displayed on the video monitors of the other participants in the conference while the speaker's screen displays the previous speaker's image. The Company also offers another video conferencing technique known as "continuous presence," in which up to four participant locations appear simultaneously on the four quadrants of a monitor for the duration of the conference.

  The Company believes that the use of multipoint video teleconferencing services will grow in relationship to the installed base of compatible video equipment. Industry sources estimate that over 100,000 video teleconferencing units had been sold by the end of 1995. The following are examples of video teleconferencing applications.

  . Telemedicine, in which doctors in different hospitals videoconference to discuss research, treatments, and surgery.

  . Distance learning, in which classes are held over video, enabling students to benefit from multiple teachers and to interact with students at other locations.

  . Computer aided design (CAD), in which civil engineers and architects present designs to clients and project teams over live video for review.

  Data Teleconferencing. In 1997, the Company began to offer data teleconferencing services to its customers. Data teleconferences are established between multiple computers through a server or data MCU and allow the participants to review, discuss and modify spreadsheets or written text, or design documents simultaneously on personal computers at different locations. Data teleconferences are established through parallel data audio or video links or on a single high bandwidth line which carries both data and audio or video. When the Company simultaneously provides audio and data using a data MCU for the data teleconferencing application, the charges for the data and audio connections are on a per-line, per-minute basis. When the Company is simply augmenting a data teleconference with the audio component, the per-line, per-minute charges are for the audio portion only. The Company has one beta site 48-port MCU, with 32 ports dedicated to data teleconferencing.

  New Internet "groupware" services and software based on the ITU standards
T.120 and H.323 are expected to facilitate greater adoption of data teleconferencing as an electronic group communications tool. For instance, both Intel's ProShare and Microsoft's NetMeeting software services allow remotely-located personal computers and/or work stations to interactively share video and data regardless of the location of each machine. Also, several manufacturers have announced plans to introduce specialized non-TCP/IP application servers that will provide high quality data teleconferencing. The Company is a beta site for a specialized data MCU that will use new software programs designed for non-Internet data sharing, which may provide greater security, faster protocols, and more reliable access than the Internet.

SALES AND MARKETING

  The Company's sales and marketing strategy will center on the establishment of its brand, VIALOG, as synonymous with expertise in, and a focus on, electronic group communications. The Company plans to launch a new corporate marketing program focused on customers who have the potential for high usage. This marketing program will utilize targeted database marketing techniques based on the combined customer data of the Acquired Companies, emerging trends, and other market segment information. Management of the Company estimates that 70% of the sales efforts in the Acquired Companies have historically been performed by telephone, and 30% have been personal (face-to-face) sales calls. The Company intends to reverse this strategy to focus the majority of the Company's field sales efforts on face-to-face selling augmented by dedicated telemarketing efforts.

  The Company intends to establish a national sales network with a total staff of approximately 40 salespeople, including 25 field salespeople, 5 national accounts salespeople and 10 telemarketing specialists. The field salespeople will form the core of the Company's selling effort. This group will be deployed throughout the United States and will focus on selling services to smaller and regional accounts and on increasing usage at the local level under any national contracts as well as on sales to regional accounts. The national accounts salespeople will focus their efforts on obtaining national contracts with the Company's top customers, which include many Fortune 500 companies. The telemarketing specialists will generate sales leads for the Company's field salespeople by identifying customers who are using a competitor's service. The Company also intends to market its services within select industries, such as the financial services and pharmaceutical industries, in order to capitalize on its industry-specific knowledge. The Company believes that its national selling strategy, combined with its specialized services and branding, will lead to greater penetration and retention of existing customers as well as increased market share.

  The Company intends to expand its customer base for outsourced services to include additional IXCs and independent LECs as well as RBOCs. The Company currently provides outsourced audio teleconferencing services for one IXC, one LEC and several non-facilities-based long distance providers. An important element of the Company's marketing strategy will be to initiate additional outsourcing alliances, both domestically and overseas, and to expand net revenues from its existing alliances. These alliances could include the existing and future IXCs in the U.S. and overseas, the LECs, the RBOCs and other non-facilities based providers of equipment and services. The Company believes the broad trend among telecommunications providers to outsource services will extend to teleconferencing, as indicated by (i) existing outsourcing of other services, such as billing and telemarketing, (ii) hiring and downsizing trends in the IXCs, LECs and RBOCs as they move away from labor-intensive activities, and (iii) increasing opportunities under the Telecommunications Act of 1996 to provide telecommunications services in new markets for the IXCs and RBOCs. The Company has received requests for proposals from four of the five RBOCs and believes that it is well-positioned to be competitive in obtaining outsourced teleconferencing business since it
(i) is not a competitor with IXCs or LECs in the long distance markets or with the RBOCs, (ii) has the capacity and resources to handle significant teleconferencing volume, and (iii) already has experience in providing services on an outsourced basis. The Company plans to establish a small specialized sales team to increase its market share of this business.

CUSTOMER SERVICE

  The Company believes that it has successfully obtained and retained customers due, in large measure, to quality customer service provided by a highly skilled staff. Reservationists and operators become the Company's primary contacts with its customers after the initial sales effort, thereby providing opportunities to support the sales effort with personalized service. The Company uses a team approach, whereby a customer can work with the same small group of customer service personnel. In some cases, customers have become accustomed to working with a particular reservationist or operator and insist upon continued assistance from these specific individuals.

  Reservationists assist the Company's customers in scheduling their conferences. Reservationists access the conferencing system to determine time and ports available and to confirm the teleconferences. Operators monitor calls and provide the services requested in the reservation. Operators are also trained to provide assistance to the moderator (usually the person initiating the conference) to ensure a successful meeting. Supervisors are available to assist in the setup and execution of a conference. The Company's staff is trained to facilitate effective meetings through a combination of classroom, mentoring, teaming, and on-the-job supervision.

CUSTOMERS

  The Company has approximately 5,000 customers with what the Company estimates to be over 30,000 separate accounts. Customers range in size from major multinational corporations and Fortune 500 companies to small businesses, professional organizations, public institutions and consumers. A breakdown of the Company's top 20 customers by industry is as follows: health and pharmaceutical (five), finance (five), retail (three), educational (three), telecommunications (two) and industrial (two). Only one account (at less than 11%)

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

represented more than 10% of the Company's net revenues in 1996. The top 10 customers of the Company represented approximately 28% of the Company's net revenues in 1996.

BILLING AND MANAGEMENT INFORMATION SYSTEMS

  All operational aspects of the electronic group communications business are presently performed in each of the Acquired Companies, including marketing, sales, purchasing, accounting, billing, reservations, personnel, and service delivery functions. Management of the Company intends to retain a decentralized organizational structure, permitting most customer-related decisions to remain at the Acquired Company level. The Company intends to centralize some administrative support activities within 12 to 18 months following the closing of the Private Placement in order to standardize its services, improve customer service and reduce Company expenses.

  The Acquired Companies presently perform the entire billing and collection process for their respective customer receivables. The data needed to develop an invoice is captured by and stored on each MCU and entered into the billing system automatically or by the staff. This data includes the account number, which identifies the entity paying for the call and the moderator number, which identifies the person who organized the call. The MCU software creates a call detail record which is augmented by the operator to capture any additional, enhanced services. Billing is on a one minute increment basis for the duration of each connected line. A billing database is maintained by each of the Acquired Companies and used to customize billing formats to respond to individual customer preferences. The frequency with which invoices are delivered to the customer for payment varies by Acquired Company and by customer. Generally, individual invoices are sent out within two business days of the conference call.

  Each of the Acquired Companies validates its invoices against its telephone bills to verify billing accuracy. Each Acquired Company also generates account reports which detail payments and adjustments, credit status, aging of accounts receivable, invoice analysis, commission summaries, and usage and rate profiles. These detailed reports allow management to make business and marketing decisions concerning extension of credit or additional sales contacts as customer usage increases or decreases.

  The Company believes that the flexibility and capabilities of its billing systems represent a competitive advantage in allowing the Company to meet the needs of its customers, particularly in the Company's outsourcing services business. The Company has spent several years developing and refining the proprietary software used in the billing services provided to long distance service carriers that outsource their teleconferencing function to the Company.

  The Company intends to transition the Acquired Companies' systems to a uniform system on an individual basis over the 18 months following the Private Placement. Each of the Acquired Companies will continue to process its results with the existing system until the new centralized system has been implemented and management has verified that the centralized system is performing at designed proficiency. See "Risk Factors--Absence of Consolidated Operating History; Difficulty of Integrating the Acquired Companies."

COMPETITION

  The teleconferencing service industry is highly competitive and subject to rapid change. The Company currently competes, or expects to compete in the near future, with the following categories of companies: (i) IXCs, such as AT&T, MCI, Sprint, Frontier and Cable & Wireless, and non-facilities based long distance providers, such as Excel, (ii) independent LECs, such as GTE and SNET, and (iii) other PCSBs. According to estimates from industry sources, the IXCs serviced approximately 80% of the audio teleconferencing market in 1995. The IXCs generally do not market teleconferencing services separately, but rather offer such services as part of a "bundled" telecommunications offering. The IXCs have not emphasized enhanced services or customized communications solutions to meet customer needs. However, there can be no assurance that these competitors will not alter their current strategies and begin to focus on services-specific selling, customized solutions and operator-attended services, the occurrence of any of which could increase competition. Under the Telecommunications Act of 1996, the RBOCs will also be allowed to provide long distance services within the regions in which they also provide local exchange services ("in-region long distance services") upon the satisfaction of certain conditions, including the specific approval of the FCC, the introduction of or a defined potential for facilities-based local competition, the offering of local services for resale, and compliance with access and interconnection requirements for facilities-based competitors. Upon entrance into the long distance market, the ability of an RBOC to gain immediate and significant teleconferencing market share will be enhanced by its status as the incumbent primary provider of local services to its customers.

  If the Company is able to expand its video and data teleconferencing service offerings, it will encounter additional competition. Management expects that there will be competition from existing providers of audio teleconferencing services, as well as new competitors dedicated to video and/or data teleconferencing. The Company believes that the principal competitive factors influencing the market for its services are brand identity, quality of customer service, breadth of service offerings, price and vendor reputation. There can be no assurance that the Company will be able to compete successfully with respect to any of these factors. Competition may result in significant price reductions, decreased gross margins, loss of market share and reduced acceptance of the Company's services.

  The Company currently derives approximately 14% of its net revenues from IXCs and LECs which outsource teleconferencing services provided to their respective customers. These telecommunications companies have the financial capability and expertise to deliver these teleconferencing services internally. There can be no assurance that the Company's current IXC and LEC customers will not insource the teleconferencing services now being provided by the Company and pursue such market actively and in direct competition with the Company, which could have a material adverse effect on the Company's business, financial condition and results of operations. Moreover, part of the Company's growth is projected to occur as RBOCs enter the long distance market and, as the Company believes, outsource their teleconferencing services. There can be no assurance that any telecommunications company able to offer teleconferencing services legally, now or in the future, will choose to do so or that those choosing to do so will outsource their teleconferencing services or choose the Company as their provider in case they do outsource teleconferencing.

  The Company also believes that many of its current and prospective customers have sufficient resources to purchase the equipment and hire the personnel necessary to establish and maintain teleconferencing capabilities sufficient to meet their respective teleconferencing needs. If the manufacturers of PBXs develop improved, cost-effective PBX capabilities for handling teleconferencing calls with the quality of existing MCUs used in the teleconferencing business, the Company's customers could choose to purchase such equipment and hire the personnel necessary to service their teleconferencing needs through internal telephone systems. The loss of such customers could have a material adverse effect on the Company's business, financial condition and results of operations. Additionally, if Internet technology can be modified to accommodate multipoint voice transmission comparable to existing MCUs used in the teleconferencing business, there could be a material adverse effect on the Company's business, financial condition and results of operations.

  Many of the Company's current and potential competitors have substantially greater financial, sales, marketing, managerial, operational and other resources, as well as greater name recognition, than the Company and may be able to respond more effectively than the Company to new or emerging technologies and changes in customer requirements. In addition, such competitors may be capable of initiating or withstanding significant price decreases or devoting substantially greater resources than the Company to the development, promotion and sale of new services. Because MCUs are not prohibitively expensive to purchase or maintain, companies previously not involved in teleconferencing could choose to enter the marketplace and compete with the Company. There can be no assurance that new competitors will not enter the Company's markets or that consolidations or alliances among current competitors will not create significant new competition. In order to remain competitive, the Company will be required to provide superior customer service and to respond effectively to the introduction of new and improved services offered by its competitors. Any failure of the Company to accomplish these tasks or otherwise to respond to competitive threats may have a material adverse effect on the Company's business, financial condition and results of operations.

SUPPLIERS

  The Company's services require two material components which it purchases from outside suppliers:

  Telecommunications Services. A significant portion of the Company's direct costs are attributable to the purchase of local and long distance telephone services. The Acquired Companies have purchased telecommunications services from a number of vendors, including AT&T, Sprint, MCI, Cable & Wireless and WorldCom. The Company believes that multiple suppliers will continue to compete for the Company's telecommunications contracts. Since the minutes of use generated by the Company will be substantially higher than the largest of the Acquired Companies, the Company believes that it will be able to negotiate telecommunications contracts with lower prices and improved service guarantees. The Company anticipates that new telecommunications contracts will be phased in over time as the existing contracts at the Acquired Companies expire. However, there can be no assurance that competition in the long distance services market will continue to increase, that any increased competition will reduce the cost of long distance services or that the Company's purchasing strategy will result in cost savings. If the costs of long distance services increase over time, the Company's current purchasing strategy, which calls for shorter-term contracts, may place it at a competitive disadvantage with respect to competitors that have entered into longer-term contracts for long distance services. There can be no assurance that the Company's analysis of the future costs of long distance services will be accurate, and the failure to predict future cost trends accurately could have a material adverse effect on the Company's business, financial condition and results of operations. Certain of the Company's existing contracts have remaining terms in excess of one year and require the Company to pay premiums over current market rates for long distance services. These contracts impose substantial monetary penalties for early termination. Although the Company intends to attempt to renegotiate these contracts to obtain more favorable rates, there can be no assurance that the Company will be able to do so. The failure of the Company to renegotiate these contracts will require the Company to continue to pay premiums over current market rates for long distance services.

  Bridging Hardware and Software Support Systems. The Company uses MCU equipment produced by four different manufacturers. At present, such equipment is not functionally identical, but it is compatible with substantially all network standards. Approximately 41% of all audio MCU systems used by the Founding Companies are manufactured by one vendor, MultiLink, Inc. ("MultiLink"), which was acquired by PictureTel Corporation in 1997. However, a number of other vendors offer similar MCU equipment. The Company intends to use its position as a substantial purchaser of MCU equipment to attempt to negotiate a volume purchase contract with each selected manufacturer.

FACILITIES

  The Company's corporate headquarters are located in approximately 2,600 square feet of office space in Andover, Massachusetts under a lease expiring May 31, 1999. The Company operates six network equipment centers in leased locations in the United States. The Company believes all of such locations are fully utilized except for its 25,141 square foot facility in Reston, Virginia, which is approximately 75% utilized and its 12,000 square foot facility in Oradell, New Jersey, which is approximately 40% utilized. The Company occupies the equipment centers and other facilities under leases which provide for a total of 71,058 square feet at rates ranging from $5.00 to $23.00 per square foot with expiration dates, excluding month-to-month leases, ranging from February 1998 to May 2008. The Company's total lease expense related to its facilities was approximately $908,000 for the year ended December 31, 1996 and $699,000 for the nine months ended September 30, 1997. The Company believes its properties are adequate for its needs. The Company's facilities are located either within one mile of central telephone switching locations or on a sonet fiberoptic loop in metropolitan locations. Each facility has dual sources of power or back-up generating capabilities. While the Company's telephone and power requirements may preclude it from locating in some areas, the Company believes alternative locations are available for its facilities at competitive prices.

EMPLOYEES

  On June 30, 1997 the Company had approximately 340 employees, of whom seven were employed full time at its corporate headquarters, 142 were employed full time in various management, supervisory and administrative positions, and 167 were employed full time as operators and 39 part time as operators. None of the Company's employees are represented by unions. The Company has experienced no work stoppages and believes its relationships with its employees are good.

REGULATION

  In general, the telecommunications industry is subject to extensive regulation by federal, state and local governments. Although there is little or no direct regulation in the United States of the core electronic group communications services offered by the Company, various government agencies, such as the FCC, have jurisdiction over some of the Company's current and potential suppliers of telecommunications services, and government regulation of those services has a direct impact on the cost of the Company's electronic group communications services.

  A central element of the Company's business strategy is to capitalize on outsourcing opportunities. With the passage of the Telecommunications Act of 1996, the Company believes that the RBOCs will seek to enter the market for long distance services and that competition in the markets for both local and long distance telephone services will increase. In order to compete successfully in those markets, the Company believes that the IXCs, LECs and RBOCs will be required to devote more attention and resources to the provision of such services and will therefore seek to outsource non-core services, such as audio teleconferencing. Because the Company's outsourcing strategy depends on the entrance of the RBOCs into the long distance market, any factor that delays or prevents the entrance of the RBOCs into that market could impact the Company's strategy. For example, the Telecommunications Act of 1996 imposes strict pre-conditions to the provision of in-region long distance services by the RBOCs, including the specific approval of the FCC, the introduction of facilities-based local competition, the offering of local services for resale, compliance with access and interconnection requirements for facilities-based competitors, and the establishment of a separate operating subsidiary with separate financing, management, employees, and books and records. To date, to the Company's knowledge only one RBOC has filed an application to obtain the approval of the FCC to offer in-region long distance services, and such application was withdrawn in February 1997. There can be no assurance that the RBOCs will be able to meet all of the requirements of the Telecommunications Act of 1996 on a timely basis, if at all. Even if one or more RBOCs meets these requirements, there can be no assurance that the entrance of such RBOCs into the long distance market will cause any IXCs, LECs or RBOCs to seek to outsource their audio teleconferencing services or that significant IXCs, LECs or RBOCs will not continue to provide audio teleconferencing services in direct competition with the Company. Finally, there can be no assurance that any IXCs, LECs or RBOCs seeking to outsource audio teleconferencing services will obtain such services from the Company. The failure of IXCs, LECs and RBOCs to outsource audio teleconferencing services to the Company could have a material adverse effect on the Company's growth strategy and business, financial condition and results of operations.

  The Telecommunications Act of 1996 is being contested both administratively and in the courts, and opinions vary widely as to the effects and timing of various aspects of the law. There can be no assurances at this time that the Telecommunications Act of 1996 will create any opportunities for the Company, that local access services will be provided by the IXCs, or that the RBOCs will be able to offer long distance services, including teleconferencing. The Telecommunications Act of 1996 has caused changes in the telecommunications industry, and the Company is unable to predict the extent to which such changes may ultimately affect its business. There can be no assurance that the FCC or other government agencies will not seek in the future to regulate the prices, conditions or other aspects of the electronic group communications services offered by the Company, that the FCC will not impose registration, certification or other requirements on the provision of those services, or that the Company would be able to comply with any such requirements.

  The Company is subject to laws and regulations that affect its ability to provide certain of its enhanced services, such as those relating to the recording of telephone calls. Changes in the current federal, state or local legislation or regulation could have a material adverse effect on the Company's business, financial condition and results of operations. Moreover, government regulations in countries other than the United States vary widely and may restrict the Company's ability to offer its services in those countries. The Company believes that the Company is currently in material compliance with applicable communications laws and regulations.

LEGAL PROCEEDINGS

  Other than as described below, there are no material pending legal proceedings to which the Company is a party or to which any of its properties are subject.

  In connection with the acquisition of Call Points, one of the Acquired Companies, the Company agreed to assume all disclosed liabilities with the exception of any liabilities arising out of Equal Employment Opportunity Commission ("EEOC") claims and litigation filed against Call Points and Ropir Industries, Inc. ("Ropir"), the sole stockholder and parent corporation of Call Points, by certain former and current employees. On October 30, 1997, 11 employees or former employees of Call Points filed claims in federal district court against Call Points, Ropir and certain other parties named therein. Complainants in these cases could seek to name the Company as a defendant in such pending litigation and could seek to hold the Company liable for damages resulting from the litigation as a successor in interest to Call Points. In addition to equitable relief, the complainants are seeking back pay, compensatory and punitive damages and attorneys fees based on allegations of discrimination, retaliation and racially harassing atmosphere. Although the Company believes it has defenses to any such claim, there can be no assurance that any such defense would be successful. The principal stockholder of Call Points has agreed to indemnify the Company from any liability relating to such claims and to place $250,000 in escrow with a third party to secure such indemnification obligations. In light of such indemnification, the Company does not believe that such claims if successful would have a material adverse effect on the Company.

  A former employee of CSI, one of the Acquired Companies, has claimed in writing that he may be entitled to up to five percent of the stock of CSI, based on an unsigned paper outlining possible employment terms. CSI's position is that the only agreements with such employee were set forth in two successive executed employment agreements, each of which had a specific provision that such agreement was inclusive as to the terms of employment. The Company and CSI believe that such claim is without merit.

            ORGANIZATION AND ACQUISITION OF THE ACQUIRED COMPANIES

  On November 12, 1997, VIALOG Corporation acquired (i) by merger, all of the issued and outstanding stock of five Acquired Companies, and (ii) by purchase, the assets of one Acquired Company. The aggregate consideration paid by VIALOG Corporation for the Acquisitions was 559,330 shares of Common Stock valued at $5.75 per share, approximately $53.0 million in cash and approximately $925,000 in cash related to tax reimbursements. The consideration paid was determined through arm's length negotiations among VIALOG Corporation, the Acquired Companies and the stockholders of the Acquired Companies, and was based upon a multiple of each Acquired Company's historical net revenue adjusted to compare each Acquired Company on a consistent basis. The purchase price of each Acquired Company was generally based upon such company's customer base, current operating results, geographic market, type and condition of its equipment and facilities, and potential cost savings resulting from the Acquisitions. The following table sets forth the approximate consideration paid for each of the Acquired Companies.

     NAME                                             CASH CONSIDERATION SHARES
     ----                                             ------------------ -------
     Access..........................................    $19,000,000(1)      --
     CSI.............................................     18,675,000(2)      --
     Call Points.....................................      8,000,000(3)   21,000
     TCC.............................................      3,645,000     166,156
     Americo.........................................      1,260,000     267,826
     CDC.............................................      2,400,000     104,348
                                                         -----------     -------
       Total Acquisition Consideration...............    $52,980,000     559,330
                                                         ===========     =======

--------
(1) VIALOG Corporation and Access agreed to make an election under Section 338(h)(10) of the Code to treat the purchase and sale of the capital stock of Access as a purchase and sale of assets. VIALOG Corporation agreed to reimburse the stockholders of Access an amount, estimated to be $700,000, equal to the difference between the taxes incurred by such stockholders as a result of the Section 338(h)(10) election and the taxes which would have been incurred by such stockholders had no Section 338(h)(10) election been made, together with the costs incurred in connection with making such calculations. Such reimbursements have not been included in the Total Acquisition Consideration shown above.
(2) VIALOG Corporation and CSI agreed to make an election under Section 338(h)(10) of the Code to treat the purchase and sale of the capital stock of CSI as a purchase and sale of assets. VIALOG Corporation has reimbursed the stockholders of CSI $225,000, an amount estimated to equal the difference between the taxes incurred by such stockholders as a result of the Section 338(h)(10) election and the taxes which would have been incurred by such stockholders had no Section 338(h)(10) election been made, together with the costs incurred in connection with making such calculations. Such reimbursements have not been included in the Total Acquisition Consideration shown above.
(3) Ropir Industries, Inc., the principal stockholder of Call Points, received $1.0 million of the cash consideration of $8.0 million as compensation for entering into a noncompetition agreement with VIALOG Corporation.

  From June 30, 1997 to September 30, 1997, certain of the Acquired Companies made S corporation distributions of $936,000. Additional S corporation distributions of approximately $751,000 were made prior to or upon the consummation of the Acquisitions. In addition, during the course of operations, certain of the Acquired Companies incurred indebtedness or entered into capital leases which were guaranteed by their principal stockholders. At September 30, 1997, the aggregate amount of indebtedness and capital leases of the Acquired Companies that was subject to such personal guarantees was approximately $3.5 million. The Company repaid approximately $2.2 million of such indebtedness upon the closing of the Private Placement, and the Company agreed to use its best efforts to cause all such guarantees to be released. If the Company cannot obtain such releases, it has agreed to hold the guarantors harmless from liability under such guarantees.

  The following is a discussion of the material information regarding the Acquired Companies and their principal stockholders:

  VIALOG Corporation (i) caused a subsidiary of VIALOG Corporation to merge with Access, whereby Access became a wholly owned subsidiary of VIALOG Corporation and (ii) delivered to the stockholders of Access approximately $19.0 million in cash in exchange for their shares of Access. VIALOG Corporation granted options for 142,850 shares of Common Stock exercisable at $5.75 per share to certain key employees of Access. In the event the Company completes an initial public offering of its shares or is acquired or otherwise merges with another entity and such consideration is less than $13.75 per share, such option holders will receive additional options exercisable at $5.75 per share on a pro rata basis such that the total aggregate value of such options equals $1.0 million. If an employee's employment is terminated, other than by reason of death or disability, the option must be exercised within 90 days thereafter or it will expire. Such terminated employees will be entitled to cash bonuses equal to the consideration required to be paid upon exercise of an option if such option is exercised. Stockholders' equity of Access at September 30, 1997 was approximately $2.6 million. The Company repaid approximately $1.4 million of indebtedness of Access, of which C. Raymond Marvin was the guarantor. Such indebtedness was to mature through 2000 and bore interest at rates ranging from 9.25% to 9.5% per annum. The Company agreed to arrange for the release of such guarantees or to indemnify Mr. Marvin for any obligations arising under such guarantees. From June 30, 1997 to September 30, 1997, Access made S corporation tax distributions of $165,000. Additional S corporation distributions of approximately $487,000 were made prior to or upon the consummation of the Acquisitions. Mr. Marvin entered into a two-year employment agreement with Access which include a covenant not to compete expiring no earlier than the latter of the third anniversary of the merger or one year after the expiration of his severance period under such agreement.

  VIALOG Corporation (i) caused a subsidiary of VIALOG Corporation to merge with CSI, whereby CSI became a wholly owned subsidiary of VIALOG Corporation and (ii) delivered to the stockholders of CSI approximately $18.7 million in cash in exchange for their shares of CSI. Stockholders' equity of CSI at September 30, 1997 was approximately $615,000. Judy B. Crawford remained as President of CSI following the closing of this Offering and received approximately $9.3 million in cash. The Company repaid approximately $500,000 of indebtedness of CSI, of which Ms. Crawford was the guarantor. Such indebtedness was to mature in 2000 and bore interest at 9.5% per annum. In addition, Ms. Crawford had guaranteed all of CSI's capital leases, which had remaining lease payments of approximately $774,000. The Company agreed to arrange for the release of such guarantees or to indemnify her for any obligations arising under such guarantees. From June 30, 1997 to September 30, 1997, CSI made S corporation profit and tax distributions of $757,000. Additional S corporation distributions of approximately $123,000 were made prior to or upon the consummation of the Acquisitions. Ms. Crawford entered into a one-year employment agreement with CSI which included a covenant not to compete expiring no earlier than the third anniversary of the merger.

  VIALOG Corporation (i) caused a subsidiary of VIALOG Corporation to acquire substantially all of the assets of, and assumed specified liabilities of, Call Points, (ii) delivered to Call Points $7.0 million in cash and 21,000 shares of Common Stock in exchange for such assets and (iii) delivered to the principal stockholder of Call Points $1.0 million in cash in exchange for a noncompetition agreement. Stockholders' equity of Call Points at September 30, 1997 was approximately $1.2 million. VIALOG Corporation obtained noncompetition agreements with a two-year noncompetition period from the principal stockholder and a key employee of Call Points.

  VIALOG Corporation (i) caused a subsidiary of VIALOG Corporation to merge with TCC, whereby TCC became a wholly owned subsidiary of VIALOG Corporation and (ii) delivered to the stockholders of TCC 166,156 shares of Common Stock and approximately $3.6 million in cash in exchange for their shares of TCC. Stockholders' equity of TCC at September 30, 1997 was approximately $671,000. In 1996, TCC distributed certain technology and hardware with a net book value of approximately $12,000 to certain stockholders of TCC. Courtney P. Snyder remained as President of TCC and received 48,780 shares of Common Stock and approximately $841,000 in cash. VIALOG Corporation granted to Mr. Snyder options for 75,000 shares of Common Stock exercisable at the fair market value as of the closing of the Private Placement as determined by the VIALOG Corporation Board of Directors. Such options are exercisable for 5,700 shares on December 31, 1997 and an additional 6,300 shares on the last day of each of the 11 calendar quarters thereafter. The options will expire on the third anniversary of the Private Placement closing. John J. Hassett, a principal stockholder of VIALOG Corporation and of TCC, received 44,512 shares of Common Stock and approximately $768,000 in cash. See "Principal Stockholders." The Company repaid approximately $66,000 of indebtedness of TCC, of which Mr. Snyder and Mr. Hassett were guarantors. Such indebtedness was to mature through 1999 and bore interest at rates ranging from 9.5% to 11% per annum. In addition, Mr. Snyder and Mr. Hassett were guarantors of all of TCC's capital leases, which had remaining lease payments of approximately $324,000. The Company agreed to arrange for the release of such guarantees or to indemnify them for any obligations arising under such guarantees. From June 30, 1997 to September 30, 1997, TCC made S corporation tax distributions of $14,000. Additional S corporation distributions of approximately $142,000 were made prior to or upon the consummation of the Acquisitions. Mr. Snyder entered into a three-year employment agreement with TCC which included a covenant not to compete expiring no earlier than the third anniversary of the merger or one year from the expiration of his severance period under such agreement, whichever is the later to occur. VIALOG Corporation has also obtained noncompetition agreements with a two-year noncompetition period from certain other principal stockholders and/or employees of TCC.

  VIALOG Corporation (i) caused Americo to merge with and into a wholly owned subsidiary of VIALOG Corporation and (ii) delivered to David L. Lipsky, the sole stockholder of Americo, 267,826 shares of Common Stock and approximately $1.3 million in cash in exchange for his shares of Americo. Stockholders' deficit of Americo at September 30, 1997 was approximately $242,000. Mr. Lipsky remained as President of Americo. VIALOG Corporation granted to Mr. Lipsky options for 75,000 shares of Common Stock, exercisable at the fair market value as of the closing of the Private Placement as determined by the VIALOG Corporation Board of Directors. Such options are exercisable for 5,700 shares on December 31, 1997 and an additional 6,300 shares on the last day of each of the 11 calendar quarters thereafter. The options will expire on the third anniversary of the closing of the Private Placement. The Company repaid approximately $185,000 of indebtedness of Americo, of which Mr. Lipsky was a guarantor. Such indebtedness was to mature at various times through June 2001 and bore interest at 10% per annum. Mr. Lipsky entered into a three-year employment agreement with Americo which included a covenant not to compete expiring no earlier than the latter of the third anniversary of the merger or one year from the expiration of his severance period under such agreement.

  VIALOG Corporation (i) caused a subsidiary of VIALOG Corporation to merge with CDC, whereby CDC became a wholly owned subsidiary of VIALOG Corporation and (ii) delivered to the stockholders of CDC 104,348 shares of Common Stock and approximately $2.4 million in cash in exchange for their shares of CDC. Stockholders' equity of CDC at September 30, 1997 was approximately $305,000. Patti R. Bisbano remained as President of CDC and received 52,174 shares of Common Stock and approximately $1.2 million in cash. Maurya Suda, a principal stockholder of CDC, received 52,174 shares of Common Stock and approximately $1.2 million in cash. VIALOG Corporation granted to Ms. Bisbano and Ms. Suda options for an aggregate of 75,000 shares of Common Stock exercisable at the fair market value as of the closing of the Private Placement as determined by the VIALOG Corporation Board of Directors. Ms. Bisbano received options for 62,500 shares which are exercisable for 5,212 shares on December 31, 1997 and an additional 5,208 shares on the last day of each of the 11 calendar quarters thereafter. Ms. Suda received options for 12,500 shares, which are exercisable for 3,125 shares on December 31, 1997 and an additional 3,125 shares in the last day of each of the 3 calendar quarters thereafter. The options will expire on the third anniversary of the closing of the Private Placement. The Company repaid indebtedness of CDC, of which Ms. Bisbano was a guarantor, of approximately $43,000. Such indebtedness was to mature in 2000 and bore interest at 9.5% per annum. Ms. Bisbano entered into a three-year employment agreement with CDC which included a covenant not to compete expiring on the later of one year from the expiration of her employment agreement or two years from the expiration of her severance period under such agreement. Ms. Suda entered into a one-year employment agreement with CDC which included a covenant not to compete expiring on the latter of one year from the expiration of her employment agreement or two years from the expiration of her severance period under such agreement.

  See "Management--Employment and Noncompetition Agreements" for a discussion of certain employment agreements between the Company and certain of its executive officers.

  The Company agreed with all of the Acquired Companies, except Call Points, that for the two-year period following the closing of the Private Placement there will be no (i) change in the location of an Acquired Company's facilities, (ii) physical merging of any Acquired Company's operations with another operation, (iii) change in the position of certain persons receiving employment agreements authorized by the Acquisition Agreements, or (iv) reduction in work force or termination of employment except as related to employee performance or the contemplated reorganization of the combined sales/marketing staff or the accounting function, without the approval of a majority in interest of the respective Acquired Company's former stockholders. In the case of Call Points, similar restrictions apply except that there are no restrictions with respect to a change in the location of Call Points' facilities.

  Additionally, VIALOG Corporation agreed to maintain the Acquired Companies' respective employee incentive compensation, fringe benefits and severance programs, or their substantial equivalent, through December 31, 1997.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information with regard to the directors and executive officers of the Company.

NAME                          AGE                     POSITION
----                          ---                     --------
Glenn D. Bolduc(1)...........  45 Chief Executive Officer, President, Treasurer
                                  and Director
John J. Dion.................  39 Vice President--Finance
Robert F. Moore..............  43 Vice President--Marketing and Business
                                  Development
Gary G. Vilardi..............  43 Vice President--Sales
John R. Williams.............  36 Vice President--Operations
C. Raymond Marvin............  58 Vice President
Joanna M. Jacobson(1)(2).....  37 Director
David L. Lougee(1)(2)........  57 Director
David L. Lipsky..............  52 Director and President--Americo
Patti R. Bisbano.............  53 Director and President--CDC
William P. Pucci.............  51 President--Access
Judy B. Crawford.............  45 President--CSI
Courtney P. Snyder...........  47 President--TCC
Olen E. Crawford.............  45 President--Call Points, Inc.

--------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

  GLENN D. BOLDUC has served as Chief Executive Officer, President and a Director of the Company since October 1, 1996 and as Treasurer since July 9, 1997. From July 1989 to September 1996, Mr. Bolduc served as Chief Financial Officer of MutliLink, Inc., an independent supplier of audio conferencing bridges.

  JOHN J. DION has served as Vice President--Finance for the Company since November 1996, and served as a Director from July 9, 1997 to November 12, 1997. From August 1985 to August 1995, Mr. Dion served in various financial positions for DSC Communications Corporation, a manufacturer of telecommunications hardware and software. Mr. Dion's final position with DSC was Director of Accounting.

  ROBERT F. MOORE joined the Company on November 1, 1997 as Vice President-- Marketing and Business Development. Mr. Moore served as Vice President--Sales and Marketing for Citizens Communication Corporation, a division of Citizens Utilities, Inc. from March 1997 to October 31, 1997. From January 1994 to February 1997, Mr. Moore was with Hill Holliday Connors Cosmopulos, Inc. Advertising. For the 17 years prior to that, Mr. Moore served in various sales and marketing positions with Southern New England Telephone, the last four years of which he served as President of SNET Mobility, Inc., the cellular communications subsidiary of SNET.

  GARY G. VILARDI has served as Vice President--Sales of the Company since April 1, 1997. He has spent 17 years in sales and sales management and has focused on audio, video, and document conferencing sales during the last eight years. From October 1995 to December 1996 Mr. Vilardi was Vice President-- Sales with Video-On, Inc., a GE Capital Company specializing in video conferencing. From June 1995 to October 1995 he served as Eastern Regional Vice President for Network MCI teleconferencing, and from March 1990 to June 1995 he was Vice President of U.S. Sales for Darome Teleconferencing.

  JOHN R. WILLIAMS joined the Company on November 1, 1997 as Vice President-- Operations. Mr. Williams had served as General Manager of the Spring Conference Line, Sprint's audio conferencing service bureau business, since July 1995. Prior to this assignment, Mr. Williams held positions in product development, marketing, and strategic planning in the Sprint Long Distance Division. From June 1984 to November 1989 he was a National Account Manager at IBM.

  RAYMOND MARVIN has served as a Vice President of the Company since December 31, 1997. He founded Access in 1987 and served as President and Chief Executive Officer of Access from its inception to December 31, 1997 and as a director of Access from its inception to November 12, 1997.

  JOANNA M. JACOBSON served as a consultant to VIALOG Corporation prior to, and became a Director of the Company upon, the closing of the Private Placement. Since April 1996, Ms. Jacobson has been President of Keds, a distributor of athletic footwear and a division of Stride-Rite Corporation. From February 1995 to March 1996, she was a partner in Core Strategy Group, a strategic marketing consulting firm. From December 1991 to September 1994, Ms. Jacobson was a Senior Vice President of Marketing and Product Development for Converse, Inc., a distributor of athletic footwear.

  DAVID L. LOUGEE became a Director of the Company upon the closing of the Private Placement. Mr. Lougee has been a partner of the law firm of Mirick, O'Connell, DeMallie & Lougee, LLP since 1972. Mr. Lougee is also a director of
(i) Commonwealth BioVentures Inc., a venture capital company which provides seed money to biotechnology companies; (ii) BioVentures Investors LLC, the general partner of a partnership which invests in companies in the health sciences industry; (iii) BioVentures Management Corporation, a company which provides management services to the above-referenced partnership; and (iv) Meridian Medical Technology, Inc., a public company in the medical devices and drug delivery business. Mirick, O'Connell, DeMallie & Lougee, LLP serves as outside general counsel to VIALOG Corporation.

  DAVID L. LIPSKY founded Americo in August 1987 and has served as President, Chief Executive Officer and as a director of Americo since its inception. From 1983 until 1996, Mr. Lipsky also served as President and Chief Executive Officer of Resource Objectives, Inc., a seller of communications equipment that merged into Americo in 1996. Mr. Lipsky became a Director of the Company upon the closing of the Private Placement.

  PATTI R. BISBANO co-founded CDC in April 1990 and has served as President, Treasurer and as a director of CDC since its inception. Ms. Bisbano became a Director of the Company upon the closing of the Private Placement.

  WILLIAM P. PUCCI has served as President of Access since December 31, 1997 and served as Vice President--Operations for the Company from May 1996 to December 1997. Prior to joining the Company, Mr. Pucci spent 28 years in the telecommunications industry with New England Telephone, AT&T, and NYNEX. He has focused expertise in integrating multiple sites into a single ACD served enterprise and in identifying and implementing "best in class" practices.

  JUDY B. CRAWFORD co-founded CSI in February 1992 and has served as President, Chief Executive Officer and as a director of CSI since its inception.

  COURTNEY P. SNYDER founded TCC in 1987 and has served as President, Chief Executive Officer and as a director of TCC since its inception.

  OLEN E. CRAWFORD co-founded CSI in February 1992 and served as Executive Vice President until his appointment as President of Call Points in November 1997. From March 1988 until January 1992, Mr. Crawford was a principal in Crawford and Associates, a telecommunications consulting firm. During 1990 and 1991, Mr. Crawford served as Executive Vice President and General Manager of Call Points. Between 1972 and 1988, Mr. Crawford held positions at South Central Bell Telephone Company and other telecommunications related entities.

  The Company's Board of Directors is divided into three classes, with one class of directors elected each year at the annual meeting of stockholders for a three-year term of office. All directors of one class hold their positions until the annual meeting of stockholders at which the terms of the directors in such class expire and until their respective successors are elected and qualified. Mr. Lipsky serves in the class whose terms expire in 1998, Ms. Jacobson and Ms. Bisbano serve in the class whose terms expire in 1999, and Mr. Bolduc and Mr. Lougee serve in the class whose term expire in 2000. Executive officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board of Directors or until their successors are duly elected and qualified. See "Management--Executive Compensation" and "Management--Employment and Noncompetition Agreements."

  On January 6, 1998, the Board of Directors established an Audit Committee and a Compensation Committee. The Audit Committee will review the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent accountants, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and will make recommendations to the Board of Directors on the engagement of the independent accountants, as well as other matters which may come before it or as directed by the Board of Directors. The Compensation Committee will administer the Company's compensation programs, including the 1996 Stock Plan, and will perform such other duties as may from time to time be determined by the Board of Directors.

DIRECTOR COMPENSATION

  Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors. Each Director who is not an employee of the Company or one of its subsidiaries has received upon his or her election as a Director an option to purchase 12,000 shares of Common Stock at its then fair market value, and will receive a fee of $500 for attendance at each Board of Directors meeting and $250 for each committee meeting (unless held on the same day as a Board of Directors meeting). Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof or otherwise incurred in their capacity as Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  On January 6, 1998, the Company's Board of Directors established a Compensation Committee, consisting of Mr. Bolduc, Ms. Jacobson and Mr. Lougee. Prior to the establishment of the Compensation Committee, decisions as to executive compensation were made by the Board of Directors. From January 1, 1997 until February 21, 1997, the Board of Directors consisted of John J. Hassett, Mr. Bolduc and Thomas M. Carroll. Mr. Carroll is the brother-in-law of Mr. Hassett. On February 21, 1997, Mr. Carroll resigned as Director and was replaced by Bruce T. Guzowski. On July 9, 1997, Mr. Guzowski resigned and was replaced by John J. Dion. On November 12, 1997, John Dion and John Hassett resigned as Directors, and David L. Lougee, Patti R. Bisbano, Joanna Jacobson and David L. Lipsky were appointed Directors. Messrs. Hassett, Bolduc, Lougee and Lipsky and Ms. Bisbano have been parties to certain transactions with the Company. See "Certain Transactions."

EXECUTIVE COMPENSATION

  The following table sets forth the compensation earned by the individual who served as the Company's President during the year ended December 31, 1997 and the Company's four most highly-compensated executive officers other than the President who were serving as executive officers on December 31, 1997 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE
                               FISCAL YEAR 1997

                                                                   LONG-TERM
                                 ANNUAL COMPENSATION             COMPENSATION
                             ------------------------------- ---------------------
                                                               AWARDS    PAYOUTS
                                                             ---------- ----------
                                                                        SECURITIES
                                                             RESTRICTED UNDERLYING
                                                OTHER ANNUAL   STOCK     OPTIONS/
                             SALARY   BONUS     COMPENSATION  AWARD(S)     SARS
NAME AND PRINCIPAL POSITION    ($)     ($)          ($)        ($)(3)      (#)
---------------------------  ------- -------    ------------ ---------- ----------
Glenn D. Bolduc..........     33,000 270,000(1)        (2)        0       75,000
 President and CEO
C. Raymond Marvin........    242,000 121,000           (2)        0            0
 Vice President
David L. Lipsky..........    238,000  94,000           (2)        0       75,000
 Director, President--
 Americo
Courtney P. Snyder.......    145,000       0           (2)        0       75,000
 President--TCC
Judy B. Crawford.........    118,000       0       20,000(4)      0            0
 President--CSI

--------
(1) Pursuant to an employment agreement executed by the Company and Mr. Bolduc in 1996, Mr. Bolduc began to earn an annual salary of $250,000 and a monthly automobile allowance of $1,000 upon the closing of the Private Placement. In January, 1998, the Company paid Mr. Bolduc a one-time bonus equal to 1/365th of his annualized salary and automobile allowance multiplied by the number of days from the date of his employment by VIALOG Corporation to the closing of the Private Placement.

(2) The aggregate amount of the Named Executive Officer's Compensation reportable under this category falls below the reporting threshold under
    Item 402(b)(2)(iii)(C)(1) of Regulation S-K.

(3) None of the Named Executive Officers received compensation for their services in the form of restricted stock awards during the fiscal year ended December 31, 1997. However, as of December 31, 1997, each of the Named Executive Officers held restricted shares of the Company's Common Stock as follows:

                                                                   VALUE($)
   NAMED EXECUTIVE OFFICERS                 RESTRICTED SHARES(#) ($5.75/SHARE)
   ------------------------                 -------------------- -------------
   Glenn D. Bolduc.........................        20,000            115,000
   C. Raymond Marvin.......................             0                  0
   David L. Lipsky.........................       267,826          1,539,999
   Courtney P. Snyder......................        48,780            280,485
   Judy B. Crawford........................             0                  0

  The Company has no current plans to pay dividends on the above-referenced restricted shares.

(4) Consists of an aggregate auto allowance of approximately $17,000 and aggregate country club dues of approximately $3,000.

EMPLOYMENT AND NONCOMPETITION AGREEMENTS

  The following table sets forth a summary of the terms of the employment agreements that were entered into with the Named Executive Officers.

     NAME                                  POSITION           SALARY     TERM
     ----                                  --------          -------- ----------
   Glenn D. Bolduc(1)............. President and CEO--VIALOG $250,000 indefinite
   C. Raymond Marvin(2)........... President--VIALOG         $242,000 2 years
   David L. Lipsky(3)............. President--Americo        $225,000 3 years
   Courtney P. Snyder(4).......... President--TCC            $160,000 3 years
   Judy B. Crawford(5)............ President--CSI            $255,000 1 year

--------
(1) Pursuant to an employment agreement executed by the Company and Mr. Bolduc in 1996, Mr. Bolduc began to earn an annual salary of $250,000 and a monthly automobile allowance of $1,000 upon the closing of the Private Placement. In January, 1998, the Company paid Mr. Bolduc a one-time bonus equal to 1/365th of his annualized salary and automobile allowance multiplied by the number of days from the date of his employment by VIALOG Corporation to the closing of the Private Placement. Mr. Bolduc's employment agreement also provides for a severance payment of 18 months' then current salary and the continuation of all fringe benefits for 18 months at the Company's expense after the termination of his employment.
(2) Mr. Marvin's employment agreement provides that if Mr. Marvin's employment terminates during the term of his employment other than for cause, death or disability, he will be entitled to receive his base compensation and group insurance benefits during a period equal to the greater of (i) one year or (ii) the remainder of the term of his employment contract.
(3) Mr. Lipsky's employment agreement provides that if Mr. Lipsky's employment is terminated by Americo other than for cause, disability or death, he will be entitled to receive his base compensation and group insurance benefits during a period equal to the greater of (i) one year or (ii) the remainder of the term of his employment agreement. Mr. Lipsky is entitled to a monthly automobile allowance of $750.
(4) Mr. Snyder's employment agreement provides that if Mr. Snyder's employment is terminated by TCC other than for cause, disability or death, he will be entitled to receive his base compensation and group insurance benefits during a period equal to the greater of (i) one year or (ii) the remainder of the term of the employment agreement. TCC also maintains a life insurance policy on the life of Mr. Snyder in the face amount of $750,000, the proceeds of which are payable to a beneficiary to be designated by him. He is also entitled to a monthly automobile allowance of $400.
(5) Ms. Crawford's employment agreement provides that if Ms. Crawford's employment is terminated by CSI other than for cause, disability or death, she will be entitled to receive her base compensation and group insurance benefits during a period equal to the remainder of the term of her employment agreement. CSI also maintains a life insurance policy on the life of Ms. Crawford in the face amount of $1.0 million, the proceeds of which are payable to a beneficiary to be designated by her. She is also entitled to a monthly automobile allowance of $1,440.

1996 STOCK PLAN

  On February 14, 1996, the Board of Directors and the Company's stockholders approved the Company's 1996 Stock Plan (the "Plan"). The purpose of the Plan is to provide directors, officers, key employees, consultants and other service providers with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of (i) incentive stock options ("ISOs"), (ii) non-qualified stock options ("NQSOs"), (iii) stock appreciation rights ("SARs"); and
(iv) restricted stock.

  The Compensation Committee administers the Plan and generally selects the individuals who will receive awards and the terms and conditions of those awards. The maximum number of shares of Common Stock that may be issued or issuable under the Plan, determined immediately after the grant of any award, may not exceed 3,250,000 shares. Shares of Common Stock subject to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

  The Plan will remain in effect until February 14, 2006 unless terminated earlier by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

  The following table sets forth all options granted to the Named Executive Officers in 1997:

                             OPTION GRANTS IN 1997

                                         INDIVIDUAL GRANTS
                         --------------------------------------------------
                                                                            POTENTIAL REALIZABLE
                                                                              VALUE AT ASSUMED
                                                                               ANNUAL RATES OF
                          NUMBER OF    PERCENT OF                                STOCK PRICE
                         SECURITIES  TOTAL OPTIONS                            APPRECIATION FOR
                         UNDERLYING    GRANTED TO     EXERCISE                 OPTION TERM (3)
                           OPTIONS    EMPLOYEES IN     PRICE     EXPIRATION ---------------------
   NAME                  GRANTED (#) FISCAL YEAR(%) ($/SHARE)(1)    DATE      5%($)      10%($)
   ----                  ----------- -------------- ------------ ---------- ---------- ----------
Glenn D. Bolduc.........   75,000         14.7(4)       2.00         (2)        94,334    239,061
C. Raymond Marvin.......        0            0             0         (2)           --         --
David L. Lipsky.........   75,000         14.7(5)       5.75         (2)       271,211    687,301
Courtney P. Snyder......   75,000         14.7(5)       5.75         (2)       271,211    687,301
Judy B. Crawford........        0            0             0         (2)           --         --

--------
(1) All options were granted at fair market value as determined by the Board of Directors of the Company on the date of grant. The Board of Directors determined the market value of the Common Stock based on various factors, including the illiquid nature of an investment in the Company's Common Stock, the absence of any operating history and the Company's future prospects.
(2) All options granted to the Named Executive Officers terminate on the earlier of (i) the date of termination of employment if the Named Executive Officer ceases to be employed by the Company or (ii) 10 years from date of grant.
(3) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not represent the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on timing of such exercise and future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the Named Executive Officers. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to current date. The values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.
(4) This option vests over a three year period vesting as to 25,000 shares on the first anniversary of the grant date and as to 6,250 shares on the last day of each quarter thereafter until the option has vested in full.
(5) This option vests over a three year period vesting as to 5,700 shares on December 31, 1997 and as to 6,300 shares on the last day of each quarter thereafter until the option has vested in full.

  The following table sets forth the value of all unexercised options held by the Named Executive Officers at the end of 1997:

                         FISCAL YEAR END OPTION VALUES

                                 NUMBER OF SHARES
                                  OF COMMON STOCK        VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED         IN-THE-MONEY
                                 OPTIONS AT FISCAL         OPTIONS AT FISCAL
                                   YEAR END (#)             YEAR END ($)(1)
                             ------------------------- -------------------------
   NAME                      EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
   ----                      ----------- ------------- ----------- -------------
Glenn D. Bolduc.............   66,690       168,310     $381,601     $815,170
C. Raymond Marvin...........        0             0            0            0
David L. Lipsky.............    5,700        69,300            0            0
Courtney P. Snyder..........    5,700        69,300            0            0
Judy B. Crawford............        0             0            0            0

--------
(1) There was no public trading market for the Common Stock on December 31, 1997. Accordingly, solely for the purposes of this table, the values in this column have been calculated on the basis of a determination of the fair market value of the Common Stock on December 31, 1997 ($5.75 per share), less the aggregate exercise price of the options.

                             CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

  In connection with the formation and initial financing of VIALOG Corporation, Common Stock was issued at prices ranging from $.01 per share to $4.00 per share prior to a 2:1 stock split effected in the form of a recapitalization declared October 16, 1997, including 1,000,000 shares to John
J. Hassett, the founder of VIALOG Corporation, and 50,000 shares to Glenn D. Bolduc, President and Chief Executive Officer of the Company.

  See "Organization and Acquisition of the Acquired Companies" for a discussion of certain information regarding the Acquisitions and the principal stockholders of the Acquired Companies.

OTHER TRANSACTIONS

  TCC provides teleconferencing services to customers of a company owned by Susan C. Hassett, spouse of John J. Hassett, for which TCC recorded revenues of $86,000, $175,000 and $230,000 in 1995, 1996 and 1997, respectively.

  On November 6, 1997, John J. Hassett entered into a stockholder agreement with the Company that provides, among other things, that while any Notes remain outstanding or any obligation of the Company or the Subsidiary Guarantors with respect thereto remains unpaid finally and in full, (i) with respect to all matters submitted to a vote of the stockholders of the Company regarding the appointment, election or removal of directors or officers of the Company, Mr. Hassett will vote any shares of voting stock of the Company over which he has direct or indirect voting power in the same proportion as the votes cast in favor of and against the particular matter voted upon, by all of the other stockholders of the Company, and (ii) Mr. Hassett will not serve as a director or officer of the Company or any subsidiary.

  Glenn D. Bolduc, President and Chief Executive Officer of the Company, owned approximately five percent of the issued and outstanding common stock of MultiLink, a principal supplier of MCUs to the Company. In 1995, 1996 and 1997, aggregate purchases of MCUs and ancillary services from MultiLink by the Acquired Companies were approximately $889,000 and $811,000 and $878,000 , respectively. In 1997, MultiLink became a subsidiary of PictureTel Corporation.

  For information regarding consulting and employment agreements with certain directors and executive officers, see "Management--Executive Compensation" and "Management--Employment and Noncompetition Agreement."

  David L. Lougee, one of the Company's Directors, is a partner of Mirick, O'Connell, DeMallie & Lougee, LLP, the law firm currently retained as the Company's legal counsel. In 1997, the Company paid Mirick, O'Connell, DeMallie & Lougee, LLP an aggregate of approximately $1,712,000 in legal fees in connection with general legal services, a withdrawn public offering, the Acquisitions and the Private Placement.

COMPANY POLICY

  The Company has implemented a policy whereby neither the Company nor any subsidiary (which includes the Acquired Companies) will enter into contracts or business arrangements with persons or entities owned in whole or in part by officers or directors of the Company or any subsidiary except on an arms-length basis and with the approval of the Company's Board of Directors. The Company's Bylaws require that any approval must be by a majority of the independent Directors then in office who have no interest in such contract or transaction.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of January 1, 1998 by (i) each person known to the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each of the Company's Directors,
(iii) each Named Executive Officer, and (iv) all executive officers and Directors as a group. All persons listed have an address in care of the Company's principal executive office and have sole voting and investment power with respect to their shares unless otherwise indicated. As of February 1, 1998, the Company had outstanding 3,531,410 shares of Common Stock.

                                                   NUMBER OF SHARES    PERCENT
   NAME                                          BENEFICIALLY OWNED(1) OF CLASS
   ----                                          --------------------- --------
John J. Hassett................................         937,762(2)       26.6
J. Michael Powell..............................         327,800(3)        9.3
Reynolds E. Moulton............................         187,500           5.3
Glenn D. Bolduc................................         143,520(4)        4.0
David L. Lougee................................          74,674(5)        2.1
Joanna M. Jacobson.............................           6,000(6)         *
David L. Lipsky................................         279,826(7)        7.9
Courtney P. Snyder.............................          60,780(8)        1.6
C. Raymond Marvin..............................               0             *
Judy B. Crawford...............................          12,000(9)          *
Jefferies & Company, Inc.......................         358,145(10)      10.1
All executive officers and directors as a group
 (7 persons)...................................         576,800(11)      15.6

--------
  * Less than 1%.
 (1) Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

 (2) Includes 837,762 shares held by Mr. Hassett and 100,000 shares held by Susan C. Hassett, the spouse of Mr. Hassett. Does not include 60,000 shares held by J. Michael Powell as Trustee for Mr. Hassett's two minor children, as to which Mr. Hassett disclaims beneficial ownership.
 (3) Includes 60,000 shares held as Trustee.

 (4) Includes 32,500 shares held by Mr. Bolduc, 81,020 shares with respect to which options held by Mr. Bolduc may be exercised as of April 1, 1998 and 30,000 shares held by Grace K. Bolduc, the spouse of Mr. Bolduc, as Trustee for their three minor children.

 (5) Includes 70,000 shares held by Mr. Lougee and 4,674 shares with respect to which options held by Mr. Lougee may be exercised as of April 1, 1998.

 (6) Includes 6,000 shares with respect to which options held by Ms. Jacobson may be exercised as of April 1, 1998.

 (7) Includes 267,826 shares issued to Mr. Lipsky in connection with the Acquisitions and 12,000 shares with respect to which options granted to Mr. Lipsky may be exercised as of April 1, 1998.

 (8) Includes 48,780 shares issued to Mr. Snyder in connection with the Acquisitions and 12,000 shares with respect to which options granted to Mr. Snyder may be exercised as of April 1, 1998.

 (9) Includes 12,000 shares with respect to which options granted to Ms. Crawford on January 1, 1998 may be exercised as of April 1, 1998.
(10) Includes 358,145 shares with respect to which warrants issued to Jefferies & Company, Inc. in connection with the Private Placement may be exercised.

(11) See notes (1), (4)-(9).

                              THE EXCHANGE OFFER

GENERAL

  In connection with the sale of the Old Notes, the purchasers thereof became entitled to the benefits of certain registration rights under the Registration Rights Agreement. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement. See "Registration Rights; Additional Interest."

  For each $1,000 principal amount of Old Notes surrendered to the Company pursuant to the Exchange Offer, the holder of Old Notes will receive $1,000 principal amount of Exchange Notes. Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept all Old Notes properly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer in integral multiples of $1,000 principal amount.

  Under existing interpretations of the staff of the SEC, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13, 1988), the Morgan Stanley Letter and Mary Kay Cosmetics, Inc., SEC No-Action Letter (available June 5, 1991), the Company believes that the Exchange Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act by the respective holders thereof (other than a "Restricted Holder," being (i) a broker-dealer who purchased Old Notes exchanged for such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of such Exchange Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes could not rely on the interpretation by the staff of the SEC enunciated in the Morgan Stanley Letter and similar no-action letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  Each holder of Old Notes who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including that (i) it is neither an affiliate of the Company nor a broker-dealer tendering Old Notes acquired directly from the Company for its own account, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business and (iii) it is not participating in, and it has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes. In addition, in connection with any resales of Exchange Notes, any broker-dealer (a "Participating Broker-Dealer") who acquired Old Notes for its own account as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The staff of the SEC has taken the position in no-action letters issued to third parties including Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of Old Notes) with this Prospectus, as it may be amended or supplemented from time to time. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers to use this Prospectus, as it may be amended or supplemented from time to time, in connection with the resale of such Exchange Notes. See "Plan of Distribution."

  The Exchange Offer shall be deemed to have been consummated upon the earlier to occur of (i) the Company having exchanged Exchange Notes for all outstanding Old Notes (other than Old Notes held by a Restricted Holder) pursuant to the Exchange Offer or (ii) the Company having exchanged, pursuant to the

Exchange Offer, Exchange Notes for all Old Notes that have been tendered and not withdrawn on the date that is 30 days following the commencement of the Exchange Offer. In such event, holders of Old Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under applicable securities laws, including the Securities Act.

  As of the date of this Prospectus, $75.0 million in principal amount of Old Notes are issued and outstanding. In connection with the issuance of the Old Notes, the Company arranged for the Old Notes to be eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screen based, automated market trading of securities eligible for resale under Rule 144A.

  The Company shall be deemed to have accepted for exchange validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. See "--Exchange Agent." The Exchange Agent will act as agent for the tendering holders of Old Notes for the purpose of receiving Exchange Notes from the Company and delivering Exchange Notes to such holders. If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date. Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses."

  This Prospectus, together with the accompanying Letter of Transmittal, is being sent to all registered holders as of the date of this Prospectus.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean March 26, 1998 unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time. The Company reserves the right
(i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Old Notes not previously accepted, if any of the conditions set forth herein under "--Termination" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Company), by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (ii) to amend the terms of the Exchange Offer in any manner deemed by it be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment. Without limiting the manner in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

  The Exchange Notes will bear interest payable semi-annually on May 15 and November 15 of each year, commencing May 15, 1998. Holders of Exchange Notes of record on May 1, 1998 will receive interest on May 15, 1998 from the date of the exchange of the Exchange Notes for the Old Notes, plus an amount equal to the accrued interest on the Old Notes from the date of issuance of the Old Notes, November 12, 1997, to the date of exchange thereof. Consequently, assuming the Exchange Offer is consummated prior to the record date in respect of the May 15, 1998 interest payment for the Old Notes, holders who exchange their Old Notes for Exchange Notes will receive the same interest payment on May 15, 1998 that they would have received had they not accepted the Exchange Offer. Interest on the Old Notes accepted for exchange will cease to accrue upon exchange for and issuance of the Exchange Notes.

PROCEDURES FOR TENDERING

  To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile or an Agent's Message (defined below) in lieu thereof, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. The tender by a holder of Old Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. Delivery of all documents must be made to the Exchange Agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for such holders. The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Company. Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed stock power from the registered holder.

  The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering Old Notes which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such participant. The term "Book-Entry Confirmation" means a timely confirmation of book-entry transfer of Old Notes to the Exchange Agent's Account at the Book-Entry Transfer Facility.

  Any beneficial holder whose Old Notes are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on behalf of the registered holder. If such beneficial holder wishes to tender directly, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time. If the Letter of Transmittal is signed by the record holder(s) of the Old Notes tendered thereby, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement or any change whatsoever. If the Letter of Transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the Old Notes. Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder (or by a participant in DTC whose name appears on a security position listing as the owner) who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal and the Exchange Notes are being issued directly to such registered holder (or deposited into the participant's account at DTC) or (ii) for the account of an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Old Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Old Notes. If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  A tender will be deemed to have been received as of the date when the tendering holder's duly signed Letter of Transmittal accompanied by Old Notes (or a timely confirmation received by a book-entry transfer of Old Notes into the Exchange Agent's account at DTC with an Agent's Message) or a Notice of Guaranteed Delivery from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery by an Eligible Institution will be made only against delivery of the Letter of Transmittal (and any other required documents) and the tendered Old Notes (or a timely confirmation received of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC) with the Exchange Agent.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the option of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any conditions of the Exchange Offer or defects or irregularities in tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Old Notes unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date. In addition, the Company reserves the right in its sole discretion to (i) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "--Termination," to terminate the Exchange Offer and (ii) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Old Notes at DTC within two business days after the date of this Prospectus, and any financial institution which is a participant in DTC may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message must be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at one of its addresses set forth below under "Exchange Agent," or the guaranteed delivery procedure described below must be complied with. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. All references in this Prospectus to deposit or delivery of Old Notes shall be deemed to include DTC's book-entry delivery method.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis and delivery of an Agent's Message, may effect a tender if: (i) the tender is made by or through an Eligible Institution; (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Old Notes, the registration number of numbers of such Old Notes (if applicable), and the total principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal, together with the Old Notes in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed Letter of Transmittal (or Agent's Message in lieu thereof), together with the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of such a book-entry transfer) and all other documents required by the Letter of Transmittal Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

  The Letter of Transmittal contains, among other things, certain terms and conditions which are summarized below and are part of the Exchange Offer.

  Each holder who participates in the Exchange Offer will be required to represent that any Exchange Notes received by it will be acquired in the ordinary course of its business, that such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes, and that such holder is not a Restricted Holder.

  Old Notes tendered in exchange for Exchange Notes (or a timely confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent, with the Letter of Transmittal (or Agent's Message in lieu thereof) and any other required documents, by the Expiration Date or within the time periods set forth above pursuant to a Notice of Guaranteed Delivery from an Eligible Institution. Each holder tendering the Old Notes for exchange sells, assigns and transfers the Old Notes to the Exchange Agent, as agent of the Company, and irrevocably constitutes and appoints the Exchange Agent as the holder's agent and attorney-in-fact to cause the Old Notes to be transferred and exchanged. The holder warrants that it has full power and authority to tender, exchange, sell, assign and transfer the Old Notes and to acquire the Exchange Notes issuable upon the exchange of such tendered Old Notes, that the Exchange Agent, as agent of the Company, will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Notes tendered for exchange are not subject to any adverse claims when accepted by the Exchange Agent, as agent of the Company. The holder also warrants and agrees that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Notes. All authority conferred or agreed to be conferred in the Letter of Transmittal by the holder will survive the death, incapacity or dissolution of the holder and any obligation of the holder shall be binding upon the heirs, personal representatives, successors and assigns of such holder.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date, unless previously accepted for exchange. To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date and prior to acceptance for exchange thereof by the Company. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including, if applicable, the registration number or numbers and total principal amount of such Old Notes),
(iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Old Notes to register the transfer of such Old Notes into the name of the Depositor withdrawing the tender, (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Deposit and (v) if applicable because the Old Notes have been tendered pursuant to the book-entry procedures, specify the name and number of the participant's account at DTC to be credited, if different than that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tender" at any time prior to the Expiration Date.

TERMINATION

  Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange any Old Notes not therefore accepted for exchange, and may terminate the Exchange Offer if it determines that the Exchange Offer violates any applicable law or interpretation of the staff of the SEC.

  If the Company determines that it may terminate the Exchange Offer, as set forth above, the Company may (i) refuse to accept any Old Notes and return the Old Notes that have been tendered to the holders thereof, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration of the Exchange Offer, subject to the rights of such holders of tendered Old Notes to withdraw their tendered Old Notes or (iii) waive such termination event with the respect to the Exchange Offer and accept all properly tendered Old Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Old Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Old Notes, if the Exchange Offer would otherwise expire during such period. Holders of Old Notes will have certain rights against the Company under the Registration Rights Agreement should the Company fail to consummate the Exchange Offer.

EXCHANGE AGENT

  State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

  State Street Bank and Trust Company
  Corporate Trust Department
  Two International Place
  Boston, Massachusetts 02110
  Attention: Sandy Wong

FEES AND EXPENSES

  The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person, by telegraph or telephone. The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

  The other expenses incurred in connection with the Exchange Offer including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, will be paid by the Company. The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, Exchange Notes or Old Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

  No gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by the Company over the term of the Exchange Notes under generally accepted accounting principles.

                             DESCRIPTION OF NOTES

  The Exchange Notes will be issued, and the Old Notes were issued, pursuant to the indenture (the "Indenture") dated as of November 12, 1997 by and among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company, as Trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"), as in effect on the date of the original issuance of the Notes. The following summary of certain provisions of the Indenture, the Notes and the Subsidiary Guarantees (included within the Indenture) does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the TIA, and to all of the provisions of the Indenture (copies of which can be obtained from the Company upon request), including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth under "--Certain Definitions" below. For purposes of this Section, references to the "Company" shall mean VIALOG Corporation, excluding its Subsidiaries.

GENERAL

  The Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which currently is the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to Holders of the Notes and under certain circumstances the Company or any of its Subsidiaries may act as Paying Agent and Registrar under the Indenture. The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. In addition, in the event the Notes do not remain in book-entry form, interest may be paid, at the Company's option, by wire transfer or check mailed to the registered address of the Holders as shown on the Note Register.

  The Company's operations are conducted exclusively through its subsidiaries. As a consequence, the Company's ability to service its Indebtedness (including the Notes) is dependent upon the Company's receipt of funds from its Subsidiaries.

  Any Old Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

  The obligations of the Company under the Notes will be guaranteed on a senior basis, jointly and severally, by each of the Subsidiary Guarantors. See "--Ranking and Guarantees."

PRINCIPAL, MATURITY AND INTEREST

  The Notes will be limited in aggregate principal amount to $75,000,000 and will mature on November 15, 2001. Interest on the Notes will accrue at the rate per annum set forth on the cover of this Prospectus and will be payable semi-annually in cash on each May 15 and November 15, commencing on May 15, 1998 to the persons who are registered Holders at the close of business on the May 1 and November 1 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

OPTIONAL REDEMPTION

  The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after November 15, 1999 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on November 15 of the year set forth below (but not including the date of maturity), plus, in each case, accrued and unpaid interest thereon to the date of redemption:

            YEAR                               PERCENTAGE
            ----                               ----------
            1999..............................    110%
            2000..............................    105%

  Notwithstanding the foregoing, at any time on or prior to November 15, 1999, the Company may redeem, in whole or in part, from time to time, up to an aggregate of 35% of the original principal amount of Notes at a redemption price of 112.75% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of any Public Equity Offering; provided that at least 65% in aggregate of the original principal amount of the Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

  In addition, prior to November 15, 1999, the Notes will be redeemable at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price (expressed as a percentage of principal amount) equal to the sum of the principal amount of such Notes plus the applicable Make-Whole Premium thereon at the time of redemption (subject to the right of Holders of record on the relevant record date to receive interest due to the relevant interest payment date).

  The following definitions are used to determine the applicable Make-Whole
Premium:

  "Applicable Make-Whole Premium" means, with respect to a Note at the redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at November 15, 1999 plus (2) all required interest payments (excluding accrued but unpaid interest) due on such Note through November 15, 1999, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the principal amount of such Note at such time.

  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for repayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then Weighted Average Life to Maturity of the Notes; provided, however, that if the Weighted

Average Life to Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given.

MANDATORY REDEMPTION: SINKING FUND

  Except as set forth below under "--Change of Control" and "--Certain Covenants--Asset Sales," the Company is not required to make any mandatory redemption, purchase or sinking fund payments with respect to the Notes.

SELECTION AND NOTICE OF REDEMPTION

  In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new
Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

RANKING AND GUARANTEES

  The indebtedness of the Company evidenced by the Notes will rank senior in right of payment to all Subordinated Indebtedness of the Company and pari passu in right of payment with all existing and future Senior Indebtedness of the Company. The Notes will be effectively subordinated to secured Indebtedness of the Company or its Subsidiaries to the extent of the assets securing such Indebtedness. As of September 30, 1997, after giving pro forma effect to the issuance of the Notes and the application of the estimated net proceeds therefrom, the Company would have had no Senior Indebtedness outstanding. The Company has accepted a proposal for, and is currently negotiating, a commitment for the Senior Credit Facility consisting of a revolving credit and term loan facility in the aggregate principal amount of approximately $15.0 million. As of the date hereof, no amounts have been advanced under the Senior Credit Facility.

  Each Subsidiary Guarantor will fully and unconditionally guarantee, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal of and interest on the Notes. The Subsidiary Guarantee of each Subsidiary Guarantor will rank pari passu in right of payment to all existing and future Senior Indebtedness of such Subsidiary Guarantor. As of September 30, 1997, after giving pro forma effect to the issuance of the Notes and the application of the estimated net proceeds therefrom, the Subsidiary Guarantors would have had $1.3 million of Senior Indebtedness outstanding. The obligations of each Subsidiary Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

  Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "--Certain Covenants--Mergers, Consolidations and Sale of Assets" and "-- Certain Covenants--Asset Sales." In the event all of the capital stock of a Subsidiary Guarantor is sold (including by way of merger or consolidation) by the Company and the sale complies with the provisions set forth in "--Certain Covenants--Asset Sales," the Subsidiary Guarantee with respect to such Subsidiary Guarantor will be released.

  Separate financial statements of the Subsidiary Guarantors are not included herein because such Subsidiary Guarantors are jointly and severally liable with respect to the Company's obligations pursuant to the Notes, and the aggregate net assets, earnings and equity of the Subsidiary Guarantors and the Company are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis.

CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes on a Business Day (the "Change of Control Payment Date") not more than 60 nor less than 30 days following such Change of Control, pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of repurchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

  On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent will promptly mail or otherwise deliver to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. The provisions of the Indenture may not afford Holders protection in the event of a highly-leveraged transaction, reorganization, restructuring, merger or similar transaction affecting the Company that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of Change of Control. A transaction involving the management of the Company or its Affiliates, or a transaction involving a recapitalization of the Company will result in a Change of Control only if it is the type of transaction specified in such definition.

  The existence of a Holder's rights to require the Company to repurchase Notes in connection with a Change of Control may deter a third party from acquiring the Company in a transaction that would constitute a "Change of Control."

  The source of funds for any repurchase of Notes upon a Change of Control will be the Company's cash or cash generated from operations or other sources, including borrowings or sales of assets; however, there can be no assurance that sufficient funds will be available at the time of any Change of Control to repay all Indebtedness owing under other Senior Indebtedness or to make any required repurchases of the Notes. In addition, if there is a Change of Control, any Indebtedness then outstanding under the Senior Credit Facility would be accelerated. Any failure by the Company to repurchase Notes tendered pursuant to a Change of Control Offer will constitute an Event of Default. See "Risk Factors--Substantial Leverage and Ability to Service Debt."

  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and repurchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries, taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under New York law, which is the law governing the Indenture and the Notes or under Massachusetts law, which is the jurisdiction of incorporation of the Company. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person or group may be uncertain.

CERTAIN COVENANTS

  The Indenture will contain, among others, the following covenants:

  Limitation on Indebtedness. (a) The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, Incur any Indebtedness, including, without limitation, any Acquired Indebtedness (other than Permitted Indebtedness).

  (b) Notwithstanding the foregoing limitations, the Company and its Subsidiaries may Incur Indebtedness (including, without limitation, Acquired Indebtedness), in each case, if (i) no Default or Event of Default shall have occurred and be continuing on the date of the proposed Incurrence thereof or would result as a consequence of such proposed Incurrence and (ii) immediately after giving effect to such proposed Incurrence on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to
2.0 to 1.0 if such proposed Incurrence is on or prior to December 31, 1998; and at least equal to 3.0 to 1.0 if such proposed Incurrence is thereafter.

  (c) Neither the Company nor any Subsidiary Guarantor will, directly or indirectly, in any event Incur any Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

  (d) Notwithstanding the foregoing limitations, the Company and its Subsidiaries may Incur no more than $15.0 million of secured Indebtedness.

  Limitation on Restricted Payments. The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly (a) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, or any warrants, rights or options to acquire shares of any class of such Capital Stock, other than through the exchange therefor solely of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company, (b) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness of the Company or (c) make any Investment (other than Permitted Investments) in any Person (each of the foregoing prohibited actions set forth in clauses (a), (b) and (c) being referred to as a "Restricted Payment"), if at the time of such proposed Restricted Payment or immediately after giving effect thereto:

    (i) a Default or an Event of Default has occurred and is continuing or would result therefrom, or

    (ii) the Company is not able to Incur at least $1.00 of additional Indebtedness in accordance with paragraph (b) of "--Limitation on Indebtedness" above (as if such Restricted Payment had been made as of the last day of the Four Quarter Period), or

    (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date exceeds or would exceed the sum of: (v) 50% of the Consolidated Net Income (or if Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company during the period (treating such period as a single accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; (w) 100% of the aggregate Net Equity Proceeds received by the Company from any Person from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company other than any Qualified Capital Stock sold to a Subsidiary of the Company; (x) the aggregate net cash proceeds received after the Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company; (y) the aggregate net cash proceeds received after the Issue Date by the Company from the issuance or sale (other than to any of its Subsidiaries) of debt securities or shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange; and (z) an amount equal to the net reduction in Investments, subsequent to the date of the Indenture, in any Person resulting from payments of interest on debt, dividends, repayments of loans or advances, return of capital, or other transfers of property (but only to the extent such distributions are not included in the calculation of Consolidated Net Income), in each case, to the Company or any Subsidiary from any Person, not to exceed in the case of any Person, the amount of Investments previously made by the Company or any Subsidiary in such Person and which was treated as a Restricted Payment.

  Notwithstanding the foregoing, these provisions do not prohibit: (1) the acquisition of Capital Stock of the Company or warrants, rights or options to acquire Capital Stock of the Company either (i) solely in exchange for shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company; (2) the acquisition of any Subordinated Indebtedness of the Company either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company or (B) Permitted Refinancing Indebtedness; or (3) loans by the Company or any Subsidiary to employees in the ordinary course of business up to an aggregate principal amount of $250,000 at any one time outstanding; provided, however, that in the case of clauses (1), (2) and (3) of this paragraph, no Default or Event of Default shall have occurred and be continuing at the time of such payment or as a result thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1)(ii), (2)(i) and (2)(ii)(A) of this paragraph shall, in each case, be included in such calculation.

  For purposes of the foregoing provisions, the amount of any Restricted Payment (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

  For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the fair market value of the non-cash portion of such Restricted Payment.

  Limitation on Dividends. The Indenture provides that the Company will not declare or pay any dividend or make any distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company) on shares of the Company's Capital Stock to holders of such Capital Stock.

  Asset Sales. The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in an Asset Sale unless (i) the Company or the Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) of the assets or Properties issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are Subordinated Indebtedness or otherwise by their terms subordinated to the Notes or the Subsidiary Guarantees) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash within 180 days of closing such Asset Sale (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

  Within 180 days after the receipt of any Net Cash Proceeds from any Asset Sale, the Company may (i) apply all or any of the Net Cash Proceeds therefrom to repay Indebtedness (other than Subordinated Indebtedness) of the Company or any Subsidiary, provided, in each case, that the related loan commitment of any revolving credit facility or other borrowing (if any) is thereby permanently reduced by the amount of such Indebtedness so repaid, or (ii) invest all or any part of the Net Cash Proceeds thereof in properties and other capital assets that replace the properties or other capital assets that were the subject of such Asset Sale or in other properties or other capital assets that will be used in the Business. Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce borrowings under any revolving credit facility or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. Any Net Cash Proceeds from an Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Available Proceeds Amount." When the aggregate Available Proceeds Amount exceeds $2.5 million, the Company shall make an offer to purchase, from all Holders of the Notes and any then outstanding Pari Passu Indebtedness required to be repurchased or repaid on a permanent basis in connection with an Asset Sale, an aggregate principal amount of Notes and any such Pari Passu Indebtedness equal to such Available Proceeds Amount as follows:

    (i) (A) The Company shall make an offer to purchase (an "Asset Proceeds Offer") from all Holders of the Notes in accordance with the procedures set forth in the Indenture the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Payment Amount") equal to the product of such Available Proceeds Amount multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness, if any (subject to proration in the event such amount is less than the aggregate Offered Price (as defined in clause (ii) below) of all Notes tendered), and (B) to the extent required by any such Pari Passu Indebtedness and provided there is a permanent reduction in the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase such Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Indebtedness Amount") equal to the excess of the Available Proceeds Amount over the Payment Amount.

    (ii) The offer price for the Notes shall be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to an Asset Proceeds Offer, plus accrued and unpaid interest, if any, to the date such Asset Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to an Asset Proceeds Offer is less than the Payment Amount relating thereto or the aggregate amount of the Pari Passu Indebtedness that is purchased or repaid pursuant to the Pari Passu Offer is less than the Pari Passu Indebtedness Amount (such shortfall constituting an "Asset Proceeds Deficiency"), the Company may use such Asset Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of the "Limitation on Restricted Payments" covenant.

    (iii) If the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Net Proceeds Offer and Pari Passu Offer, the amount of Excess Proceeds shall be reset to zero.

  The Company will not permit any Subsidiary to enter into or suffer to exist any agreement (excluding Permitted Liens) that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make an Asset Proceeds Offer following any Asset Sale. The Company will comply with Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

  Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or to any Subsidiary of the Company; or
(c) transfer any of its property or assets to the Company or to any Subsidiary of the Company (each such encumbrance or restriction in clause (a), (b), or (c) a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any lease or license agreements or similar agreements entered into in the ordinary course of business of any Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness Incurred in accordance with paragraph (b) of the covenant "--Limitation on Indebtedness"; provided that such encumbrance or restriction is not, and will not be, applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, becoming a Subsidiary of the Company; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) any restriction or encumbrance contained in contracts for the sale of assets to be consummated in accordance with the Indenture solely in respect of the assets to be sold pursuant to such contract; (7) any restrictions on the sale or other disposition or encumbrance of any property securing Indebtedness as a result of a Permitted Lien on such property; (8) any agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired and are not or were not created in anticipation of or in connection with the acquisition thereof;
(9) the Senior Credit Facility; or (10) any encumbrance or restriction contained in Permitted Indebtedness or Permitted Refinancing Indebtedness Incurred to Refinance the Indebtedness Incurred pursuant to an agreement referred to in clause (4), (5) or (9) above; provided that the provisions relating to such encumbrance or restriction contained in any such Permitted Refinancing Indebtedness are no less favorable to the Company or to the Holders in any material respect in the reasonable and good faith judgment of the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause
(4), (5) or (9).

  Limitation on Issuances and Sales of Capital Stock of Subsidiaries. The Indenture provides that the Company will not cause or permit any of its Subsidiaries to issue or sell any Capital Stock (other than to the Company or to a Wholly-owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-owned Subsidiary of the Company) to own or hold any Capital Stock of any Subsidiary of the Company or any Lien or security interest therein; provided, however, that such covenant shall not prohibit the disposition (by sale, merger or otherwise) of all of the Capital Stock of a Subsidiary provided any Net Cash Proceeds therefrom are applied in accordance with the covenants described under "--Asset Sales."

  Limitation on Liens. The Indenture provides that the Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, affirm or suffer to exist or become effective any Lien of any kind except for Permitted Liens, upon any of their respective property or assets, whether now owned or acquired after the Issue Date, or any income, profits or proceeds therefrom, or convey any right to receive income therefrom. The foregoing covenant will not apply to any Lien securing Acquired Indebtedness incurred in accordance with the covenant "--Limitation on Indebtedness", provided that any such Lien extends only to the property or assets that were subject to such Lien prior to the related acquisition by the Company or such Subsidiary and was not created, incurred or assumed in contemplation of such transaction. The incurrence of additional secured Indebtedness by the Company and its Subsidiaries is subject to further limitations on the incurrence of Indebtedness as described under "--Limitation on Indebtedness."

  Mergers, Consolidations and Sale of Assets. The Indenture provides that the Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and, if applicable, the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (b) of "--Limitation on Indebtedness"; provided that in determining the Consolidated Fixed Charge Coverage Ratio of the Company or such Surviving Entity, as the case may be, such ratio shall be calculated on a pro forma basis as if the transaction (including the Incurrence of any Indebtedness or Acquired Indebtedness) took place on the first day of the Four Quarter Period;
(iii) immediately before and immediately after giving effect to such transaction and, if applicable, the assumption contemplated by clause
(i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default and no Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

  Upon any such consolidation, merger, conveyance, lease or transfer in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under the Indenture and the Notes.

  Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of "--Asset Sales") will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, other than the Company or any other Subsidiary Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor), or to which such disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor on the Subsidiary Guarantee;
(iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this covenant. Any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the surviving entity) or another Subsidiary Guarantor need only comply with clauses (iii) and (iv) of the first paragraph of this covenant.

  Limitation on Transactions with Affiliates. The Indenture provides that neither the Company nor any Subsidiary of the Company will conduct any business or enter into any transaction or series of transactions with or for the benefit of any of their Affiliates (each an "Affiliate Transaction") but excluding Specified Affiliate Transactions, except in good faith and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $250,000 shall be approved by a majority of the independent members of the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5,000,000, the Company or such Subsidiary shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee. Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions between the Company and any Subsidiary Guarantor or between Subsidiary Guarantors, (ii) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management, or (iii) Restricted Payments not prohibited by the Indenture.

  Additional Subsidiary Guarantees. If the Company or any of its Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Subsidiary that is not a Subsidiary Guarantor, or if the Company or any of its Subsidiaries shall organize, acquire or otherwise invest in another Subsidiary having total assets with a book value in excess of $50,000, then such transferee or acquired or other Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall fully and unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary. Thereafter, such Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture.

  Limitation on Conduct of Business. The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, engage in the conduct of any business other than the Business on a basis consistent with the conduct of such business as it is conducted on the Issue Date.

  Limitation on Status as Investment Company. The Indenture will prohibit the Company and the Subsidiary Guarantors from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act of 1940.

  Sale and Leaseback Transactions. The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Subsidiary, as applicable, may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in clause (b) of the covenant described above under the caption "--Limitation on Indebtedness" and
(b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Limitation on Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and
(iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described under the caption "--Asset Sales."

  Reports to Holders. So long as any of the Notes are outstanding or any obligation of the Company or any Subsidiary Guarantor with respect thereto remains unpaid finally and in full, the Company will file with the Commission all information, documents and reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such filing requirements so long as the Commission will accept such filings. The Company will file with the Trustee, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe), without exhibits, which the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements, comparable to that which would have been required to appear in annual or quarterly reports, to be delivered to the Trustee and the Holders. The Company will also make such reports available to prospective purchasers of the Notes, securities analysts and broker-dealers upon their request. In addition, the Indenture requires that for so long as any of the Notes remain outstanding or, any obligation of the Company or any Subsidiary Guarantor with respect thereto remains unpaid finally and in full, the Company will make available to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the holders thereof have disposed of such Notes pursuant to an effective registration statement filed by the Company.

EVENTS OF DEFAULT

  The following events are defined in the Indenture as "Events of Default":

    (i) the failure to pay interest on any Note for a period of 30 days or more after such interest becomes due and payable; or

    (ii) the failure to pay the principal on any Note, when such principal becomes due and payable, at maturity, upon redemption, pursuant to an Asset Sale Offer or a Change of Control Offer or otherwise; or

    (iii) (x) the failure of the Company or any Subsidiary Guarantor to comply with the terms and provisions of the Indenture summarized under "-- Certain Covenants--Mergers, Consolidations and Sale of Assets" or (y) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default from the Trustee or from Holders of at least 25% in principal amount of outstanding Notes; or

    (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Subsidiary of the Company) which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "payment default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $1,000,000; or

    (v) one or more judgments in an aggregate amount in excess of $1,000,000 (which are not covered by third-party insurance as to which a financially sound insurer has not disclaimed coverage) being rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, or unstayed or unsatisfied for a period of 60 days after such judgment or judgments become final and non-appealable; or

    (vi) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Subsidiaries; or

    (vii) any of the Subsidiary Guarantees cease to be in full force and effect or any of the Subsidiary Guarantees are declared to be null and void and unenforceable or any of the Subsidiary Guarantees are found to be invalid or any of the Subsidiary Guarantors denies its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of the Indenture).

  If an Event of Default (other than an Event of Default specified in clause
(vi) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on, all the Notes then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) and upon such declaration such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable. If an Event of Default with respect to the Company specified in clause (vi) above occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest on, the Notes then outstanding will ipso facto become due and payable without any declaration or other act on the part of the Trustee or any Holder.

  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and premium, if any, and interest on the Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

  Notwithstanding the foregoing, if an Event of Default specified in clause
(iv) above shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if the Indebtedness that is the subject of such Event of Default has been repaid, or if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness (provided, in each case, that such repayment, waiver, cure or rescission is effected within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration).

  The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a Default in the payment of the principal of or interest on any Notes or a Default in respect of any term or provision of the Notes or the Indenture that cannot be modified or amended without the consent of all Holders.

  Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

  Under the Indenture, the Company is required to provide an Officers' Certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided, that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

DEFEASANCE

  The Indenture provides that the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors discharged in accordance with the defeasance provisions set forth below with respect to the Notes then outstanding. Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such outstanding Notes and the Company and the Subsidiary Guarantors shall be deemed to have satisfied all their respective other obligations under the Notes, the Subsidiary Guarantees and the Indenture, except for (i) the rights of holders of such outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's and the Subsidiary Guarantors' respective obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the redemption and defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the respective obligations of the Company and the Subsidiary Guarantors released with respect to certain covenants in the Indenture ("covenant defeasance"), and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In order to exercise either defeasance or covenant defeasance,
(i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such outstanding Notes on the stated maturity thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company is a party or by default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (vi) in the case of defeasance or covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally and that such defeasance or covenant defeasance will not result in the Trustee or the trust arising from such deposit constituting an Investment Company as defined in the Investment Company Act of 1940, as amended; and (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

MODIFICATION OF THE INDENTURE

  From time to time, the Company and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations in the case of a Disposition, to comply with the TIA, or to make other changes so long as such change does not adversely affect the rights of any of the Holders. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder of the Notes affected thereby, no amendment may, directly or indirectly: (i) reduce the amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Notes to waive Defaults or Events of Default; (vi) amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer, an Asset Sale Offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers; (vii) adversely affect the ranking of the Notes or the Subsidiary Guarantees; or (viii) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

GOVERNING LAW

  The Indenture, the Notes and the Subsidiary Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

THE TRUSTEE

  State Street Bank and Trust Company is the Trustee under the Indenture.

  The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

  The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided, that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign within 90 days of becoming aware of such conflicting interest as provided in the TIA or apply to the Commission for permission to continue as Trustee. The Trustee may resign at any time, in which case a successor trustee is to be appointed pursuant to the terms of the Indenture.

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

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

  "Acquired Indebtedness" of any Person means Indebtedness of another Person and any of its Subsidiaries existing at the time such other Person becomes a Subsidiary of such Person or at the time it merges or consolidates with such Person or any of such Person's Subsidiaries or is assumed by such Person or any Subsidiary of such Person in connection with the acquisition of assets from such other Person and in each case not Incurred by such Person or any Subsidiary of such Person or such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary of such Person or such acquisition, merger or consolidation, and which Indebtedness is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or such Person's Subsidiaries or the assets to which such Indebtedness related prior to the time such Person becomes a Subsidiary of the Company or the time of such acquisition, merger or consolidation.

  "Affiliate" means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

  "Affiliate Transaction" has the meaning set forth in "--Certain Covenants-- Limitation on Transactions with Affiliates."

  "Asset Acquisition" means (i) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or shall be merged with or into the Company or any Subsidiary of the Company or (ii) the acquisition by the Company or any Subsidiary of the Company of assets of any Person comprising an existing business (whether existing as a separate entity, subsidiary, division or unit of such Person).

  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or any Subsidiary Guarantor (including, without limitation, by means of a sale and leaseback transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary Guarantor held by the Company or any other Subsidiary Guarantor, (b) all or substantially all of the properties and assets of any division or line of business of the Company or any of the Subsidiary Guarantors, (c) any other properties or assets of the Company or any of the Subsidiary Guarantors other than transfers of cash, Cash Equivalents, accounts receivable, or properties or assets in the ordinary course of business; provided that the transfer of all or substantially all of the properties or assets of the Company and the Subsidiary Guarantors, taken as a whole, will be governed by the provisions of the Indenture described above under the captions "--Certain Covenants--Mergers, Consolidations and Sale of Assets" and/or "--Change of Control" and not by the provisions of the "Asset Sales" covenant. For the purposes of this definition, the term "Asset Sale" also shall not include any of the following: (i) sales of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are either (A) no longer used or (B) no longer useful in the business of the Company or the Subsidiary Guarantors; (ii) any lease of any property entered into in the ordinary course of business and with respect to which the Company or any Subsidiary Guarantor is the lessor, except any such lease that provides for the acquisition of such property by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire such property is granted; (iii) a Restricted Payment or Permitted Investment permitted under "Certain Covenants--Limitation on Restricted Payments;" and (iv) any transfers that, but for this clause (iv), would be Asset Sales, if (A) the Company elects to designate such transfers as not constituting Asset Sales and (B) after giving effect to such transfers, the aggregate fair market value of the properties or assets transferred in such transaction or any such series of related transactions so designated by the Company does not exceed $1.0 million.

  "Asset Proceeds Offer" has the meaning set forth in "--Certain Covenants-- Asset Sales."

  "Attributable Indebtedness" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, the "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

  "Available Proceeds Amount" has the meaning set forth in "--Certain Covenants--Asset Sales."

  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Clerk or Secretary or an Assistant Clerk or Assistant Secretary of such Person to have been duly adopted by the board of directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

  "Business" means the business of providing audio, video and data teleconferencing services.

  "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or Boston, Massachusetts are required or authorized by law or other governmental action to be closed.

  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity or profit participation interests of such Person.

  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

  "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within 180 days from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations

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

with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (ii) above, provided that all such deposits do not exceed $5,000,000 in the aggregate at any one time; (vii) demand and time deposits and certificates of deposit with any commercial bank organized in the United States not meeting the qualifications specified in clause (ii) above, provided that such deposits and certificates support bond, letter of credit and other similar types of obligations incurred in the ordinary course of business; and
(viii) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through
(v) above.

  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any person (as such term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or a Subsidiary Guarantor; (ii) the Company consolidates with or merges into another Person or any Person consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving or resulting Person that is Qualified Capital Stock and (b) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or resulting Person immediately after such transaction; (iii) the adoption of a plan relating to the liquidation or dissolution of the Company not involving a merger or consolidation or a sale or other disposition of assets described in clause (i) above; (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as defined above), excluding Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; provided that the sale of Voting Stock of the Company to a Person or Persons acting as underwriters in connection with a firm commitment underwriting shall not constitute a Change of Control; (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors (other than by action of the Permitted Holders); or (vi) the appointment, selection or election of John J. Hassett as a director or officer of the Company. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

  "Common Stock" of any Person, means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income plus (ii) to the extent that any of the following shall have been taken into account in determining Consolidated Net Income, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business), Consolidated Interest Expense, amortization expense and depreciation expense, and (B) other Consolidated Non-Cash Charges (other than non-cash interest) reducing Consolidated Net Income, other than any non-cash item which requires the accrual of or a reserve for cash charges for any future period and other than any non-cash charge constituting an extraordinary item of loss, less other non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial information is available (the "Four Quarter Period") ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the Incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the Incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of any such Asset Acquisition) Incurring, assuming or otherwise being liable for Acquired Indebtedness) at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the Incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA, based upon the four fiscal quarters of such Person for which financial information is available immediately preceding such Asset Acquisition, associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period; provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income." If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly Incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually Incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense and
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Common Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal.

  "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense (without deduction of interest income) of such Person and its Subsidiaries (excluding amortization of deferred financing fees) for such period, on a consolidated basis, as determined in accordance with GAAP, and including (a) all amortization of original issue discount (other than any original issue discount on Indebtedness attributable to proceeds of the sale of warrants issued in connection with the Incurrence of such Indebtedness); (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period; (c) net cash costs under all Interest Swap Obligations (including amortization of fees); (d) all capitalized interest; and (e) the interest portion of any deferred payment obligations for such period.

  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income or loss of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person, (d) the net income (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly-owned Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

  "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP.

  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who: (i) was a member of such Board of Directors on the Issue Date; or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

  "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes.

  "Events of Default" has the meaning set forth in "--Events of Default."

  "Exchange Act" means the Securities Exchange Act of 1934, as amended or any successor statute or statutes thereto.

  "Existing Indebtedness" means up to $1.5 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries in existence on the Issue Date, until such amounts are repaid.

  "Fair market value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee; provided, however, that if the aggregate non-cash consideration to be received by the Company or any of its Subsidiaries from any Asset

Sale could be reasonably likely to exceed $1.0 million, the fair market value shall be determined by an Independent Financial Advisor.

  "Family Member" means, when used with reference to any natural Person, such Person's spouse, siblings, parents, children, or other lineal descendants (whether by adoption or consanguinity), and shall mean a trust, the primary beneficiary of which is the Person's spouse, siblings, parents, children, or other lineal descendants (whether by adoption or consanguinity).

  "Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged.

  "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

  "Holder" means a Person in whose name a Note is registered on the Registrar's books.

  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that (A) any Indebtedness assumed in connection with an acquisition of assets and any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Company or at the time such Person is merged or consolidated with the Company or any Subsidiary of the Company shall be deemed to be Incurred at the time of the acquisition of such assets or by such Subsidiary at the time it becomes, or is merged or consolidated with, a Subsidiary of the Company or by the Company at the time of such merger or consolidation, as the case may be, and (B) any amendment, modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall not be deemed to be an Incurrence of Indebtedness unless such amendment, modification or waiver shall increase the principal or premium thereof or interest rate thereon (including by way of original issue discount). A guarantee by the Company or a Subsidiary Guarantor of Indebtedness Incurred by the Company or a Subsidiary Guarantor, as applicable, shall not be a separate incurrence of Indebtedness.

  "Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) all Indebtedness of others (including all dividends of other Persons for the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds but excluding endorsements of negotiable instruments and documents in the ordinary course of business, (vii) net liabilities of such Person under Interest Swap Obligations, (viii) all Indebtedness of others secured by (or for which the holder of such

Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided that if the Obligations so secured have not been assumed by such Person or are otherwise not such Person's legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien, and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends if any. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any non-interest bearing Indebtedness or other Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, but such Indebtedness shall only be deemed to be Incurred as of the date of original issuance thereof.

  "Independent" when used with respect to any specified Person means such a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or any of its Subsidiaries, or in any Affiliate of the Company or any of its Subsidiaries and (c) is not an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions for the Company or any of its Subsidiaries. Whenever it is provided in the Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

  "Interest Swap Obligations" means the obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

  "Investment" by any Person means any direct or indirect (i) loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property (valued at the fair market value thereof as of the date of transfer) to others or payments for property or services for the account or use of others, or otherwise) (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);
(ii) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person;
(iii) guarantee or assumption of any Indebtedness or any other obligation of any other Person (except for an assumption of Indebtedness for which the assuming Person receives consideration at the time of such assumption in the form of property or assets with a fair market value at least equal to the principal amount of the Indebtedness assumed, extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, workers' compensation, utility, lease and similar deposits and prepaid expenses made in the ordinary course of business, and endorsements of negotiable instruments and documents in the ordinary course of business); and
(iv) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Subsidiary not sold or disposed of.

  "Issue Date" means the date on which the Notes were first issued under the Indenture.


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

  "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction other than to reflect ownership by a third party of property leased to the referent Person or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents) received by the Company or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, brokerage, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable ((1) including, without limitation, income taxes reasonably estimated to be actually payable as a result of any disposition of property within two years of the date of disposition and (2) after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements) and (c) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

  "Net Equity Proceeds" means (a) in the case of any sale by the Company of Qualified Capital Stock of the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like (including, without limitation, brokerage, legal, accounting and investment banking fees and commissions) incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding Indebtedness of the Company or any Subsidiary issued after the Issue Date for or into shares of Qualified Capital Stock of the Company, the amount of such Indebtedness (or, if such Indebtedness was issued at an amount less than the stated principal amount thereof, the accrued amount thereof as determined in accordance with GAAP) as reflected in the consolidated financial statements of the Company prepared in accordance with GAAP as of the most recent date next preceding the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Indebtedness to the Company or to any wholly-owned Subsidiary of the Company upon such exchange, exercise, conversion or surrender and less any and all payments made to the holders of such Indebtedness, and all other expenses incurred by the Company in connection therewith), in each case (a) and (b) to the extent consummated after the Issue Date.

  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Officers' Certificate" means a certificate signed by two officers of the Company (one of whom must be a principal executive officer, principal financial officer or principal accounting officer).

  "Opinion of Counsel" means a written opinion from legal counsel which and who are reasonably acceptable to the Trustee.

  "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment to the Notes.

  "Paying Agent" shall initially be the Trustee until a successor paying agent for the Notes is selected in accordance with the Indenture.

  "Payment default" has the meaning set forth in "--Events of Default."

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

  "Permitted Holders" means the following Persons: J. Michael Powell, Reynolds
E. Moulton, Glenn D. Bolduc, William P. Pucci, David L. Lougee, John J. Dion, Joanna M. Jacobson, David L. Lipsky and Patti R. Bisbano, and any of their respective Affiliates and Family Members, each of the foregoing individually being a Permitted Holder.

  "Permitted Indebtedness" means, without duplication, each of the following:

    (i) Indebtedness under the Notes;

    (ii) Indebtedness under any Existing Indebtedness or under the Senior Credit Facility;

    (iii) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Subsidiary thereof in the ordinary course of business, including guarantees or obligations of the Company or any Subsidiary thereof with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

    (iv) Permitted Refinancing Indebtedness;

    (v) the Subsidiary Guarantees of the Notes;

    (vi) Interest Swap Obligations of the Company; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness Incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

    (vii) Indebtedness of a direct or indirect Subsidiary of the Company to the Company or to a direct or indirect Subsidiary of the Company for so long as such Indebtedness is held by the Company or a direct or indirect Subsidiary of the Company in each case subject to no Lien held by a Person other than the Company or a direct or indirect Subsidiary of the Company; provided, that if as of any date any Person other than the Company or a direct or indirect Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the date of the Incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

    (viii) Indebtedness of the Company to a direct or indirect Subsidiary of the Company for so long as such Indebtedness is held by a direct or indirect Subsidiary of the Company in each case subject to no Lien; provided that (a) any Indebtedness of the Company to any direct or indirect Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's Obligations under the Indenture and the Notes, and (b) if as of any date any Person other than a direct or indirect Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the date of the Incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness; and

    (ix) additional Indebtedness not to exceed an aggregate principal amount of $1.0 million at any one time outstanding and any guarantee thereof.

  "Permitted Investments" means: (a) Investments in cash and Cash Equivalents;
(b) Investments by the Company or by any Subsidiary of the Company in any Person that is or will become immediately after such Investment a direct or indirect Subsidiary of the Company; (c) any Investments in the Company by any Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured; (d) Investments made by the Company or by its Subsidiaries as a result of an Asset Sale made in compliance with "--Certain Covenants--Asset Sales"; (e) Interest Swap Obligations to the extent the same constitute Permitted Indebtedness; (f) Investments in an amount not to exceed $2.5 million at any one time outstanding; (g) Investments held by any Person on the date such Person becomes a Subsidiary to the extent such Investments are not incurred in anticipation of or in connection with such acquisition; and (h) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Subsidiary, in each case as to debt owing to the Company or any Subsidiary that arose in the ordinary course of business of the Company or any such Subsidiary, provided that any stocks, obligations or securities received in settlement of debts that arose in the ordinary course of business (and received other than as a result of bankruptcy or insolvency proceedings or upon foreclosure, perfection or enforcement of any Lien) that are, within 30 days of receipt, converted into cash or Cash Equivalents shall be treated as having been cash or Cash Equivalents at the time received.

  "Permitted Liens" means the following types of Liens:

    (i) Liens existing as of the date of the Indenture;

    (ii) Liens securing the Notes, the Subsidiary Guarantees or any Indebtedness under the Senior Credit Facility;

    (iii) Liens in favor of the Company or as otherwise permitted by clause
  (vii) of the "Permitted Indebtedness" definition;

    (iv) Liens for taxes, assessments and governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

    (v) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent for more than 30 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

    (vi) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

    (vii) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

    (viii) any interest or title of a lessor under any Capital Lease Obligation or operating lease;

    (ix) Liens securing Purchase Money Indebtedness incurred in compliance with the "Limitation on Indebtedness" covenant; provided, however, that (i) the related Purchase Money Indebtedness shall not be secured by any property or assets of the Company or any Subsidiary other than the property or assets so acquired and any proceeds therefrom and (ii) the Lien securing any such Indebtedness shall be created within 90 days of such acquisition;

    (x) Liens securing obligations under or in respect of Interest Swap Obligations;

    (xi) Liens upon specific items of inventory or other goods of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

    (xii) Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof;

    (xiii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

    (xiv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company and Liens on property or assets of a Subsidiary existing at the time it became a Subsidiary, provided that such Liens were in existence prior to the contemplation of the acquisition and do not extend to any assets other than the property of such Person or the acquired property (and the proceeds thereof), as applicable; and

    (xv) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens (a) are no less favorable to the Holders and not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced, and (b) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced.

  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Subsidiaries incurred pursuant to clause (i), (ii) or (v) of the definition of "Permitted Indebtedness"; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so exchanged, refinanced, renewed, replaced, defeased or refunded (plus the amount of related prepayment penalties, fees and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being exchanged, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being exchanged, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes or the Subsidiary Guarantees, as the case may be, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being exchanged, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary that is the obligor on the Indebtedness being exchanged, refinanced, renewed, replaced, defeased or refunded.

  "Person" means an individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated organization, joint venture, union, business association, firm, governmental agency or political subdivision thereof or other legal entity.

  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

  "Purchase Money Indebtedness" means Indebtedness or that portion of Indebtedness of the Company or any Subsidiary incurred in connection with the acquisition by the Company or such Subsidiary, subsequent to the Issue Date, of any property or assets.

  "Public Equity Offering" means an underwritten offer and sale of Qualified Capital Stock of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

  "Refinance" means, in respect of any security or Indebtedness, to refinance, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

  "Registrar" shall initially mean the Trustee until a successor registrar for the Notes is selected in accordance with the Indenture.

  "Senior Indebtedness" means all Indebtedness of the Company or a Subsidiary Guarantor which is not, by its terms, Pari Passu Indebtedness or Subordinated Indebtedness.

  "Specified Affiliate Transactions" means certain transactions among the Company and Subsidiaries and certain Affiliates which were entered into prior to the Issue Date as set forth in a Schedule to the Indenture.

  "Subordinated Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor which, by its terms, is expressly subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be.

  "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

  "Subsidiary Guarantee" means any guarantee of the Notes by a Subsidiary Guarantor in accordance with the provisions described under "--Ranking and Guarantees."

  "Subsidiary Guarantor" means each of Telephone Business Meetings, Inc., Conference Source International, Inc., Call Points, Inc., Kendall Square Teleconferencing, Inc., American Conferencing Company, Inc., and Communication Development Corporation and (ii) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor; provided that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms of the Indenture.

  "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

  "Wholly-owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities which normally have the right to vote in the election of directors, other than director's qualifying shares, are owned by such Person or any wholly-owned Subsidiary of such Person.

                   REGISTRATION RIGHTS; ADDITIONAL INTEREST

  Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of the Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. Under existing SEC interpretations, the Transfer Restricted Securities would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the Exchange Offer, a prospectus meeting the requirements of the Securities Act will be delivered upon resale by such broker-dealers in connection with resales of the Exchange Notes. If
(i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any

Holder of Transfer Restricted Securities notifies the Company within the specified time period that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Old Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Old Notes by the Holders thereof who satisfy certain conditions relating to the provision of information on connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement,
(iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

  The Registration Rights Agreement provides that: (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 60 days after the Issue Date, (ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 120 days after the Issue Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises (and in any event within 90 days after the Issue Date) and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with the Exchange Offer or resales of Transfer Restricted Securities, as the case may be, during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the interest rate on the Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default will increase ("Additional Interest") by 0.50% per annum and will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest of 1.5% per annum with respect to all Registration Defaults. All accrued Additional Interests will be paid by the Company on each Interest Payment Date to the Global Note Holder by wire transfer of immediately available funds and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease.

  Each holder of Old Notes who wishes to exchange such Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of business, (ii) it is not participating in, and it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and (iii) it is neither an affiliate of the Company, as defined in Rule 405 of the Securities Act, nor a broker-dealer tendering notes acquired directly from the Company for its own account. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Company has agreed, for a period of 180 days after consummation of the Exchange Offer, to make available a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Notes acquired in the Exchange Offer. Holders of Notes will also be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest set forth above.

                         BOOK-ENTRY; DELIVERY AND FORM

  Except as set forth in the next paragraph, the Exchange Notes will be issued in the form of one "Global Note" comprised of one or more fully registered Global Notes (collectively, the "Global Note"). The Global Note will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC.

  Notes (i) originally purchased by or transferred to Accredited Investors who are not qualified institutional buyers (as defined in "Transfer Restrictions"), or (ii) held by qualified institutional buyers which elect to take physical delivery of their certificates instead of holding their interest through the Global Note (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued, in registered certificated form "Certificated Notes" (collectively, "Certificated Securities"). Upon the transfer to a qualified institutional buyer of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or the Global Note has previously been exchanged in whole for Certificated Securities, be exchanged for an interest in the Global Note.

  The Company expects that pursuant to procedures established by DTC (i) upon deposit of the Global Note, DTC or its custodian will credit, on its internal system, portions of the Global Note which shall be comprised of the corresponding respective principal amount of the Global Note to the respective accounts of persons who have accounts with such depositary and (ii) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchaser and ownership of beneficial interests in the Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Qualified institutional buyers may hold their interests in the Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

  So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture. No beneficial owner of an interest in the Global Note will be able to transfer such interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture with respect to the Notes.

  Payments of the principal of, premium (if any) and interest (including Additional Interest) on the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

  The Company expects that DTC or its nominee, upon receipt of any payment of the principal of, premium (if any) and interest (including Additional Interest) on the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

  Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and be settled in accordance with DTC rules in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of such securities or to pledge such securities, such holder must transfer its interest in the Global Note in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

  DTC has advised the Company that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Note are credited and only in respect to such portion of Notes, the aggregate principal amount of Notes as to which such participant or participants have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Note for Certificated Securities, which it will distribute to its participants.

  DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee or the Warrant Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company, within 90 days, the Company will issue Certificated Securities in exchange for the Global Note.

                      TRANSFER RESTRICTIONS ON OLD NOTES

  The Old Notes have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Old Notes were offered and sold by the Initial Purchaser only (i) to a limited number of "qualified institutional buyers" (as defined in Rule 144A promulgated under the Securities Act) ("QIBs") in compliance with Rule 144A; and (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities
Act) ("Accredited Investors") that prior to their purchase of any Notes delivered to the Initial Purchaser a letter containing certain representations and agreements.

  Each purchaser of Old Notes, by its acceptance thereof, will be deemed to have acknowledged, represented and agreed as follows:

    1. It is purchasing the Old Notes for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is (i) a QIB, and is aware that the sale to it is being made in reliance on Rule 144A; or (ii) an Accredited Investor.

    2. It acknowledges that the Old Notes have not been registered under the Securities Act and may not be offered or sold except as set forth below.

    3. It shall not resell or otherwise transfer the Old Notes except (i) to the Company or any subsidiary thereof, (ii) to a QIB in compliance with Rule 144A, (iii) to an Accredited Investor that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Old Notes (the form of which letter can be obtained from the Trustee), (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available), or (v) pursuant to an effective registration under the Securities Act. Each Accredited Investor that is not a QIB and that is an original purchaser of the Old Notes will be required to sign an agreement to the foregoing effect.

    4. It agrees that it will give to each person to whom it transfers Old Notes notice of any restrictions on transfer of such Old Notes.

    5. It understands that the Old Notes will bear a legend substantially to the following effect unless otherwise agreed by the Company and the holder thereof:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) PROMULGATED UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A PROMULGATED UNDER THE SECURITIES ACT, (C) TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHED (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE OR WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 PROMULGATED UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY

    WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE OR WARRANT AGENT AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

    6. It acknowledges that the Trustee will not be required to accept for registration of transfer any Old Notes acquired by it, except upon presentation of evidence satisfactory to the Company and the Trustee that the restrictions set forth herein have been complied with.

    7. It acknowledges that the Company, the Initial Purchaser and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations or agreements deemed to have been made by its purchase of Old Notes are no longer accurate, it shall promptly notify the Company and Initial Purchaser. If it is acquiring any Old Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each account.

  The Old Notes may not be sold or transferred to, and each purchaser by its purchase of the Old Notes shall be deemed to have represented and covenanted that it is not acquiring the Old Notes for or on behalf of, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974 ("ERISA")), except that such a purchase for or on behalf of a pension or welfare plan shall be permitted:

    (1) to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchase in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund and the applicable conditions of Prohibited Transaction exemption 91-38 issued by the Department of Labor are satisfied;

    (2) to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchase in which, at any time while the Old Notes are outstanding, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account and the applicable conditions of Prohibited Transaction Exemption 90-1 issued by the Department of Labor are satisfied;

    (3) to the extent such purchase is made on behalf of a plan by (A) an investment advisor registered under the Investment Advisers Act of 1940 that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $50,000,000 and had shareholders' or partners' equity in excess of $750,000, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, (B) a bank as defined in Section 202(a) of the Investment Advisers Act of 1940 with equity capital in excess of $1,000,000 as of the last day of its most recent fiscal year or (C) an insurance company which is qualified under the laws of more than on state to manage, acquire or dispose of any assets of a plan, which company had, as of the last day of its most recent fiscal year, net worth in excess of $1,000,000 and which is subject to supervision and examination by a state authority having supervision over insurance companies, in each case, such investment advisor, bank or insurance company is otherwise a qualified professional asset manager, as such term is used in the Prohibited Transaction Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment advisor, bank or insurance company, do not represent more than 20% of the total client assets managed by such investment advisor, bank or insurance company and the applicable conditions or Prohibited Transaction Exemption 84-14 are otherwise satisfied; or

    (4) to the extent such plan is a governmental plan (as defined in Section 3 of ERISA) which is not subject to the provisions of Title 1 of ERISA or
  Section 4975 of the Code.

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

  Each purchaser by its purchase of the Old Notes shall also be deemed to have represented that (a) if it is an insurance company, no part of the funds to be used to purchase the Old Notes to be purchased by it constitutes assets allocated to any separate account maintained by it such that the use of such funds constitutes a transaction in violation of Section 406 of ERISA or a Prohibited Transaction, as such term is defined in Section 4975 of the Code, which could be subject to, respectively, a civil penalty assessed pursuant to
Section 502 of ERISA or a tax imposed by Section 4975 of the Code and (b) if it is not an insurance company, that no part of the funds to be used to purchase the Units to be purchased by it constitutes assets allocated to any trust, plan or account which contains the assets of any employee pension benefit plan, welfare plan or account prohibited pursuant to the preceding paragraph of these "Transfer Restrictions."

  Purchasers are advised that the Prohibited Transaction Exemptions described above do not relieve a fiduciary or other party from all prohibited transaction provisions of the Code and ERISA and from ERISA's general fiduciary responsibilities including, but not limited to, a fiduciary's obligation to discharge his or her duties solely in the interests of participants and beneficiaries. As a result of the foregoing restrictions, purchasers are advised to consult legal counsel prior to making any offer, resale, pledge, hypothecation or other transfer or disposition of the Units or any interest therein.

                     DESCRIPTION OF SENIOR CREDIT FACILITY

  The Company has accepted a proposal for a commitment for the Senior Credit Facility (which is subject to, among other things, lender due diligence and final written approval) consisting of a revolving credit, term loan and capital expenditures facility in the aggregate principal amount of $15.0 million. However, the Company has not entered into a binding agreement with respect to the Senior Credit Facility, and as of the date of this Prospectus is negotiating the terms of such agreement. The proposed Senior Credit Facility is expected to be available to provide liquidity, fund future working capital requirements of the Company, fund the purchase of new capital equipment and finance future acquisitions consistent with the Company's business strategy. The proposed Senior Credit Facility is for a term of two years, has a minimum outstanding loan balance of $5.0 million and an interest rate equal to a money center bank reference rate plus 1.0%. The borrowing base of the proposed Senior Credit Facility consists of up to $8.0 million of eligible accounts receivable, up to $3.0 million on existing equipment and up to $4.0 million on new equipment purchases. The terms of the proposed Senior Credit Facility also provide that it will be guaranteed by the Subsidiary Guarantors, will be secured by substantially all of the assets of the Company and the stock and assets of the Subsidiary Guarantors, and will contain customary representations, warranties and covenants, including financial covenants. See "Risk Factors--Senior Credit Facility; Effective Subordination."

                   DESCRIPTION OF CAPITAL STOCK AND WARRANTS

GENERAL

  The Company's authorized capital stock consists of 30,000,000 shares of Common Stock, $.01 par value, and 10,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"). As of February 1, 1998, the Company had outstanding 3,531,410 shares of Common Stock and no shares of Preferred Stock. The Company has reserved 3,250,000 shares of Common Stock for issuance pursuant to the Plan. See "Management--1996 Stock Plan."

COMMON STOCK

  Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders of the Company.

  Subject to the rights of any then outstanding shares of Preferred Stock, holders of Common Stock are entitled to receive dividends when and as declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities of the Company and any preferential liquidation rights of any Preferred Stock then outstanding. The holders of Common Stock have no preemptive rights to purchase any securities of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. All outstanding shares of Common Stock are, and the shares of Common Stock to be issued in the Acquisitions will, upon payment therefor, be fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by, the rights of holders of Preferred Stock which the Company may designate and issue in the future.

PREFERRED STOCK

  The Preferred Stock may be issued from time to time by the Board of Directors in one or more classes or series. Subject to the provisions of the Company's Articles of Organization and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue shares of Preferred Stock, to fix or change the number of shares of Preferred Stock to be included in any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock.

  One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock (including, without limitation, the Warrant Shares (defined below)). For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

FEBRUARY 1997 WARRANTS

  On February 24, 1997, the Company issued promissory notes in the aggregate principal amount of $500,000 bearing interest at 8.0% per annum and payable upon the earlier of ten days following the closing of the initial Public Equity Offering of the Company's Common Stock or one year from their date of issuance, together with warrants to purchase an aggregate of 111,118 shares of Common Stock at an exercise price of $4.50 per share. The notes were paid in November 1997. The warrants expire on February 28, 1999 and contain antidilution provisions. As of the date of this Prospectus, such Warrants entitle the holders thereof to purchase an aggregate of 33,450 additional shares of Common Stock as a result of adjustments required by the antidilution provisions of such Warrants.

NOVEMBER 1997 WARRANTS

  General. The Company issued Warrants as part of the issuance of the Old Notes. Each Warrant, when exercised, will entitle the holder thereof to receive 10.0886 shares of Common Stock of the Company (each, a "Warrant Share") at an exercise price of $.01 per share (the "Exercise Price"). A total of 75,000 Warrants, representing 756,645 Warrant Shares were issued in connection with the Old Notes; in addition, the Company issued to the Initial Purchaser warrants to purchase 302,657 shares of Common Stock at an exercise price of $.01 per share. The Exercise Price and the number of Warrant Shares issuable on exercise of a Warrant are both subject to adjustment in certain cases. See "Adjustments" below. The Warrants are exercisable at any time on or after the Issue Date (the "Exercisability Date"). Unless exercised, the Warrants will automatically expire on the maturity date of the Notes (the "Expiration Date"). The Company will give notice of expiration not less than 90 nor more than 120 days prior to the Expiration Date to the registered holders of the then outstanding Warrants. The Warrants will entitle the holders thereof to purchase in the aggregate approximately 12.5% of the outstanding Common Stock of the Company on a fully diluted basis as of the date of issuance of the Warrants. No fractional shares of Common Stock will be issued upon exercise of the Warrants. The Company shall pay to holders of the Warrants at the time of exercise an amount in cash equal to the same fraction of the current market price of a share of Common Stock less the Exercise Price.

  Voting Rights. The holders of the Warrants will have no right to vote on matters submitted to the stockholders of the Company and will have no right to receive cash dividends. The holders of the Warrants will not be entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs.

  Adjustments. Each of the number of Warrant Shares purchasable upon the exercise of the Warrants and the Exercise Price will be subject to adjustment in certain events including: (i) the payment by the Company of dividends (or other distributions) on the Common Stock of the Company payable in shares of such Common Stock or other shares of the Company's capital stock, (ii) subdivisions, combinations and reclassifications of the Common Stock, and
(iii) the distribution to all holders of the Common Stock of any of the Company's assets, debt securities or any rights or warrants to purchase securities (excluding cash dividends or other cash distributions from current or retained earnings).

  Subject to certain exceptions set forth in the Warrant Agreement, if the Company issues (i) shares of Common Stock for a consideration per share less than the current market value per share or (ii) any securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities that is less than the current market value per share on the date of issuance of such securities, the Company shall offer to sell to each holder of Warrants, at the same price and on the same terms offered to all other prospective buyers (provided that the holders of Warrants shall not be required to buy any other securities in order to buy such Common Stock or convertible securities), a portion of such Common Stock or convertible securities that is equal to such holder's portion of the Common Stock then outstanding if immediately prior thereto all the Warrants had been exercised. Each such holder may elect to buy all or any portion of the Common Stock or convertible securities offered or may decline to purchase any.

  In case of certain consolidations or mergers of the Company, or the sale of all or substantially all of the assets of the Company to another corporation, each Warrant will thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger or sale had the Warrants been exercised immediately prior thereto.

  Registration Rights. The Company has granted demand and piggy back registration rights to holders of the Warrants pursuant to a Securityholders' and Registration Rights Agreement (the "Securityholders' Agreement"). From time to time after 180 days following the completion by the Company of a public equity offering, holders of Warrant shares owning, individually or in the aggregate, not less than 25% of the Warrant shares held in the aggregate by all holders of the Warrant shares may make a written request for registration under the Securities Act of their warrant shares. Subject to certain conditions, within 120 days of the receipt of such written request for such a demand registration, the Company shall file with the Commission and use its best efforts to cause to become effective under the Securities Act a registration statement with respect to such securities. This summary of the Securityholders' Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and provisions of the Securityholders' Agreement.

  Additional Information. Anyone who receives this Prospectus may obtain a copy of the Warrant Agreement without charge by writing to the Company at the address set forth herein.

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

PROVISIONS OF MASSACHUSETTS LAW AND THE COMPANY'S ARTICLES OF ORGANIZATION AND BY-LAWS

  Certain Anti-Takeover Provisions. After the closing of any Public Equity Offering, the Company expects that it will be subject to the provisions of Chapter 110F of the Massachusetts General Law, an anti-takeover law. In general, this statute prohibits a Massachusetts corporation with more than 200 stockholders of record from engaging in a "business combination" with "interested stockholders" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) prior to such date, the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder, (ii) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time the stockholder becomes an interested stockholder, or (iii) the business combination is approved by both the board of directors and holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). A "business combination" includes a merger, consolidation, certain stock or asset sales, and certain other specified transactions involving the corporation or any direct or indirect majority-owned subsidiary of the corporation resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is (i) a person who, alone or together with affiliates and associates, owns five percent or more of the corporation's voting stock, (ii) an affiliate or associate of the corporation who at any time within the three-year period preceding the date of the transaction owned five percent or more of the corporation's voting stock, or
(iii) the affiliate and associates of any such affiliate or associate of the corporation. A person is not an "interested stockholder" if its ownership of shares in excess of the five-percent limitation is the result of action taken solely by the Company, provided, however, that such a person will become an "interested stockholder" if the person thereafter acquires additional shares of voting stock, except as a result of further corporation action not caused, directly or indirectly, by such person. The Company may at any time elect not to be governed by Chapter 110F by amending its Articles of Organization and By-Laws by a vote of a majority of the stockholders entitled to vote, such an amendment would not be effective for 12 months and would not apply to a business combination with any person who became an interested stockholder prior to the adoption of the amendment.

  In addition, Massachusetts General Laws Chapter 110D, entitled "Regulation of Control Share Acquisitions," provides, in general, that any stockholder of a Massachusetts corporation with more than 200 stockholders of record who acquires voting stock of such corporation in a "control share acquisition" may not vote the shares so acquired (or share acquires within 90 days before or after the "control share acquisition") unless a majority of the other stockholders of such corporation entitled to vote so authorize. In general, a "control share acquisition" includes the acquisition by any person of beneficial ownership of shares which, when added to all other shares of such corporation beneficially owned by such person, would entitle such person to vote (i) between 20% and 33 1/3%, (ii) between 33 1/3% and 50%, or (iii) more than 50% of the outstanding voting stock of such corporation. A "control share acquisition" generally does not include, among other transactions, the acquisition of shares directly for the issuing corporation. The Company has amended its By-Laws to opt out of the provisions of Chapter 110D.

  Massachusetts General Laws Chapter 156, Section 50A, requires that publicly held Massachusetts corporations that have not "opted out" of Section 50A have a classified board of directors consisting of three classes as nearly equal in size as possible. Section 50A also provides that directors who are so classified shall be subject to removal by the stockholders only for cause. The Company's Articles of Organization reflect the requirements of Section 50A.

  The Company's By-Laws provide that after the Company has a class of voting stock registered under the Exchange Act, a special meeting of stockholders may be called by the President, the Board of Directors or by the holders of 35% or more of the outstanding voting stock of the Company. Certain other provisions of the Company's By-Laws, its Articles of Organization and Massachusetts law may also make more difficult to discourage a proxy contest or the acquisition of control by a holder of a substantial block of the Company's Common Stock or the removal of the incumbent Board of Directors and could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. In addition, because such provisions also have the effect of discouraging accumulations of large blocks of Common Stock by purchasers whose objective is to have such Common Stock repurchased by the Company at a premium, such provisions could tend to reduce the temporary fluctuations in the market price of the Company's Common Stock that are caused by such accumulations. Accordingly, stockholders could be deprived of certain opportunities to sell their Common Stock at a temporarily higher market price.

  Reference is made to the full text of the foregoing statutes, the Company's Articles of Organization and its By-Laws for their entire terms. The partial summary contained in this Prospectus is not intended to be complete. See "Risk Factors--Effect of Certain Charter and By-Law Provisions and Anti-Takeover Provisions; Possible Issuances of Preferred Stock."

  Elimination of Monetary Liability for Officers and Directors. The Company's Articles of Organization also incorporate certain provisions permitted under the Massachusetts General Law relating to the liability of directors. The provisions eliminate to the maximum extent permitted by Chapter 156B of the Massachusetts General Laws a director's personal liability to the Company for monetary damages arising out of a breach of the director's fiduciary duty as a director of the Company, except in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or authorization of distributions in violation of the Articles of Organization or in violation of Chapter 156B or of loans to officers or directors of the Company or any transaction from which the director derived an improper personal benefit. These provisions do not prevent recourse against directors through equitable remedies such an injunctive relief.

  Indemnification of Officers and Directors. The Company's By-Laws contain provisions to indemnify each of the directors and officers of the Company (as well as the former directors and officers) to the fullest extent permitted by Massachusetts law against any and all claims and liabilities to which he or she may be or become subject by reason of his or her being or having been an officer or director of the Company, or by reason of his or her alleged acts or omissions as an officer or director of the Company, except in relation to such matters as to which such officer or director shall have been guilty of willful malfeasance, bad faith, gross negligence or reckless disregard of his or her duties in the conduct of his or her office. The By-Laws further provide that the Company shall indemnify and reimburse each such officer and director against and for any and all legal and other expenses reasonably incurred by him or her in connection with any such claims and liabilities, actual or threatened, whether or not, at or prior to the time when so indemnified, held harmless and reimbursed, he or she had ceased being an officer of director of the Company, except in relation to such matters as to which such officer or director shall have been guilty of willful malfeasance, bad faith, gross negligence or reckless disregard of his or her duties in the conduct of his or her office; provided that the Company prior to such final adjudication may compromise and settle any such claims and liabilities and pay such expenses, if such settlement or payment or both appears, in the judgment of a majority of the Board of Directors, to be for the best interest of the Company, evidenced by a resolution to that effect after receipt by the Company of a written opinion of counsel for the Company that such officer or director has not been guilty of willful malfeasance, bad faith, gross negligence or reckless disregard of his or her duties in the conduct of his office in connection with the matters involved in such compromise, settlement and payment.

CERTAIN REGISTRATION RIGHTS

  In connection with the Acquisitions, the Company has entered into a registration rights agreement with the principal stockholders of VIALOG Corporation (the "VIALOG Stockholders") and the principal stockholders of each of the Acquired Companies who are receiving shares of Common Stock in connection with their respective Acquisitions (the "Acquired Company Stockholders") granting demand and piggy-back registration rights with respect to their shares and providing for a "lock-up" of their shares following the effective date of a registration statement of the Company filed under the Securities Act.

  The VIALOG Stockholders and the Acquired Company Stockholders may demand, on two occasions only, that the Company will register their shares of Common Stock under the Securities Act by written request delivered at least one year after the effective date of the Acquisitions. Any such demand must be made by the holders of not less than 20% in interest of the persons having such registration rights. The Company is obligated to keep such registration effective for a period of four months. The Company may defer, not more than once during any twelve-month period, the filing of such registration statement for up to 180 days, if it is determined in good faith by the Company's Board of Directors that such registration would be detrimental to the Company or its stockholders. The Company may include in any such filing securities of the Company for its own account, or other securities of the Company which are held by officers or directors of the Company or held by other persons who, by virtue of agreements with the Company are entitled to include their securities in any such registration.

  If the Company determines to register any of its shares, other than under a filing relating to transactions such as mergers, consolidations, reclassifications, asset sales or similar transactions described in Rule 145 promulgated under the Securities Act or on a form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement, then the VIALOG Stockholders and the Acquired Company Stockholders may request that shares of their Common Stock be included in such registration. If the registration is an underwritten offering, the lead underwriter may limit the number of shares requested to be registered pursuant to such piggy-back rights to 25% of the securities covered by such underwritten offering. Any shares offered by officers and directors will be the first to be excluded from such offering.

  The Company is obligated to use its best efforts to file all reports necessary to qualify for registration of its securities on Form S-3 or a comparable or successor form. After qualifying for such use, the Company is obligated upon request to register the stock of any qualifying VIALOG Stockholder on Form S-3, unless (i) the aggregate offering price is less than $1 million or (ii) the Company has effected a registration on Form S-3 in the last twelve months. Additionally, the Company may defer such registration for a period of 120 days if the Company has plans to make, within 90 days, a registered public offering or is engaged in any prior activity which, if determined in good faith by the Company's Board of Directors, would be adversely affected by the requested registration.

  The VIALOG Stockholders and the Acquired Company Stockholders have agreed to enter into a 180-day "lock-up" following the effective date of a Company registration statement if requested to do so by the Company or the underwriter of said offering and provided that all of the principal stockholders, officers and directors of the Company enter into similar agreements. Such agreement may prohibit the sale, transfer or disposition of the shares of registerable Common Stock held by the VIALOG Stockholders or Acquired Company Stockholders.

TRANSFER AGENT AND REGISTRAR

  The Transfer Agent and Registrar for the Company's Common Stock is State Street Bank and Trust Company.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a summary of certain United States federal income tax consequences associated with the acquisition, ownership, and disposition of the Notes. The following summary does not discuss all of the aspects of federal income taxation that may be relevant to a prospective holder of the Notes in light of its particular circumstances, or to certain types of holders that are subject to special treatment under the federal income tax laws (including persons who hold the Notes as part of a conversion, straddle or hedge, dealers in securities, insurance companies, tax-exempt organizations, financial institutions, broker-dealers and S corporations). Further, except as specifically provided, this summary pertains only to holders who are citizens or residents of the United States, corporations, partnerships, or other business entities created in or under the laws of the United States or any political subdivision thereof, estates the income of which is subject to United States federal income taxation regardless of its source, or trusts if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions. In addition, this summary does not describe any tax consequences under state, local, or foreign tax laws and is limited to holders who hold Notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code.

  This summary is based upon the Code, Treasury Regulations (the "Regulations"), rulings and pronouncements issued by the Internal Revenue Service ("IRS") and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect the holder of the Notes. The Company has not sought and will not seek any rulings from the IRS or opinions from counsel with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the valuation, purchase, ownership or disposition of the Notes that are different from those discussed herein.

CLASSIFICATION OF THE NOTES

  Under applicable authorities, the Notes should be treated as indebtedness of the Company for federal income tax purposes. Pursuant to Section 385(c) of the Code, a holder of a Note is required to treat such Note as indebtedness for all United States federal income tax purposes unless such holder discloses such inconsistent treatment on such holder's tax return. The characterization of the Notes by the Company is not binding on the IRS. In the unlikely event that the Notes are treated as equity, the amount treated as a distribution on any such instrument would be treated as ordinary dividend income to the extent of the current and accumulated earnings and profits of the Company, or otherwise as a return of capital to the extent of a holder's basis in a Note, and thereafter, capital gain.

TAXATION OF THE NOTES

  Issue Price. The Units (Notes and Warrants sold together in the Private Placement) are treated as investment units for federal income tax purposes. The issue price of the Units was the first price at which a substantial amount of such Units was sold to investors. In order to determine the issue price for the Notes and Warrants in the Unit, the aggregate issue price of the Units was allocated between the Notes and the Warrants based upon their relative fair market values on the date of issuance. In general, a holder's initial tax basis for the Note and the Warrants constituting the Unit equals the portion of the issue price of the Unit allocated to each. The Company has allocated the issue price of the Units on a per Note and per Warrant basis. See "Capitalization." A holder of a Unit may not adopt a different allocation unless such holder properly discloses such different allocation on such holder's federal income tax return for the year in which the Units were acquired.

  Original Issue Discount. As noted above, because the Notes were offered as a part of a Unit including the Warrants, a portion of the issue price for a Unit was allocated to the Notes and a portion to the Warrants. Since the portion allocable to a Note was less than the Note's principal amount, the Note was issued at a discount from its principal amount. The total amount of such discount with respect to the Notes was the difference between their issue price (determined as indicated above) and their principal amount. If such discount exceeds a statutory de minimis amount ( 1/4 of 1% of an obligation's stated redemption price at maturity multiplied by the number of complete years to its maturity), the Notes will be considered to have been issued with original issue discount ("OID") for federal income tax purposes. In addition to including in income the amount of stated interest received or accrued, a holder will be required to include a portion of any such OID as ordinary income for federal income tax purposes each year over the term of the Notes so as to provide a constant yield to maturity.

  Under the OID rules, in general, holders of Notes with OID must include in gross income for federal income tax purposes the sum of the daily portions of OID with respect to the Note for each day during the taxable year or portion of a taxable year on which such holder holds the Note (such sum, "Accrued OID"). The daily portion is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the adjusted issue price of the Note at the beginning of the accrual period multiplied by the yield to maturity of the Note less qualified stated interest accrued for such period. For purposes of computing OID, the Company will use six-month accrual periods that end on the days in the calendar year corresponding to the maturity date of the Notes and the date six months prior to such maturity date, with the possible exception of the initial accrual period for the Notes. The adjusted issue price of a Note at the beginning of any accrual period is the issue price of the Note increased by the Accrued OID for all prior accrual periods (less all payments made on the Notes other than payments of qualified stated interest). The yield to maturity of a debt instrument is the interest rate that will produce an amount equal to the issue price of the debt instrument used in computing the present value of all payments to be made pursuant to the debt instrument. An investor in a Note who purchases the Note subsequent to its initial issuance at a price less than its principal amount but in excess of its revised issue price will reduce proportionately the Accrued OID with respect to each accrual period. The Company will annually furnish to certain record holders of the Notes and to the IRS information with respect to any OID accruing during the calendar year as may be required by applicable Regulations.

  Market Discount and Premium. A purchaser of a Note may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Note with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Note over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income only upon the retirement of the Note or, if the Note is sold, to the extent of any gain realized. Such market discount would in general accrue under a straight-line method or, at the election of the holder, on the basis of a constant yield.

  Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a Note with market discount over interest received on such Note is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Note. A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest expense deferral rule will not apply.

  A holder who purchases a Note at a cost greater than its principal balance will not be required to include any amount of OID in gross income. In addition, such holder generally will be considered to have purchased the Note at a premium, which it may elect to amortize as an offset to interest income on such Note (and not as a separate deduction item) on a constant yield method except as otherwise provided in applicable Regulations. Premium on a Note that is not amortized pursuant to an election under Section 171 of the Code may only be deductible upon the maturity of a Note as a capital loss. In addition, because the Notes may be redeemed by the Company at a premium prior to maturity, special rules may apply that could result in a deferral of the amortization of some of the premium until later in the term of the Note with respect to Notes purchased prior to March 2, 1998. If a holder makes an election to amortize premium on a Note, such election will apply to all taxable debt instruments held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS.

  Purchasers should consult their tax advisers regarding the elections discussed in the preceding three paragraphs and the methods to be employed.

  Disposition of Notes. Generally, any sale or redemption or other disposition of Notes (including in connection with an Asset Proceeds Offer) will result in taxable gain or loss equal to the difference between (i) the amount of cash and the fair market value of other property received and (ii) the holder's adjusted tax basis in the Note. A holder's adjusted tax basis in a Note will equal the holder's purchase price allocated to the Note and will be increased by any Accrued OID (reduced by any acquisition premium described above) includable in such holder's gross income and the accruals of market discount, if any, that the holder has previously elected to include in gross income on an annual basis, and decreased by all payments received by such holder on such Note, other than a payment of qualified stated interest, and by the accruals of amortizable bond premium, if any, that the holder has elected to offset against interest on the Note on an annual basis. Any gain (except as discussed above in Market Discount) or loss upon a sale or other disposition of a Note will generally be capital gain or loss, which will be long-term if the Note has been held by the holder for more than one year, and generally will be subject to lower maximum capital gains rates if held for more than eighteen months.

EXCHANGE OFFER

  Assuming a Registration Default has not occurred prior thereto, the offer to exchange Old Notes for Exchange Notes pursuant to the Exchange Offer will not constitute a material modification of the terms of the Old Notes and, therefore, such exchange will not constitute an exchange for United States federal income tax purposes. Accordingly, such exchange should have no United States federal income tax consequences to holders of Old Notes. The basis of the Exchange Notes will be the same as the basis of the Old Notes immediately before the exchange and the holding period of the Exchange Notes will include the holding period of the Old Notes.

  If a Registration Default occurs prior to the Expiration Date of the Exchange Offer, the offer to exchange the Old Notes for the Exchange Notes pursuant to the Exchange Offer may constitute a material modification of the terms of the Old Notes, thereby causing the holders of the Old Notes to recognize gain or loss on the exchange for federal income tax purposes. The amount of the gain would equal the difference between the holder's basis in the Old Notes prior to the exchange and the issue price of the Exchange Notes received in the exchange. Any gain or loss recognized upon the exchange generally would be long-term capital gain or loss if the Old Notes had been held by the holder for more than one year, and generally will be subject to lower maximum capital gains rates if held for more than eighteen months at the time of the exchange.

  Under applicable tax regulations, a change in the yield of a debt instrument constitutes a significant modification that results in a taxable exchange if the yield of the debt instrument received in the exchange varies from the annual yield of the instrument surrendered by more than the greater of 25 basis points or five percent of the annual yield of the instrument surrendered in the exchange. If a Registration Default occurs, the Company will be required to pay Additional Interest during the period of the Default. The amount of Additional Interest due will depend on the length of the default period, but cannot exceed a maximum of 1.50% per annum. If a Registration Default occurs prior to the Expiration Date of the Exchange Offer, therefore, the amount of Additional Interest payable on the Old Notes could cause the annual yield on the Old Notes to exceed the annual yield on the Exchange Notes by an amount that constitutes a material modification as such term is defined in the applicable tax regulations, even though the rate of interest payable on the Exchange Notes will be the same as the rate of interest payable on the Old Notes prior to the Registration Default and the terms of the Exchange Notes are in all other material respects identical to the Old Notes. Note holders are urged to consult their own tax advisors regarding the tax consequences of the Exchange Offer.

BACKUP WITHHOLDING

  A noncorporate holder may be subject, under certain circumstances, to backup withholding at a 31 percent rate with respect to payments received with respect to the Notes. This withholding generally applies only if the holder
(i) fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to report properly payments of interest and dividends and the IRS has notified the Company that he or she is subject to back-up withholding, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding. Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder's federal income tax liability, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations and foreign individuals who comply with certain certification requirements) are not subject to backup withholding. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

  These backup withholding tax and information reporting rules currently are under review by the IRS and proposed Regulations issued on April 15, 1996, if finalized would modify certain of such rules generally with respect to payments made after December 31, 1997. Accordingly, the application of such rules to the Notes and Common Stock acquired upon exercise of a Warrant could be changed.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period of 180 days after consummation of the Exchange Offer, or such shorter period as will terminate when all Old Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for Exchange Notes and resold by such broker-dealers. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

  The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. For a period of 180 days after consummation of the Exchange Offer, or such shorter period as will terminate when all Old Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for Exchange Notes and resold by such broker-dealers, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed in the Registration Rights Agreement to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act.

  Any Old Notes not exchanged in the Exchange Offer for Exchange Notes will remain subject to the transfer restrictions described above.

                                 LEGAL MATTERS

  Certain legal matters regarding the Notes will be passed upon for the Company by Mirick, O'Connell, DeMallie & Lougee, LLP, Worcester, Massachusetts. David L. Lougee, a partner in such firm, is a director of the Company. Partners and associates of Mirick, O'Connell, DeMallie & Lougee, LLP own an aggregate of 74,000 shares of the Company's Common Stock and hold options to acquire an additional 12,000 shares, 4,674 of which are exercisable within the next 60 days.

                                    EXPERTS

  The historical financial statements as indicated in the index on page F-1 of this Prospectus have been included herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere in this Prospectus, and upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
Basis of Presentation....................................................  F-2
Pro Forma Combined Balance Sheet as of September 30, 1997................  F-3
Pro Forma Combined Statement of Operations for the Year Ended December
 31, 1996 ...............................................................  F-4
Pro Forma Combined Statement of Operations for the Nine Months Ended
 September 30, 1997......................................................  F-5
Notes to Unaudited Pro Forma Combined Financial Statements...............  F-6
HISTORICAL FINANCIAL STATEMENTS
VIALOG Corporation
  Independent Auditors' Report...........................................  F-9
  Balance Sheets......................................................... F-10
  Statements of Operations............................................... F-11
  Statements of Stockholders' Equity (Deficit)........................... F-12
  Statements of Cash Flows............................................... F-13
  Notes to Financial Statements.......................................... F-14
Telephone Business Meetings, Inc. ("Access")
  Independent Auditors' Report........................................... F-19
  Balance Sheets......................................................... F-20
  Statements of Operations............................................... F-21
  Statements of Stockholders' Equity..................................... F-22
  Statements of Cash Flows............................................... F-23
  Notes to Financial Statements.......................................... F-24
Conference Source International, Inc. ("CSI")
  Independent Auditors' Report........................................... F-30
  Balance Sheets......................................................... F-31
  Statements of Operations............................................... F-32
  Statements of Stockholders' Equity..................................... F-33
  Statements of Cash Flows............................................... F-34
  Notes to Financial Statements.......................................... F-35
Call Points, Inc. ("Call Points")
  Independent Auditors' Report........................................... F-40
  Balance Sheets......................................................... F-41
  Statements of Operations............................................... F-42
  Statements of Stockholders' Equity..................................... F-43
  Statements of Cash Flows............................................... F-44
  Notes to Financial Statements.......................................... F-45
Kendall Square Teleconferencing, Inc. ("TCC")
  Independent Auditors' Report........................................... F-51
  Balance Sheets......................................................... F-52
  Statements of Operations............................................... F-53
  Statements of Stockholders' Equity..................................... F-54
  Statements of Cash Flows............................................... F-55
  Notes to Financial Statements.......................................... F-56
American Conferencing Company, Inc. and Resource Objectives, Inc.
 ("Americo")
  Independent Auditors' Report........................................... F-62
  Combined Balance Sheets................................................ F-63
  Combined Statements of Operations...................................... F-64
  Combined Statements of Stockholders' Equity (Deficit).................. F-65
  Combined Statements of Cash Flows...................................... F-66
  Notes to Combined Financial Statements................................. F-67
Communication Development Corporation ("CDC")
  Independent Auditors' Report........................................... F-73
  Balance Sheets......................................................... F-74
  Statements of Operations............................................... F-75
  Statements of Stockholders' Equity..................................... F-76
  Statements of Cash Flows............................................... F-77
  Notes to Financial Statements.......................................... F-78

                   VIALOG CORPORATION AND ACQUIRED COMPANIES

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION
                                  (UNAUDITED)

  The following unaudited pro forma combined financial statements give effect to the acquisitions by VIALOG Corporation of all of the stock of (a) Telephone Business Meetings, Inc. ("Access"), (b) Conference Source International, Inc. ("CSI"), (c) Kendall Square Teleconferencing, Inc. ("TCC"), (d) American Conferencing Company, Inc. ("Americo"), and (e) Communication Development Corporation ("CDC"), and substantially all the net assets of Call Points, Inc. ("Call Points") (together, the "Acquired Companies"). These acquisitions (the "Acquisitions") occurred simultaneously with the closing of the Private Placement and will be accounted for using the purchase method of accounting. The unaudited pro forma combined financial statements also give effect to the sale of the Old Notes and the Warrants in connection with the Private Placement. These statements are based on the historical financial statements of VIALOG Corporation and the Acquired Companies included elsewhere in this Prospectus and the estimates and assumptions set forth below and in the notes to the unaudited pro forma combined financial statements.

  The unaudited pro forma combined balance sheet gives effect to these transactions (the Acquisition and the Private Placement) as if they had occurred on September 30, 1997. The unaudited pro forma combined statements of operations gives effect to these transactions as if they occurred on January 1, 1996.

  The pro forma adjustments are based upon preliminary estimates, currently available information and certain assumptions that management deems appropriate. In management's opinion, the preliminary estimates regarding allocation of the purchase price of the Acquired Companies are not expected to materially differ from the final adjustments, except that management anticipates allocating some portion of the purchase price to in-process research and development expenses. This allocation will result in a significant charge to operations and a reduction in goodwill in the accompanying pro forma combined balance sheet. These adjustments will be finalized in the quarter ended December 31, 1997. The unaudited pro forma combined financial data presented herein are not necessarily indicative of the results the Company would have obtained had such events occurred on January 1, 1996, as assumed, or the future results of the Company. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors" included elsewhere herein.

                   VIALOG CORPORATION AND ACQUIRED COMPANIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                       ACQUIRED COMPANIES--HISTORICAL                 PRO FORMA
                                  -------------------------------------------- ------------------------
                         VIALOG                  CALL
                          CORP.   ACCESS  CSI   POINTS    TCC    AMERICO  CDC  ADJUSTMENTS(1)  COMBINED
                         -------  ------ ------ -------  ------  -------  ---- --------------  --------
ASSETS
Current assets:
 Cash and equivalents..  $    76  $  970 $   12 $   481  $  --   $    9   $ 55    $ 64,131 (a) $11,829
                                                                                   (53,905)(b)
 Accounts receivable...      --    1,376    955   1,244     782     235    396         --        4,988
 Prepaid expenses and
  other current
  assets...............       86     204     58       3      73      62     28         --          514
                         -------  ------ ------ -------  ------  ------   ----    --------     -------
 Total current assets..      162   2,550  1,025   1,728     855     306    479      10,226      17,331
Other assets:
 Property, net.........       25   3,116  1,065   1,659     902     556    100         --        7,423
 Other assets..........      775      33     67     --       12      78      4        (203)(b)     766
 Debt issuance costs...       34     --     --      --      --      --     --        5,666 (a)   7,440
                                                                                     1,740 (c)
 Intangible assets,
  net..................      --      203    --      --      --      --     --       50,853 (b)  51,056
                         -------  ------ ------ -------  ------  ------   ----    --------     -------
 Total Assets..........  $   996  $5,902 $2,157 $ 3,387  $1,769  $  940   $583    $ 68,282     $84,016
                         =======  ====== ====== =======  ======  ======   ====    ========     =======
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion of
  long-term debt.......  $   712  $  971 $  454 $   861  $  162  $  106   $ 24    $ (1,885)(a) $   423
                                                                                      (982)(b)
 Accounts payable......    1,510     336    151     363     343     535     72      (1,134)(a)   2,176
 Accrued expenses......    2,364     679     93     595     232     311     37        (500)(a)   3,811
 Other current
  liabilities..........      --      --     --      --      133      46    101         --          280
                         -------  ------ ------ -------  ------  ------   ----    --------     -------
 Total current
  liabilities..........    4,586   1,986    698   1,819     870     998    234      (4,501)      6,690
                         -------  ------ ------ -------  ------  ------   ----    --------     -------
Long-term debt.........      --      925    844     338     228     184     25      (1,710)(a)  71,483
                                                                                    75,000 (a)
                                                                                    (4,351)(c)
Other liabilities......      --      150    --      --      --      --      19         --          169
                         -------  ------ ------ -------  ------  ------   ----    --------     -------
 Total liabilities.....    4,586   3,061  1,542   2,157   1,098   1,182    278      64,438      78,342
                         -------  ------ ------ -------  ------  ------   ----    --------     -------
Redeemable common
 stock.................      --      273    --      --      --      --     --         (273)(d)     --
Stockholders' equity:
 Common stock..........       28     --       1       2      68       1      2           6 (b)      34
                                                                                       (74)(e)
 Additional paid in
  capital..............    1,175     660    349   3,132     --      --     --        3,210 (b)  10,476
                                                                                    (4,141)(e)
                                                                                     6,091 (c)
 Treasury stock........      --      --     --      --      (15)    --     --           15 (e)     --
 Notes receivable from
  stockholders.........      --      --     --      --       (6)    --     --            6 (b)     --
 Retained earnings
  (deficit)............   (4,793)  1,908    265  (1,904)    624    (243)   303         (43)(a)  (4,836)
                                                                                      (953)(e)
                         -------  ------ ------ -------  ------  ------   ----    --------     -------
 Total stockholders'
  equity (deficit).....   (3,590)  2,568    615   1,230     671    (242)   305       4,117       5,674
                         -------  ------ ------ -------  ------  ------   ----    --------     -------
  Total Liabilities and
   Stockholders'
   Equity..............  $   996  $5,902 $2,157 $ 3,387  $1,769  $  940   $583    $ 68,282     $84,016
                         =======  ====== ====== =======  ======  ======   ====    ========     =======

--------
(1) See Note 4 to unaudited pro forma combined financial statements.

  See accompanying notes to unaudited pro forma combined financial statements.

                   VIALOG CORPORATION AND ACQUIRED COMPANIES

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                (IN THOUSANDS)

                                        ACQUIRED COMPANIES--HISTORICAL                    PRO FORMA
                                  -----------------------------------------------  ------------------------
                         VIALOG                    CALL
                          CORP.   ACCESS   CSI    POINTS   TCC    AMERICO   CDC    ADJUSTMENTS(1)  COMBINED
                         -------  ------  ------  ------  ------  -------  ------  --------------  --------
Net revenues............ $   --   $9,073  $5,868  $7,509  $3,396  $1,679   $1,480     $   (707)(a) $ 28,298
Cost of revenues........     --    4,071   2,780   5,898   1,813     854      886         (492)(a)   14,811
                                                                                          (999)(b)
                         -------  ------  ------  ------  ------  ------   ------                  --------
Gross profit............     --    5,002   3,088   1,611   1,583     825      594                    13,487
Operating expenses......   1,308   3,455   1,049   1,873   1,329     889      655         (167)(a)    9,425
                                                                                          (586)(c)
                                                                                          (294)(d)
                                                                                           (86)(e)
Amortization of
 intangibles............     --      --      --      --      --      --       --         2,809 (f)    2,809
                         -------  ------  ------  ------  ------  ------   ------                  --------
Operating income
 (loss).................  (1,308)  1,547   2,039    (262)    254     (64)     (61)                    1,253
Interest income
 (expense)..............       1    (174)   (165)    (49)    (42)     (9)     (11)     (12,188)(g)  (12,637)
                         -------  ------  ------  ------  ------  ------   ------                  --------
Income (loss) before
 income taxes...........  (1,307)  1,373   1,874    (311)    212     (73)     (72)                  (11,384)
Income tax expense
 (benefit)..............    (522)    --      --      --      --      (14)     (28)          24 (h)     (540)
                         -------  ------  ------  ------  ------  ------   ------                  --------
Net income (loss)....... $  (785) $1,373  $1,874  $ (311) $  212  $  (59)  $  (44)                 $(10,844)
                         =======  ======  ======  ======  ======  ======   ======                  ========
Supplementary
 Information:
 EBITDA(2).............. $(1,308)                                                                  $  6,036

--------
(1) See Note 5 to unaudited pro forma combined financial statements.
(2) EBITDA represents income from continuing operations before interest expense, income taxes, depreciation and amortization. EBITDA is frequently used by securities analysts and is presented here to provide additional information about the Company's operations. EBITDA is not a measurement presented in accordance with generally accepted accounting principles and should not be considered as an alternative to net income as a measure of operating results or as an alternative to cash flows as a better measure of liquidity.


 See accompanying notes to unaudited pro forma combined financial statements.

                   VIALOG CORPORATION AND ACQUIRED COMPANIES

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                (IN THOUSANDS)

                                         ACQUIRED COMPANIES--HISTORICAL                   PRO FORMA
                                   ----------------------------------------------  ------------------------
                          VIALOG                    CALL
                           CORP.   ACCESS   CSI    POINTS  TCC    AMERICO   CDC    ADJUSTMENTS(1)  COMBINED
                          -------  ------  ------  ------ ------  -------  ------  --------------  --------
Net revenues............  $   --   $9,261  $4,790  $6,230 $3,003  $1,581   $1,486                  $26,351
Cost of revenues........      --    4,582   2,010   4,763  1,650   1,051      766      (1,126)(b)   13,696
                          -------  ------  ------  ------ ------  ------   ------                  -------
Gross profit............      --    4,679   2,780   1,467  1,353     530      720                   12,655
Operating expenses(2) ..    3,898   2,990     686   1,160  1,015     840      442        (247)(c)   10,635
                                                                                         (149)(d)
Amortization of
 intangibles............      --      --      --      --     --      --       --        2,107 (f)    2,107
                          -------  ------  ------  ------ ------  ------   ------                  -------
Operating income
 (loss).................   (3,898)  1,689   2,094     307    338    (310)     278                      (87)
Interest income
 (expense)..............     (110)    (94)    (99)      7    (31)    (13)      (4)     (9,252)(g)   (9,596)
                          -------  ------  ------  ------ ------  ------   ------                  -------
Income (loss) before
 income taxes...........   (4,008)  1,595   1,995     314    307    (323)     274                   (9,683)
Income tax expense
 (benefit)..............      --      --      --      --     --      (25)     107         (82)(h)      --
                          -------  ------  ------  ------ ------  ------   ------                  -------
Net income (loss).......  $(4,008) $1,595  $1,995  $  314 $  307  $ (298)  $  167                  $(9,683)
                          =======  ======  ======  ====== ======  ======   ======                  =======
Supplementary
 Information:
  EBITDA(3).............  $(3,888)                                                                 $ 3,825

--------
(1) See Note 5 to unaudited pro forma combined financial statements.
(2) Includes a non-recurring charge of approximately $2.2 million related to an offering of Common Stock which was terminated in early 1997.
(3) EBITDA represents income from continuing operations before interest expense, income taxes, depreciation and amortization. EBITDA is frequently used by securities analysts and is presented here to provide additional information about the Company's operations. EBITDA is not a measurement presented in accordance with generally accepted accounting principles and should not be considered as an alternative to net income as a measure of operating results or as an alternative to cash flows as a better measure of liquidity.


 See accompanying notes to unaudited pro forma combined financial statements.

                   VIALOG CORPORATION AND ACQUIRED COMPANIES

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. VIALOG CORPORATION BACKGROUND

  VIALOG Corporation was formed with the intention of becoming a leading provider of value added electronic group communications. These services include audio, video and data teleconferencing, VIALOG Corporation conducted no operations through November 12, 1997 and on that date consummated agreements to acquire the six Acquired Companies simultaneously with the consummation of the Private Placement.

2. HISTORICAL FINANCIAL STATEMENTS

  The historical financial statements represent the financial position and results of operations of the Acquired Companies and were derived from the respective financial statements where indicated. All Acquired Companies have a December 31 year-end or have been converted on to December 31 year-end.

3. ACQUISITION OF ACQUIRED COMPANIES

  Concurrent with the closing of the Private Placement, VIALOG Corporation acquired substantially all of the stock, or in one case, the net assets of the Acquired Companies. The Acquisitions will be accounted for using the purchase method of accounting.

  The following table sets forth for each Acquired Company the consideration paid its common stockholders (i) in cash and (ii) in shares of Common Stock.

                                                            CASH(1)  SHARES OF
                                                            (000'S) COMMON STOCK
                                                            ------- ------------
Access..................................................... 19,000        --
CSI........................................................ 18,675        --
Call Points................................................  8,000     21,000
TCC........................................................  3,645    166,156
Americo....................................................  1,260    267,826
CDC........................................................  2,400    104,348
                                                            ------    -------
Total Consideration........................................ 52,980    559,330
                                                            ======    =======

--------
(1) Excludes tax reimbursements of approximately $925,000 to certain stockholders of the Acquired Companies.

  The purchase price of the Acquired Companies is estimated to be $57.6 million, which amount reflects the sum of the cash consideration paid in the Acquisitions, a valuation of the shares issued in the Acquisitions and direct costs associated with the Acquisitions. Of the estimated purchase price, $6.8 million has been allocated to the identifiable assets acquired and liabilities assumed and the balance (currently estimated at $50.9 million) has been allocated to intangible assets. In management's opinion, the preliminary estimates regarding allocation of the purchase price to the Founding Companies are not expected to differ materially from the final adjustments, except that management anticipates allocating some portion of the purchase price to in-process research and development expenses.

                   VIALOG CORPORATION AND ACQUIRED COMPANIES
          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

4. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

  (a) Net proceeds from the Private Placement are calculated using the following assumptions:

   Proceeds from the Private Placement............................. $75,000,000
   Less cash used for:
     Direct acquisitions costs.....................................     500,000
     Issuance costs and other cash expenses........................   7,300,000
     Debt assumed to be retired....................................   3,069,000
                                                                    -----------
       Net proceeds................................................ $64,131,000
                                                                    ===========

  Proceeds from the debt are based on the Private Placement of $75,000,000 Senior Notes due 2001.

  (b) The excess of total purchase price over the allocation of fair value to the net assets will be recorded as intangible assets, which is calculated as based on the following assumptions:

   Value of Common Stock consideration(1)..............            $ 3,216,148
   Cash consideration..................................             52,979,588
   Tax reimbursements to stockholders of certain Ac-
    quired Companies...................................                925,000
   Direct acquisition costs............................                500,000
                                                                   -----------
     Total purchase price..............................            $57,620,736
   Net tangible asset value of Acquired Companies...... $5,217,000
     Debt of the Acquired Companies that will not be
      assumed..........................................  1,551,000
     Net assets acquired...............................              6,768,000
                                                                   -----------
   Intangible assets (2)...............................            $50,852,736
                                                                   ===========

  --------
  (1) Consideration consists of 559,330 shares at $5.75 per share.
  (2) The Company has not completed an assessment of the fair value of the net assets acquired for purposes of allocating the purchase price. Accordingly, the excess of the purchase price over the net asset value of the Acquired Companies has been allocated entirely to intangible assets. During the first quarter subsequent to the closing of the Acquisitions, the Company intends to allocate a portion of the purchase price to in-process research and development expense. Based on an independent valuation, the amount of the write-off is expected to be $8.0 million. This allocation will result in a charge to operations during the first quarter subsequent to the closing of the Acquisitions and would result in a reduction in goodwill and goodwill amortization.

  (c) Under GAAP, approximately $4.4 million of the proceeds of the Private Placement has been allocated to the fair value of the Warrants and $70.6 million has been allocated to the Notes. In addition, $1.7 million of the total estimated fair value of certain warrants issued in connections with the Private Placement has been allocated to debt issuance costs.

  (d) Represents restricted Common Stock of an Acquired Company that will no longer be restricted after the closing of the Acquisitions.

  (e) Represents elimination of historical equity balances of the Acquired Companies.

                   VIALOG CORPORATION AND ACQUIRED COMPANIES
          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     5.  UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS

  (a) Accounts for the effect of assets that were distributed to certain stockholders of one of the Acquired Companies. These assets were not part of the core operations of the Company.

  (b) Accounts for the reduction in long distance charges as a result of contracts recently negotiated by the Acquired Companies.

  (c) Reflects elimination of compensation paid to officers and consultants that will be reduced after the Acquisitions.

  (d) Adjustments reflect certain royalties paid to a related party that will not exist after the Acquisitions.

  (e) Adjustment reflects expense related to back taxes of an Acquired Company the liability for which was not assumed by VIALOG Corporation.

  (f) Reflects amortization of intangible assets, which are amortized over periods ranging from 6 to 20 years.

  (g) Adjustments to interest expense reflect the retirement of certain debt outstanding and the issuance of the Old Notes. Does not include an adjustment for interest income earned on excess cash balances.

                                                               NINE MONTHS
                                             YEAR ENDED           ENDED
                                          DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                          ----------------- ------------------
Assumed interest expense on the Old
 Notes(1)................................    $12,510,000        $9,383,000
Assumed interest expense on capitalized
 lease obligations.......................        127,000           213,000
                                             -----------        ----------
Pro forma annual interest expense........     12,637,000         9,596,000
Less: Combined interest expense..........       (449,000)         (344,000)
                                             -----------        ----------
Net adjustment to interest expense.......    $12,188,000        $9,252,000
                                             ===========        ==========

  --------
  (1) Includes $1.9 million of annual amortization of bond issuance costs and $1.1 million of amortization of original issue discount.

  (h) The pro forma income tax provision (benefit) has been calculated as if each Acquired Company had been included in the Company's consolidated income tax return and, therefore, was subject to corporate income taxation at an effective tax rate of approximately 40%. In all years presented, the tax benefit has been limited to the extent of future projected income before tax through 1999.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
VIALOG Corporation:

  We have audited the accompanying balance sheet of VIALOG Corporation (VIALOG) as of December 31, 1996, and the related statement of operations, stockholders' equity (deficit) and cash flows for the period from January 1, 1996 (inception) to December 31, 1996. These financial statements are the responsibility of VIALOG's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VIALOG Corporation as of December 31, 1996 and the results of its operations and its cash flows for the period from January 1, 1996 (inception) to December 31, 1996, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

January 14, 1997 except
 for Note 6 which is as
 of October 16, 1997
Boston, Massachusetts

                               VIALOG CORPORATION

                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1996         1997
                                                     ------------ -------------
                                                                   (UNAUDITED)
                       ASSETS
Current assets:
  Cash..............................................    $  337       $    76
  Deferred offering costs...........................       377           --
  Other current assets..............................        13            86
                                                        ------       -------
    Total current assets............................       727           162
                                                        ------       -------
Office equipment, net (note 2)......................         7            25
Deferred acquisition costs..........................       --            203
Deferred debt issuance costs........................       --             34
Other assets........................................         7            50
Deferred income taxes (note 5)......................       522           522
                                                        ------       -------
    Total assets....................................    $1,263       $   996
                                                        ======       =======
   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Notes payable (note 7)............................    $  --        $   712
  Accounts payable..................................       313         1,510
  Accrued expenses (note 4).........................       663         2,364
                                                        ------       -------
    Total current liabilities.......................       976         4,586
                                                        ------       -------
Stockholders' equity (deficit) (note 3):
  Preferred stock, $.01 par value. Authorized
   10,000,000 shares; none issued and outstanding...       --            --
  Common stock, $.01 par value. Authorized
   30,000,000 shares; issued and outstanding
   2,695,300 and 2,799,300 shares at December 31,
   1996 and September 30, 1997, respectively........        28            28
  Additional paid-in capital........................     1,044         1,175
  Accumulated deficit...............................      (785)       (4,793)
                                                        ------       -------
    Total stockholders' equity (deficit)............       287        (3,590)
                                                        ------       -------
Commitments and contingencies (notes 6 and 7)
    Total liabilities and stockholders' equity......    $1,263       $   996
                                                        ======       =======

                See accompanying notes to financial statements.

                               VIALOG CORPORATION

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                           YEAR ENDED         NINE MONTHS
                                        DECEMBER 31, 1996 ENDED SEPTEMBER 30,
                                        ----------------- --------------------
                                                            1996       1997
                                                          --------- ----------
                                                              (UNAUDITED)
Net revenues...........................      $   --       $    --   $      --
General and administrative expenses....        1,308           703       3,898
                                             -------      --------  ----------
  Loss from operations.................       (1,308)         (703)     (3,898)
Interest income (expense), net.........            1           --         (110)
                                             -------      --------  ----------
  Loss before income tax benefit.......       (1,307)         (703)     (4,008)
Income tax benefit (note 5)............          522           281         --
                                             -------      --------  ----------
  Net loss.............................      $  (785)     $   (422) $   (4,008)
                                             =======      ========  ==========



                See accompanying notes to financial statements.

                               VIALOG CORPORATION

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                          TOTAL
                             COMMON STOCK      ADDITIONAL             STOCKHOLDERS'
                          --------------------  PAID-IN   ACCUMULATED    EQUITY
                           SHARES    PAR VALUE  CAPITAL     DEFICIT     (DEFICIT)
                          ---------  --------- ---------- ----------- -------------
Initial investment at
 incorporation on
 January 1, 1996........  1,332,800     $14      $   (7)    $   --       $     7
Additional shares issued
 in connection with
 initial
 capitalization.........    360,000       4          21         --            25
Issuance of common
 stock:
  Contribution of common
   stock to capital.....   (250,000)     (2)          2         --           --
  Outsiders by private
   offering dated May 8,
   1996.................    378,000       4         101         --           105
  Outsiders by private
   placement dated
   October 22, 1996.....    380,000       4         756         --           760
  Employees in lieu of
   payment for
   services.............    242,500       2          91         --            93
  Consultants in lieu of
   payment for
   services.............    177,000       2          28         --            30
  Options exercised.....     75,000     --            2         --             2
  Options granted to
   consultants..........        --      --           50         --            50
  Net loss..............        --      --          --         (785)        (785)
                          ---------     ---      ------     -------      -------
Balance at December 31,
 1996...................  2,695,300      28       1,044        (785)         287
                          ---------     ---      ------     -------      -------
  Options exercised
   (unaudited)..........    104,000     --            2         --             2
  Warrants related to
   Notes Payable dated
   February 24, 1997
   (unaudited)..........        --      --          129         --           129
  Net loss (unaudited)..        --      --          --       (4,008)      (4,008)
                          ---------     ---      ------     -------      -------
Balance at September 30,
 1997 (unaudited).......  2,799,300     $28      $1,175     $(4,793)     $(3,590)
                          =========     ===      ======     =======      =======


                See accompanying notes to financial statements.

                               VIALOG CORPORATION

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                NINE MONTHS
                                                                   ENDED
                                                   YEAR ENDED  SEPTEMBER 30,
                                                  DECEMBER 31, --------------
                                                      1996     1996    1997
                                                  ------------ -----  -------
                                                                (UNAUDITED)
Cash flows from operating activities:
  Net loss.......................................    $(785)    $(422) $(4,008)
Adjustments to reconcile net loss to net cash
 used in operating activities:
  Depreciation and amortization..................      --        --        10
  Amortization of warrants.......................      --        --        86
  Deferred income taxes..........................     (522)     (281)     --
  Compensation expense for issuance of common
   stock and options
   (note 3)......................................      173        78      --
  Changes in operating assets and liabilities:
    Other current assets.........................      (13)       (3)     (73)
    Other assets.................................       (7)      --       (48)
    Accounts payable.............................      313        49    1,197
    Accrued expenses.............................      663       460    1,701
                                                     -----     -----  -------
      Net cash used in operating activities......     (178)     (119)  (1,135)
                                                     -----     -----  -------
Cash flows from investing activities:
  Additions to property and equipment............       (7)       (2)     (23)
                                                     -----     -----  -------
Cash flows from financing activities:
  Proceeds from issuance of notes payable and
   warrants......................................      --        --       755
  Proceeds from issuance of common stock.........      899       132        2
  Deferred offering costs........................     (377)      --       377
  Deferred acquisition costs.....................      --         (5)    (203)
  Deferred debt issuance costs...................      --        --       (34)
                                                     -----     -----  -------
      Net cash provided by financing activities..      522       127      897
                                                     -----     -----  -------
Net increase (decrease) in cash..................      337         6     (261)
Cash at beginning of period......................      --        --       337
                                                     -----     -----  -------
Cash at end of period............................    $ 337     $   6  $    76
                                                     =====     =====  =======

                See accompanying notes to financial statements.

                              VIALOG CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 & 1997 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  VIALOG Corporation ("VIALOG") was incorporated in Massachusetts on January 1, 1996 as Interplay Corporation. In January 1997, the Company changed its name to VIALOG Corporation. VIALOG was formed to create a national provider of group communications services. VIALOG intends to acquire group communications service providers, complete an offering of Senior Notes, with warrants to purchase shares of its common stock (the "Private Placement"), and subsequent to the Private Placement, continue to acquire similar companies to expand their national operations. (See note 7.)

  VIALOG has not conducted any operations, and all activities have related to the acquisitions and a financing transaction to fund the acquisitions. During 1996, VIALOG raised a total of approximately $900,000 from issuance of Common Stock which was expended on costs associated with the acquisitions and an offering of VIALOG's Common Stock which was terminated in early 1997. During the nine months ended September 30, 1997, VIALOG raised $775,500 from the issuance of notes with warrants and convertible notes, which will be expended on costs associated with the acquisitions and the Private Placement. See note 7 relating to the subsequent completion of the Private Placement.

 (b) Interim Financial Statements

  The financial statements of VIALOG as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 are unaudited. All adjustments and accruals (consisting only of normal recurring adjustments) have been recorded that, in the opinion of management, are necessary for a fair presentation. Results of operations for the interim periods are not necessarily indicative of the results for the full year.

 (c) Use of Estimates

  Management of VIALOG has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates. Management assumes that recoverability of VIALOG's primary assets at December 31, 1996 and September 30, 1997 will occur through the successful completion of the Offering and the acquisitions described in note 7.

 (d) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (e) Stock-based Compensation

  The Financial Accounting Standards Board has issued SFAS No. 123, Accounting for Stock-Based Compensation. VIALOG is required to adopt this standard for the year ending December 31, 1996. SFAS No. 123 permits entities either to recognize as expense, over the vesting period, the fair value of all stock-based awards on the date of grant or continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and provide pro forma net income disclosure for options granted in 1995 and subsequent years,

                              VIALOG CORPORATION
as if the provisions of SFAS No. 123 had been applied. VIALOG has elected to continue to apply the provisions of APB 25 and provide the disclosures required by SFAS No. 123. This pronouncement had no impact on VIALOG's reported financial position or results of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997.

(2) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following (in thousands):

                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
                                                                    (UNAUDITED)
   Office equipment..................................     $  7          $30
   Less: Accumulated depreciation....................      --             5
                                                          ----          ---
                                                          $  7          $25
                                                          ====          ===

(3) STOCKHOLDERS' EQUITY

 (a) Sale of Common Stock

  During 1996, VIALOG sold common stock through several private placements. The proceeds of the sales have been used primarily for expenses relating to the business acquisition agreements and a proposed financing. A total of 758,000 shares of common stock were sold for aggregate net proceeds of $865,000.

 (b) Common Stock Grants

  Between February and November 1996, VIALOG issued a total of 419,500 shares of common stock to consultants and employees as an inducement to them to provide services to VIALOG. Compensation expense of $123,000, which represents the estimated fair market value of the stock granted, has been recorded in connection with these transactions.

 (c) The 1996 Stock Plan

  On February 14, 1996, the Board of Directors and VIALOG's stockholders approved VIALOG's 1996 Stock Plan (the "Plan"). The purpose of the Plan is to provide directors, officers, key employees, consultants and other service providers with additional incentives by increasing their ownership interests in VIALOG. Individual awards under the Plan may take the form of one or more of: (i) incentive stock options ("ISOs"); (ii) non-qualified stock options ("NQSOs"); (iii) stock appreciation rights ("SARs"); and (iv) restricted stock.

  The Compensation Committee administers the Plan and generally selects the individuals who will receive awards and the terms and conditions of those awards. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately after the grant of any award, may not exceed 3,000,000 and 3,250,000 shares as of December 31, 1996 and September 30, 1997, respectively. Shares of Common Stock attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

  The Plan will remain in effect until February 14, 2006 unless terminated earlier by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of VIALOG, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

                              VIALOG CORPORATION

  During 1996, VIALOG granted and had outstanding ISOs to purchase a total of 815,000 shares of Common Stock as follows: (i) 660,000 shares of Common Stock exercisable at $.2775 per share granted in September and October of 1996 and
(ii) 155,000 shares of Common Stock exercisable at $2.00 per share granted in November 1996. In February 1997, 54,000 shares of Common Stock exercisable at $4.50 per share were granted. The options vest in equal quarterly installments over 3 years and have a 10 year term. During 1996, VIALOG also granted NQSOs to purchase a total of 295,132 shares of Common Stock as follows: (i) 222,132 shares of Common Stock exercisable at $.025 to $.03 per share granted in February, March and April of 1996 and (ii) 73,000 shares of common stock exercisable at $.2775 per share granted in June through October of 1996. In February 1997, 30,000 shares of Common Stock exercisable at $4.50 per share were granted. The options generally vest in equal quarterly installments over 3 years and have a 10 year term. During 1996, 75,000 NQSOs with a $.025 exercise price were exercised so that 220,132 NQSOs are outstanding at December 31, 1996. At December 31, 1996, 75,000 options were exercisable at $.2775 per share.

  In 1996 and the nine months ended September 30, 1997, VIALOG granted a total of 111,112 and 30,000 options, respectively to consultants. Compensation expense of $50,250 and $60,000 has been recorded in connection with these transactions in 1996 and the nine months ended September 30, 1997, respectively.

  At December 31, 1996 and September 30, 1997, there were 1,914,868 and 2,764,678 additional shares available for grant under the Plan, respectively. The per share weighted-average fair value of ISO and NQSO stock options granted during 1996 were $.135 and $.02, respectively, on the date of grant using the minimum value option-pricing model with the following weighted-average assumptions: 1996--no expected dividend yield, risk-free interest rate of 6.5%, and an expected life of 4 years.

  VIALOG applies APB Opinion No. 25 Accounting for stock issued to employees in accounting for its Plan and, accordingly, no compensation cost has been recognized in the financial statements for stock options granted to employees. Had VIALOG determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amount indicated below (in thousands):

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
   Net loss
     As reported...................................................    $(785)
     Pro forma.....................................................    $(826)

 (d) Preferred Stock

  On February 14, 1997, the stockholders voted to authorize 10,000,000 shares of preferred stock. No shares of preferred stock are issued and outstanding.

(4) ACCRUED EXPENSES

  Accrued expenses principally consist of professional fees and salaries related to the acquisitions of the Acquired Companies (defined below) and the Private Placement.

                              VIALOG CORPORATION

(5) INCOME TAXES

  Income tax benefit consists of the following for the periods ended:

                                                          CURRENT DEFERRED TOTAL
                                                          ------- -------- -----
                                                              (IN THOUSANDS)
   December 31, 1996:
     Federal.............................................  $--      398     398
     State...............................................   --      124     124
                                                           ----     ---     ---
                                                           $--      522     522
                                                           ====     ===     ===
   September 30, 1997 (unaudited)
     Federal.............................................  $--      --      --
     State...............................................   --      --      --
                                                           ----     ---     ---
                                                           $--      --      --
                                                           ====     ===     ===

  Income tax benefit differed from the amounts computed by applying the U.S. statutory federal income tax rate of 34% as a result of the following (in thousands):

                                                                   NINE MONTHS
                                                      YEAR ENDED      ENDED
                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1996         1997
                                                     ------------ -------------
                                                                   (UNAUDITED)
   Computed "expected" tax benefit.................      $445        $ 1,363
   State and local income taxes, net of federal tax
    benefit........................................        82            238
   Nondeductible amounts and other differences.....        (5)           (42)
   Change in valuation allowance for deferred taxes
    allocated to income tax expense................       --          (1,559)
                                                         ----        -------
     Tax benefit...................................      $522        $   --
                                                         ====        =======

  The tax effects of temporary differences that give rise to significant portion of deferred tax assets and liabilities are presented below (in thousands):

                                                    DECEMBER 31, SEPTEMBER 30,
                                                        1996         1997
                                                    ------------ -------------
                                                                  (UNAUDITED)
   Deferred tax asset:
     Organizational expenditures and start-up
      costs........................................     $522        $ 2,081
     Valuation allowance...........................      --          (1,559)
                                                        ----        -------
       Net deferred tax asset......................     $522        $   522
                                                        ====        =======

  VIALOG had net operating loss carryforwards of $0 at December 31, 1996 and $110,000 at September 30, 1997.

  In assessing the realizability of deferred tax assets, VIALOG considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based on management's projections for future taxable income over the periods in which the deferred tax assets are deductible, a valuation allowance has been established for certain of the deferred tax assets.

                              VIALOG CORPORATION

(6) STOCK SPLIT

  On October 16, 1997, the Board of Directors approved a 2-for-1 stock split of VIALOG's common stock. All prior periods have been restated to reflect this stock split effected as a recapitalization.

(7) SUBSEQUENT EVENTS (UNAUDITED)

 (a) Lease

  In September 1997, VIALOG moved to new office space in Andover, Massachusetts. The lease expires in May 1999, and future minimum payments under this lease as of September 30, 1997 are approximately $87,000.

 (b) Notes Payable

  On February 24, 1997, VIALOG issued promissory notes in the amount of $500,000, bearing interest at 8.0% per annum and due on the earlier of ten days following the closing of an initial public offering or one year from their issue date. Warrants to purchase 111,118 common shares at an exercisable price of $4.50 were issued in conjunction with the promissory notes. The warrants may be exercised between November 1997 and February 1999. In November 1997, the promissory notes were repaid, including accrued interest, from the proceeds of the Private Placement, which was completed on November 12, 1997.

 (c) Acquisitions and the Private Placement

  On November 12, 1997, VIALOG acquired all of the issued and outstanding stock of Telephone Business Meetings, Inc. ("Access"), Conference Source International, Inc. ("CSI"), Kendall Square Teleconferencing, Inc. ("TCC"), American Conferencing Company, Inc. ("Americo") and Communication Development Corporation ("CDC"), and substantially all of the net assets of Call Points Inc. (together, the "Acquired Companies"). These acquisitions occurred contemporaneously with the closing of the Private Placement of a total of $75.0 million in Senior Notes due 2001. The Acquisitions will be accounted for using the purchase method. The total purchase price of the Acquired Companies consisted of $53.0 million in cash paid to the stockholders of the Acquired Companies (the "Sellers") upon the consummation of the Private Placement, the issuance of 559,330 shares of Common Stock to the Sellers and approximately $925,000 in cash related to tax reimbursements.

 (d) Convertible Bridge Facility

  In October 1997, the Company completed a private placement to certain of its existing investors of $255,500 in subordinated convertible promissory notes bearing interest at 10% per annum and due on the earlier to occur of (a) five
(5) days after the closing of a sale of the Company's equity securities or debt securities for an aggregate purchase price of $50.0 million or more or
(b) January 1, 1998. The notes are subordinate and junior in right to all senior indebtedness of the Company outstanding at the date of the notes or incurred after the date of the notes. The notes may be converted at the option of the holder at any time prior to and including the due date into such number of shares of the Company's Common Stock as determined by dividing the aggregate unpaid principal amount of the notes by the conversion price of $2.00 per share, subject to adjustment pursuant to the terms of the notes. In November, 1997, the notes were converted into 127,750 shares of the Company's Common Stock.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Telephone Business Meetings, Inc.:

  We have audited the accompanying balance sheets of Telephone Business Meetings, Inc. ("Access") as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1994, the period January 1, 1995 to April 9, 1995, the period April 10, 1995 to December 31, 1995, and the year ended December 31, 1996. These financial statements are the responsibility of Access' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telephone Business Meetings, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the year ended December 31, 1994, the period January 1, 1995 to April 9, 1995, the period April 10, 1995 to December 31, 1995, and the year ended December 31, 1996, in conformity with generally accepted accounting principles.

  As discussed in note 4 to the financial statements, effective April 10, 1995, Access repurchased all of the common stock of one of Access' founding stockholders, representing a 50% interest in Access. As a result of the change in control, the financial information for the periods after the change in control is presented on a different cost basis than that for the periods before the change in control and, therefore, is not comparable.

                                          KPMG Peat Marwick LLP

January 24, 1997
Washington, D.C.

                       TELEPHONE BUSINESS MEETINGS, INC.

                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                   DECEMBER 31,
                                                   ------------- SEPTEMBER 30,
                                                    1995   1996      1997
                                                   ------ ------ -------------
                                                                  (UNAUDITED)
                 ASSETS (note 3)
Current assets:
  Cash and cash equivalents....................... $  390 $  804    $   970
  Trade accounts receivable, less allowance for
   doubtful accounts of $33, $206 and $292 at
   December 31, 1995, December 31, 1996 and
   September 30, 1997, respectively...............    802  1,103      1,376
  Prepaid expenses and other current assets.......    108    161        204
                                                   ------ ------    -------
    Total current assets..........................  1,300  2,068      2,550
                                                   ------ ------    -------
Property and equipment, net (note 2)..............  2,032  2,201      3,116
Restricted cash...................................    105    110        --
Excess of purchase price over the fair value of
 the interest in net assets of the former
 stockholders, net of accumulated amortization of
 $12, $28 and $40 at December 31, 1995, December
 31, 1996 and September 30, 1997, respectively
 (note 4).........................................    231    215        203
Other assets......................................      4     11         33
                                                   ------ ------    -------
    Total assets.................................. $3,672 $4,605    $ 5,902
                                                   ====== ======    =======
       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt (note
   3)............................................. $  732 $  654    $   821
  Current installments of note payable to former
   stockholder (note 4)...........................    109    116        121
  Current installments of obligations under
   capital leases (note 7)........................     28     32         29
  Accounts payable................................      4    141        336
  Accrued expenses (note 6).......................    276    366        679
  Income taxes payable............................     10    --         --
                                                   ------ ------    -------
    Total current liabilities.....................  1,159  1,309      1,986
                                                   ------ ------    -------
  Long-term debt, excluding current installments
   (note 3).......................................  1,029    880        667
  Note payable to former stockholder, excluding
   current installments
   (note 4).......................................    439    323        231
  Obligations under capital leases, excluding
   current installments (note 7)..................     79     47         27
  Deferred rent...................................     94    128        150
                                                   ------ ------    -------
    Total liabilities.............................  2,800  2,687      3,061
                                                   ------ ------    -------
Common stock issued to employees with redemption
 option, 15.464 shares at liquidation value (note
 5)...............................................    --     148        273
                                                   ------ ------    -------
Stockholders' equity (notes 4 and 5):
  Common stock, $.01 par value. Authorized and
   issued 1,000 shares; 500 shares outstanding....    --     --         --
  Additional paid-in capital......................    660    660        660
  Retained earnings...............................    212  1,110      1,908
                                                   ------ ------    -------
    Total stockholders' equity....................    872  1,770      2,568
                                                   ------ ------    -------
Commitments and contingencies (notes 7 and 8)
  Total liabilities and stockholders' equity...... $3,672 $4,605    $ 5,902
                                                   ====== ======    =======

                See accompanying notes to financial statements.

                       TELEPHONE BUSINESS MEETINGS, INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                        PERIOD       PERIOD                     NINE MONTHS
                          YEAR ENDED  JANUARY 1,  APRIL 10, TO  YEAR ENDED  ENDED SEPTEMBER 30,
                         DECEMBER 31, TO APRIL 9, DECEMBER 31, DECEMBER 31, -------------------
                             1994        1995         1995         1996       1996      1997
                         ------------ ----------- ------------ ------------ --------- ---------
                                                                                (UNAUDITED)
Net revenues............    $5,114      $1,590       $4,918       $9,073    $   6,606 $   9,261
Cost of revenues........     2,823         855        2,564        4,071        2,977     4,582
                            ------      ------       ------       ------    --------- ---------
  Gross profit..........     2,291         735        2,354        5,002        3,629     4,679
Selling, general and
 administrative
 expenses...............     1,745         524        2,058        3,455        2,255     2,990
                            ------      ------       ------       ------    --------- ---------
  Income from
   operations...........       546         211          296        1,547        1,374     1,689
Interest expense, net...        49          12          140          174          135        94
                            ------      ------       ------       ------    --------- ---------
  Income before income
   tax expense
   (benefit)............       497         199          156        1,373        1,239     1,595
Income tax expense
 (benefit)..............        52           8          (56)         --           --        --
                            ------      ------       ------       ------    --------- ---------
  Net income............    $  445      $  191       $  212       $1,373    $   1,239 $   1,595
                            ======      ======       ======       ======    ========= =========


                See accompanying notes to financial statements.

                       TELEPHONE BUSINESS MEETINGS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                             COMMON STOCK
                          -------------------                              TOTAL
                          NUMBER OF             ADDITIONAL    RETAINED STOCKHOLDERS'
                           SHARES   PAR VALUE PAID IN CAPITAL EARNINGS    EQUITY
                          --------- --------- --------------- -------- -------------
Balance at December 31,
 1993...................    1,000     $--          $  4        $  715     $  719
Disbursements...........      --       --           --            (39)       (39)
Net income..............      --       --           --            445        445
                            -----     ----         ----        ------     ------
Balance at December 31,
 1994...................    1,000      --             4         1,121      1,125
Net income..............      --       --           --            191        191
                            -----     ----         ----        ------     ------
Balance at April 9,
 1995...................    1,000     $--          $  4        $1,312     $1,316
                            =====     ====         ====        ======     ======
Balance subsequent to
 repurchase of 50%
 interest (note 4)......      500     $--          $660        $  --      $  660
Net income..............      --       --           --            212        212
                            -----     ----         ----        ------     ------
Balance at December 31,
 1995...................      500      --           660           212        872
Distributions...........      --       --           --           (475)      (475)
Net income..............      --       --           --          1,373      1,373
                            -----     ----         ----        ------     ------
Balance at December 31,
 1996...................      500      --           660         1,110      1,770
Distributions
 (unaudited)............      --       --           --           (797)      (797)
Net income (unaudited)..      --       --           --          1,595      1,595
                            -----     ----         ----        ------     ------
Balance at September 30,
 1997 (unaudited).......      500     $--          $660        $1,908     $2,568
                            =====     ====         ====        ======     ======


                See accompanying notes to financial statements.

                       TELEPHONE BUSINESS MEETINGS, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                NINE MONTHS
                                        PERIOD        PERIOD                       ENDED
                          YEAR ENDED  JANUARY 1,  APRIL 10, 1995   YEAR ENDED  SEPTEMBER 30,
                         DECEMBER 31, TO APRIL 9, TO DECEMBER 31, DECEMBER 31, ---------------
                             1994        1995          1995           1996      1996    1997
                         ------------ ----------- --------------- ------------ ------  -------
                                                                                (UNAUDITED)
Cash flows from
 operating activities:
 Net income............     $ 445       $  191        $   212        $1,373    $1,239  $ 1,595
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
 Depreciation and
  amortization.........       269          121            375           630       456      713
 Deferred income
  taxes................        24          --             (62)          --        --       --
 Compensation expense
  for issuance of
  common stock.........       --           --             --            148       --       125
 Changes in operating
  assets and
  liabilities:
  Trade accounts
   receivable, net.....       (71)        (170)          (108)         (301)     (270)    (273)
  Prepaid expenses and
   other current
   assets..............       (58)          62             (5)          (53)      (51)     (43)
  Accounts payable and
   accrued expenses....       (17)          90             22           227       292      508
  Income taxes
   payable.............       --           --             --            (10)      (10)     --
  Deferred rent........       --           --              93            34        25       22
                            -----       ------        -------        ------    ------  -------
   Net cash provided by
    operating
    activities.........       592          294            527         2,048     1,681    2,647
                            -----       ------        -------        ------    ------  -------
Cash flows from
 investing activities:
 Additions to property
  and equipment........      (560)        (123)        (1,227)         (783)     (427)  (1,616)
 Restricted cash.......       --           --            (105)           (5)       (4)     110
 Other assets..........         3          (40)            63            (7)      --       (22)
                            -----       ------        -------        ------    ------  -------
   Net cash used in
    investing
    activities.........      (557)        (163)        (1,269)         (795)     (431)  (1,528)
                            -----       ------        -------        ------    ------  -------
Cash flows from
 financing activities:
 Proceeds from long-
  term debt............       484        2,149            --            587       250      500
 Principal repayments
  of long-term debt....      (338)        (626)          (389)         (814)     (660)    (546)
 Principal repayments
  of notes payable to
  stockholders.........       (85)         --             (51)         (109)      (81)     (87)
 Principal payments
  under capital lease
  obligations..........       --           --             (12)          (28)      (21)     (23)
 Cash portion of
  consideration paid to
  former stockholder...       --           --            (300)          --        --       --
 Dividends.............       (39)         --             --           (475)     (308)    (797)
                            -----       ------        -------        ------    ------  -------
   Net cash provided by
    (used in) financing
    activities.........        22        1,523           (752)         (839)     (820)    (953)
                            -----       ------        -------        ------    ------  -------
 Net increase
  (decrease) in cash
  and cash
  equivalents..........        57        1,654         (1,494)          414       430      166
 Cash and cash
  equivalents at
  beginning of period..       173          230          1,884           390       390      804
                            -----       ------        -------        ------    ------  -------
 Cash and cash
  equivalents at end of
  period...............     $ 230       $1,884        $   390        $  804    $  820  $   970
                            =====       ======        =======        ======    ======  =======
Supplemental
 disclosures of cash
 flow information:
 Cash paid during the
  period for:
 Interest..............     $  49       $   18        $   169        $  191    $  146  $   131
                            =====       ======        =======        ======    ======  =======
 Income taxes..........     $  22       $  --         $   --         $   10    $   10  $   --
                            =====       ======        =======        ======    ======  =======
Supplemental disclosure
 of noncash investing
 and financing
 activities:
 Capital lease
  obligations..........     $ --        $  --         $   120        $  --     $  --   $   --
                            =====       ======        =======        ======    ======  =======
 Issuance of note
  payable in partial
  consideration to
  former stockholder...     $ --        $  --         $   599        $  --     $  --   $   --
                            =====       ======        =======        ======    ======  =======

                See accompanying notes to financial statements.

                       TELEPHONE BUSINESS MEETINGS, INC.

                         NOTES TO FINANCIAL STATEMENTS
     (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS
                                  UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Telephone Business Meetings, Inc. ("Access"), which operates under the names ACCESS Conference Call Service and ACCESS Teleconferencing International, provides telephone and video group communications services to a broad spectrum of individuals and businesses throughout the United States. Access' operations center is located in Reston, Virginia.

 (b) Interim Financial Statements

  The financial statements of Access as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 are unaudited. All adjustments and accruals (consisting only of normal recurring adjustments) have been recorded that, in the opinion of management, are necessary for a fair presentation. Results of operations for the interim periods are not necessarily indicative of the results for the full year.

 (c) Use of Estimates

  Management of Access has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (d) Cash and Cash Equivalents

  Cash and cash equivalents includes cash on hand and short-term investments with original maturities of three months or less.

 (e) Restricted Cash

  Restricted cash consists of a certificate of deposit which is security for Access' commitment under its office lease and is classified as long-term in the accompanying balance sheets.

 (f) Property and Equipment

  Property and equipment are recorded at cost. Depreciation of property and equipment is provided on the straight-line basis over the estimated useful lives of the respective assets. The estimated useful lives are as follows: five to seven years for office furniture and equipment; seven years for conferencing equipment; and three to five years for computer equipment. Capitalized lease equipment and leasehold improvements are amortized over the lives of the leases, ranging from three to ten years.

 (g) Intangible Assets

  Access monitors its excess of purchase price over the fair value of interest in net assets of the former stockholders (goodwill) to determine whether any impairment of goodwill has occurred. In making such determination with respect to goodwill, Access evaluates the performance, on an undiscounted basis, of the underlying business which gave rise to such amount. Amortization of goodwill is recorded on a straight-line basis over the estimated useful life of 15 years.

 (h) Research and Development

  Access maintains a technical support and engineering department that, in part, develops features and products for group communications. In accordance with SFAS No. 2, Accounting for Research and Development

                       TELEPHONE BUSINESS MEETINGS, INC.

Costs, Access changes to expense (included in cost of revenues) that portion of this department's costs which are related to research and development activities. Access' research and development expenses for the years ended December 31, 1994, 1995 and 1996 were $128,000, $207,000 and $288,000, respectively. Access' research and development expenses for the nine months ended September 30, 1996 and 1997 were $177,000 and $196,000, respectively.

 (i) Income Taxes

  Access has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, Access does not pay income taxes on its taxable income. Instead, stockholders of Access are liable for individual federal income taxes for their respective shares of Access' taxable income. Notwithstanding the federal Subchapter S election, franchise income taxes were payable through May of 1995 to the District of Columbia, which does not recognize the Subchapter S election. As of June 1995, Access moved all of its property and office facilities to the State of Virginia.

 (j) Revenue Recognition

  Revenue for conference calls is recognized upon completion of the call. Revenue for services is recognized upon performance of the service.

 (k) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  Access adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, during 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this Statement did not have a material impact on Access' financial position, results of operations, or liquidity.

(2) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following (in thousands):

                                                   DECEMBER 31,
                                                   ------------- SEPTEMBER 30,
                                                    1995   1996      1997
                                                   ------ ------ -------------
                                                                  (UNAUDITED)
     Office furniture and equipment............... $   66 $   88    $  264
     Conferencing equipment.......................  1,982  2,632     3,911
     Computer equipment...........................    456    567       728
     Capitalized lease equipment..................    120    120       120
     Leasehold improvements.......................    234    234       234
                                                   ------ ------    ------
                                                    2,858  3,641     5,257
     Less: accumulated depreciation and amortiza-
      tion........................................    826  1,440     2,141
                                                   ------ ------    ------
       Property and equipment, net................ $2,032 $2,201    $3,116
                                                   ====== ======    ======

                       TELEPHONE BUSINESS MEETINGS, INC.

(3) LONG-TERM DEBT

  Long-term debt consists of the following:

                                                    DECEMBER 31,
                                                    ------------- SEPTEMBER 30,
                                                     1995   1996      1997
                                                    ------ ------ -------------
                                                                   (UNAUDITED)
                                                          (IN THOUSANDS)
Note payable to a bank, interest at the prime rate
 plus 0.75% (9.25% at September 30, 1997), monthly
 principal payments of 13,890 plus interest,
 balance due in May 2000........................... $  --  $  --     $  444
Note payable to a bank, interest only at 9.33%
 payable monthly through October 1995 and then
 monthly principal payments of $38,095 plus
 interest until February 1999, with the balance due
 in March 1999.....................................  1,486  1,029       686
Note payable to a bank, interest at the prime rate
 plus 0.75% (9.25% at September 30, 1997), monthly
 principal payments of $7,000 plus interest,
 balance due in March 1999.........................    --     187       124
Note payable to a bank, interest at 9.5%, monthly
 principal payments of $9,400 plus interest,
 balance due in October 1999.......................    --     318       234
Note payable to a bank, interest at 9.33%, repaid
 in full in September 1996.........................    275    --        --
                                                    ------ ------    ------
  Total long-term debt.............................  1,761  1,534     1,488
  Less current installments........................    732    654       821
                                                    ------ ------    ------
  Long-term debt, excluding current installments... $1,029 $  880    $  667
                                                    ====== ======    ======

  All of Access' assets are collateral for the bank notes. In addition, Access' majority stockholder is a guarantor of each of the bank notes. The terms of each of the bank notes include certain financial and other covenants. As of December 31, 1996, as a result of the stock awards discussed in note 5, Access was not in compliance with a covenant which limits the amount of the annual increase in executive compensation. Subsequent to December 31, 1996, Access obtained a waiver of the noncompliance from the lender.

  The aggregate maturities of all notes payable, including the note payable to the former stockholder (see note 4), are as follows (in thousands):

        October 1 to December 31, 1997....................... $  234
        1998.................................................    944
        1999.................................................    524
        2000.................................................    138
                                                              ------
                                                              $1,840
                                                              ======

(4) RELATED PARTY TRANSACTIONS

  On April 10, 1995, under a Share Purchase Agreement, as amended, all of the common stock, 500 shares, of one of Access' founding stockholders (representing a 50 percent interest in Access) was repurchased by Access for total consideration of $899,000. The consideration consisted of $300,000 of cash paid at closing and a note payable of $599,000 due May 2000, bearing interest at 6%, with equal quarterly principal and interest payments. As of the date of the repurchase, Access experienced a change in control and, accordingly, the acquired 50% interest in the net assets of Access was recognized at fair market value, which approximated book value. The excess consideration paid over the fair market value of the interest in the net assets of the former stockholder was approximately $240,000.

  Concurrent with the repurchase of the shares, Access and the former stockholder entered into an agreement for consulting services and an agreement not to compete for a five-year period in exchange for total consideration

                       TELEPHONE BUSINESS MEETINGS, INC.

of $625,000 payable in equal quarterly payments by Access of $31,000 commencing with the first quarter subsequent to the closing and continuing through April 2000.

  As of December 31, 1995, December 31, 1996 and September 30, 1997, $548,000, $439,000 and $352,000, respectively, were due under the note payable to the former stockholder, of which $109,000, $116,000 and $121,000 respectively, were current. During the period from April 10, 1995 to December 31, 1995, and the year ended December 31, 1996, Access paid the former stockholder $62,000 and $125,000, respectively, under the agreements for consulting services and not to compete. During the nine months ended September 30, 1996 and 1997, Access paid the former stockholder $94,000 under the agreements for consulting services and not to compete.

(5) EMPLOYEE BENEFITS

 Stock Awards

  During 1996, Access awarded 7.732 shares of common stock to each of two executive officers of Access. The shares are fully vested but are restricted as to transfer by each of the executive officers. In the event of termination of the executive officers' employment with Access, Access has the right at its sole option to require the executives to sell their shares back to Access and the executives have the right to require Access to repurchase their shares, all at the then determined fair market value. In the event of a public offering of Access' shares or the sale of Access, all such restrictions, rights, and options terminate.

  As a result of the executive officers' right to require Access to repurchase the shares upon termination of employment, the awards have been accounted for using variable plan accounting, whereby compensation expense is recognized each period for the increase, if any, in the estimated fair market value of Access' common stock. During the year ended December 31, 1996, Access recognized a total of $148,000 of compensation expense relating to the stock awards. Compensation expense of $0 and $125,000 was recorded during the nine months ended September 30, 1996 and 1997, respectively. Further, the liquidation value of the shares has been reflected between total liabilities and stockholders' equity in the accompanying balance sheets.

 Retirement Plan

  Access maintains a defined contribution retirement plan (the "Plan") under
Section 401(k) of the Internal Revenue Code which covers all eligible employees. Employee contributions are voluntary and vest with the employee immediately. The Plan provides for matching contributions by Access of 50 percent of employee contributions, up to certain limits as defined in the Plan. Access' matching contributions vest over the employee's period of service. Contributions by Access to the Plan were approximately $27,000, $7,000, $20,000, and $42,000 for the year ended December 31, 1994, the period January 1, 1995 to April 9, 1995, the period April 10, 1995 to December 31, 1995, and the year ended December 31, 1996, respectively. Access' matching contributions to the Plan for the nine months ended September 30, 1996 and 1997 were $30,000 and $37,000, respectively.

(6) ACCRUED EXPENSES

  Accrued expenses consist of the following (in thousands):

                                                     DECEMBER 31,
                                                     ------------- SEPTEMBER 30,
                                                      1995   1996      1997
                                                     ------ ------ -------------
                                                                    (UNAUDITED)
     Accrued salaries, wages and benefits........... $   86 $  215     $586
     Accrued fees and other expenses................    190    151       93
                                                     ------ ------     ----
                                                       $276 $  366     $679
                                                     ====== ======     ====

                       TELEPHONE BUSINESS MEETINGS, INC.

(7) COMMITMENTS AND CONTINGENCIES

 Operating Lease

  Access leases office space for its teleconferencing facility under a noncancelable operating lease in Reston, Virginia. The lease is for a total of ten years expiring May 31, 2005.

  Future minimum payments under this lease are approximately as follows (in thousands):

        October 1, to December 31, 1997...................... $  105
        1998.................................................    373
        1999.................................................    384
        2000.................................................    396
        2001.................................................    407
        Thereafter...........................................  1,485
                                                              ------
                                                              $3,150
                                                              ======

  Total rent expense was approximately $185,000, $51,000, $287,000 and $396,000 for the year ended December 31, 1994, the period from January 1, 1995 to April 9, 1995, the period from April 10, 1995 to December 31, 1995, and the year ended December 31, 1996, respectively, and $298,000 and $315,000 for the nine months ended September 30, 1996 and 1997, respectively.

  As of December 31, 1996, Access had an outstanding letter of credit in the amount of $100,000 with a commercial bank which secures Access' obligations under the office lease.

 Capital Leases

  Access has entered into noncancelable capital leases for various computer equipment. The leases, which expire between June 1998 and June 2000, consist of two 36 month leases and one 60 month lease. Interest rates range from 9.07% to 10.31%.

  Future minimum payments under the leases are as follows (in thousands):

        October 1, to December 31, 1997......................... $ 8
        1998....................................................  28
        1999....................................................  17
        2000....................................................   8
                                                                 ---
                                                                  61
        Less: imputed interest..................................   5
                                                                 ---
        Net present value of future lease obligations...........  56
        Less: current portion...................................  29
                                                                 ---
        Obligations under capital leases, net of current
         portion................................................ $27
                                                                 ===

                       TELEPHONE BUSINESS MEETINGS, INC.

(8) SUBSEQUENT EVENTS (UNAUDITED)

  On November 12, 1997, VIALOG Corporation ("VIALOG") acquired all of the outstanding stock of Access for cash and Access became a wholly owned subsidiary of VIALOG. The acquisition of Access will be accounted for by the purchase method. Accordingly, all of the identified tangible and intangible assets and liabilities will be recorded at their current fair market value and the excess of the purchase price over the fair value of the net assets acquired will be recorded as intangible assets, which will be amortized up to 20 years.

  In conjunction with this merger, the tax status of Access was converted from an S corporation to a C corporation, whereby Access will now be liable for income taxes.

  As stipulated in the business combination agreement between Access and VIALOG, $662,000 of the purchase price was paid directly to the related party referred to in note 4 to retire the note and to pay the remaining obligation under the agreement for consulting services and an agreement not to compete.

  In November 1997, all of the bank notes described in note 3 were repaid in full.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors Conference Source International, Inc.

  We have audited the accompanying balance sheets of Conference Source International, Inc. ("CSI") as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of CSI's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Conference Source International, Inc. as of December 31, 1995 and 1996 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

January 17, 1997
Boston, Massachusetts

                     CONFERENCE SOURCE INTERNATIONAL, INC.

                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                     DECEMBER 31,  SEPTEMBER 30,
                                                     ------------- -------------
                                                      1995   1996      1997
                                                     ------ ------ -------------
                                                                    (UNAUDITED)
                  ASSETS (NOTE 3)
Current assets:
  Cash and cash equivalents........................  $  375 $  318    $   12
  Trade account receivables, less allowance for
   doubtful accounts of $5, $10 and $10 at December
   31, 1995, December 31, 1996 and September 30,
   1997, respectively (note 6).....................     692    801       955
  Due from stockholder (note 4)....................      72    --        --
  Prepaid expenses and other current assets........     --      24        58
                                                     ------ ------    ------
    Total current assets...........................   1,139  1,143     1,025
                                                     ------ ------    ------
Property and equipment, net (notes 2 and 5)........     866  1,059     1,065
Other assets.......................................      32     91        67
                                                     ------ ------    ------
    Total assets...................................  $2,037 $2,293    $2,157
                                                     ====== ======    ======
       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt (note 3)..  $1,089 $  111    $  186
  Current installments of obligations under capital
   leases (note 5).................................     141    375       268
  Accounts payable.................................     201    121       151
  Accrued expenses.................................      30     91        93
                                                     ------ ------    ------
    Total current liabilities......................   1,461    698       698
                                                     ------ ------    ------
Long-term debt, excluding current installments
 (note 3)..........................................      43    219       338
Obligations under capital leases, excluding current
 installments (note 5).............................     173    700       506
                                                     ------ ------    ------
    Total liabilities..............................   1,677  1,617     1,542
                                                     ------ ------    ------
Stockholders' equity:
  Common stock, $1.00 par value. Authorized 100,000
   shares; issued and outstanding 1,000 shares.....       1      1         1
  Additional paid-in capital.......................     349    349       349
  Retained earnings................................      10    326       265
                                                     ------ ------    ------
    Total stockholders' equity.....................     360    676       615
                                                     ------ ------    ------
Commitments and contingencies (notes 5 and 7)
    Total liabilities and stockholders' equity.....  $2,037 $2,293    $2,157
                                                     ====== ======    ======

                See accompanying notes to financial statements.

                     CONFERENCE SOURCE INTERNATIONAL, INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                             YEAR ENDED      NINE MONTHS ENDED
                                            DECEMBER 31,       SEPTEMBER 30,
                                        -------------------- -----------------
                                         1994   1995   1996    1996     1997
                                        ------ ------ ------ -------- --------
                                                                (UNAUDITED)
Net revenues (note 6).................. $2,331 $3,808 $5,868 $  4,483 $  4,790
Cost of revenues.......................  1,463  1,874  2,780    2,027    2,010
                                        ------ ------ ------ -------- --------
  Gross profit.........................    868  1,934  3,088    2,456    2,780
Selling, general and administrative
 expenses..............................    735    940  1,049      888      686
                                        ------ ------ ------ -------- --------
  Income from operations...............    133    994  2,039    1,568    2,094
Interest expense, net..................    124    160    165      129       99
                                        ------ ------ ------ -------- --------
  Net income........................... $    9 $  834 $1,874 $  1,439 $  1,995
                                        ====== ====== ====== ======== ========



                See accompanying notes to financial statements.

                     CONFERENCE SOURCE INTERNATIONAL, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                             COMMON STOCK
                          ------------------- ADDITIONAL               TOTAL
                          NUMBER OF            PAID-IN   RETAINED  STOCKHOLDERS'
                           SHARES   PAR VALUE  CAPITAL   EARNINGS     EQUITY
                          --------- --------- ---------- --------  -------------
Balance at December 31,
 1993...................    1,000     $  1       $349    $  (833)     $  (483)
  Net income............      --       --         --           9            9
                            -----     ----       ----    -------      -------
Balance at December 31,
 1994...................    1,000        1        349       (824)        (474)
  Net income............      --       --         --         834          834
                            -----     ----       ----    -------      -------
Balance at December 31,
 1995...................    1,000        1        349         10          360
  Net income............      --       --         --       1,874        1,874
  Distributions.........      --       --         --      (1,558)      (1,558)
                            -----     ----       ----    -------      -------
Balance at December 31,
 1996...................    1,000        1        349        326          676
  Net income
   (unaudited)..........      --       --         --       1,995        1,995
  Distributions
   (unaudited)..........      --       --         --      (2,056)      (2,056)
                            -----     ----       ----    -------      -------
Balance at September 30,
 1997 (unaudited).......    1,000     $  1       $349    $   265      $   615
                            =====     ====       ====    =======      =======


                See accompanying notes to financial statements.

                     CONFERENCE SOURCE INTERNATIONAL, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                         YEAR ENDED         NINE MONTHS ENDED
                                        DECEMBER 31,          SEPTEMBER 30,
                                     ---------------------  ------------------
                                     1994   1995    1996      1996      1997
                                     -----  -----  -------  --------  --------
                                                               (UNAUDITED)
Cash flows from operating
 activities:
 Net income......................... $   9  $ 834  $ 1,874  $  1,439  $  1,995
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
  Depreciation and amortization.....   235    292      393       268       311
  Changes in operating assets and
   liabilities:
   Trade accounts receivable, net...  (205)  (312)    (109)     (200)     (154)
   Due from stockholder.............    (6)   (66)      72       --        --
   Prepaid expenses and other
    assets..........................   (35)     4      (83)       (4)      (10)
   Accounts payable and accrued
    expenses........................    55    (31)     (19)      (53)       32
                                     -----  -----  -------  --------  --------
    Net cash provided by operating
     activities.....................    53    721    2,128     1,450     2,174
                                     -----  -----  -------  --------  --------
Cash flows from investing
 activities:
 Additions to property and
  equipment.........................  (476)  (225)     (41)      (31)     (317)
                                     -----  -----  -------  --------  --------
Cash flows from financing
 activities:
 Proceeds from borrowings on long-
  term debt.........................   652    201      --        --        573
 Principal repayment of long-term
  debt..............................  (100)  (197)    (438)     (351)     (379)
 Proceeds from refinancing of
  obligations under capital leases..   --     --       142       142       --
 Principal repayment of obligations
  under capital leases..............  (126)  (148)    (290)     (227)     (301)
 Distributions to stockholder.......   --     --    (1,558)   (1,277)   (2,056)
                                     -----  -----  -------  --------  --------
    Net cash provided by (used in)
     financing activities...........   426   (144)  (2,144)   (1,713)   (2,163)
                                     -----  -----  -------  --------  --------
Net increase (decrease) in cash and
 cash equivalents...................     3    352      (57)     (294)     (306)
Cash and cash equivalents at
 beginning of period................    20     23      375       375       318
                                     -----  -----  -------  --------  --------
Cash and cash equivalents at end of
 period............................. $  23  $ 375  $   318  $     81  $     12
                                     =====  =====  =======  ========  ========
Supplemental disclosures of cash
 flow information:
 Cash paid during the period for:
  Interest.......................... $ 119  $ 162  $   169  $    131  $    112
                                     =====  =====  =======  ========  ========
 Noncash transaction:
  Equipment purchased under capital
   lease obligations................ $ 296  $ --   $   545  $    545  $    --
                                     =====  =====  =======  ========  ========

                See accompanying notes to financial statements.

                     CONFERENCE SOURCE INTERNATIONAL, INC.

                         NOTES TO FINANCIAL STATEMENTS
     (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS
                                  UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Conference Source International, Inc. ("CSI") is a provider of group communications to a variety of customers located primarily in the United States. CSI was incorporated in February, 1992, and is headquartered in Atlanta, Georgia.

 (b) Interim Financial Statements

  The financial statements of CSI as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 are unaudited. All adjustments and accruals (consisting only of normal recurring adjustments) have been recorded that, in the opinion of management, are necessary for a fair presentation. Results of operations for the interim periods are not necessarily indicative of the results for the full year.

 (c) Use of Estimates

  Management of CSI has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (d) Cash and Cash Equivalents

  CSI considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. At December 31, 1995 and December 31, 1996, certain cash deposits with financial institutions are in excess of the $100,000 Federal Depository Insurance Corporation (FDIC) guarantee.

 (e) Property and Equipment

  Property and equipment is stated at cost. Equipment under capital leases is stated at the present value of minimum lease payments. Depreciation is calculated using accelerated methods over the estimated useful lives of the respective assets. Estimated useful lives are as follows: five years for vehicles; five to seven years for office equipment; five to seven years for bridge equipment; and five years for computer software. Equipment under capital leases is amortized using accelerated methods over the shorter of the lease term or the estimated useful life of the asset, ranging from five to seven years.

 (f) Income Taxes

  CSI has elected by consent of its stockholders to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, CSI does not pay corporate income taxes on its taxable income. Instead, the stockholders are liable for individual income taxes on CSI's taxable income. Accordingly, these financial statements do not contain a provision for income taxes.

 (g) Revenue Recognition

  Revenue for conference calls is recognized upon completion of the call. Revenue for services is recognized upon performance of the service.

 (h) Research and Development

  CSI maintains a technical support and engineering department that, in part, develops features and products for group communications. In accordance with SFAS No. 2, Accounting for Research and Development Costs,

                     CONFERENCE SOURCE INTERNATIONAL, INC.

CSI charges to expense (included in cost of revenues) that portion of this department's costs which are related to research and development activities. CSI's research and development expenses for the years ended December 31, 1994, 1995 and 1996 were $179,000, $209,000 and $218,000, respectively. CSI's research and development expenses for the nine months ended September 30, 1996 and 1997 were $153,000 and $226,000, respectively.

 (i) Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

  CSI adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, during 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this Statement did not have a material impact on CSI's financial position, results of operations, or liquidity.

(2) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following (in thousands):

                                                    DECEMBER 31,
                                                    ------------ SEPTEMBER 30,
                                                    1995   1996      1997
                                                    ----- ------ -------------
                                                                  (UNAUDITED)
   Vehicles........................................ $  27 $   27    $   27
   Office equipment................................   123    148       237
   Bridge equipment................................ 1,313  1,874     2,102
   Computer software...............................    62     62        62
                                                    ----- ------    ------
                                                    1,525  2,111     2,428
     Less: accumulated depreciation and
      amortization.................................   659  1,052     1,363
                                                    ----- ------    ------
       Property, and equipment, net................ $ 866 $1,059    $1,065
                                                    ===== ======    ======

                     CONFERENCE SOURCE INTERNATIONAL, INC.

(3) LONG-TERM DEBT

  Long-term debt consists of the following:

                                                     DECEMBER 31,
                                                     -------------SEPTEMBER 30,
                                                      1995  1996      1997
                                                     ------ -------------------
                                                                   (UNAUDITED)
                                                           (IN THOUSANDS)
   Note payable to bank in monthly installments of
    $18,412, including interest at 9.5%, matures
    May 2000; collateralized by equipment and cash
    surrender value of life insurance and personal
    guarantee of stockholder.......................  $  --  $ --      $517
   Note payable to bank in monthly installments of
    $10,597, including interest at 10.25%, matures
    August 1999; collateralized by accounts
    receivable and cash surrender value of life
    insurance and personal guarantee of
    stockholders...................................     634   286      --
   Note payable to bank in monthly installments of
    $1,029, including interest at 10.5%, matures
    October 1999; collateralized by equipment,
    accounts receivable, and cash surrender value
    of life insurance and personal guarantee of
    stockholders...................................      39    30      --
   Notes payable for bridge equipment purchases;
    balances were converted to a capital lease
    obligation during 1996.........................     437   --       --
   Note payable to bank in monthly installments of
    $846, including interest at 9.20%, matures May
    1998; collateralized by vehicles...............      22    14        7
                                                     ------ -----     ----
   Total long-term debt............................   1,132   330      524
   Less: current installments......................   1,089   111      186
                                                     ------ -----     ----
   Long-term debt, excluding current installments..  $   43 $ 219     $338
                                                     ====== =====     ====

  The aggregate maturities of long-term debt are as follows (in thousands):

     October 1 to December 31, 1997....................................... $ 46
     1998.................................................................  188
     1999.................................................................  202
     2000.................................................................   88
                                                                           ----
                                                                           $524
                                                                           ====

(4) RELATED PARTY TRANSACTIONS

 (a) Advance to Stockholder

  CSI loaned one of the stockholders a total of $72,000 during 1994 and 1995. The note had no set repayment schedule and was interest free. The amount was repaid in full during 1996.

 (b) Lease Transactions

  CSI paid monthly lease payments to a stockholder for use of certain equipment. Total payments under these arrangements during the years ended December 31, 1994, 1995 and 1996 were approximately $53,000 per year. The lease payments for the nine months ended September 30, 1996 and September 30, 1997 were approximately $38,000 and $20,000, respectively. The leases expired during 1997.

                     CONFERENCE SOURCE INTERNATIONAL, INC.

(5) COMMITMENTS AND CONTINGENCIES

 (a) Leases

  CSI is obligated under noncancelable operating leases covering its office facilities and certain equipment. Rent expense amounted to $261,000, $205,000 and $192,000 for the years ended December 31, 1994, 1995 and 1996, respectively, and $152,000 and $187,000 for the nine months ended September 30, 1996 and 1997, respectively. Future minimum lease payments under noncancelable operating leases are as follows (in thousands):

   October 1 to December 31, 1997......................................... $ 55
   1998...................................................................  164
   1999...................................................................  158
   2000...................................................................  152
   2001...................................................................  152
   2002 and thereafter....................................................  139
                                                                           ----
     Total minimum operating lease payments............................... $820
                                                                           ====

  CSI is also obligated under various capital leases for equipment that are guaranteed by one of the owners. The gross amounts of equipment and related accumulated amortization recorded under capital leases were as follows (in thousands):

                                                     DECEMBER 31,
                                                     ------------- SEPTEMBER 30,
                                                      1995   1996      1997
                                                     ------ ------ -------------
                                                                    (UNAUDITED)
   Equipment........................................ $1,243 $1,788    $1,788
   Less: accumulated amortization...................    521    852     1,106
                                                     ------ ------    ------
                                                     $  722 $  936    $  682
                                                     ====== ======    ======

  Future minimum payments under capital leases are as follows (in thousands):

   October 1, to December 31, 1997....................................... $109
   1998..................................................................  312
   1999..................................................................  287
   2000..................................................................  157
   2001..................................................................   69
                                                                          ----
     Total minimum capital lease payments................................  934
   Less: amounts representing interest (at rates ranging from 10% to
    18%).................................................................  160
                                                                          ----
     Present value of minimum capital lease payments.....................  774
   Less: current installments of obligations under capital leases........  268
                                                                          ----
     Obligations under capital leases, excluding current installments.... $506
                                                                          ====

 (b) Purchase Agreements

  CSI has entered into purchase agreements with two long distance telephone service providers. CSI is committed to minimum monthly purchases under the agreements which amount to $48,000 in 1997 and 1998, and $23,000 in 1999.

                     CONFERENCE SOURCE INTERNATIONAL, INC.

 (c) Consulting Agreement

  CSI has entered into a consulting agreement with a stockholder and former officer of CSI. Total payments under the agreement amount to $120,000, payable in equal monthly payments through December 1997.

 (d) Dispute

  A former employee of CSI has claimed that he may be entitled to 5% of the stock of CSI based on an unsigned paper outlining possible employment terms. CSI's position is that the only agreements with such employee were set forth in two successive executed employment agreements, each of which had a specific provision that such agreement was inclusive as to the terms of employment. CSI believes that such claim is without merit.

(6) SIGNIFICANT CUSTOMERS

  Two customers accounted for the following percentages of revenues and accounts receivable:

                              PERCENTAGE OF NET REVENUES          PERCENTAGE OF ACCOUNTS RECEIVABLE
                            -----------------------------------  -------------------------------------------
                                                  NINE MONTHS
                               YEAR ENDED            ENDED
                              DECEMBER 31,       SEPTEMBER 30,     DECEMBER 31,
                            -------------------  --------------  ------------------------    SEPTEMBER 30,
                            1994   1995   1996    1996    1997     1995         1996             1997
                            -----  -----  -----  ------  ------  -----------  -----------  -----------------
                                                  (UNAUDITED)                                 (UNAUDITED)
   Customer A..............   14%    30%    49%     49%     48%          47%          58%               53%
   Customer B..............   14%    24%    21%     21%     24%          26%          26%               28%

(7) SUBSEQUENT EVENTS (UNAUDITED)

  In November 1997, all of the outstanding stock of CSI was acquired by a wholly owned subsidiary of VIALOG Corporation ("VIALOG") for cash. CSI was the surviving entity of the merger and became a wholly owned subsidiary of VIALOG. Under the terms of the merger agreement, the stockholders of CSI agreed to make an election under Section 338(h) 10 of the Internal Revenue Code in order for the merger to be treated as an asset purchase by the Internal Revenue Service.

  At the time of the merger, the tax election of CSI under the provisions of the Internal Revenue Code was changed from an S corporation to a C Corporation. As a result, CSI will be subject to corporate income taxes subsequent to the date of the merger.

  In November 1997, the remaining balance of long-term debt described in note 3 was repaid in full, plus accrued interest.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors Call Points, Inc.:

  We have audited the accompanying balance sheets of Call Points, Inc. ("Call Points") as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of Call Points' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Call Points, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that Call Points will continue as a going concern. As discussed in Note 10 to the financial statements, Call Points' recurring losses and working capital deficiency raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          KPMG Peat Marwick LLP

January 17, 1997
Birmingham, Alabama

                               CALL POINTS, INC.

                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                  SEPTEMBER 30,
                                                 1995     1996        1997
                                                -------  -------  -------------
                                                                   (UNAUDITED)
                    ASSETS
Current assets:
  Cash and cash equivalents.................... $   149  $    31     $   481
  Trade accounts receivable, less allowance for
   doubtful accounts of $73, $85 and $68 at
   December 31, 1995, December 31, 1996 and
   September 30, 1997 respectively (notes 4 and
   8)..........................................     787    1,080       1,244
  Due from related parties.....................      22        1         --
  Prepaid expenses.............................       4        3           3
                                                -------  -------     -------
    Total current assets.......................     962    1,115       1,728
                                                -------  -------     -------
Property and equipment, net (notes 2, 3 and
 4)............................................   2,256    1,919       1,659
Other assets...................................       4        2         --
                                                -------  -------     -------
    Total assets............................... $ 3,222  $ 3,036     $ 3,387
                                                =======  =======     =======
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of notes payable to
   related parties
   (notes 4 and 7)............................. $   439  $   574     $   861
  Current installments of obligations under
   capital lease-related party
   (note 3)....................................     --        43         --
  Accounts payable.............................     359      394         363
  Accrued expenses (note 5)....................     273      315         595
  Due to related parties (note 7)..............     140      169         --
                                                -------  -------     -------
    Total current liabilities..................   1,211    1,495       1,819
                                                -------  -------     -------
Notes payable to related parties, excluding
 current installments
 (notes 4 and 7)...............................     784      625         338
                                                -------  -------     -------
    Total liabilities..........................   1,995    2,120       2,157
                                                -------  -------     -------
Stockholders' equity:
  Common stock--Class A, $1 par value.
   Authorized 8,000 shares; issued and
   outstanding 1,000 shares....................       1        1           1
  Common stock--Class B, $1 par value.
   Authorized 12,000 shares; issued and
   outstanding 1,400 shares....................       1        1           1
  Additional paid-in capital...................   3,132    3,132       3,132
  Accumulated deficit..........................  (1,907)  (2,218)     (1,904)
                                                -------  -------     -------
    Total stockholders' equity.................   1,227      916       1,230
                                                -------  -------     -------
Commitments and contingencies (notes 9, 10, 11
 and 12)
    Total liabilities and stockholders'
     equity.................................... $ 3,222  $ 3,036     $ 3,387
                                                =======  =======     =======

                See accompanying notes to financial statements.

                               CALL POINTS, INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                            NINE MONTHS ENDED
                                 YEAR ENDED DECEMBER 31,      SEPTEMBER 30,
                                 -------------------------  ------------------
                                  1994     1995     1996      1996      1997
                                 -------  -------  -------  --------  --------
                                                               (UNAUDITED)
Net revenues (note 8)........... $ 8,537  $ 6,852  $ 7,509  $  5,606  $  6,230
Cost of revenues................   6,140    5,331    5,898     4,392     4,763
                                 -------  -------  -------  --------  --------
  Gross profit..................   2,397    1,521    1,611     1,214     1,467
Selling, general and
 administrative expenses........   2,035    1,820    1,873     1,377     1,160
                                 -------  -------  -------  --------  --------
  Income (loss) from
   operations...................     362     (299)    (262)     (163)      307
Other income (expense):
  Other income (expense), net...       3       (7)     --        --        --
  Interest income/(expense),
   net..........................     (64)     (65)     (49)      (48)        7
                                 -------  -------  -------  --------  --------
  Income (loss) before income
   tax expense..................     301     (371)    (311)     (211)      314
Income taxes (note 6)...........     --       --       --        --        --
                                 -------  -------  -------  --------  --------
  Net income (loss)............. $   301  $  (371) $  (311) $   (211) $    314
                                 =======  =======  =======  ========  ========


                See accompanying notes to financial statements.

                               CALL POINTS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                           COMMON STOCK
                          --------------- ADDITIONAL                 TOTAL
                           NUMBER    PAR   PAID-IN   ACCUMULATED STOCKHOLDERS'
                          OF SHARES VALUE  CAPITAL     DEFICIT      EQUITY
                          --------- ----- ---------- ----------- -------------
Balance at December 31,
 1993....................   2,400   $  2    $3,132     $(1,837)     $1,297
  Net income.............     --     --        --          301         301
                            -----   ----    ------     -------      ------
Balance at December 31,
 1994....................   2,400      2     3,132      (1,536)      1,598
  Net loss...............     --     --        --         (371)       (371)
                            -----   ----    ------     -------      ------
Balance at December 31,
 1995....................   2,400      2     3,132      (1,907)      1,227
  Net loss...............     --     --        --         (311)       (311)
                            -----   ----    ------     -------      ------
Balance at December 31,
 1996....................   2,400      2     3,132      (2,218)        916
  Net income
   (unaudited)...........     --     --        --          314         314
                            -----   ----    ------     -------      ------
Balance at September 30,
 1997 (unaudited)........   2,400   $  2    $3,132     $(1,904)     $1,230
                            =====   ====    ======     =======      ======



                See accompanying notes to financial statements.

                               CALL POINTS, INC.

                           STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                  NINE MONTHS
                                                                     ENDED
                                      YEAR ENDED DECEMBER 31,    SEPTEMBER 30,
                                      -------------------------  --------------
                                       1994     1995     1996     1996    1997
                                      -------  -------  -------  ------  ------
                                                                  (UNAUDITED)
Cash flows from operating
 activities:
Net income (loss)...................  $   301  $  (371) $  (311) $ (211) $  314
Adjustments to reconcile net income
 (loss) to net cash provided by
 operating activities:
 Depreciation and amortization......      841      845      696     519     536
 Changes in operating assets and
  liabilities:
  Trade accounts receivable, net....     (199)     183     (293)   (212)   (164)
  Due from related parties..........       16       14       21     --        1
  Prepaid expenses..................      --         1        1       1     --
  Other assets......................        1      --       --       31       2
  Accounts payable..................     (146)      22       35     121     (31)
  Accrued expenses..................       71     (130)      42      13     280
  Due to related parties............      (65)     277       29     --     (169)
                                      -------  -------  -------  ------  ------
   Net cash provided by operating
    activities......................      820      841      220     262     769
                                      -------  -------  -------  ------  ------
Cash flows from investing
 activities:
 Additions to property and
  equipment.........................     (148)    (105)     (50)    (39)   (276)
                                      -------  -------  -------  ------  ------
Cash flows from financing
 activities:
 Principal payments on notes payable
  to related party..................     (651)    (669)    (249)   (249)    --
 Principal payments under capital
  lease obligations--related party..      --       --       (39)    (18)    (43)
 Principal repayment of long-term
  debt..............................      (44)      (8)     --      --      --
                                      -------  -------  -------  ------  ------
   Net cash used in financing
    activities......................     (695)    (677)    (288)   (267)    (43)
                                      -------  -------  -------  ------  ------
Net increase (decrease) in cash and
 cash equivalents...................      (23)      59     (118)    (44)    450
Cash and cash equivalents at
 beginning of period................      113       90      149     149      31
                                      -------  -------  -------  ------  ------
Cash and cash equivalents at end of
 period.............................  $    90  $   149  $    31  $  105  $  481
                                      =======  =======  =======  ======  ======
Supplemental disclosures of cash
 flow information:
 Cash paid during the year for:
  Interest..........................  $   263  $    65  $    48  $   48  $  --
                                      =======  =======  =======  ======  ======
Supplemental schedule of noncash
 investing and financing activities:
 During 1996, the Company issued
  notes payable to a related party
  to refinance two existing notes
  payable and to acquire new
  equipment as follows:
  Notes payable--related party
   (refinanced).....................           $   455
  Acquisition of equipment..........               225
                                               -------
   Notes payable--related party.....           $   680
                                               =======
 During 1995, the Company issued
  notes payable to a related party
  to finance the acquisition of new
  equipment and to finance operating
  expenses due to the related party
  as follows:
  Acquisition of equipment
   financed.........................           $   250
  Financing of amounts due to
   related parties..................               409
                                               -------
   Notes payable--related party.....           $   659
                                               =======

  During 1994, the Company offset a note payable--related party in the amount of $135 against amounts due from a related party. Also during 1994, the Company acquired equipment from a related party in exchange for notes payable in the amount of $601.

                See accompanying notes to financial statements.

                               CALL POINTS, INC.

                         NOTES TO FINANCIAL STATEMENTS
     (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS
                                  UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Call Points, Inc. ("Call Points") was incorporated in Delaware on December 29, 1988. Call Points operated as a division of one of its stockholders prior to incorporation and is located at the stockholder's principal place of business in Montgomery, Alabama. Call Points is a provider of international group communications services to a wide range of organizations.

 (b) Interim Financial Statements

  The financial statements of Call Points as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 are unaudited. All adjustments and accruals (consisting only of normal recurring adjustments) have been recorded that, in the opinion of management, are necessary for a fair presentation. Results of operations for the interim periods are not necessarily indicative of the results for the full year.

 (c) Use of Estimates

  Management of Call Points has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (d) Cash and Cash Equivalents

  Cash and cash equivalents includes cash on hand and money market deposits.

 (e) Property and Equipment

  Property and equipment are stated at cost. Depreciation of machinery and equipment and furniture and fixtures is provided on the straight-line basis over the estimated useful lives of the respective assets. The estimated useful lives are as follows: three to eight years for furniture and fixtures; five to ten years for machinery and equipment.

 (f) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (g) Revenue Recognition

  Revenue for conference calls is recognized upon completion of the call. Revenue for services is recognized upon performance of the service.

 (h) Research and Development

  Call Points maintains a technical support and engineering department that, in part, develops customized features and products for group communications. In accordance with SFAS No. 2, Accounting for Research and

                               CALL POINTS, INC.

Development Costs, Call Points charges to expense (included in cost of revenues) that portion of this department's costs which are related to research and development activities. Call Points' research and development expenses for the years ended December 31, 1994, 1995 and 1996 were $217,000, $199,000 and $236,000, respectively. Call Points' research and development expenses for the nine months ended September 30, 1996 and 1997 were $177,000 and $161,000, respectively.

 (i) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  Call Points adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, during 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this Statement did not have a material impact on Call Points' financial position, results of operations, or liquidity.

 (j) Reclassifications

  Certain items in the 1994 and 1995 financial statements have been reclassified to conform with classifications used in the 1996 financial statements.

(2) PROPERTY AND EQUIPMENT

  Property and equipment consist of the following (in thousands):

                                                     DECEMBER 31,
                                                     ------------- SEPTEMBER 30,
                                                      1995   1996      1997
                                                     ------ ------ -------------
                                                                    (UNAUDITED)
   Furniture and fixtures........................... $  382 $  419    $  512
   Machinery and equipment..........................  4,348  4,668     4,851
                                                     ------ ------    ------
                                                      4,730  5,087     5,363
     Less: accumulated depreciation.................  2,474  3,168     3,704
                                                     ------ ------    ------
   Property and equipment, net...................... $2,256 $1,919    $1,659
                                                     ====== ======    ======

(3) OBLIGATIONS UNDER CAPITAL LEASE--RELATED PARTY

  Call Points was obligated to a related party under a capital lease that expired during 1997. Leased equipment with a cost basis of $83,000 and accumulated depreciation of $6,000 is included in property and equipment at December 31, 1996. The present value of future minimum lease payments at December 31, 1996 and September 30, 1997 is $43,000 and $0, respectively, and is included in current liabilities.

                               CALL POINTS, INC.

(4) NOTES PAYABLE TO RELATED PARTIES

  Notes payable to related parties consists of the following:

                                                     DECEMBER 31,
                                                     ------------- SEPTEMBER 30,
                                                      1995   1996      1997
                                                     ------ ------ -------------
                                                                    (UNAUDITED)
                                                           (IN THOUSANDS)
Notes payable to stockholder; due in monthly
 installments of $15,000, including interest at 8%
 through December 25, 2000 (note 7)................  $  --  $  659    $  659
Notes payable to affiliate; due in monthly
 installments of $25,000, including interest at 8%
 through July 15, 1998 (note 7)....................     666    540       540
Note payable to stockholder; due in monthly
 installments of $9,678, including interest at 8%
 through July 15, 1998.............................     270    --        --
Note payable to stockholder; due in monthly
 installments of $7,834, including interest at 8%
 through January 1, 1999...........................     250    --        --
Notes payable to stockholders; noninterest bearing
 and due in monthly installments of $37,500 through
 January 1996; royalty payments accounted for as
 interest were 10.4% of average indebtedness in
 1995; secured by certain equipment and accounts
 receivable........................................      37    --        --
                                                     ------ ------    ------
  Total notes payable to related parties...........   1,223  1,199     1,199
  Less current installments........................     439    574       861
                                                     ------ ------    ------
  Notes payable to related parties, excluding
   current installments............................  $  784 $  625    $  338
                                                     ====== ======    ======

  The aggregate maturities of notes payable to related parties are as follows (in thousands):

        October 1, to December 31, 1997...................... $  574
        1998.................................................    304
        1999.................................................    160
        2000.................................................    161
                                                              ------
                                                              $1,199
                                                              ======

(5) ACCRUED EXPENSES

  Accrued expenses consist of the following at December 31 (in thousands):

                                                      DECEMBER 31,
                                                      -------------SEPTEMBER 30,
                                                       1995  1996      1997
                                                      ------ -------------------
                                                                    (UNAUDITED)
     Accrued long distance fees...................... $  208 $ 252     $ 354
     Accrued fees and other expenses.................     65    63       145
     Uninvoiced equipment purchases..................    --    --         96
                                                      ------ -----     -----
                                                      $  273 $ 315     $ 595
                                                      ====== =====     =====

                               CALL POINTS, INC.

(6) INCOME TAXES

  The components of income tax expense for the years ended December 31, 1994, 1995 and 1996, were as follows (in thousands):

                                                           1994   1995   1996
                                                           -----  -----  ----
   Current:
     Tax on income before carryforwards................... $ 240  $ --   $--
     Tax benefit of loss carryforwards....................  (240)   --    --
   Deferred:
     Deferred tax expense (exclusive of the effects of
      other component listed below).......................   113   (133) (112)
     Increase (decrease) in valuation allowance for
      deferred tax assets.................................  (113)   133   112
                                                           -----  -----  ----
                                                           $ --   $ --   $--
                                                           =====  =====  ====

  Call Points had no income tax expense or benefit for the years ended December 31, 1994, 1995 and 1996, which differs from the expected income tax (benefit) expense computed by applying the federal statutory rate of 34% to income (loss) before taxes as follows (in thousands):

                                                          1994   1995   1996
                                                          -----  -----  -----
   Income tax expense (benefit) at statutory rate........ $ 102  $(126) $(106)
   Meals and entertainment...............................     2      1      1
   State income tax, net of federal benefit..............     9     (8)    (7)
   Change in valuation allowance for deferred taxes
    allocated to income tax expense......................  (113)   133    112
                                                          -----  -----  -----
                                                          $ --   $ --   $ --
                                                          =====  =====  =====

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1996 are as follows (in thousands):

                                                                  1995   1996
                                                                  -----  ----
   Deferred tax assets:
     Accounts receivable, principally due to the allowance for
      doubtful accounts.......................................... $  24  $ 34
     Intangible assets, principally due to differences in
      amortization...............................................    11   --
     Equipment spare parts, principally due to differences in
      obsolescence reserves......................................   --      4
     Minimum tax credit carryforward.............................    12    12
     Accrued expenses, principally due to vacation...............     4     4
     Net operating loss carryforward.............................   858   939
                                                                  -----  ----
       Total gross deferred tax assets...........................   909   993
     Valuation allowance.........................................  (736) (848)
                                                                  -----  ----
       Net deferred tax assets...................................   173   145
   Deferred tax liabilities:
     Equipment, principally due to differences in depreciation...   171   143
     Prepaid expenses............................................     1     1
     Other.......................................................     1     1
                                                                  -----  ----
       Total deferred tax liabilities............................   173   145
                                                                  -----  ----
       Net deferred tax asset.................................... $ --   $--
                                                                  =====  ====

                               CALL POINTS, INC.

  At December 31, 1996, Call Points has net operating loss carryforwards of approximately $2,474,000. These carryforwards begin to expire in 2004. Upon a change in ownership as defined in Section 382 of the Internal Revenue Code, the ability to utilize these net operating losses may be limited (see note
11). Call Points also has alternative minimum tax credit carryforwards of $12,000 which are available to reduce future regular income taxes, if any, over an indefinite period.

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. SFAS 109 requires that a valuation allowance be recorded against tax assets which are not likely to be realized. Specifically, Call Points' carryforwards expire at specific future dates and utilization of certain carryforwards is limited to specific amounts each year. However, due to the uncertain nature of their ultimate realization based upon past performance and expiration dates, Call Points has established a full valuation allowance against these carryforward benefits and is recognizing the benefits only as reassessment demonstrates they are realizable.

(7) RELATED PARTY TRANSACTIONS

  Call Points negotiated a restructuring agreement among its stockholders on March 14, 1991. The significant terms of the agreement included: the acquisition of teleconferencing bridges from certain stockholders for $2,250,000, in exchange for noninterest bearing notes payable due over a period of five years; options for certain stockholders to purchase Class B common stock of other stockholders for $900,000; monthly royalty payments based on billed minutes through January 2006; forgiveness of certain notes payable to stockholders totaling $522,000; a noncompete agreement; and a license agreement. Royalty payments accounted for as interest expense were $61,000, $27,000, and $0 for the years ended December 31, 1994, 1995 and 1996, respectively. During 1995 and 1996, certain note payments were not made to related parties. Although the principal amount of the notes was not changed, the related parties waived $12,000 and $41,000 of interest payments during 1995 and 1996, respectively.

  Call Points incurred expenses for services provided by its stockholders and affiliates are as follows (in thousands):

                                                                  NINE MONTHS
                                                                     ENDED
                                         YEAR ENDED DECEMBER 31, SEPTEMBER 30,
                                         ----------------------- --------------
                                          1994    1995    1996    1996    1997
                                         ------- ------- ------- ------- ------
                                                                  (UNAUDITED)
      Automotive usage.................  $     8 $     4 $     3 $     2 $    4
      Computer rental..................       19      19      18      12      6
      Long-distance usage..............       79      92      81      61     62
      Management services..............       64      67      94      70     66
      Office space rental..............       69      68      68      51     44
      Miscellaneous....................      --        1     --      --       1
      Teleconferencing bridge expense..      286     207     137     103     49

  Teleconferencing bridge expenses include charges for access, maintenance and equipment rental.

  Call Points acquired equipment from its stockholders for which it issued notes payable to them in the amount of $250,000 in 1995 and $225,000 in 1996.

                               CALL POINTS, INC.

(8) SIGNIFICANT CUSTOMERS

  For the years ended December 31, 1995 and 1996, one customer accounted for approximately 10% and 17% of net revenues, respectively. For the nine months ended September 30, 1996 and 1997, the same customer accounted for approximately 14% and 20% of net revenues, respectively.

(9) LEGAL PROCEEDINGS

  Call Points is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on Call Points' financial position, results of operations or liquidity.

(10) GOING CONCERN UNCERTAINTIES

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of Call Points as a going concern. During 1994, Call Points did not retain a significant portion of sales to one customer which represented approximately 15% of revenues. While management has been aggressively pursuing additional customers, Call Points was unable to replace the revenue volume it lost in 1994 and therefore realized net losses of $371,000 in 1995 and $311,000 in 1996. At December 31, 1996, Call Points' current liabilities exceeded current assets by $380,000. The recurring losses and working capital deficiency create an uncertainty about Call Points' ability to continue as a going concern. Call Points has continued to aggressively market its services and has established a Quality Assurance department in an effort to improve and maintain customer satisfaction. Management believes these factors will continue to contribute towards achieving and maintaining a consistent level of profitability.

(11) SUBSEQUENT EVENTS (UNAUDITED)

  On November 12, 1997, VIALOG Corporation ("VIALOG)" acquired all of the assets and certain liabilities of Call Points for cash and shares of Common Stock of VIALOG. In conjunction with the acquisition, VIALOG obtained two-year non-competition agreements from the principal stockholder and a key employee of Call Points.

  In April 1997, Call Points settled one of the claims discussed in Note 9, which required Call Points to make payment to the plaintiff of $30,000, which Call Points paid in April 1997 and which is reflected in income from operations for the nine months ended September 30, 1997. In July 1997, Call Points settled one of the claims discussed in note 9, which required Call Points to make payment to the plaintiff of $28,000, which Call Points paid in July 1997 and which is reflected in income from operations for the nine months ended September 30, 1997.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
 Kendall Square Teleconferencing, Inc.:

  We have audited the accompanying balance sheets of Kendall Square Teleconferencing, Inc. ("TCC") as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of TCC's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kendall Square Teleconferencing, Inc. as of December 31, 1995 and 1996 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

January 18, 1997
Boston, Massachusetts

                     KENDALL SQUARE TELECONFERENCING, INC.

                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                   DECEMBER 31,    SEPTEMBER 30,
                                                   --------------  -------------
                                                    1995    1996       1997
                                                   ------  ------  -------------
                                                                    (UNAUDITED)
                 ASSETS (NOTE 3)
Current assets:
  Cash and cash equivalents......................  $   61  $  104     $  --
  Trade accounts receivable, less allowance for
   doubtful accounts of $30, $60 and $85 at
   December 31, 1995, December 31, 1996 and
   September 30, 1997, respectively..............     283     471        782
  Due from related party (note 8)................      16      61         70
  Note receivable, stockholder...................      11     --         --
  Other current assets...........................     --       28          3
                                                   ------  ------     ------
    Total current assets.........................     371     664        855
                                                   ------  ------     ------
Property and equipment, net (notes 2, 3 and 4)...     643     733        902
Other assets.....................................       5      10         12
Deferred income taxes (note 6)...................      26     --         --
                                                   ------  ------     ------
    Total assets.................................  $1,045  $1,407     $1,769
                                                   ======  ======     ======
      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt (note
   3)............................................  $   43  $   28     $   59
  Current installments of obligations under
   capital leases (note 4).......................      33      65        103
  Accounts payable (note 8)......................     279     438        343
  Accrued expenses (note 5)......................      33     127        232
  Income taxes payable (note 6)..................      74     --         --
  Distributions payable..........................     --       45        130
  Other current liabilities......................     --       11          3
                                                   ------  ------     ------
    Total current liabilities....................     462     714        870
                                                   ------  ------     ------
Long-term debt, excluding current installments
 (note 3)........................................      55      26          7
Obligations under capital leases, excluding
 current installments
 (note 4)........................................     105     157        221
Other liabilities................................      21     --         --
Deferred income taxes (note 6)...................      47     --         --
                                                   ------  ------     ------
    Total liabilities............................     690     897      1,098
                                                   ------  ------     ------
Stockholders' equity:
  Common stock, no par value. Authorized 15,000
   shares;
   issued and outstanding 1,000 shares at
   December 31, 1995; 1,740 at December 31, 1996
   and September 30, 1997........................      62      68         68
  Treasury stock, 428 common shares at cost......     (15)    (15)       (15)
  Note receivable, stockholder...................     --       (6)        (6)
  Retained earnings..............................     308     463        624
                                                   ------  ------     ------
    Total stockholders' equity...................     355     510        671
                                                   ------  ------     ------
Commitments and contingencies (notes 4, 8 and 10)
    Total liabilities and stockholders' equity...  $1,045  $1,407     $1,769
                                                   ======  ======     ======

                See accompanying notes to financial statements.

                     KENDALL SQUARE TELECONFERENCING, INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                        YEAR ENDED         NINE MONTHS ENDED
                                       DECEMBER 31,          SEPTEMBER 30,
                                   ----------------------  ------------------
                                    1994    1995    1996     1996      1997
                                   ------  ------  ------  --------  --------
                                                              (UNAUDITED)
Net revenues (note 8 and 9)....... $1,515  $2,329  $3,396  $  2,501  $  3,003
Cost of revenues..................    816   1,129   1,813     1,351     1,650
                                   ------  ------  ------  --------  --------
    Gross profit..................    699   1,200   1,583     1,150     1,353
Selling, general and
 administrative expenses..........    510     889   1,329       969     1,015
                                   ------  ------  ------  --------  --------
    Income from operations........    189     311     254       181       338
Other income (expense):
  Interest expense, net...........     (6)    (23)    (42)      (31)      (31)
  Other income....................     19      33     --        --        --
                                   ------  ------  ------  --------  --------
    Income before income tax
     expense......................    202     321     212       150       307
Income tax expense (note 6).......     82     129     --        --        --
                                   ------  ------  ------  --------  --------
    Net income.................... $  120  $  192  $  212  $    150  $    307
                                   ======  ======  ======  ========  ========


                See accompanying notes to financial statements.

                     KENDALL SQUARE TELECONFERENCING, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                           COMMON STOCK  TREASURY STOCK         NOTE                  TOTAL
                          -------------- -----------------   RECEIVABLE  RETAINED STOCKHOLDERS'
                          SHARES  AMOUNT SHARES    AMOUNT    STOCKHOLDER EARNINGS    EQUITY
                          ------- ------ -------   -------   ----------- -------- -------------
Balance at December 31,
 1993...................    1,000  $ 35       --    $   --      $--       $  16       $  51
  Shares repurchased by
   the Company..........      --    --       (428)      (15)     --         (20)        (35)
  Issuance of stock
   options..............      --     27       --        --       --         --           27
  Net income............      --    --        --        --       --         120         120
                          -------  ----   -------   -------     ----      -----       -----
Balance at December 31,
 1994...................    1,000    62      (428)      (15)     --         116         163
  Net income............      --    --        --        --       --         192         192
                          -------  ----   -------   -------     ----      -----       -----
Balance at December 31,
 1995...................    1,000    62      (428)      (15)     --         308         355
  Exercise of stock
   options..............      740     6       --        --        (6)       --          --
  Distributions:
    Declared............      --    --        --        --       --         (45)        (45)
    Asset Distribution..      --    --        --        --       --         (12)        (12)
  Net income............      --    --        --        --       --         212         212
                          -------  ----   -------   -------     ----      -----       -----
Balance at December 31,
 1996...................    1,740    68      (428)      (15)      (6)       463         510
  Net income
   (unaudited)..........      --    --        --        --       --         307         307
  Distributions:
    Cash (unaudited)....      --    --        --        --       --         (16)        (16)
    Declared
     (unaudited)........      --    --        --        --       --        (130)       (130)
                          -------  ----   -------   -------     ----      -----       -----
Balance at September 30,
 1997 (unaudited).......  $1 ,740  $ 68      (428)  $   (15)    $ (6)     $ 624       $ 671
                          =======  ====   =======   =======     ====      =====       =====


                See accompanying notes to financial statements.

                     KENDALL SQUARE TELECONFERENCING, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                           YEAR ENDED       NINE MONTHS ENDED
                                          DECEMBER 31,        SEPTEMBER 30,
                                        ------------------  ------------------
                                        1994  1995   1996     1996      1997
                                        ----  -----  -----  --------  --------
                                                               (UNAUDITED)
Cash flows from operating activities:
 Net income............................ $120  $ 192  $ 212  $    150  $    307
 Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Depreciation and amortization........   16     67    133       109       138
  Deferred income taxes................   34     32    (21)      (21)      --
  Compensation expense arising from
   stock options granted...............   27    --     --        --        --
  Gain on disposal of assets...........  (19)   (33)   --        --        --
  Forgiveness of note receivable,
   stockholder.........................  --     --      11       --        --
  Changes in operating assets and
   liabilities:
   Trade accounts receivable, net......  (98)  (133)  (222)     (170)     (311)
   Due from related party..............  --     --     (45)      (20)       (9)
   Other current assets................   15    --     (28)       (6)       25
   Other assets........................  (52)    46     (5)       (4)       (2)
   Accounts payable....................  (28)    41    114       (99)      (95)
   Income taxes payable................   23    (27)   (74)      (74)      --
   Accrued expenses....................   24      5     94       159       105
   Other current liabilities...........  --     --      11         8        (8)
   Other liabilities...................  --      21    (21)      --        --
                                        ----  -----  -----  --------  --------
    Net cash provided by operating
     activities........................   62    211    159        32       150
                                        ----  -----  -----  --------  --------
Cash flows from investing activities:
 Additions to property and equipment...  (39)  (231)  (156)     (153)     (144)
 Proceeds from sale of equipment.......   19    --     --        --        --
                                        ----  -----  -----  --------  --------
    Net cash used in investing
     activities........................  (20)  (231)  (156)     (153)     (144)
                                        ----  -----  -----  --------  --------
Cash flows from financing activities:
 Proceeds from notes payable...........   20    121    --        --         45
 Principal payments on notes payable...  (59)   (53)   (44)      (29)      (33)
 Principal payments of capital lease
  obligations..........................  --     --     (51)      (34)      (61)
 Proceeds from capital lease
  obligations..........................  --     --     135       135       --
 Repayment of stockholder loan.........  (10)   --     --        --        --
 Payments to acquire treasury stock....  (35)   --     --        --        --
 Distributions to stockholders.........  --     --     --        --        (61)
                                        ----  -----  -----  --------  --------
    Net cash provided by (used in)
     financing activities..............  (84)    68     40        72      (110)
                                        ----  -----  -----  --------  --------
Net increase (decrease) in cash and
cash equivalents.......................  (42)    48     43       (49)     (104)
Cash and cash equivalents at beginning
 of period.............................   55     13     61        61       104
                                        ----  -----  -----  --------  --------
Cash and cash equivalents at end of
 period................................ $ 13  $  61  $ 104  $     12  $    --
                                        ====  =====  =====  ========  ========
Supplemental disclosures of cash flow
 information:
 Cash paid during the year for:
  Interest............................. $  6  $  19  $  46  $     34  $     31
                                        ====  =====  =====  ========  ========
  Taxes................................ $ 38  $  92  $  18  $    --   $     13
                                        ====  =====  =====  ========  ========
Supplemental schedule of noncash
 investing and financing activities:
 Equipment acquired through capital
  lease obligation..................... $--   $ 148  $ --   $    --   $    163
                                        ====  =====  =====  ========  ========
 Equipment acquired through accounts
  payable to a related party (note 8).. $--   $ 216  $  67  $    --   $    --
                                        ====  =====  =====  ========  ========
 Distribution of assets to
  stockholders......................... $--   $ --   $  12  $    --   $    --
                                        ====  =====  =====  ========  ========
 Distributions declared................ $--   $ --   $  45  $    --   $    130
                                        ====  =====  =====  ========  ========

                See accompanying notes to financial statements.

                     KENDALL SQUARE TELECONFERENCING, INC.

                         NOTES TO FINANCIAL STATEMENTS
     (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS
                                  UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Kendall Square Teleconferencing, Inc. ("TCC") provides group communications services to a variety of customers, primarily located in the United States. The Company was incorporated in 1987 and has its operations center located in Cambridge, Massachusetts. Prior to November 29, 1996, TCC operated under the name Teleconversant Ltd.

  On December 2, 1996, certain assets of TCC related to a contract for services provided by TCC were distributed to certain of the stockholders of TCC. These assets were incidental to the basic operations of TCC. The assets distributed consisted of property and equipment, accounts receivable, accounts payable and a customer contract with a net carrying value of $12,000 at December 31, 1996. Revenues associated with the customer contract were $642,000, $727,000, $565,000 and $707,000 for the years ended December 31,
1994, 1995 and the period January 1, to September 30, 1996 and January 1 to December 2, 1996, respectively.

 (b) Interim Financial Statements

  The financial statements of TCC as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 are unaudited. All adjustments and accruals (consisting only of normal recurring adjustments) have been recorded that, in the opinion of management, are necessary for a fair presentation. Results of operations for the interim periods are not necessarily indicative of the results for the full year.

 (c) Revenue Recognition

  Revenue for conference calls is recognized upon completion of the call. Revenue for services is recognized upon performance of the service.

 (d) Cash and Cash Equivalents

  TCC considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

 (e) Property and Equipment

  Property and equipment are stated at cost. Equipment under capital leases is stated at the present value of minimum lease payments. Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives are as follows: seven to ten years for furniture and fixtures; five to seven years for office equipment; seven years for conferencing equipment; and three years for purchased computer software. Equipment held under capital leases is amortized straight line over the shorter of the lease life or the estimated useful life of the assets, generally seven years.

 (f) Income Taxes

  Effective January 1, 1996, TCC elected by consent of its stockholders to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, TCC does not pay corporate income taxes on its taxable income. Instead, the stockholders are liable for individual income taxes on TCC's taxable income. Prior to that election, income taxes were accounted for under the asset and liability method. Deferred tax assets and liabilities were recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and

                     KENDALL SQUARE TELECONFERENCING, INC.

tax credit carryforwards. Deferred tax assets and liabilities were measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates was recognized in income in the period that includes the enactment date.

 (g) Use of Estimates

  Management of TCC has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (h) Research and Development

  TCC maintains a technical support and engineering department that, in part, develops features and products for group communications. In accordance with SFAS No. 2, Accounting for Research and Development Costs, TCC charges to expense (included in cost of revenues) that portion of this department's costs which are related to research and development activities. TCC's research and development expenses for the years ended December 31, 1994, 1995 and 1996 were $51,000, $51,000 and $75,000, respectively. TCC's research and development expenses for the nine months ended September 30, 1996 and 1997 were $56,000 and $90,000, respectively.

 (i) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  TCC adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, during 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this Statement did not have a material impact on TCC's financial position, results of operations, or liquidity.

 (j) Stock Option Plan

  Prior to January 1, 1996, TCC accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. During 1996, TCC adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and later years as if the fair-value-based method defined in SFAS No. 123 had been applied. TCC has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No.
123. There were no stock option grants during 1995 and 1996 and for the nine month period ended September 30, 1997, therefore, no pro forma disclosures have been provided for these periods.

                     KENDALL SQUARE TELECONFERENCING, INC.

(2) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following (in thousands):

                                                   DECEMBER 31,
                                                   ------------- SEPTEMBER 30,
                                                    1995   1996      1997
                                                   ------ ------ -------------
                                                                  (UNAUDITED)
   Furniture and fixtures......................... $    3 $   16    $   32
   Office equipment...............................     37     64       142
   Conferencing equipment.........................    651    738       890
   Purchased computer software....................    --      96       153
                                                   ------ ------    ------
                                                      691    914     1,217
   Less: accumulated depreciation and amortiza-
    tion..........................................     48    181       315
                                                   ------ ------    ------
     Property and equipment, net.................. $  643   $733    $  902
                                                   ====== ======    ======

(3) LONG-TERM DEBT

  Long-term debt consists of the following:

                                                   DECEMBER 30,
                                                   ------------- SEPTEMBER 30,
                                                    1995   1996      1997
                                                   ------ ------ -------------
                                                                  (UNAUDITED)
                                                         (IN THOUSANDS)
   Note payable to bank, due on demand at prime
    plus 1% (9.5% at September 30, 1997); secured
    by all assets and personal guarantees of
    certain stockholders.........................  $  --  $  --      $  35
   Note payable to bank, due in monthly
    installments of $1,389 plus interest at 10%
    through December, 1996; secured by certain
    equipment. Balance was repaid during 1996....       5    --        --
   Note payable to bank; due in monthly
    installments of $2,740 including interest at
    11% through January 1999; secured by certain
    equipment and personal guarantees of certain
    stockholders. Additional principal repayments
    were made without penalty during 1996........      82     54        31
   Note payable to bank; due in monthly
    installments of $699, including interest at
    11% through May, 1997; secured by certain
    equipment. Balance was repaid during 1996....      11    --        --
                                                   ------ ------     -----
     Total long-term debt........................      98     54        66
     Less: current installments..................      43     28        59
                                                   ------ ------     -----
     Long-term debt, excluding current
      installments...............................  $   55 $   26     $   7
                                                   ====== ======     =====

  The aggregate maturities of long-term debt are as follows (in thousands):

     October 1 to December 31, 1997......................................... $41
     1998...................................................................  23
     1999...................................................................   2
                                                                             ---
                                                                             $66
                                                                             ===

                     KENDALL SQUARE TELECONFERENCING, INC.

(4) LEASES

  TCC is obligated for equipment under various capital leases that expire at various dates during the next four years. At December 31, 1995 and 1996, and September 30, 1997 the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows (in thousands):

                                                     DECEMBER 31,
                                                     ------------- SEPTEMBER 30,
                                                      1995   1996      1997
                                                     ------ ------ -------------
                                                                    (UNAUDITED)
   Equipment........................................ $  142 $  357     $520
   Less: accumulated amortization...................      7     68      145
                                                     ------ ------     ----
                                                     $  135 $  289     $375
                                                     ====== ======     ====

  Amortization of assets held under capital leases is included in depreciation expense.

  TCC also leases two facilities under operating leases expiring at various dates through March, 2001. TCC's total rent expense was $29,000, $47,000 and $108,000 for the years ended December 31, 1994, 1995 and 1996, respectively, and $65,000 and $103,000 for the nine months ended September 30, 1996 and 1997, respectively. Future minimum payments under operating and capital leases (which are guaranteed by certain stockholders) are as follows (in thousands):

                                                              OPERATING CAPITAL
                                                               LEASES   LEASES
                                                              --------- -------
                                                                 (UNAUDITED)
   October 1, to December 31, 1997..........................    $ 47     $ 29
   1998.....................................................     188      147
   1999.....................................................     176      126
   2000.....................................................     176       69
   2001.....................................................      44       30
                                                                ----     ----
     Total future minimum lease payments....................    $631     $401
                                                                ====
   Less: imputed interest...................................               77
                                                                         ----
     Present value of minimum capital lease payments........              324
     Less: current installments of obligations under capital
      leases................................................              103
                                                                         ----
     Obligations under capital leases excluding current in-
      stallments............................................             $221
                                                                         ====

(5) ACCRUED EXPENSES

  Accrued expenses consist of the following (in thousands):

                                                     DECEMBER 31,
                                                     ------------- SEPTEMBER 30,
                                                      1995   1996      1997
                                                     ------ ------ -------------
                                                                    (UNAUDITED)
   Accrued wages and related........................ $   3  $   53     $ 53
   Accrued telephone charges and related............    30      74      179
                                                     -----  ------     ----
                                                       $33    $127     $232
                                                     =====  ======     ====

                     KENDALL SQUARE TELECONFERENCING, INC.

(6) INCOME TAXES

  Income tax expense consists of the following for the years ended December
31:

                                                                  1994    1995
                                                                 ------- -------
                                                                 (IN THOUSANDS)
     Current.................................................... $   48  $    97
     Deferred...................................................     34       32
                                                                 ------  -------
                                                                 $   82  $   129
                                                                 ======  =======

  There is no income tax expense recorded for the year ended December 31, 1996 as a result of TCC's election to be taxed under the provisions of Subchapter
S. Income tax expense differed from the amounts computed by applying the U.S. statutory federal income tax rate of 34% as a result of the following:

                                                                 1994    1995
                                                                ------- -------
                                                                (IN THOUSANDS)
     Income tax expense at statutory rate...................... $   69  $   109
     State income tax, net of federal tax benefit..............     12       19
     Nondeductible expenses and other differences..............      1        1
                                                                ------  -------
                                                                $   82  $   129
                                                                ======  =======

  The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 1995 are presented below:

                                                                      1995
                                                                 --------------
                                                                 (IN THOUSANDS)
     Deferred tax assets:
       Allowance for doubtful accounts and accrued expenses.....      $15
       Stock compensation.......................................       11
                                                                      ---
         Total gross deferred tax asset.........................       26
                                                                      ---
     Deferred tax liabilities:
       Property and equipment...................................       47
                                                                      ---
         Total gross deferred tax liability.....................       47
                                                                      ---
         Net deferred tax liability.............................      $21
                                                                      ===

(7) STOCK OPTIONS

  In January 1994, the Board of Directors granted options to five individuals to purchase an aggregate of 740 shares of common stock at an exercise price of $8.77 per share. The options vested immediately and expire three years from the date of grant. On January 2, 1996, all 740 options were exercised in exchange for $6,490 in notes receivable from stockholders.

(8) RELATED PARTY TRANSACTIONS

  TCC provides conferencing services to customers of Conferencing Services International Inc. ("CSII"), a company owned by the spouse of a stockholder. Total revenue from CSII was $80,000, $86,000 and $175,000 for the years ended December 31, 1994, 1995 and 1996, respectively, and $75,000 and $183,000 for the nine

                     KENDALL SQUARE TELECONFERENCING, INC.

month periods ended September 30, 1996 and 1997, respectively. Total accounts receivable from CSII were $16,000 and $61,000 and $70,000 at December 31, 1995 and 1996 and September 30, 1997, respectively.

  TCC has certain accounts payable to a supplier. Several stockholders are also stockholders of the supplier company. The amounts outstanding are $209,000, $89,000 and $110,000 at December 31, 1995 and 1996 and September 30,
1997, respectively, and are included in accounts payable.

  TCC pays consulting fees to several of its stockholders. Total consulting fees were $37,000, $45,000 and $14,000 for the years ended December 31, 1994, 1995 and 1996, respectively. There were no consulting fees for the nine month periods ending September 30, 1996 and 1997.

(9) SIGNIFICANT CUSTOMERS

  For the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997, no customer accounted for more than 10% of TCC's net revenues. At December 31, 1996 and September 30, 1997, one customer, CSII, the related party discussed in note 8, accounted for 11% and 7% of the total accounts receivable balance, respectively.

(10) SUBSEQUENT EVENTS (UNAUDITED)

  On November 12, 1997, VIALOG Corporation ("VIALOG") acquired all of the outstanding stock of TCC for cash and Common Stock of VIALOG and TCC became a wholly owned subsidiary of VIALOG. The acquisition of TCC will be accounted for by the purchase method. Accordingly, all of the identified tangible and intangible assets and liabilities will be recorded at their current fair market value and the excess of the purchase price over the fair value of the net assets acquired will be recorded as intangible assets, which will be amortized over periods up to 20 years.

  In conjunction with this merger, the tax status of Access was converted from an S corporation to a C corporation, whereby TCC will now be liable for income taxes.

  In November 1997, all of the long-term debt described in note 3 was repaid in full, plus accrued interest.

                         INDEPENDENT AUDITORS' REPORT

The Boards of Directors
 American Conferencing Company, Inc.
 and Resource Objectives, Inc.:

  We have audited the accompanying combined balance sheets of American Conferencing Company, Inc. and Resource Objectives, Inc. (collectively "Americo") as of December 31, 1995 and 1996, and the related combined statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1996. These combined financial statements are the responsibility of Americo's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of American Conferencing Company, Inc. and Resource Objectives, Inc. as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

January 20, 1997
Short Hills, New Jersey

                      AMERICAN CONFERENCING COMPANY, INC.
                         AND RESOURCE OBJECTIVES, INC.

                            COMBINED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                  DECEMBER 31,
                                                  --------------  SEPTEMBER 30,
                                                   1995    1996       1997
                                                  ------  ------  -------------
                                                                   (UNAUDITED)
                 ASSETS (note 3)
Current assets:
  Cash........................................... $   17  $   39      $   9
  Trade accounts receivable, net (note 8)........    217     213        235
  Inventory......................................     30       4          3
  Deferred income taxes (note 6).................    --       15         15
  Prepaid expenses and other current assets......      5       5         44
                                                  ------  ------      -----
    Total current assets.........................    269     276        306
                                                  ------  ------      -----
Property and equipment, net (note 2).............    122     111        556
Other assets.....................................     14      17         78
                                                  ------  ------      -----
    Total assets................................. $  405  $  404      $ 940
                                                  ======  ======      =====
 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Line of credit agreement (note 3).............. $   35  $   35      $  45
  Current installments of long-term debt (note
   11)...........................................    --      --          38
  Current installments of obligations under
   capital leases ...............................     15       7         23
  Accounts payable...............................    100      64        535
  Accrued expenses (notes 4 and 5)...............     57     196        311
  Income taxes payable...........................     17      14        --
  Due to stockholder (note 5)....................     14      18         46
                                                  ------  ------      -----
    Total current liabilities....................    238     334        998
                                                  ------  ------      -----
Long-term debt, excluding current installments
 (note 11).......................................    --      --         104
Obligations under capital leases, excluding
 current installments ...........................     16     --          80
Other liabilities................................      4     --         --
Deferred income taxes (note 6)...................     13      14        --
                                                  ------  ------      -----
    Total liabilities............................    271     348      1,182
Stockholders' equity (deficit):
  American Conferencing Company Inc.--common
   stock, at stated value
  Authorized 1,000 shares; issued and outstanding
   50 shares.....................................      1       1          1
  Resource Objectives, Inc.--common stock, at
   stated value. Authorized 1,000 shares; issued
   and outstanding 100 shares in 1995 and 1996...    --      --         --
  Resource Objectives, Inc.--treasury stock, 50
   shares in 1995 and 1996.......................    (35)    (35)       --
  Retained earnings (deficit)....................    168      90       (243)
                                                  ------  ------      -----
    Total stockholders' equity (deficit).........    134      56       (242)
                                                  ------  ------      -----
Commitments and contingencies (notes 7 and 10)
    Total liabilities and stockholders' equity... $  405  $  404      $ 940
                                                  ======  ======      =====

            See accompanying notes to combined financial statements.

                      AMERICAN CONFERENCING COMPANY, INC.
                         AND RESOURCE OBJECTIVES, INC.

                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                            NINE MONTHS ENDED
                                  YEAR ENDED DECEMBER 31,     SEPTEMBER 30,
                                  ------------------------  ------------------
                                   1994    1995     1996      1996      1997
                                  --------------- --------  --------  --------
                                                               (UNAUDITED)
Net revenues (note 8)............ $  772 $  1,227 $  1,679  $  1,210  $  1,581
Cost of revenues.................    335      625      854       631     1,051
                                  ------ -------- --------  --------  --------
  Gross profit...................    437      602      825       579       530
Selling, general, and
 administrative expenses.........    345      514      889       593       840
                                  ------ -------- --------  --------  --------
  Income (loss) from operations..     92       88      (64)      (14)     (310)
Interest expense, net............      6        6        9        10        13
                                  ------ -------- --------  --------  --------
  Income (loss) before income tax
   expense (benefit)................  86       82      (73)      (24)     (323)
Income tax expense (benefit)
 (note 6)........................     16       22      (14)      --        (25)
                                  ------ -------- --------  --------  --------
  Net income (loss).............. $   70 $     60 $    (59) $    (24) $   (298)
                                  ====== ======== ========  ========  ========


            See accompanying notes to combined financial statements.

                      AMERICAN CONFERENCING COMPANY, INC.
                         AND RESOURCE OBJECTIVES, INC.

             COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                              AMERICAN
                            CONFERENCING
                            COMPANY, INC. RESOURCE OBJECTIVES, INC.
                            COMMON STOCK        COMMON STOCK
                            ------------- ------------------------------
                            NUMBER        NUMBER                                                   TOTAL
                              OF   STATED   OF       STATED    TREASURY         RETAINED       STOCKHOLDERS'
                            SHARES VALUE  SHARES      VALUE      STOCK     EARNINGS (DEFICIT) EQUITY (DEFICIT)
                            ------ ------ --------   --------  ---------   ------------------ ----------------
Balance at December 31,
 1993......................   50    $  1        100   $    --    $    (35)       $  38             $   4
  Net income...............  --      --         --         --         --            70                70
                             ---    ----   --------   --------   --------        -----             -----
Balance at December 31,
 1994......................   50       1        100        --         (35)         108                74
  Net income...............  --      --         --         --         --            60                60
                             ---    ----   --------   --------   --------        -----             -----
Balance at December 31,
 1995......................   50       1        100        --         (35)         168               134
  Net loss.................  --      --         --         --         --           (59)              (59)
  Dividends................  --      --         --         --         --           (19)              (19)
                             ---    ----   --------   --------   --------        -----             -----
Balance at December 31,
 1996......................   50       1        100        --         (35)          90                56
  Net loss (unaudited).....  --      --         --         --         --          (298)             (298)
  Merger and
   recapitalization (note
   1a) (unaudited).........   20     --        (100)       --          35          (35)              --
                             ---    ----   --------   --------   --------        -----             -----
Balance at September 30,
 1997 (unaudited).............70    $  1        --    $    --    $    --         $(243)            $(242)
                             ===    ====   ========   ========   ========        =====             =====


            See accompanying notes to combined financial statements.

                      AMERICAN CONFERENCING COMPANY, INC.
                         AND RESOURCE OBJECTIVES, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                           YEAR ENDED        NINE MONTHS ENDED
                                           DECEMBER 31         SEPTEMBER 30,
                                        -------------------  ------------------
                                        1994   1995   1996     1996      1997
                                        -----  -----  -----  --------  --------
                                                                (UNAUDITED)
Cash flows from operating activities:
 Net income (loss)..................... $  70  $  60  $ (59) $    (24) $   (298)
 Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
  Depreciation and amortization........    27     32     36        30        48
  Deferred income taxes................     9    --     (14)      --        (14)
  Changes in operating assets and
   liabilities:
   Trade accounts receivable, net......   (80)   (35)     4        28       (22)
   Inventory...........................   (11)   (17)    26        23         1
   Prepaid expenses and other current
    assets.............................     2    --     --        --        (39)
   Other assets........................    (6)    (2)    (3)      (18)      (61)
   Accounts payable....................    18    (21)   (36)      (70)      131
   Accrued expenses....................   (26)    38    139        21       115
   Income taxes payable................   --      16     (3)      (17)      (14)
   Due to stockholder..................    30    (48)     4        35        28
   Other liabilities...................    10     (6)    (4)       11       --
                                        -----  -----  -----  --------  --------
    Net cash provided by (used in)
     operating activities..............    43     17     90        19      (125)
                                        -----  -----  -----  --------  --------
Cash flows from investing activities:
 Additions to property and equipment...   (47)   (17)   (25)      (21)      (47)
                                        -----  -----  -----  --------  --------
Cash flows from financing activities:
 Proceeds from revolving line of
  credit...............................   --      35    --         10        10
 Proceeds from issuance of long-term
  debt.................................   --     --     --        --        150
 Principal payments on long-term debt..   --     --     --        --         (8)
 Principal payments under capital lease
  obligations..........................    (1)   (18)   (24)      --        (10)
 Dividends.............................          --     (19)      (16)      --
                                        -----  -----  -----  --------  --------
    Net cash provided by (used in)
     financing activities..............    (1)    17    (43)       (6)      142
                                        -----  -----  -----  --------  --------
Net increase (decrease) in cash........    (5)    17     22        (8)      (30)
Cash at beginning of period............     5    --      17        17        39
                                        -----  -----  -----  --------  --------
Cash at end of period.................. $ --   $  17  $  39  $      9  $      9
                                        =====  =====  =====  ========  ========
Supplemental disclosures of cash flow
 information:
 Cash paid during the year for:
  Interest............................. $   6  $   6  $   9  $      6  $     16
                                        =====  =====  =====  ========  ========
  Income taxes......................... $  17  $   6  $   3  $    --   $      1
                                        =====  =====  =====  ========  ========
Supplemental schedule of non cash
 investing and financing activities:
 Equipment acquired through capital
  lease obligation..................... $ --   $ --   $ --   $    --   $    106
                                        =====  =====  =====  ========  ========
 Equipment acquired through accounts
  payable.............................. $ --   $ --   $ --   $    --   $    340
                                        =====  =====  =====  ========  ========

            See accompanying notes to combined financial statements.

                      AMERICAN CONFERENCING COMPANY, INC.
                         AND RESOURCE OBJECTIVES, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS
     (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS
                                  UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  American Conferencing Company, Inc. ("Americo") is a provider of group communications services to a variety of customers primarily located in the United States. Americo was incorporated in April 1987 and is headquartered in Oradell, New Jersey.

  Resource Objectives, Inc. ("ROI") is a reseller of teleconferencing equipment and a provider of consulting services. ROI was incorporated in September 1983 and is headquartered in Oradell, New Jersey. Effective in January 1997, ROI was merged with and into Americo with the surviving entity being Americo.

 (b) Interim Financial Statements

  The financial statements of Americo as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 are unaudited. All adjustments and accruals (consisting only of normal recurring adjustments) have been recorded that, in the opinion of management, are necessarily for a fair presentation. Results of operations for the interim periods are not necessarily indicative of the results for the full year.

 (c) Principles of Combination

  Through 1996, the financial statements of Americo and ROI were combined, as the 100% stockholder of ROI owned 50% of the stock of Americo, and ROI owned the remaining 50% of Americo stock. Affiliated company accounts and transactions are eliminated in combination.

 (d) Use of Estimates

  Management of Americo and ROI have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these combined financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (e) Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market.

 (f) Property and Equipment

  Property and equipment are stated at cost. Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives are as follows: ten years for machinery and equipment; seven years for furniture and fixtures; and five to seven years for office equipment. Capitalized lease equipment is amortized over the lives of the leases, generally seven years.

 (g) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The

                      AMERICAN CONFERENCING COMPANY, INC.
                         AND RESOURCE OBJECTIVES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (h) Revenue Recognition

  Revenue for conference calls is recognized upon completion of the call. Revenue for services is recognized upon performance of the service. Sales of teleconferencing equipment are recognized upon shipment.

 (i) Research and Development

  Americo maintains a technical support and engineering department that, in part, develops features and products for group communications. In accordance with SFAS No. 2, Accounting for Research and Development Costs, Americo charges to expense (included in cost of revenues) that portion of this department's costs which are related to research and development activities. Americo's research and development expenses for the years ended December 31, 1994, 1995 and 1996 were $24,000, $62,000 and $85,000, respectively. Americo's research and development expenses for the nine months ended September 30, 1996, and 1997 were $62,000 and $63,000, respectively.

 (j) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  Americo and ROI adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, in 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this Statement did not have an impact on the combined statements of financial position, results of operations, or liquidity.

 (k) Treasury Stock

  Treasury stock purchases are recorded at cost.

(2) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following (in thousands):

                                                   DECEMBER 31,
                                                   ------------- SEPTEMBER 30,
                                                    1995   1996      1997
                                                   ------ ------ -------------
                                                                  (UNAUDITED)
   Machinery and equipment........................ $  125 $  125     $545
   Furniture and fixtures.........................      3      7       50
   Office equipment...............................    142    163      193
                                                   ------ ------     ----
                                                      270    295      788
   Less: accumulated depreciation and
    amortization..................................    148    184      232
                                                   ------ ------     ----
   Property and equipment, net.................... $  122 $  111     $556
                                                   ====== ======     ====

(3) LINE OF CREDIT

  Americo has a line of credit agreement with a commercial bank which permits Americo to borrow up to $50,000. Amounts borrowed under the line were $35,000, $35,000 and $45,000 at December 31, 1995, December

                      AMERICAN CONFERENCING COMPANY, INC.
                         AND RESOURCE OBJECTIVES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

31, 1996 and September 30, 1997, respectively. Amounts borrowed under the line bear interest at the bank's base lending rate plus 1.25% (10% at September 30, 1997). Substantially all assets of Americo are pledged as security for amounts borrowed under the line of credit agreement. In addition, the line of credit is guaranteed by the sole stockholder.

(4) ACCRUED EXPENSES

  Accrued expenses consist of the following (in thousands):

                                                  DECEMBER 31,
                                                  ------------- SEPTEMBER 30,
                                                   1995   1996      1997
                                                  ------ ------ -------------
                                                                 (UNAUDITED)
   Accrued payroll, commissions and related
    taxes........................................ $  15  $   22     $ 27
   Accrued payroll-stockholder...................    15      65      139
   Accrued fees and other expenses...............    27       1        4
   Profit Sharing Plan accrual...................   --       52       74
   Money Purchase Plan accrual...................   --       56       67
                                                  -----  ------     ----
                                                  $  57  $  196     $311
                                                  =====  ======     ====

(5) RELATED PARTY TRANSACTIONS

 (a) Due to Stockholder

  Amounts due to stockholder consist of short-term demand notes at December 31, 1995, December 31, 1996 and September 30, 1997. In addition, included in accrued expenses at December 31, 1995, December 31, 1996 and September 30, 1997 is accrued payroll of $15,000, $65,000 and $139,000, respectively, due to this stockholder.

 (b) Lease Transactions

  ROI leases certain equipment to Americo. Total rent expense under these leases for the years ended December 31, 1994, 1995 and 1996 was $40,000, $105,000, and $105,000, respectively, and $83,000 and $9,000 for the nine months ended September 30, 1996 and 1997, respectively. All rent expense under these leases has been eliminated in the accompanying combined statements of operations.

                      AMERICAN CONFERENCING COMPANY, INC.
                         AND RESOURCE OBJECTIVES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


(6) INCOME TAXES

  The components of income tax expense (benefit) attributable to income (loss) before income tax expense (benefit) consists of the following for years ended:

                                                         CURRENT DEFERRED TOTAL
                                                         ------- -------- -----
                                                             (IN THOUSANDS)
     Federal............................................  $   5   $   2   $  7
     State..............................................      2       7      9
                                                          -----   -----   ----
                                                          $   7   $   9   $ 16
                                                          =====   =====   ====
   1995:
     Federal............................................  $  15   $ --    $ 15
     State..............................................      7     --       7
                                                          -----   -----   ----
                                                          $  22   $ --    $ 22
                                                          =====   =====   ====
   1996:
     Federal............................................  $ --       (8)  $ (8)
     State..............................................    --       (6)    (6)
                                                          -----   -----   ----
                                                          $ --    $ (14)  $(14)
                                                          =====   =====   ====

  Income tax expense (benefit) differed from the amounts computed by applying the U.S. statutory federal income tax rate of 34% as a result of the following:

                                                              1994  1995  1996
                                                              ----  ----  ----
                                                              (IN THOUSANDS)
   Computed "expected" tax expense (benefit)................. $ 29  $ 28  $(25)
   State income taxes, net of federal tax benefit............    4     5    (4)
   Tax rate differential.....................................  (16)  (15)   14
   Nondeductible expenses and other differences..............   (1)    4     1
                                                              ----  ----  ----
                                                              $ 16  $ 22  $(14)
                                                              ====  ====  ====

  The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31 are presented below:

                                                                 1995    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
   Deferred tax assets:
     Accrued expenses.......................................... $   --  $   15
                                                                ------- ------
       Total gross deferred tax asset..........................     --      15
                                                                ------- ------
   Deferred tax liabilities:
     Property and equipment....................................      13     14
                                                                ------- ------
       Total gross deferred tax liability......................      13     14
                                                                ------- ------
       Net deferred tax liability (asset)...................... $    13 $   (1)
                                                                ======= ======

  In assessing the realizability of deferred tax assets, Americo considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Due to the fact that Americo has sufficient taxable income in carryback periods, and Americo projects future taxable income over the periods in which the deferred tax assets are deductible, the ultimate realization of deferred tax assets recognized appears more likely than not.

                      AMERICAN CONFERENCING COMPANY, INC.
                         AND RESOURCE OBJECTIVES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


(7) COMMITMENTS

  Americo has entered into noncancelable operating leases covering certain office space and equipment. Rent expense amounted to $22,000, $67,000 and $76,000 for the years ended December 31, 1994, 1995 and 1996, respectively and $38,000 and $86,000 for the nine month periods ended September 30, 1996 and 1997, respectively. In June 1997, Americo entered into a 10-year lease agreement for Americo's headquarters in Oradell, New Jersey. The lease commenced in September 1997. Future minimum payments under noncancelable lease agreements are as follows:

                                                        OPERATING
                                                          LEASE
                                                      --------------
                                                      (IN THOUSANDS)
        October 1, to December 31, 1997..............    $    33
        1998.........................................        192
        1999.........................................        197
        2000.........................................        197
        2001.........................................        197
        Thereafter...................................      1,373
                                                         -------
            Total minimum lease payments.............    $ 2,189
                                                         =======

(8) SIGNIFICANT CUSTOMERS

  For the year ended December 31, 1996, and the nine months ended September 30, 1997, one customer accounted for approximately 17% and 15% of net revenues, respectively and approximately 14% and 25% of accounts receivable, respectively.

(9) EMPLOYEE BENEFIT PLANS

  During 1996, Americo adopted a Money Purchase Plan and a Profit Sharing Plan. The plans cover substantially all employees who generally work 1,000 hours or more per year and have attained the age of 21. Americo will make a contribution to the Money Purchase Plan for 10% of each eligible participant's compensation. Contributions into the Profit Sharing Plan are discretionary. Money Purchase Plan contributions charged to operations for the year ended December 31, 1996 and nine months ended September 30, 1997, were $48,000 and $67,000, respectively. Profit Sharing Plan contributions charged to operations for the year ended December 31, 1996 and nine months ended September 30, 1997 were $71,000 and $74,000, respectively.

(10) SUBSEQUENT EVENTS (UNAUDITED)

  On November 12, 1997, VIALOG Corporation ("VIALOG") acquired all of the outstanding stock of Americo for cash and shares of Common Stock of VIALOG and Americo became a wholly owned subsidiary of VIALOG. The acquisition of Americo will be accounted for by the purchase method. Accordingly, all of the identified tangible and intangible assets and liabilities will be recorded at their current fair market value and the excess of the purchase price over the fair value of the net assets acquired will be recorded as intangible assets, which will be amortized up to 20 years.

                      AMERICAN CONFERENCING COMPANY, INC.
                         AND RESOURCE OBJECTIVES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  In June 1997, Americo entered into a term loan in the amount of $150,000, of which $38,000 is classified as current, with a bank in order to finance the relocation of its operating facilities. The loan has an interest rate of 10% and is payable over four years in equal monthly installments of $3,804, including interest. Substantially all assets of Americo are pledged as security for the amount borrowed under the loan. This note was repaid in full in November 1997. In November 1997, the line of credit described in note 3 was paid down in full.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
 Communication Development Corporation:

  We have audited the accompanying balance sheets of Communication Development Corporation ("CDC") as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of CDC's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Communication Development Corporation as of December 31, 1995 and 1996 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

January 17, 1997
Boston, Massachusetts

                     COMMUNICATION DEVELOPMENT CORPORATION

                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                      DECEMBER 31,
                                                      ------------ SEPTEMBER 30,
                                                      1995   1996      1997
                                                      ------------ -------------
                                                                    (UNAUDITED)
                  ASSETS (NOTE 3)
Current assets:
  Cash and cash equivalents.........................  $  18 $   90     $  55
  Trade accounts receivable, less allowance for
   doubtful accounts of $2 at December 31, 1995 and
   1996 and $10 at September 30, 1997 (note 7)......    237    186       396
  Income taxes receivable...........................      6      1       --
  Prepaid expenses and other current assets.........      8      9        28
                                                      ----- ------     -----
    Total current assets............................    269    286       479
                                                      ----- ------     -----
Property and equipment, net (note 2)................    212    128       100
Other assets........................................      1      1         4
                                                      ----- ------     -----
    Total assets....................................  $ 482 $  415     $ 583
                                                      ===== ======     =====
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Borrowings under line of credit (note 3)..........  $  37 $  --      $ --
  Current installments of long-term debt (note 3)...     35     33        24
  Accounts payable..................................     82     74        72
  Accrued expenses (note 5).........................      9    102        37
  Income taxes payable..............................    --     --         94
  Deferred income taxes (note 6)....................     35      7         7
                                                      ----- ------     -----
    Total current liabilities.......................    198    216       234
                                                      ----- ------     -----
Long-term debt, excluding current installments (note
 3).................................................     72     42        25
Deferred income taxes (note 6)......................     30     19        19
                                                      ----- ------     -----
    Total liabilities...............................    300    277       278
                                                      ----- ------     -----
Stockholders' equity:
  Common stock, no par value. Authorized, issued and
   outstanding 5,000 shares at December 31, 1995 and
   1996.............................................      2      2         2
  Retained earnings.................................    180    136       303
                                                      ----- ------     -----
    Total stockholders' equity......................    182    138       305
                                                      ----- ------     -----
  Commitments and contingencies (notes 4 and 8)
    Total liabilities and stockholders' equity......  $ 482 $  415     $ 583
                                                      ===== ======     =====

                See accompanying notes to financial statements.

                     COMMUNICATION DEVELOPMENT CORPORATION

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                            YEAR ENDED        NINE MONTHS ENDED
                                           DECEMBER 31,         SEPTEMBER 30,
                                       ---------------------  -----------------
                                        1994   1995    1996     1996     1997
                                       ------ ------  ------  -------- --------
                                                                 (UNAUDITED)
Net revenues (note 7)................. $1,121 $1,131  $1,480  $  1,080 $  1,486
Cost of revenues......................    709    765     886       615      766
                                       ------ ------  ------  -------- --------
  Gross profit........................    412    366     594       465      720
Selling, general and administrative
 expenses.............................    337    377     655       411      442
                                       ------ ------  ------  -------- --------
  Income (loss) from operations.......     75    (11)    (61)       54      278
Interest expense, net.................      7     17      11         7        4
                                       ------ ------  ------  -------- --------
  Income (loss) before income tax
   expense (benefit)..................     68    (28)    (72)       47      274
Income tax expense (benefit) (note
 6)...................................     29    (11)    (28)       18      107
                                       ------ ------  ------  -------- --------
  Net income (loss)................... $   39 $  (17) $  (44) $     29 $    167
                                       ====== ======  ======  ======== ========


                See accompanying notes to financial statements.

                     COMMUNICATION DEVELOPMENT CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                         COMMON STOCK
                                        ---------------              TOTAL
                                         NUMBER         RETAINED STOCKHOLDERS'
                                        OF SHARES VALUE EARNINGS    EQUITY
                                        --------- ----- -------- -------------
Balance at December 31, 1993...........   5,000   $  2    $158       $160
  Net income...........................     --     --       39         39
                                         ------   ----    ----       ----
Balance at December 31, 1994...........   5,000      2     197        199
  Net loss.............................     --     --      (17)       (17)
                                         ------   ----    ----       ----
Balance at December 31, 1995...........   5,000      2     180        182
  Net loss.............................     --     --      (44)       (44)
                                         ------   ----    ----       ----
Balance at December 31, 1996...........   5,000      2     136        138
  Net income (unaudited)...............     --     --      167        167
                                         ------   ----    ----       ----
Balance at September 30, 1997
 (unaudited)...........................  $5,000   $  2    $303       $305
                                         ======   ====    ====       ====


                See accompanying notes to financial statements.

                     COMMUNICATION DEVELOPMENT CORPORATION

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                          YEAR ENDED       NINE MONTHS ENDED
                                          DECEMBER 31        SEPTEMBER 30,
                                        -----------------  -------------------
                                        1994   1995  1996    1996      1997
                                        -----  ----  ----  --------  ---------
                                                              (UNAUDITED)
Cash flows from operating activities:
 Net income (loss)..................... $  39  $(17) $(44) $     29  $     167
 Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
  Depreciation and amortization........    77    95    86        71         49
  Deferred income taxes................     1   (11)  (39)       17        --
  Changes in operating assets and
   liabilities:
    Trade accounts receivable, net.....   (27)  (73)   51        29       (210)
    Income taxes receivable............   --    --      5       --           1
    Prepaid expenses and other current
     assets............................    (4)   (1)   (1)        2        (19)
    Other asset........................   --    --    --         (2)        (3)
    Accounts payable...................    41    21    (8)       (7)        (2)
    Accrued expenses...................     9    (3)   93        (2)       (65)
    Income taxes payable...............    23    (3)  --        --          94
                                        -----  ----  ----  --------  ---------
      Net cash provided by operating
       activities......................   159     8   143       137         12
                                        -----  ----  ----  --------  ---------
Cash flows from investing activity:
 Additions to property and equipment...  (183)   (4)   (2)      (13)       (21)
                                        -----  ----  ----  --------  ---------
Cash flows from financing activities:
 Proceeds from borrowings under line of
  credit...............................   --     37   --        --         --
 Repayments of borrowings under line of
  credit...............................   (38)  --    (37)      (37)       --
 Proceeds from long-term debt..........   100   --    --        --         --
 Principal repayments of long-term
  debt.................................   (31)  (36)  (32)      (26)       (26)
                                        -----  ----  ----  --------  ---------
      Net cash provided by (used in)
       financing activities............    31     1   (69)      (63)       (26)
                                        -----  ----  ----  --------  ---------
Net increase (decrease) in cash and
 cash equivalents......................     7     5    72        61        (35)
Cash and cash equivalents at beginning
 of period.............................     6    13    18        18         90
                                        -----  ----  ----  --------  ---------
Cash and cash equivalents at end of
 period................................ $  13  $ 18  $ 90  $     79  $      55
                                        =====  ====  ====  ========  =========
Supplemental cash flow information:
 Cash paid during the year for:
  Interest............................. $   7  $ 17  $ 11  $      8  $       4
                                        =====  ====  ====  ========  =========
  Taxes................................ $   9  $  3  $--   $    --   $      16
                                        =====  ====  ====  ========  =========

                See accompanying notes to financial statements.

                     COMMUNICATION DEVELOPMENT CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
  (INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Communication Development Corporation ("CDC") provides audio group communications services to a variety of customers, primarily located in the United States. CDC was incorporated in 1991 and has its operations center in Danbury, Connecticut.

 (b) Interim Financial Statements

  The financial statements of CDC as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 are unaudited. All adjustments and accruals (consisting only of normal recurring adjustments) have been recorded that, in the opinion of management, are necessary for a fair presentation. Results of operations for the interim periods are not necessarily indicative of the results for the full year.

 (c) Use of Estimates

  Management of CDC has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare the financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (d) Cash and Cash Equivalents

  Cash and cash equivalents include cash on hand and money market deposits.

 (e) Property and Equipment

  Property and equipment are stated at cost. Depreciation and amortization are provided on the straight-line basis over the estimated useful lives of the respective assets, generally five years. Leasehold improvements are amortized over the shorter of the lease term or three years.

 (f) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (g) Revenue Recognition

  Revenue for conference calls is recognized upon completion of the call. Revenue for services is recognized upon performance of the service.

 (h) Research and Development

  CDC maintains a technical support and engineering department that, in part, develops features and products for group communications. In accordance with SFAS No. 2, Accounting for Research and Development Costs, CDC charges to expense (included in cost of revenues) that portion of this department's costs which are related

                     COMMUNICATION DEVELOPMENT CORPORATION
to research and development activities. CDC's research and development expenses for the years ended December 31, 1994, 1995 and 1996 were $51,000, $49,000 and $56,000, respectively. CDC's research and development expenses for the nine months ended September 30, 1996 and 1997 were $42 and $76, respectively.

 (i) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  CDC adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of, during 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this Statement did not have a material impact on CDC's financial position, results of operations, or liquidity.

(2) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following (in thousands):

                                                   DECEMBER 31,
                                                   ------------- SEPTEMBER 30,
                                                    1995   1996      1997
                                                   ------ ------ -------------
                                                                  (UNAUDITED)
   Teleconferencing equipment..................... $  427 $  427     $427
   Office equipment...............................     41     43       64
   Leasehold improvements.........................     10     10       10
                                                   ------ ------     ----
                                                      478    480      501
   Less: accumulated depreciation and
    amortization..................................    266    352      401
                                                   ------ ------     ----
     Property and equipment, net.................. $  212 $  128     $100
                                                   ====== ======     ====

(3) DEBT

 (a) Line of Credit

  CDC has a line of credit with a bank which provides for borrowings of up to $125,000. Borrowings under this arrangement bear interest at 1% above the bank's base lending rate (8.5%, 9.25% and 9.5% at December 31, 1995 and 1996 and September 30, 1997, respectively). The loan agreement is renewable annually in January, is collateralized by accounts receivable, and is guaranteed by the stockholders. Amounts borrowed under the line of credit were $37,000, $0 and $0 at December 31, 1995 and 1996 and September 30, 1997,
respectively.

 (b) Long-term Debt

  Long-term debt at December 31, 1995 and 1996 and September 30, 1997 consists of bank term notes which are payable in equal monthly installments of principal plus interest at 1% above the bank's base lending rate through December 1999. The notes are collateralized by substantially all the assets of CDC and are guaranteed by the stockholders. Amounts outstanding are as follows (in thousands):

                                                    DECEMBER 31,
                                                    ------------- SEPTEMBER 30,
                                                     1995   1996      1997
                                                    ------ ------ -------------
                                                                   (UNAUDITED)
   Bank term notes................................. $  107 $  75       $49
   Less: current installments......................     35    33        24
                                                    ------ -----       ---
   Long-term debt excluding current installments... $   72 $  42       $25
                                                    ====== =====       ===

                     COMMUNICATION DEVELOPMENT CORPORATION

  The aggregate maturities of long-term debt are as follows (in thousands):

        October 1 to December 31, 1997.......................... $ 7
        1998....................................................  20
        1999....................................................  22
                                                                 ---
                                                                 $49
                                                                 ===

(4) COMMITMENTS

  CDC rents its office facility under a noncancelable operating lease expiring in February 1998. Rental expense under this lease for the years ending December 31, 1994, 1995 and 1996 was $31,000, $57,000 and $65,000,
respectively and $53,000 and $55,000 for the nine months ending September 30, 1996 and 1997, respectively. Future minimum lease payments under this lease are as follows (in thousands):

        October 1 to December 31, 1997.......................... $18
        1998....................................................  12
                                                                 ---
          Total minimum lease payments.......................... $30
                                                                 ===

(5) ACCRUED EXPENSES

  Accrued expenses consist of the following (in thousands):

                                                     DECEMBER 31,
                                                     ------------- SEPTEMBER 30,
                                                      1995   1996      1997
                                                     ------ ------ -------------
                                                                    (UNAUDITED)
   Accrued officer bonus............................ $  --  $   90     $ --
   Accrued long distance charges....................    --     --        --
   Accrued payroll and related taxes................      8      6        30
   Other accrued expenses...........................      1      6         7
                                                     ------ ------     -----
                                                     $    9 $  102     $  37
                                                     ====== ======     =====

(6) INCOME TAXES

  Income tax expense (benefit) consists of the following for the years ended December 31:

                                                         CURRENT DEFERRED TOTAL
                                                         ------- -------- -----
                                                             (IN THOUSANDS)
   1994:
     Federal............................................  $  21   $   1   $ 22
     State..............................................      7     --       7
                                                          -----   -----   ----
                                                          $  28   $   1   $ 29
                                                          =====   =====   ====
   1995:
     Federal............................................  $ --    $  (8)  $ (8)
     State..............................................    --       (3)    (3)
                                                          -----   -----   ----
                                                          $ --    $ (11)  $(11)
                                                          =====   =====   ====
   1996:
     Federal............................................  $   8   $ (29)  $(21)
     State..............................................      3     (10)    (7)
                                                          -----   -----   ----
                                                          $  11   $ (39)  $(28)
                                                          =====   =====   ====

                     COMMUNICATION DEVELOPMENT CORPORATION

  Income tax expense (benefit) differed from the amounts computed by applying the U.S. statutory federal income tax rate of 34% as a result of the following:

                                                               1994 1995  1996
                                                               ---- ----  ----
                                                               (IN THOUSANDS)
   Computed "expected" tax expense (benefit).................. $23  $ (9) $(24)
   State and local income taxes, net of federal tax benefit...   5    (2)   (5)
   Nondeductible items and other differences..................   1   --      1
                                                               ---  ----  ----
                                                               $29  $(11) $(28)
                                                               ===  ====  ====

  The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31 are presented below:

                                                                     1995 1996
                                                                     ---- -----
                                                                        (IN
                                                                     THOUSANDS)
   Deferred tax assets:
     Net operating loss............................................. $29  $ --
                                                                     ---  -----
       Total gross deferred tax assets..............................  29    --
                                                                     ---  -----
   Deferred tax liabilities:
     Property and equipment.........................................  30     19
     Accrued expenses...............................................  64      7
                                                                     ---  -----
       Total gross deferred tax liabilities.........................  94     26
                                                                     ---  -----
   Net deferred tax liability....................................... $65  $  26
                                                                     ===  =====

(7) SIGNIFICANT CUSTOMERS

  The same five customers accounted for the following percentages of net revenues and accounts receivable:

                                                                PERCENTAGE OF
                      PERCENTAGE OF NET REVENUES             ACCOUNTS RECEIVABLE
                    -----------------------------------  -----------------------------
                                          NINE MONTHS
                       YEAR ENDED            ENDED
                      DECEMBER 31,       SEPTEMBER 30,   DECEMBER 31,
                    -------------------  --------------  --------------  SEPTEMBER 30,
                    1994   1995   1996    1996    1997    1995    1996       1997
                    -----  -----  -----  ------  ------  ------  ------  -------------
                                          (UNAUDITED)                     (UNAUDITED)
   Customer A......   25%    63%    35%     41%     35%     33%     17%       21%
   Customer B......   --     11%    --      10%     --      30%     25%       --
   Customer C......   11%    10%    11%     12%     10%     --      --        10%
   Customer D......   --     --     --      --      --      --      14%       --
   Customer E......   --     --     --      --      13%     --      --        16%

(8) SUBSEQUENT EVENTS (UNAUDITED)

  On November 12, 1997, VIALOG Corporation ("VIALOG") acquired all of the outstanding stock of CDC for cash and shares of Common Stock of VIALOG and CDC became a wholly owned subsidiary of VIALOG. The acquisition of CDC will be accounted for by the purchase method. Accordingly, all of the identified tangible and intangible assets and liabilities will be recorded at their current fair market value and the excess of the purchase price over the fair value of the net assets acquired will be recorded as intangible assets, which will be amortized up to 20 years.

  In November 1997, the remaining balances of the long-term debt described in note 3 (b) was repaid in full, plus accrued interest.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PRO-SPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INITIAL PURCHASER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY ANY SE-CURITY OTHER THAN THE NOTES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAK-ING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE HEREUNDER WILL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSE-QUENT TO THE DATE HEREOF.

                                ---------------
                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Available Information.................................................... iii
Prospectus Summary.......................................................   1
Disclosure Regarding Forward-Looking Statements..........................  14
Risk Factors.............................................................  14
The Company..............................................................  22
Private Placement........................................................  23
Use of Proceeds..........................................................  23
Dividend Policy..........................................................  23
Capitalization...........................................................  24
Selected Financial Data..................................................  25
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  28
Business.................................................................  45
Organization and Acquisition of the Acquired Companies...................  59
Management...............................................................  63
Certain Transactions.....................................................  70
Principal Stockholders...................................................  71
The Exchange Offer.......................................................  72
Description of Notes.....................................................  78
Registration Rights; Additional Interest................................. 103
Book-Entry; Delivery and Form............................................ 105
Transfer Restrictions on Old Notes....................................... 107
Description of Senior Credit Facility.................................... 109
Description of Capital Stock and Warrants................................ 109
Certain Federal Income Tax Consequences.................................. 115
Plan of Distribution..................................................... 118
Legal Matters............................................................ 119
Experts.................................................................. 119
Index to Financial Statements............................................ F-1

                                ---------------

  UNTIL MAY 13, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SE-CURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DE-LIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      LOGO

                               OFFER TO EXCHANGE
              $75,000,000 12 3/4% SENIOR NOTES DUE 2001, SERIES B

                                      FOR
              $75,000,000 12 3/4% SENIOR NOTES DUE 2001, SERIES A

                                ---------------

                                   PROSPECTUS

                                ---------------

                                        , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 67 of Chapter 156B of the Massachusetts General Laws, or the Massachusetts Business Corporation Law (the "MBCL"), provides that the indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be entitled to indemnification, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan. Section 67 further provides that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Article VI of the Company's Articles of Organization provides that the Company shall, to the fullest extent permitted by the laws of the Commonwealth of Massachusetts, indemnify each person who is, or shall have been, a director, officer, employee or agent of the Company, or who is serving or shall have served, at the request of the Company, as director or officer of another organization or in any capacity with respect to any employee benefit plan of the Company, against all liabilities and expenses (including judgments, fines, penalties, amounts paid or to be paid in settlement and reasonable attorney's fees) imposed upon or incurred by any such person in connection with or arising out of claims made, or any action, suit or proceeding threatened or brought against him or in which he may be involved by reason of any action taken or omitted by him as a director, officer, employee or agent, or as a result of any service with respect to any such employee benefit plan.

  Section 13(b)(1 1/2) of Chapter 156B of the MBCL permits a corporation to include in its articles of organization a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the MBCL (relating to unlawful payment of dividends, unlawful stock purchase and redemption and loans to insiders) or (iv) for any transaction from which the director derived an improper personal benefit. Article VI of the Company's Articles of Organization provides that the Company's directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except in the circumstances that are set forth in the MBCL.

  The effect of these provisions is to permit indemnification by the Company for, among other liabilities, liabilities arising out of the Securities Act.

  The Purchase Agreement (the form of which appears as Exhibit 1.1) provides for indemnification of the Company's directors and officers in certain circumstances.

  Section 67 of the MBCL also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   1.1   Purchase Agreement dated November 6, 1997 By and Among VIALOG
         Corporation, TBMA Acquisition Corporation, CSII Acquisition
         Corporation, Call Points Acquisition Corporation, KST Acquisition
         Corporation, AMCS Acquisition Corporation, CDC Acquisition
         Corporation, and Jefferies & Company, Inc.
   1.2   Registration Rights Agreement Dated as of November 12, 1997 By and
         Among VIALOG Corporation, Kendall Square Teleconferencing, Inc., AMCS
         Acquisition Corporation, Communication Development Corporation,
         Telephone Business Meetings, Inc., Conference Source International,
         Inc., Call Points Acquisition Corporation and Jefferies & Company,
         Inc.
   2.1   Agreement and Plan of Reorganization By and Among VIALOG Corporation,
         TBMA Acquisition Corporation and Telephone Business Meetings, Inc. and
         C. Raymond Marvin Dated as of September 8, 1997.
   2.2   Amendment to Agreement and Plan of Reorganization By and Among VIALOG
         Corporation, TBMA Acquisition Corporation, Telephone Business
         Meetings, Inc. and C. Raymond Marvin Dated as of October 20, 1997.
   2.3   Letter Agreement Dated November 5, 1997 between VIALOG Corporation,
         Telephone Business Meetings, Inc. and C. Raymond Marvin.
   2.4   Amended and Restated Agreement and Plan of Reorganization By and Among
         VIALOG Corporation, CSII Acquisition Corporation and Conference Source
         International, Inc. and Judy B. Crawford and Olen E. Crawford Dated as
         of September 8, 1997.
   2.5   Amended and Restated Asset Purchase Agreement By and Among VIALOG
         Corporation, Call Points Acquisition Corporation, Call Points, Inc.
         and Ropir Industries, Inc. Dated as of October 17, 1997.
   2.6   Amended and Restated Agreement and Plan of Reorganization By and Among
         VIALOG Corporation, KST Acquisition Corporation, Kendall Square
         Teleconferencing, Inc., Courtney Snyder, Paul Ballantine, John Hassett
         and Dwight Grader Dated as of September 30, 1997.
   2.7   First Amendment to Amended and Restated Agreement and Plan of
         Reorganization By and Among VIALOG Corporation, KST Acquisition
         Corporation, Kendall Square Teleconferencing, Inc. and Courtney
         Snyder, Paul Ballantine, John Hassett and Dwight Grader Dated October
         24, 1997.
   2.8   Amended and Restated Agreement and Plan of Reorganization By and Among
         VIALOG Corporation, AMCS Acquisition Corporation and American
         Conferencing Company, Inc. and David Lipsky Dated as of September 30,
         1997.
   2.9   Amended and Restated Agreement and Plan of Reorganization By and Among
         VIALOG Corporation, CDC Acquisition Corporation and Communications
         Development Corporation and Patti R. Bisbano and Maurya Suda Dated as
         of September 30, 1997.
   2.10  First Amendment to Amended and Restated Agreement and Plan of
         Reorganization By and Among VIALOG Corporation, CDC Acquisition
         Corporation, Communication Development Corporation and Patti R.
         Bisbano and Maurya Suda Dated as of October 24, 1997.
   3.1   Restated Articles of Organization of VIALOG Corporation.
   3.2   Amended and Restated By-Laws of VIALOG Corporation.
   3.3   Certificate of Incorporation of Communications Development
         Corporation.
   3.4   By-Laws of Communication Development Corporation.
   3.5   Articles of Incorporation of Conference Source International, Inc.
   3.6   By-Laws of Conference Source International, Inc.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   3.7   Unanimous Consent of Board of Directors of Conference Source
         International, Inc. Amending Section 2 of Article II of the By-Laws.
   3.8   Certificate of Incorporation of Telephone Business Meetings, Inc.
   3.9   Regulations of Telephone Business Meetings, Inc.
   3.10  Articles of Organization of Kendall Square Teleconferencing, Inc.
         (f/k/a Teleconversant, LTD)
   3.11  Articles of Amendment of Certificate of Incorporation of Kendall
         Square Teleconferencing, Inc. Changing the Name of the Company from
         Teleconversant, Ltd. To Kendall Square Teleconferencing, Inc.
   3.12  Articles of Amendment of Certificate of Incorporation of Kendall
         Square Teleconferencing, Inc. Deleting the Stock Transfer Restrictions
         in Article V in Their Entirety.
   3.13  By-Laws of Kendall Square Teleconferencing, Inc.
   3.14  Certificate of Incorporation of American Conferencing Company, Inc.
         (f/k/a AMCS Acquisition Corporation)
   3.15  Certificate of Merger of American Conferencing Company, Inc. Into AMCS
         Acquisition Corporation Evidencing Name Change, Filed with the
         Secretary of State of Delaware.
   3.16  By-Laws of American Conferencing Company, Inc.
   3.17  Certificate of Incorporation of Call Points, Inc. (f/k/a Call Points
         Acquisition Corporation).
   3.18  Certificate of Amendment of Certificate of Incorporation of Call
         Points Evidencing Name Change, Filed with the Secretary of State of
         Delaware.
   3.19  By-Laws of Call Points, Inc.
   4.1   Indenture Dated as of November 12, 1997 Among VIALOG Corporation,
         Telephone Business Meetings, Inc., Conference Source International,
         Inc., Kendall Square Teleconferencing, Inc., American Conferencing
         Company, Inc., Communication Development Corporation, Inc., and State
         Street Bank and Trust Company (including Forms of Series A Security and Series B Security attached to the Indenture as Exhibits A-1 and A-
         2, respectively).
   4.2   Unit Agreement Dated as of November 12, 1997 By and Among VIALOG
         Corporation, Telephone Business Meetings, Inc., Conference Source
         International, Inc., Call Points, Inc., Kendall Square
         Teleconferencing, Inc., American Conferencing Company, Inc.,
         Communications Development Corporation, and State Street Bank and
         Trust Company (including Form of Unit Certificate attached to the Unit
         Agreement as Exhibit A).
   4.3   Warrant Agreement Dated as of November 12, 1997 Between VIALOG
         Corporation and State Street Bank and Trust Company (including Form of
         Warrant Certificate attached to the Warrant Agreement as Exhibit A).
   4.4   Security Holders' and Registration Rights Agreement Dated as of
         November 12, 1997 Among VIALOG Corporation and Jefferies & Company,
         Inc.
   4.5   Registration Rights Agreement Dated as of November 12, 1997 By and
         Among VIALOG Corporation, Kendall Square Teleconferencing, Inc., AMCS
         Acquisition Corporation, Communication Development Corporation,
         Telephone Business Meetings, Inc., Conference Source International,
         Inc., Call Points Acquisition Corporation and Jefferies & Company,
         Inc.--attached as Exhibit 1.2 to this Registration Statement
   4.6*  Exchange Agent Agreement Dated as of February 9, 1998.
   5.1*  Opinion of Mirick, O'Connell, DeMallie & Lougee, LLP.
  10.1   1996 Stock Plan of the Company.
  10.2   Equipment Lease between CSI and Ally Capital Corporation Dated April
         1, 1996.


 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 10.3    Equipment Lease between CSI and The CIT Group/Equipment Financing,
         Inc. Dated November 11, 1996.
 10.4    Equipment Lease between CSI and BSFS Equipment Leasing Dated April 8,
         1996.
 10.5    Equipment Lease between TCC (f/k/a Teleconversant Ltd.) and Wasco
         Funding Corp. Dated May 21, 1996.
 10.6    Equipment Lease between TCC (f/k/a Teleconversant Ltd.) and Wasco
         Funding Corp. Dated July 20, 1995.
 10.7    Lease between Aetna Life Insurance Company and ACCESS, as Amended,
         Dated December 6, 1994.
 10.8    Lease Agreement between SPP Real Estate (Georgia II), Inc. and CSI
         Dated November 1, 1996.
 10.9    Amended & Restated Employment Agreement By and Between VIALOG
         Corporation and Glenn D. Bolduc Dated May 6, 1997.
 10.10   Employment Agreement By and Between Telephone Business Meetings, Inc.
         and C. Raymond Marvin Dated as of November 12, 1997.
 10.11   Amendment to Employment Agreement between the Company and C. Raymond
         Marvin Effective as of December 31, 1997.
 10.12   Employment Agreement By and Between CSII Acquisition Corporation and
         Judy B. Crawford Dated as of November 12, 1997.
 10.13   Employment Agreement By and Between Kendall Square Teleconferencing,
         Inc. and Courtney Snyder Dated November 12, 1997.
 10.14   Employment Agreement By and Between American Conferencing Company,
         Inc. and David Lipsky Dated as of November 12, 1997.
 10.15   Employment Agreement By and Between Communication Development
         Corporation and Patti R. Bisbano Dated as of November 12, 1997.
 10.16   Employment Agreement By and Between the Company and William Pucci
         Dated as of October 1, 1996.
 10.17   Employment Agreement By and Between the Company and John Dion Dated as
         of November 4, 1996.
 10.18   Employment Agreement By and Between the Company and Gary Vilardi Dated
         as of April 1, 1997.
 10.19   Employment Agreement By and Between the Company and Robert Moore Dated
         as of October 20, 1997.
 10.20   Employment Agreement By and Between the Company and John Williams
         Dated as of October 14, 1997.
 10.21*  Employment Agreement By and Between Call Points, Inc. And Olen E.
         Crawford Dated as of November 20, 1997.
 10.22   Stockholder Agreement By and Among John J. Hassett and VIALOG
         Corporation Dated as of November 6, 1997.
 10.23   Form of Registration Rights Agreement between VIALOG Corporation and certain of its stockholders specified in Schedules I and II attached thereto.
 10.24   Lease Between Tower Investment Group and Communication Development
         Corp. Dated February 23, 1990, Including Subsequent Modifications
         Thereto.
 10.25   Lease Agreement by and Between 680-690 Kinderkamack Road and American
         Conferencing Company, Inc. Dated June 1997.
 10.26   Lease Between Robert A. Jones and K. George Najarian, Trustees of Old
         Cambridge Realty Trust and Old Kendall Square Realty Trust, and
         Kendall Square Teleconferencing, Inc. (f/k/a Teleconversant, Ltd.)
         Dated February 15, 1996.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  10.27  Lease Between Ropir Communications and Call Points, Inc. Commencing
         May 1, 1995.
  10.28  Amendment to Lease Between Ropir Industries, Inc. and Call Points,
         Inc.
  10.29  Equipment Lease between Kendall Square Teleconferencing, Inc. and
         Wasco Funding Corp. Dated July 31, 1997.
  10.30  Sublease between Eisai Research Institute of Boston, Inc. and VIALOG
         Corporation Dated as of August 20, 1997.
  12.1   Statement Regarding Computation of Ratios.
  21.1   Subsidiaries of the Company.
  23.1*  Consent of KPMG Peat Marwick LLP.
  23.2*  Consent of Mirick, O'Connell, DeMallie & Lougee, LLP (incorporated in the Opinion filed as Exhibit 5.1 above).
  24.1   Power of Attorney (included on the signature page of this Registration
         Statement).
  25.1   Statement of Eligibility of Trustee.
  27.1   Financial Data Schedule.
  99.1*  Form of Letter of Transmittal for Exchange Offer.

--------

* Filed with this Amendment No. 1. All non-marked Exhibits listed above were filed with the Commission on January 9, 1998.

  (b) FINANCIAL STATEMENT SCHEDULES

  No financial statement schedules are required to be included.

ITEM 22. UNDERTAKINGS.

  (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, COMMONWEALTH OF MASSACHUSETTS, ON FEBRUARY 9, 1998.

                                          Vialog Corporation

                                                   /s/ Glenn D. Bolduc
                                          By: _________________________________
                                                      GLENN D. BOLDUC
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                          OFFICER


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURES                        TITLE
                                                                     DATE

         /s/ Glenn D. Bolduc           President, Chief          February 9,
By: _________________________________   Executive Officer,           1998
           GLENN D. BOLDUC              Treasurer and
                                        Director

          /s/ John J. Dion             Vice President--          February 9,
By: _________________________________   Finance, Principal           1998
            JOHN J. DION                Financial Officer
                                        and Principal
                                        Accounting Officer

       /s/ Joanna M. Jacobson*         Director                  February 9,
By: _________________________________                                1998
         JOANNA M. JACOBSON

        /s/ David L. Lougee*           Director                  February 9,
By: _________________________________                                1998
           DAVID L. LOUGEE

        /s/ David L. Lipsky*           Director                  February 9,
By: _________________________________                                1998
           DAVID L. LIPSKY

        /s/ Patti R. Bisbano*          Director                  February 9,
By: _________________________________                                1998
          PATTI R. BISBANO


* By Glenn D. Bolduc, attorney-in-fact pursuant to a Power of Attorney previously filed.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, COMMONWEALTH OF MASSACHUSETTS, ON FEBRUARY 9, 1998.

                                          Telephone Business Meetings, Inc.

                                                    /s/ Glenn D. Bolduc
                                          By:  ________________________________
                                                GLENN D. BOLDUC AUTHORIZED
                                                         SIGNATORY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURES                        TITLE
                                                                     DATE

        /s/ William P. Pucci*          President                 February 9,
By: _________________________________                                1998
          WILLIAM P. PUCCI

          /s/ John Novack*             Principal Financial       February 9,
By: _________________________________   Officer and                  1998
             JOHN NOVACK                Principal
                                        Accounting Officer

         /s/ Glenn D. Bolduc           Director                  February 9,
By: _________________________________                                1998
           GLENN D. BOLDUC

* By Glenn D. Bolduc, attorney-in-fact pursuant to a Power of Attorney previously filed.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, COMMONWEALTH OF MASSACHUSETTS, ON FEBRUARY 9, 1998.

                                          Conference Source International,
                                           Inc.

                                                   /s/ Glenn D. Bolduc
                                          By: _________________________________
                                                      GLENN D. BOLDUC
                                                   AUTHORIZED SIGNATORY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURES                        TITLE
                                                                     DATE

        /s/ Judy B. Crawford*          President                 February 9,
By: _________________________________                                1998
          JUDY B. CRAWFORD

        /s/ Katrina Bradbury*          Principal Financial       February 9,
By: _________________________________   Officer and                  1998
          KATRINA BRADBURY              Principal
                                        Accounting Officer

         /s/ Glenn D. Bolduc           Director                  February 9,
By: _________________________________                                1998
           GLENN D. BOLDUC

* By Glenn D. Bolduc, attorney-in-fact pursuant to a Power of Attorney previously filed.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, COMMONWEALTH OF MASSACHUSETTS, ON FEBRUARY 9, 1998.

                                          Call Points, Inc.

                                                   /s/ Glenn D. Bolduc
                                          By: _________________________________
                                                      GLENN D. BOLDUC
                                                   AUTHORIZED SIGNATORY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURES                        TITLE
                                                                     DATE

        /s/ Olen E. Crawford*          President                 February 9,
By: _________________________________                                1998
          OLEN E. CRAWFORD

          /s/ Marcus Jones*            Principal Financial       February 9,
By: _________________________________   Officer and                  1998
            MARCUS JONES                Principal
                                        Accounting Officer

         /s/ Glenn D. Bolduc           Director                  February 9,
By: _________________________________                                1998
           GLENN D. BOLDUC

* By Glenn D. Bolduc, attorney-in-fact pursuant to a Power of Attorney previously filed.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, COMMONWEALTH OF MASSACHUSETTS, ON FEBRUARY 9, 1998.

                                          Kendall Square Teleconferencing,
                                           Inc.

                                                   /s/ Glenn D. Bolduc
                                          By: _________________________________
                                                      GLENN D. BOLDUC
                                                   AUTHORIZED SIGNATORY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURES                        TITLE
                                                                     DATE

       /s/ Courtney P. Snyder*         President                 February 9,
By: _________________________________                                1998
         COURTNEY P. SNYDER

         /s/ Mark Pashoian*            Principal Financial       February 9,
By: _________________________________   Officer and                  1998
            MARK PASHOIAN               Principal
                                        Accounting Officer

         /s/ Glenn D. Bolduc           Director                  February 9,
By: _________________________________                                1998
           GLENN D. BOLDUC

* By Glenn D. Bolduc, attorney-in-fact pursuant to a Power of Attorney previously filed.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, COMMONWEALTH OF MASSACHUSETTS, ON FEBRUARY 9, 1998.

                                          American Conferencing Company, Inc.

                                                   /s/ Glenn D. Bolduc
                                          By: _________________________________
                                                      GLENN D. BOLDUC
                                                   AUTHORIZED SIGNATORY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURES                        TITLE
                                                                     DATE

        /s/ David L. Lipsky*           President                 February 9,
By: _________________________________                                1998
           DAVID L. LIPSKY

        /s/ Michael Maraccia*          Principal Financial       February 9,
By: _________________________________   Officer and                  1998
          MICHAEL MARACCIA              Principal
                                        Accounting Officer

         /s/ Glenn D. Bolduc           Director                  February 9,
By: _________________________________                                1998
           GLENN D. BOLDUC

* By Glenn D. Bolduc, attorney-in-fact pursuant to a Power of Attorney previously filed.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, COMMONWEALTH OF MASSACHUSETTS, ON FEBRUARY 9, 1998.

                                          Communication Development
                                           Corporation

                                                   /s/ Glenn D. Bolduc
                                          By: _________________________________
                                                      GLENN D. BOLDUC
                                                   AUTHORIZED SIGNATORY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURES                        TITLE
                                                                     DATE

        /s/ Patti R. Bisbano*          President                 February 9,
By: _________________________________                                1998
          PATTI R. BISBANO

         /s/ Gloria Ebbesen*           Principal Financial       February 9,
By: _________________________________   Officer and                  1998
           GLORIA EBBESEN               Principal
                                        Accounting Officer

         /s/ Glenn D. Bolduc           Director                  February 9,
By: _________________________________                                1998
           GLENN D. BOLDUC

* By Glenn D. Bolduc, attorney-in-fact pursuant to a Power of Attorney previously filed.

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   1.1   Purchase Agreement dated November 6, 1997 By and Among VIALOG
         Corporation, TBMA Acquisition Corporation, CSII Acquisition
         Corporation, Call Points Acquisition Corporation, KST Acquisition
         Corporation, AMCS Acquisition Corporation, CDC Acquisition
         Corporation, and Jefferies & Company, Inc.
   1.2   Registration Rights Agreement Dated as of November 12, 1997 By and
         Among VIALOG Corporation, Kendall Square Teleconferencing, Inc., AMCS
         Acquisition Corporation, Communication Development Corporation,
         Telephone Business Meetings, Inc., Conference Source International,
         Inc., Call Points Acquisition Corporation and Jefferies & Company,
         Inc.
   2.1   Agreement and Plan of Reorganization By and Among VIALOG Corporation,
         TBMA Acquisition Corporation and Telephone Business Meetings, Inc. and
         C. Raymond Marvin Dated as of September 8, 1997.
   2.2   Amendment to Agreement and Plan of Reorganization By and Among VIALOG
         Corporation, TBMA Acquisition Corporation, Telephone Business
         Meetings, Inc. and C. Raymond Marvin Dated as of October 20, 1997.
   2.3   Letter Agreement Dated November 5, 1997 between VIALOG Corporation,
         Telephone Business Meetings, Inc. and C. Raymond Marvin.
   2.4   Amended and Restated Agreement and Plan of Reorganization By and Among
         VIALOG Corporation, CSII Acquisition Corporation and Conference Source
         International, Inc. and Judy B. Crawford and Olen E. Crawford Dated as
         of September 8, 1997.
   2.5   Amended and Restated Asset Purchase Agreement By and Among VIALOG
         Corporation, Call Points Acquisition Corporation, Call Points, Inc.
         and Ropir Industries, Inc. Dated as of October 17, 1997.
   2.6   Amended and Restated Agreement and Plan of Reorganization By and Among
         VIALOG Corporation, KST Acquisition Corporation, Kendall Square
         Teleconferencing, Inc., Courtney Snyder, Paul Ballantine, John Hassett
         and Dwight Grader Dated as of September 30, 1997.
   2.7   First Amendment to Amended and Restated Agreement and Plan of
         Reorganization By and Among VIALOG Corporation, KST Acquisition
         Corporation, Kendall Square Teleconferencing, Inc. and Courtney
         Snyder, Paul Ballantine, John Hassett and Dwight Grader Dated October
         24, 1997.
   2.8   Amended and Restated Agreement and Plan of Reorganization By and Among
         VIALOG Corporation, AMCS Acquisition Corporation and American
         Conferencing Company, Inc. and David Lipsky Dated as of September 30,
         1997.
   2.9   Amended and Restated Agreement and Plan of Reorganization By and Among
         VIALOG Corporation, CDC Acquisition Corporation and Communications
         Development Corporation and Patti R. Bisbano and Maurya Suda Dated as
         of September 30, 1997.
   2.10  First Amendment to Amended and Restated Agreement and Plan of
         Reorganization By and Among VIALOG Corporation, CDC Acquisition
         Corporation, Communication Development Corporation and Patti R.
         Bisbano and Maurya Suda Dated as of October 24, 1997.
   3.1   Restated Articles of Organization of VIALOG Corporation.
   3.2   Amended and Restated By-Laws of VIALOG Corporation.
   3.3   Certificate of Incorporation of Communications Development
         Corporation.
   3.4   By-Laws of Communication Development Corporation.
   3.5   Articles of Incorporation of Conference Source International, Inc.
   3.6   By-Laws of Conference Source International, Inc.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   3.7   Unanimous Consent of Board of Directors of Conference Source
         International, Inc. Amending Section 2 of Article II of the By-Laws.
   3.8   Certificate of Incorporation of Telephone Business Meetings, Inc.
   3.9   Regulations of Telephone Business Meetings, Inc.
   3.10  Articles of Organization of Kendall Square Teleconferencing, Inc.
         (f/k/a Teleconversant, LTD)
   3.11  Articles of Amendment of Certificate of Incorporation of Kendall
         Square Teleconferencing, Inc. Changing the Name of the Company from
         Teleconversant, Ltd. To Kendall Square Teleconferencing, Inc.
   3.12  Articles of Amendment of Certificate of Incorporation of Kendall
         Square Teleconferencing, Inc. Deleting the Stock Transfer Restrictions
         in Article V in Their Entirety.
   3.13  By-Laws of Kendall Square Teleconferencing, Inc.
   3.14  Certificate of Incorporation of American Conferencing Company, Inc.
         (f/k/a AMCS Acquisition Corporation)
   3.15  Certificate of Merger of American Conferencing Company, Inc. Into AMCS
         Acquisition Corporation Evidencing Name Change, Filed with the
         Secretary of State of Delaware.
   3.16  By-Laws of American Conferencing Company, Inc.
   3.17  Certificate of Incorporation of Call Points, Inc. (f/k/a Call Points
         Acquisition Corporation).
   3.18  Certificate of Amendment of Certificate of Incorporation of Call
         Points Evidencing Name Change, Filed with the Secretary of State of
         Delaware.
   3.19  By-Laws of Call Points, Inc.
   4.1   Indenture Dated as of November 12, 1997 Among VIALOG Corporation,
         Telephone Business Meetings, Inc., Conference Source International,
         Inc., Kendall Square Teleconferencing, Inc., American Conferencing
         Company, Inc., Communication Development Corporation, Inc., and State
         Street Bank and Trust Company (including Forms of Series A Security and Series B Security attached to the Indenture as Exhibits A-1 and A-
         2, respectively).
   4.2   Unit Agreement Dated as of November 12, 1997 By and Among VIALOG
         Corporation, Telephone Business Meetings, Inc., Conference Source
         International, Inc., Call Points, Inc., Kendall Square
         Teleconferencing, Inc., American Conferencing Company, Inc.,
         Communications Development Corporation, and State Street Bank and
         Trust Company (including Form of Unit Certificate attached to the Unit
         Agreement as Exhibit A).
   4.3   Warrant Agreement Dated as of November 12, 1997 Between VIALOG
         Corporation and State Street Bank and Trust Company (including Form of
         Warrant Certificate attached to the Warrant Agreement as Exhibit A).
   4.4   Security Holders' and Registration Rights Agreement Dated as of
         November 12, 1997 Among VIALOG Corporation and Jefferies & Company,
         Inc.
   4.5   Registration Rights Agreement Dated as of November 12, 1997 By and
         Among VIALOG Corporation, Kendall Square Teleconferencing, Inc., AMCS
         Acquisition Corporation, Communication Development Corporation,
         Telephone Business Meetings, Inc., Conference Source International,
         Inc., Call Points Acquisition Corporation and Jefferies & Company,
         Inc.--attached as Exhibit 1.2 to this Registration Statement
   4.6*  Exchange Agent Agreement Dated as of February 9, 1998.
   5.1*  Opinion of Mirick, O'Connell, DeMallie & Lougee, LLP.
  10.1   1996 Stock Plan of the Company.
  10.2   Equipment Lease between CSI and Ally Capital Corporation Dated April
         1, 1996.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 10.3    Equipment Lease between CSI and The CIT Group/Equipment Financing,
         Inc. Dated November 11, 1996.
 10.4    Equipment Lease between CSI and BSFS Equipment Leasing Dated April 8,
         1996.
 10.5    Equipment Lease between TCC (f/k/a Teleconversant Ltd.) and Wasco
         Funding Corp. Dated May 21, 1996.
 10.6    Equipment Lease between TCC (f/k/a Teleconversant Ltd.) and Wasco
         Funding Corp. Dated July 20, 1995.
 10.7    Lease between Aetna Life Insurance Company and ACCESS, as Amended,
         Dated December 6, 1994.
 10.8    Lease Agreement between SPP Real Estate (Georgia II), Inc. and CSI
         Dated November 1, 1996.
 10.9    Amended & Restated Employment Agreement By and Between VIALOG
         Corporation and Glenn D. Bolduc Dated May 6, 1997.
 10.10   Employment Agreement By and Between Telephone Business Meetings, Inc.
         and C. Raymond Marvin Dated as of November 12, 1997.
 10.11   Amendment to Employment Agreement between the Company and C. Raymond
         Marvin Effective as of December 31, 1997.
 10.12   Employment Agreement By and Between CSII Acquisition Corporation and
         Judy B. Crawford Dated as of November 12, 1997.
 10.13   Employment Agreement By and Between Kendall Square Teleconferencing,
         Inc. and Courtney Snyder Dated November 12, 1997.
 10.14   Employment Agreement By and Between American Conferencing Company,
         Inc. and David Lipsky Dated as of November 12, 1997.
 10.15   Employment Agreement By and Between Communication Development
         Corporation and Patti R. Bisbano Dated as of November 12, 1997.
 10.16   Employment Agreement By and Between the Company and William Pucci
         Dated as of October 1, 1996.
 10.17   Employment Agreement By and Between the Company and John Dion Dated as
         of November 4, 1996.
 10.18   Employment Agreement By and Between the Company and Gary Vilardi Dated
         as of April 1, 1997.
 10.19   Employment Agreement By and Between the Company and Robert Moore Dated
         as of October 20, 1997.
 10.20   Employment Agreement By and Between the Company and John Williams
         Dated as of October 14, 1997.
 10.21*  Employment Agreement By and Between Call Points, Inc. And Olen E.
         Crawford Dated as of November 20, 1997.
 10.22   Stockholder Agreement By and Among John J. Hassett and VIALOG
         Corporation Dated as of November 6, 1997.
 10.23   Form of Registration Rights Agreement between VIALOG Corporation and certain of its stockholders specified in Schedules I and II attached thereto.
 10.24   Lease Between Tower Investment Group and Communication Development
         Corp. Dated February 23, 1990, Including Subsequent Modifications
         Thereto.
 10.25   Lease Agreement by and Between 680-690 Kinderkamack Road and American
         Conferencing Company, Inc. Dated June 1997.
 10.26   Lease Between Robert A. Jones and K. George Najarian, Trustees of Old
         Cambridge Realty Trust and Old Kendall Square Realty Trust, and
         Kendall Square Teleconferencing, Inc. (f/k/a Teleconversant, Ltd.)
         Dated February 15, 1996.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  10.27  Lease Between Ropir Communications and Call Points, Inc. Commencing
         May 1, 1995.
  10.28  Amendment to Lease Between Ropir Industries, Inc. and Call Points,
         Inc.
  10.29  Equipment Lease between Kendall Square Teleconferencing, Inc. and
         Wasco Funding Corp. Dated July 31, 1997.
  10.30  Sublease between Eisai Research Institute of Boston, Inc. and VIALOG
         Corporation Dated as of August 20, 1997.
  12.1   Statement Regarding Computation of Ratios.
  21.1   Subsidiaries of the Company.
  23.1*  Consent of KPMG Peat Marwick LLP.
  23.2*  Consent of Mirick, O'Connell, DeMallie & Lougee, LLP (incorporated in the Opinion filed as Exhibit 5.1 above).
  24.1   Power of Attorney (included on the signature page of this Registration
         Statement).
  25.1   Statement of Eligibility of Trustee.
  27.1   Financial Data Schedule.
  99.1*  Form of Letter of Transmittal for Exchange Offer.

--------

* Filed with this Amendment No. 1. All non-marked Exhibits listed above were filed with the Commission on January 9, 1998.